UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A (RULE 14a-101) Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Hudson Global, Inc. (Name of Registrant as Specified In Its Charter)

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February 13, 2018

Dear Stockholders of Hudson Global, Inc.:

We previously announced that Hudson Global, Inc. (“Hudson”) entered into agreements for the sale of our recruitment and talent management operations in Europe and Asia Pacific to strategic buyers (the “Sale Transactions”) for which we expect to receive estimated proceeds of $41.2 million in cash, subject to adjustment. Assuming these transactions are consummated, Hudson intends to focus on its growing global recruitment process outsourcing (“RPO”) business. Because the Sale Transactions in the aggregate constitute a sale of substantially all of Hudson’s assets under Delaware law, we are calling a special meeting of stockholders to obtain stockholder approval of the sale of substantially all of Hudson’s assets pursuant to the Sale Transactions. You are cordially invited to attend the Special Meeting of Stockholders to be held on Tuesday, March 20, 2018, at 8:00 a.m., Eastern Time, at the offices of Foley & Lardner LLP, 90 Park Avenue, 35th Floor, New York, New York 10016 (the “Special Meeting”).

At the Special Meeting, you will be asked to consider and vote on resolutions: (1) adopting the proposed sale of substantially all of Hudson’s assets (the “Sale Resolution”) pursuant to agreements (“Sale Agreements”) for the sale of its recruitment and talent management operations in Europe and Asia Pacific; (2) approving the advisory (non-binding) resolution on the compensation of Hudson named executive officers related to the Sale Transactions; and (3) approving the adjournment of the Special Meeting, if necessary and appropriate, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to adopt the Sale Resolution or to permit each purchaser in the Sale Transactions to satisfy the closing condition in each Sale Agreement that such purchaser’s financing is assured. The closing of each Sale Transaction will be contingent upon the closing of each other Sale Transaction. Each of these proposals is described in detail in the accompanying Notice of the Special Meeting of Stockholders and Proxy Statement.

Your vote is important no matter how large or small your holdings may be. To assure your representation at the Special Meeting, please vote your shares over the Internet or via the toll-free telephone number, as instructed on the enclosed proxy card. You may also vote your shares by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provider, whether or not you plan to attend the Special Meeting.

After careful consideration, the Board of Directors unanimously recommends that you vote “FOR” the foregoing proposals.

We hope to see you at the Special Meeting of Stockholders.

Sincerely,

Stephen A. Nolan
Chief Executive Officer

HUDSON GLOBAL, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held March 20, 2018

To the Stockholders of Hudson Global, Inc.:

We are providing notice that the special meeting of stockholders of Hudson Global, Inc. (“Hudson”) will be held on Tuesday, March 20, 2018, at 8:00 a.m., Eastern Time, at the offices of Foley & Lardner LLP, 90 Park Avenue, 35th Floor, New York, New York 10016 (the “Special Meeting”), for the following purposes:

1.	To adopt a resolution approving the proposed sale of substantially all of Hudson’s assets (the “Sale Resolution”) pursuant to agreements (the “Sale Agreements”) for the sale of its recruitment and talent management operations in Europe and Asia Pacific (the “Sale Transactions”). The closing of each Sale Transaction will be contingent upon the closing of each other Sale Transaction.

2.	To approve the advisory (non-binding) resolution on compensation of Hudson named executive officers related to the Sale Transactions (the “Transactions-Related Compensation Proposal”).

3.	To approve the adjournment of the Special Meeting, if necessary and appropriate, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to adopt the Sale Resolution or to permit each purchaser in the Sale Transactions to satisfy the closing condition in each Sale Agreement that such purchaser’s financing is assured (the “Adjournment Proposal”).

We also will consider and act upon such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

Only stockholders of record at the close of business on February 7, 2018 will be entitled to vote at the Special Meeting and any adjournment or postponement of the Special Meeting.

Your vote is important no matter how large or small your holdings may be. To assure your representation at the Special Meeting, please vote your shares over the Internet or via the toll-free telephone number, as instructed on the enclosed proxy card. You may also vote your shares by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provider, whether or not you plan to attend the Special Meeting.

For directions to the Special Meeting, please write Philip A. Skalski, Corporate Secretary, Hudson Global, Inc., 1325 Avenue of the Americas, 12th Floor, New York, New York 10019 or call (212) 351-7300.

By Order of the Board of Directors
HUDSON GLOBAL, INC.

Philip A. Skalski
Corporate Secretary

New York, New York
February 13, 2018

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on March 20, 2018. The Notice of Special Meeting of Stockholders and this proxy statement are also available on the Internet at http://www.edocumentview.com/HSON.

Proxy Statement

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GLOSSarY OF TERMS

All capitalized terms used in this proxy statement but not otherwise defined herein have the meanings set forth under this “Glossary of Terms”.

“$” means the United States dollar and is the currency of the United States.

“Adjournment Proposal” means the proposal to approve the adjournment of the Special Meeting, if necessary and appropriate, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to adopt the Sale Resolution or to permit each Purchaser in the Sale Transactions to satisfy the closing condition in each Sale Agreement that such Purchaser’s financing is assured.

“APAC Group Companies” means the APAC Subsidiaries and their subsidiaries.

“APAC Purchase Price” means $7,500,000 in cash subject to a reduction as described in “The Sale Agreements – APAC Sale Agreement – APAC Purchase Price and Adjustments to APAC Purchase Price”, which as of the date of this proxy statement is expected to result in estimated proceeds of $6,000,000.

“APAC Purchaser” means Apache Group Holdings Pty Limited.

“APAC Sale Agreement” means the Share Sale Agreement, dated December 17, 2017 and amended on January 25, 2018, among APAC Sellers and APAC Purchaser, a composite copy of which is attached hereto as Annex C, pursuant to which APAC Purchaser will acquire the APAC Subsidiaries, subject to the closing conditions set forth therein.

“APAC Sale Transaction” means the acquisition of the APAC Subsidiaries by APAC Purchaser pursuant to the terms and conditions of the APAC Sale Agreement. The APAC Sale Transaction excludes the assets of the APAC Subsidiaries’ RPO Business, which will be transferred to the Company or other subsidiaries retained by the Company prior to the closing of the APAC Sale Transaction.

“APAC Sellers” means Hudson and Hudson Highland.

“APAC Subsidiaries” means Hudson Highland (APAC) Pty Ltd. and Hudson HoldCo (Hong Kong) Limited.

“AUD” means the Australian dollar and is the currency of Australia

“Belgium Group Companies” means Belgium Subsidiary or any of its subsidiaries.

“Belgium Purchase Price” means $28,250,000 in cash subject to a reduction as described in “The Sale Agreements – Belgium Sale Agreement – Belgium Purchase Price and Adjustments to Belgium Purchase Price”, which as of the date of this proxy statement is expected to result in estimated proceeds of $24,700,000.

“Belgium Purchaser” means Value Plus NV.

“Belgium Sale Agreement” means the Agreement for the Sale and Purchase of the Share Capital of Hudson Belgium NV, dated December 17, 2017 and amended on January 25, 2018, among Belgium Sellers, Belgium Purchaser, Ivan De Witte and De Witte Comm. V., a composite copy of which is attached hereto as Annex A, pursuant to which Belgium Purchaser will acquire the Belgium Subsidiary, subject to the closing conditions set forth therein.

“Belgium Sale Transaction” means the acquisition of the Belgium Subsidiary by Belgium Purchaser pursuant to the terms and conditions of the Belgium Sale Agreement. The Belgium Sale Transaction excludes the assets of Belgium Subsidiary’s RPO Business, which will be transferred to the Company or other subsidiaries retained by the Company prior to the closing of the Belgium Sale Transaction.

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“Belgium Sellers” mean Hudson and Hudson Highland.

“Belgium Subsidiary” means Hudson Belgium NV.

“Board of Directors” means the board of directors of Hudson.

“EUR” means the lawful currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.

“Europe Purchaser” means Morgan Philips Group S.A.

“Europe Purchase Price” means $10,500,000 in cash subject to adjustment as described in “The Sale Agreements – Europe Sale Agreement – Europe Purchase Price and Adjustments to Europe Purchase Price”, which as of the date of this proxy statement is expected to result in estimated proceeds of $10,500,000.

“Europe Sale Agreement” means that Share Sale Agreement, dated December 17, 2017 and amended on January 25, 2018, among Europe Sellers and Europe Purchaser, a composite copy of which is attached hereto as Annex B, pursuant to which Europe Purchaser will acquire the Europe Subsidiaries, subject to the closing conditions set forth therein.

“Europe Sale Transaction” means the acquisition of the Europe Subsidiaries by Europe Purchaser pursuant to the terms and conditions of the Europe Sale Agreement. The Europe Sale Transaction excludes the assets of the Europe Subsidiaries’ RPO Business, which will be transferred to the Company or other subsidiaries retained by the Company prior to the closing of the Europe Sale Transaction.

“Europe Sellers” means Hudson, Hudson Global Resources AG ZUG, Hudson Global Resources Jersey Limited and Hudson Europe BV.

“Europe Subsidiaries” means Hudson Global Resources SAS, Hudson Global Resources Madrid SL, Hudson Global Resources Barcelona SL, Hudson Global Resources Limited and Hudson Global Resources Sp. zo.o.

“GAAP” means the generally accepted accounting principles in the United States.

“Hudson,” “we,” “us,” “our,” and “the Company” means Hudson Global, Inc., a Delaware corporation.

“Hudson Highland” means Hudson Highland Group Holdings International, Inc.

“Non-Belgium Hudson Group” means Hudson or any of its subsidiaries other than the Belgium Subsidiary or any of its subsidiaries.

“Purchasers” means APAC Purchaser, Belgium Purchaser and Europe Purchaser, collectively.

“RPO” means recruitment process outsourcing.

“RPO Business” means the RPO portion of Hudson’s business, including the portion of such business transferred from (i) the APAC Group Companies prior to the closing of the APAC Sale Transaction, (ii) the Belgium Group Companies prior to the closing of the Belgium Sale Transaction and (iii) the Europe Subsidiaries prior to the closing of the Europe Sale Transaction.

“Sale Agreements” means the Belgium Sale Agreement, Europe Sale Agreement and APAC Sale Agreement, collectively.

“Sale Resolution” means the proposal to adopt a resolution approving the proposed sale of substantially all of Hudson’s assets.

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“Sale Subsidiaries” means the Belgium Subsidiary, the Europe Subsidiaries and the APAC Subsidiaries, collectively.

“Sale Transactions” means the APAC Sale Transaction, the Belgium Sale Transaction and the Europe Sale Transaction, collectively.

“Sellers” means APAC Sellers, Belgium Sellers and Europe Sellers.

“Special Meeting” means the special meeting of stockholders of Hudson Global, Inc. to be held on Tuesday, March 20, 2018, at 8:00 a.m., Eastern Time, at the offices of Foley & Lardner LLP, 90 Park Avenue, 35th Floor, New York, New York 10016, and all adjournments and postponements of such meeting.

“Transactions-Related Compensation Proposal” means the proposal to approve the advisory (non-binding) resolution on compensation of Hudson named executive officers related to the Sale Transactions.

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SUMMARY TERM SHEET

This summary, together with the question and answer section that follows, highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. To understand the Sale Transactions and the Special Meeting fully, and for a more complete description of the terms of the Sale Transactions and the Sale Agreements, you should carefully read this entire proxy statement and the documents delivered with this proxy statement.

Parties to the Sale Agreements (Page 34)

Belgium Sale Agreement

Belgium Sellers: Hudson Global, Inc., a Delaware corporation, and its wholly owned subsidiary, Hudson Highland Group Holdings International, Inc., a Delaware corporation (collectively the “Belgium Sellers”), are parties to the Belgium Sale Agreement. Hudson, on behalf of itself and through its wholly owned subsidiaries, provides specialized professional-level recruitment and related talent solutions worldwide. Core service offerings include Permanent Recruitment, Contracting, RPO and Talent Management Solutions. Hudson has approximately 1,600 employees and operates in 13 countries with three reportable geographic business segments: Hudson Americas, Hudson Asia Pacific, and Hudson Europe. The principal executive offices of such entities and Hudson are located at 1325 Avenue of the Americas, 12th Floor, New York, New York, 10019 and our telephone number is (212) 351-7300.

Belgium Purchaser: Value Plus NV, a limited liability company incorporated under the laws of Belgium (the “Belgium Purchaser”), and Ivan De Witte and De Witte Comm. V. are parties to the Belgium Sale Agreement. Belgium Purchaser was formed solely for the purpose of acquiring the Belgium Subsidiary and has not engaged in any business except for activities incidental to its formation and as contemplated by the Belgium Sale Agreement. Belgium Purchaser is led by Hudson’s current Belgium operations chief executive officer Ivan De Witte and a management buyout team from his management group. Such business is a market leader in Belgium, providing innovative talent solutions to clients. The business is led by an experienced team of tenured industry professionals and was founded by Mr. De Witte in 1982. Hudson’s current Belgium operations have a team of 250 people, including consultants, researchers, R&D and support staff. Belgium Purchaser’s principal executive office is located at Grote Moortel 6, 9830 Sint-Martens-Latem, Belgium and its telephone number is +32 475 45 43 30.

Europe Sale Agreement

Europe Sellers: Hudson Global, Inc., Hudson Global Resources AG ZUG, a Switzerland company, Hudson Global Resources Jersey Limited, a United Kingdom limited liability company, and Hudson Europe BV, a Netherlands limited liability company (collectively the “Europe Sellers”), are parties to the Europe Sale Agreement.

Europe Purchaser: Morgan Philips Group S.A., a Luxembourg société anonyme governed by the laws of the Grand Duchy of Luxembourg (the “Europe Purchaser”), is a party to the Europe Sale Agreement. Europe Purchaser was established in 2013 and has grown to be a major international recruitment business with offices in Europe, the U.S., Latin America, the Middle East and Asia. It specializes in executive search, permanent and temporary recruitment, interim management and talent management. Europe Purchaser is noted for its digital approach to executive search and recruitment with a number of online tools and applications, including video CVs and talent matching apps. Europe Purchaser’s principal executive office is located at 74 avenue de Faïencerie, L-1510, Luxembourg, and its telephone number is +35 2 27 12 53 30 30.

APAC Sale Agreement

APAC Sellers: Hudson Global, Inc. and Highland Group Holdings International, Inc. are parties to the APAC Sale Agreement (collectively the “APAC Sellers”).

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APAC Purchaser: Apache Group Holdings Pty Limited (“APAC Purchaser”), is a party to the APAC Sale Agreement. APAC Purchaser was formed solely for the purpose of acquiring the APAC Subsidiaries and has not engaged in any business except for activities incidental to its formation and as contemplated by the APAC Sale Agreement. APAC Purchaser is led by Hudson’s current Asia Pacific chief executive officer Mark Steyn and a management buyout team with 76 years’ combined tenure in the business. Their team consists of over 675 employees working across 16 offices in five countries and has a 30-year track record in Australia, over 26 years in New Zealand and a 17-year track record in Asia. APAC Purchaser’s principal executive office is located at Level 25, 20 Bond Street, Sydney, NSW 2000, Australia, and its telephone number is +61 2 8233 2105.

The Special Meeting (Page 26)

Date, Time and Place of Special Meeting (Page 26)

The Special Meeting will be held on Tuesday, March 20, 2018, starting at 8:00 a.m., Eastern Time, at the offices of Foley & Lardner, 90 Park Avenue, 35th Floor, New York, New York 10016.

You will be asked to consider and vote upon the following proposals: (1) to adopt the Sale Resolution; (2) to approve the Transactions-Related Compensation Proposal; and (3) to approve the Adjournment Proposal.

Record Date, Voting and Quorum (Page 26)

Only holders of our common stock of record at the close of business on February 7, 2018, the record date, will be entitled to vote at the Special Meeting. At the close of business on the record date, we had 31,160,549 shares of common stock outstanding and entitled to vote that were held by approximately 360 stockholders of record.

Only holders of our common stock are entitled to vote and are allowed one vote for each share held as of the record date. Shares may not be voted cumulatively.

A quorum is required for our stockholders to conduct business at the Special Meeting. The presence of the holders of stock representing a majority of the outstanding shares of stock entitled to vote at the Special Meeting, in person or represented by proxy, is necessary to constitute a quorum. Both abstentions and broker “non-votes” (i.e., shares held by a broker, bank or other nominee that are represented at the Special Meeting, but with respect to which such broker, bank or other nominee is not empowered to vote on the proposal) are counted for the purpose of determining the presence of a quorum.

Revocability of Proxies (Page 27)

Any registered stockholder who executes and returns a proxy card (or submits a proxy via telephone or the Internet) may revoke the proxy at any time before it is voted in any one of the following ways:

•	submitting another properly completed proxy with a later date;

•	attending the Special Meeting and voting in person; or

•	delivering to our principal offices (Attention: Corporate Secretary) a written instrument that revokes the proxy.

Simply attending the Special Meeting will not constitute revocation of a proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change your instructions.

General Description of the Sale Transactions (Page 34)

On December 16, 2017, the Board of Directors, at a meeting duly called and held, unanimously approved the Sale Agreements, composite copies of which are included as Annexes A, B and C to this proxy statement, and determined that the Sale Transactions are in the best interests of Hudson and its stockholders. Please read each Sale Agreement carefully. Pursuant to the terms of the Sale Agreements, among other things:

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•	Sellers agreed to sell: (i) the Belgium Subsidiary to Belgium Purchaser, (ii) the Europe Subsidiaries to Europe Purchaser and (iii) the APAC Subsidiaries to APAC Purchaser, which, in each case excludes Hudson’s RPO Business conducted by the Belgium Group Companies, the Europe Subsidiaries and the APAC Group Companies, and in aggregate, the Sale Transactions constitute a sale of substantially all of Hudson’s assets under Delaware law; and

•	in exchange for such sales, Belgium Purchaser agreed to pay the Belgium Purchase Price, Europe Purchaser agreed to pay the Europe Purchase Price and APAC Purchaser agreed to pay the APAC Purchase Price.

In the event our stockholders adopt the Sale Resolution, we expect that the Sale Transactions will close promptly following the Special Meeting. The closing of each Sale Transaction will be contingent upon the closing of each other Sale Transaction.

Reasons for the Sale Transactions (Page 35)

In evaluating the Sale Transactions and Sale Agreements, including the sales of the Belgium Subsidiary, the Europe Subsidiaries and the APAC Subsidiaries, the Board of Directors consulted with Hudson’s management and outside legal advisors and considered a number of factors, including alternatives to the Sale Transactions, the sale process and terms of the Sale Agreements. For a more complete description of the reasons for the Sale Transactions, see “Proposal 1 – The Sale Resolution – Reasons for the Sale Transactions,” on page 35.

Post-Closing Business and Investment of Proceeds from the Sale Transactions (Page 39)

If the Sale Resolution receives the affirmative vote of the holders of a majority of the shares outstanding as of the record date and the other conditions to the closing of the Sale Transactions are satisfied or waived, the Purchasers will acquire substantially all of Hudson’s assets. Following the Sale Transactions, Hudson intends to use the proceeds from the Sale Transactions for the purposes of investing in its RPO Business, reducing support staff costs, continuing Hudson’s existing share repurchase program and other general corporate purposes. If the Sale Resolution does not receive the affirmative vote of the holders of a majority of the shares outstanding as of the record date, or if the other conditions to the closing of the Sale Transactions are not satisfied or waived, then either we or the respective Purchasers may terminate the Sale Agreements and the Board of Directors, along with our management, will reassess our options in light of our strategic goals and any alternatives that may be available to us.

Certain U.S. Federal, State and Foreign Income Tax Consequences of the Sale Transactions (Page 41)

The Sale Transactions will not result in any material U.S. federal or state income tax consequences to our stockholders. The Sale Transactions will be a taxable event to us for U.S. federal, state and foreign income tax purposes. We anticipate that the Sale Transactions will result primarily in losses but also some taxable gain to Hudson in an amount equal to the difference between the purchase price received and Hudson’s adjusted tax basis in the shares being sold. Any gain recognized by Hudson for U.S. federal income tax purposes as a result of the Sale Transactions is expected to be fully offset by available net operating loss carryovers. Any gain recognized by Hudson for U.S. state income tax purposes may not be fully offset by net operating loss carryovers, but is not expected to be material. We anticipate that any foreign income tax liability to Hudson resulting from the Sale Transactions will not be material.

Certain Accounting Consequences of the Sale Transactions (Page 41)

For the Sale Transactions, we will recognize net cash proceeds from the legal sale and transfer of the Belgium Subsidiary, the Europe Subsidiaries and the APAC Subsidiaries. Additionally, we will recognize a corresponding reduction of assets and liabilities relating to the Belgium Subsidiary, the Europe Subsidiaries and the APAC Subsidiaries, in each case other than the assets and liabilities relating to the RPO Business that are transferred to Hudson or one of its retained subsidiaries prior to the closings of the Sale Transactions.

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No Appraisal Rights (Page 42)

You will not experience any change in your rights as a stockholder as a result of the Sale Transactions. Delaware law and our bylaws do not provide for appraisal or other similar rights for dissenting stockholders in connection with the Sale Transactions, and we do not intend to independently provide stockholders with any such right. Accordingly, you will have no right to dissent and obtain payment for your shares in connection with the Sale Transactions.

Required Vote (Pages 26, 42, 68 and 69)

On all matters, each share has one vote. The proposal to adopt the Sale Resolution requires the affirmative vote of the holders of a majority of our outstanding shares as of the record date. Since this proposal requires the holders of a majority of our outstanding shares as of the record date to adopt the Sale Resolution, both broker “non-votes” and abstentions would have the same effect as votes “AGAINST” such proposal. The Transactions-Related Compensation Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of our outstanding shares that are present in person or represented by proxy at the Special Meeting. Abstentions would have the same effect as votes “AGAINST” such proposal. Broker “non-votes” are not included in the tabulation of the voting results for the Transactions-Related Compensation Proposal and, therefore, they do not have the effect of votes “AGAINST” such proposal.

Financing (Page 40)

The Belgium Purchase Price is estimated to be $24,700,000, which is expected to be funded by a combination of equity contributions from the owners of the Belgium Purchaser and third parties and debt financing from third parties. In connection with entering into the Belgium Purchase Agreement, the Belgium Purchaser obtained a commitment letter for a EUR7,000,000 irrevocable equity commitment from Mr. De Witte, an owner of the Belgium Purchaser. The commitment to fund under the equity commitment letter is subject only to the Belgium Sale Transaction closing pursuant to the terms of the Belgium Sale Agreement. Under the Belgium Purchase Agreement, the Belgium Purchaser is required to take certain actions to obtain the balance of the financing necessary to close the Belgium Sale Transaction and to obtain financing pursuant to the equity commitment letter, but if the Belgium Purchaser fails to obtain financing, it will be required to pay Belgium Sellers a termination fee of EUR750,000.

The Europe Purchase Price is estimated to be $10,500,000, which is expected to be funded by a combination of equity contributions from and convertible debt issuances to third parties and, if necessary, Europe Purchaser’s cash on hand or committed financing arrangements. In connection with entering into the Europe Sale Agreement, Europe Purchaser obtained commitment letters totaling $8,460,000 in irrevocable equity commitments, EUR1,500,000 of irrevocable convertible note commitments and EUR1,000,000 in an irrevocable bridge loan facility. The commitment to fund under the equity and convertible note commitment letters is subject only to the conditions to closing in the Europe Purchase Agreement being satisfied or waived. The commitment to fund under the bridge loan facility commitment letter is subject only to finalizing the documentation for the bridge loan facility and the closing of the Europe Sale Transaction. Under the Europe Sale Agreement, the Europe Purchaser is required to take certain actions with respect to obtaining financing pursuant to the commitment letters, but if the Europe Purchaser fails to obtain financing, it will be required to pay Europe Sellers a termination fee of $762,000.

The APAC Purchase Price is estimated to be $6,000,000, which is expected to be funded by a combination of equity contributions from the owners of the APAC Purchaser and debt financing from a third party. In connection with entering into the APAC Purchase Agreement, the APAC Purchaser obtained unconditional commitment letters totaling AUD$1,000,000 in irrevocable equity commitments from the owners of APAC Purchaser and AUD$4,000,000 in a debt commitment in the form of an amortizing term debt facility to be provided by National Australia Bank Limited. Although National Australia Bank Limited’s debt commitment letter expires on March 31, 2018, it has agreed to seek credit approval in good faith to extend the availability of such facilities if the closing of the APAC Sale Transaction does not occur by that date. The commitment to fund under the debt commitment letter is subject only to finalizing the documentation for the amortizing term debt facility. The APAC Purchaser expects to fund the balance of the APAC Purchase Price by utilizing available credit pursuant to financing arrangements currently in place with Hudson Global Resources (Aust) Pty Ltd and provided by National Australia Bank Limited, as described in more detail in Note 13 to the Combined Financial Statements of Sale of Subsidiaries (Unaudited) for the European, Belgium, and Asia Pacific Businesses of Hudson Global Inc. included in this proxy statement as Annex F. Under the APAC Sale Agreement, the APAC Purchaser is required to take certain actions with respect to obtaining financing pursuant to the commitment letters, but if the APAC Purchaser fails to obtain financing, it will be required to pay APAC Sellers a termination fee of $300,000.

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All Sale Agreements provide that the closing of the Sale Transactions contemplated in each Sale Agreement is conditioned upon prior to the Company holding a vote of its stockholders at the Special Meeting to adopt the Sale Resolution, each Purchaser providing the Company with confirmation that each Purchaser’s financing is assured, which confirmation may be in the form of either (x) equity commitment letters or debt commitment letters or definitive financing agreements that do not contain conditions to funding other than the conditions to closing of the transactions contemplated by the applicable Sale Agreement or (y) a certificate addressed to the Company from a Purchaser that it has debt and equity financing in place and it is prepared to fund the purchase price payable upon closing of the transactions contemplated by each Sale Agreement.

The Sale Agreements (Page 43 and Annexes A, B and C)

General. Pursuant to the Belgium Sale Agreement, Belgium Purchaser has agreed to pay Belgium Sellers the Belgium Purchase Price and pursuant to the APAC Sale Agreement, APAC Purchaser has agreed to pay APAC Sellers the APAC Purchase Price. Under the Belgium Sale Agreement and the APAC Sale Agreement, Hudson provided limited representations and warranties related to ownership of the Belgium Subsidiary and the APAC Subsidiaries, respectively, and authority to enter into such sale agreement, among other areas as set forth in the Belgium Sale Agreement and APAC Sale Agreement. Pursuant to the Europe Sale Agreement, Europe Purchaser has agreed to pay Europe Sellers the Europe Purchase Price. The parties to the Europe Sale Agreement have provided each other with customary representations and warranties as more fully set forth in the Europe Sale Agreement.

In addition, under all Sale Agreements the applicable Sellers have agreed to certain covenants, including interim operating covenants which place certain restrictions on the operation of the Sale Subsidiaries until the applicable Sale Transaction closes, an employee non-solicitation covenant, a non-competition covenant and a covenant that requires that we assist the relevant Purchaser to obtain financing to consummate the relevant Sale Transaction. Also, all Sale Agreements provide that the closing of the Sale Transactions contemplated in each Sale Agreement is conditioned upon the closings of the transactions contemplated in each other Sale Agreement occurring simultaneously with such closing.

Belgium Sale Agreement

Belgium Purchase Price and Adjustments to the Belgium Purchase Price (Page 44)

Under the terms of the Belgium Sale Agreement, Belgium Purchaser will make a cash payment at closing of the Belgium Purchase Price, which is $28,250,000 minus the items listed below from December 31, 2016 through the closing date. As of the date of this proxy statement, the payment is expected to result in estimated proceeds to Belgium Sellers of $24,700,000.

•	The declaration or payment of any dividend or other distribution of profits, reverses or assets to, or reduction of share capital or redemption or purchase of any shares from Non-Belgium Hudson Group.

•	The payment of any management, monitoring, service or other stockholder or director’s fees (excluding recurring information technology allocations) to Belgium Sellers.

•	The payment of any costs by any of Belgium Purchaser or the Belgium Subsidiary to Hudson in connection with Hudson’s incentive stock and awards plan, whether payable before or after closing.

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•	Any taxation, interest or penalties paid or becoming payable as a consequence of any of the foregoing.

•	Any agreement or arrangement made or entered into by any Belgium Group Companies to do or give effect to any matter referred to in the first two bullet points.

Representations and Warranties (Page 44)

The Belgium Sale Agreement contains a limited number of representations and warranties applicable to Belgium Sellers, subject in totality to a materiality qualification, relating to, among other things, the following:

•	corporate organization and valid existence;

•	capacity, power and authority to execute and deliver and perform obligations under the Belgium Sale Agreement and the other relevant documents;

•	binding effect of the Belgium Sale Agreement and the other relevant agreements;

•	nature of, ownership to and status of the shares of the Belgium Subsidiary; and

•	ownership of subsidiaries of the Belgium Subsidiary.

The Belgium Sale Agreement contains a limited number of representations and warranties applicable to Belgium Purchaser, subject in some cases to customary qualifications, relating to, among other things, the following:

•	corporate organization and valid existence;

•	capacity, power and authority to execute and deliver and perform obligations under the Belgium Sale Agreement and the other relevant documents;

•	binding effect of the Belgium Sale Agreement and the other relevant agreements; and

•	financial ability relating to commitment letters Belgium Purchaser has received.

Ancillary Agreements (Page 46)

In connection with the closing of the Belgium Sale Transaction, Hudson will (a) transfer to Belgium Purchaser all Hudson trademarks registered in Benelux as soon as the Hudson RPO trademark is registered in Benelux (with the Hudson name to be licensed to Belgium Purchaser prior to that time) and (b) license to Belgium Purchaser the right to use the Hudson.com domain name until January 1, 2019.

Conditions to Closing of the Belgium Sale Transaction (Page 46)

Belgium Purchaser’s obligation to close the Belgium Sale Transaction is conditioned on Belgium Purchaser obtaining the financing contemplated under the Belgium Sale Agreement and, on the closing date, there being no pending or threatened actions or proceedings by or before any court or other governmental authority which seeks to restrain, prohibit or invalidate the transactions contemplated by the Belgium Sale Agreement. Belgium Sellers’ obligation to close the Belgium Sale Transaction is conditioned on:

•	the Sale Resolution receiving the affirmative vote of the holders of a majority of the shares outstanding as of the record date;

•	the Europe Sale Transaction and APAC Sale Transaction occur simultaneously with the closing of Belgium Sale Transaction, a condition that the Belgium Sellers may not waive;

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•	that prior to the Company holding a vote of its stockholders at the Special Meeting to adopt the Sale Resolution, the Belgium Purchaser shall have provided confirmation to the Belgium Sellers that the Belgium Purchaser’s financing is assured, a condition the Belgium Sellers may not waive; and

•	on the closing date, there being no pending or threatened actions or proceedings by or before any court or other governmental authority which seeks to restrain, prohibit or invalidate the transactions contemplated by the Belgium Sale Agreement.

Each of the parties to the Belgium Sale Agreement have agreed to use their reasonable best efforts to satisfy the foregoing conditions as soon as possible.

Termination and Termination Fee (Page 47)

Belgium Purchaser may terminate the Belgium Sale Agreement if the closing has not occurred by May 31, 2018. Additionally, Belgium Purchaser may terminate the Belgium Sale Agreement if any Belgium Seller is in material breach of any of its obligations under the Belgium Sale Agreement or the other relevant agreements or anything occurs which has a Material Adverse Effect (as such term is defined in the Belgium Sale Agreement), and either the breach or the Material Adverse Effect is not rectified within ten business days after Belgium Purchaser gives notice.

Belgium Sellers may terminate the Belgium Sale Agreement if the closing has not occurred by May 31, 2018. Additionally, Belgium Sellers may terminate the Belgium Sale Agreement if Belgium Purchaser is in material breach of any of its obligations under the Belgium Sale Agreement or the other relevant agreements; anything occurs which would result in Belgium Purchaser being unable to consummate the transactions contemplated by the Belgium Sale Agreement; or Belgium Purchaser is unable to obtain within 60 days of the date of the Belgium Sale Agreement a debt commitment letter in an amount sufficient to (when combined with the equity financing) consummate the transactions contemplated by the Belgium Sale Agreement, and the breach (if rectifiable) or the occurrence is not rectified in all material respects within ten business days after Belgium Sellers give notice thereof. If Belgium Sellers terminate the Belgium Sale Agreement as a result of Belgium Purchaser’s failure to obtain a debt financing commitment letter within 60 days after the execution of the Belgium Sale Agreement, Belgium Purchaser’s material breach of its obligations to obtain financing or Belgium Purchaser’s failure to close the transaction by May 31, 2018 due to a failure to obtain financing, then Ivan De Witte and De Witte Comm. V. are jointly and severally required to pay Belgium Sellers a termination fee of EUR750,000.

Indemnification; Survival of Indemnification Obligations (Page 48)

Belgium Sellers are liable for any loss to the extent that it is caused by any breach of Belgium Sellers’ warranties or any other obligation under the Belgium Sale Agreement or the other relevant agreements, whether directly or indirectly incurred by Belgium Purchaser or any Belgium Group Company. Belgium Sellers’ liability for the breach of its warranties terminates two years after the closing date, and Belgium Sellers’ liability with respect to any other claim under the Belgium Sale Agreement terminates six months after the end of the statute of limitations applicable to the claim brought.

Belgium Purchaser is liable for any loss to the extent that it is caused by any breach of its warranties or any other obligation under the Belgium Sale Agreement or the other relevant agreements, whether directly or indirectly incurred by Belgium Sellers, unless the termination fee described above is due.

Europe Sale Agreement

Europe Purchase Price and Adjustments to Europe Purchase Price (Page 49)

Under the terms of the Europe Sale Agreement, Europe Purchaser will make a cash payment at closing of the Europe Purchase Price, which is $10,500,000 and subject to the adjustments described below. As of the date of this proxy statement, the payment is expected to result in estimated proceeds to Europe Sellers of $10,500,000. At closing, the $10,500,000 amount will be adjusted by adding the amount of the closing cash balance of the Europe Subsidiaries, subtracting the amount of the closing debt balance of the Europe Subsidiaries and adding the amount of the difference (which may be positive or negative) between the closing working capital (effectively the current assets minus the current liabilities) and the trailing twelve-month average of the working capital of the Europe Subsidiaries.

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Representations and Warranties (Page 49)

The Europe Sale Agreement contains a number of customary representations and warranties applicable to Europe Sellers, subject in some cases to customary qualifications, relating to, among other things, the following:

•	corporate organization, valid existence and good standing, and other corporate matters regarding us and the Europe Subsidiaries, including ownership of the capital stock of the Europe Subsidiaries free and clear of any liens;

•	authorization, valid execution and delivery and enforceability of the Europe Sale Agreement and the other relevant agreements;

•	the absence of ultra vires transactions entered into by the Europe Subsidiaries and the absence of conflicts or violations under Europe Sellers’ charter documents, contracts and applicable law;

•	ownership of assets of the Europe Subsidiaries, real property leases and material contracts;

•	compliance with laws and absence of material litigation;

•	tax matters;

•	intellectual property matters;

•	employee and employee benefit plan matters;

•	brokers, finders and agents;

•	sufficiency of assets for the conduct of business;

•	trade regulation and related matters;

•	involvement of the Europe Subsidiaries with the RPO Business; and

•	effects of a change of control on tax rulings or agreements with governmental authorities and agreements with material customers.

The Europe Sale Agreement also contains a number of customary representations and warranties applicable to Europe Purchaser, subject in some cases to customary qualifications, relating to, among other things, the following:

•	corporate organization, valid existence and good standing, and other corporate matters of Europe Purchaser;

•	authorization, valid execution and delivery and enforceability of the Europe Sale Agreement;

•	binding effect of the Europe Sale Agreement and the other agreements contemplated thereby;

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•	the absence of conflicts or violations under Europe Purchaser’s charter documents and applicable law;

•	brokers, finders and agents;

•	financial capacity relating to equity commitment letters Europe Purchaser has received; and

•	solvency.

Ancillary Agreements (Page 52)

In connection with the closing of the Europe Sale Transaction, Hudson will (a) transfer to Europe Purchaser the Hudson trademark registered in the European Union as soon as the Hudson RPO trademark is registered in the European Union (with the Hudson name to be licensed to Europe Purchaser prior to that time) and (b) license to Europe Purchaser the right to use the Hudson.com domain name until January 1, 2019. Additionally, Hudson has entered into a transitional services agreement with Hudson Global Resources Limited, a Europe Subsidiary, among other parties, pursuant to which Hudson Global Resources Limited will provide temporary office space, IT infrastructure and other support services to Hudson and certain of its subsidiaries until no later than December 31, 2018.

Conditions to Closing of the Europe Sale Transaction (Page 52)

The Europe Sale Agreement sets out the following conditions to Europe Purchaser’s obligation to close the Europe Sale Transaction:

•	Europe Sellers’ representations and warranties with respect to ownership of the capital stock of the Europe Subsidiaries and authorization, valid execution and delivery and enforceability must be true and correct in all respects, without regard to any materiality qualifications and the remainder of Europe Sellers’ representations and warranties must be true and correct, without regard to any materiality qualifications, as of the date the Europe Sale Agreement and as of the closing date as if made at that time; provided, this condition shall be deemed satisfied even if the representations and warranties (other than with respect to ownership of the capital stock of the Europe Subsidiaries and authorization, valid execution and delivery and enforceability) are not true and correct unless their failure to be true and correct would constitute a Material Adverse Change (as such term is defined in the Europe Sale Agreement).

•	No Material Adverse Change has occurred.

•	Europe Sellers have executed various related agreements attached to the Europe Sale Agreement.

•	Europe Purchaser has consummated the equity financing.

•	Europe Purchaser has executed employments agreements with certain key employees.

•	Europe Sellers have completed the transfer of the RPO Business from the Europe Subsidiaries.

The Europe Sale Agreement sets out the following conditions to Europe Sellers’ obligation to close the Europe Sale Transaction:

•	Each of the representations and warranties of Europe Purchaser must be true and correct, without regard to any materiality qualifications, both on the date the Europe Sale Agreement and as of the closing date as if made at that time; provided, this condition shall be deemed satisfied even if any representations and warranties of Europe Purchaser are not true and correct, unless their failure to be true and correct would prevent or materially impede the performance by Europe Purchaser of its obligations under the Europe Sale Agreement or any of the transactions contemplated by the Europe Sale Agreement.

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•	Europe Purchaser has executed various related agreements attached to the Europe Sale Agreement.

•	Europe Sellers have completed the transfer of the RPO Business.

•	The Sale Resolution has received the affirmative vote of the holders of a majority of the shares outstanding as of the record date.

•	The Belgium Sale Transaction and APAC Sale Transaction occur simultaneously with the closing of Europe Sale Transaction, a condition that the Europe Sellers may not waive.

•	That prior to the Company holding a vote of its stockholders at the Special Meeting to adopt the Sale Resolution, the Europe Purchaser shall have provided confirmation to the Europe Sellers that the Europe Purchaser’s financing is assured, a condition the Europe Sellers may not waive.

Termination and Termination Fees (Page 54)

The Europe Sale Agreement may be terminated as follows:

•	By either Europe Sellers or Europe Purchaser if the closing has not occurred by May 31, 2018, or any governmental authority has enacted, issued, promulgated, enforced or entered any law, or refused to grant any required consent or approval, that has the effect of making the consummation of the transactions contemplated in the Europe Sale Agreement illegal or that otherwise prohibits their consummation, as long as such decision or action is final and non-appealable; provided the party seeking to terminate the Europe Sale Agreement in such circumstance cannot be the principal cause of the failure of the closing to occur by such date.

•	By Europe Purchaser, if Europe Sellers’ representations and warranties were untrue when made or will become untrue, or Europe Sellers’ breach or failure to perform any of their agreements or covenants contained in the Europe Sale Agreement, provided that the inaccuracy, breach or failure to perform would give rise to the failure of a condition to Europe Purchaser’s obligations to close the Europe Sale Transaction.

•	By Europe Sellers if:

•	Europe Purchaser’s representations and warranties were untrue when made or will become untrue, or Europe Purchaser breaches or fails to perform any of its agreements or covenants contained in the Europe Sale Agreement, provided the inaccuracy, breach or failure to perform would give rise to the failure of a condition to Europe Sellers’ obligations to close the Europe Sale Transaction; or

•	The conditions to Europe Purchaser’s obligations to close have been satisfied (other than the availability of financing) and Europe Sellers confirm in writing that all conditions to Europe Sellers’ obligations to close have been satisfied or that Europe Sellers are willing to waive all such unsatisfied conditions and Europe Purchaser has failed to consummate the transactions contemplated by the Europe Sale Agreement within ten business days after the date on which the closing should have occurred.

If Europe Sellers terminate the Europe Sale Agreement as a result of Europe Purchaser’s failure to close the transaction by May 31, 2018 or such earlier date that the closing conditions are satisfied due to a failure to obtain financing, then Europe Purchaser is required to pay Europe Sellers a termination fee of $762,000. If Europe Purchaser terminates the Europe Sale Agreement as a result of Hudson’s failure to close the transaction by May 31, 2018 due to a failure to obtain the required stockholder approval to adopt the Sale Resolution, then Europe Sellers are required to pay Europe Purchaser a termination fee of $500,000.

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Indemnification; Survival of Indemnification Obligations (Page 55)

For a period of one year after closing, Hudson must indemnify, defend and hold Europe Purchaser and its affiliates, including, after the closing, the Europe Subsidiaries, harmless from and against all losses suffered by such parties resulting from any breach of any representation or warranty made by Europe Sellers in the Europe Sale Agreement or any breach by Europe Sellers of any covenant, obligation or agreement in the Europe Sale Agreement, subject to a cap of 5% of the Europe Purchase Price.

For a period of one year after closing, Europe Purchaser must indemnify, defend and hold Europe Sellers and their affiliates, including, before the closing, the Europe Subsidiaries, harmless from and against all losses suffered by such parties resulting from any breach of any representation or warranty made by Europe Purchaser in the Europe Sale Agreement or any breach of any covenant, obligation or agreement of Europe Purchaser in the Europe Sale Agreement, subject to a cap of 5% of the Europe Purchase Price.

APAC Sale Agreement

APAC Purchase Price and Adjustments to APAC Purchase Price (Page 56)

Under the terms of the APAC Sale Agreement, APAC Purchaser will make a cash payment at closing of the APAC Purchase Price, which is $7,500,000 minus the items listed below from July 18, 2017 through the closing date. As of the date of this proxy statement, the payment is expected to result in estimated proceeds to APAC Sellers of $6,000,000. The $7,500,000 base purchase price will be reduced to account for the aggregate of all dividends, distributions and management fees paid by an APAC Subsidiary to APAC Sellers, other than (1) management fees that are invoiced but unpaid as of July 31, 2017 and (2) any dividend or distribution of the proceeds from and on closing of the transfer of the RPO Business held by an APAC Subsidiary. The APAC Purchaser will also assume the APAC Subsidiaries’ short-term debt, which was $6.3 million as of September 30, 2017.

Representations and Warranties (Page 56)

The APAC Sale Agreement contains a limited number of representations and warranties applicable to APAC Sellers, relating to, among other things, the following:

•	corporate organization and valid existence;

•	right, power and capacity to execute and deliver and perform obligations under the APAC Sale Agreement;

•	authorizations and consents required in connection with the APAC Sale Agreement;

•	binding effect of the APAC Sale Agreement;

•	the absence of breaches or defaults under any other agreements in connection with the execution, delivery and performance of the APAC Sale Agreement;

•	the absence of any trustee relationship under the APAC Sale Agreement; and

•	solvency and ability to pay financial obligations; and

•	ownership of the APAC Group Companies, validity and status of the share capital and the absence of issue or transfer rights.

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The APAC Sale Agreement also contains a limited number of representations and warranties applicable to APAC Purchaser, relating to, among other things, the following:

•	corporate organization and valid existence;

•	right, power and capacity to execute and deliver and perform obligations under the APAC Sale Agreement;

•	authorizations and consents required in connection with the APAC Sale Agreement;

•	binding effect of the APAC Sale Agreement;

•	the absence of breaches or defaults under any other agreements in connection with the execution, delivery and performance of the APAC Sale Agreement;

•	solvency and ability to pay financial obligations;

•	financial ability pursuant to commitment letters; and

•	trust and trustee matters in connection with the execution of the APAC Sale Agreement.

Ancillary Agreements (Page 58)

In connection with the closing of the APAC Sale Transaction, Hudson will transfer to APAC Purchaser (a) all Hudson trademarks registered in APAC as soon as the Hudson RPO trademark is registered in APAC (with the Hudson name to be licensed to APAC Purchaser prior to that time) and (b) the Hudson.com domain name effective January 1, 2019 (with a license from APAC Purchaser granting the Company a license to continue to use the Hudson.com domain name for a period thereafter). Additionally, Hudson has entered into a transitional services agreement with APAC Purchaser, Hudson Highland (APAC) Pty Ltd. (“Hudson Highland (APAC)”), among other parties, pursuant to which Hudson Highland (APAC) will provide temporary office space, IT infrastructure and other support services to Hudson for the APAC region until no later than September 30, 2018 and APAC Purchaser will provide Hudson domain name services starting January 1, 2019 until December 31, 2020.

Conditions to Closing of the APAC Sale Transaction (Page 58)

APAC Purchaser’s obligation to complete the APAC Sale Transaction is subject to the satisfaction or waiver of the following conditions:

•	APAC Purchaser must be able to consummate the financing to complete the APAC Sale Transaction and must satisfy or receive a waiver of all conditions precedent to drawdown of the financing.

•	No Material Adverse Change (as such term is defined in the APAC Sale Agreement) has occurred.

•	The transfer of the RPO Business, with respect to the Australian RPO Business, has been completed by December 31, 2017, and with respect to the rest of the RPO Business held by the APAC Subsidiaries, by May 31, 2018.

APAC Sellers’ obligation to complete the APAC Sale Transaction is subject to the satisfaction or waiver of the following conditions:

•	The Sale Resolution receiving the affirmative vote of the holders of a majority of the shares outstanding as of the record date.

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•	The transfer of the RPO Business, with respect to the Australian RPO Business, has been completed by December 31, 2017, and with respect to the rest of the RPO Business held by the APAC Subsidiaries, by May 31, 2018.

•	The Belgium Sale Transaction and Europe Sale Transaction occur simultaneously with the closing of APAC Sale Transaction, a condition that the APAC Sellers may not waive.

•	That prior to the Company holding a vote of its stockholders at the Special Meeting to adopt the Sale Resolution, the APAC Purchaser shall have provided confirmation to the APAC Sellers that the APAC Purchaser’s financing is assured, a condition the APAC Sellers may not waive.

Each party has agreed to use its reasonable commercial endeavors to ensure due fulfilment of the conditions set forth above as soon as practicable and in any event before May 31, 2018.

Termination and Termination Fee (Page 60)

The APAC Sale Agreement may be terminated as follows:

•	Either party may terminate the APAC Sale Agreement if the closing has not occurred by May 31, 2018.

•	By APAC Purchaser, if at any time before closing, APAC Sellers are conducting the business of the APAC Group Companies in violation of the terms the APAC Sale Agreement; or APAC Purchaser becomes aware of any fact, matter or circumstance which results in or is reasonably likely to result in a material breach of one of APAC Sellers’ warranties, and in either case APAC Sellers do not rectify the breach within ten business days after APAC Purchaser gives APAC Sellers notice of the breach.

•	By APAC Sellers, if at any time before closing, APAC Purchaser is in material breach of its requirements to obtaining financing for the APAC Sale Transaction or APAC Sellers become aware of any fact, matter or circumstance which results in or is reasonably likely to result in a material breach of one of APAC Purchaser’s warranties, and in either case APAC Purchaser does not rectify the breach within ten business days after APAC Sellers gives notice to APAC Purchaser of the breach.

If APAC Sellers terminate the APAC Sale Agreement as a result of APAC Purchaser’s failure to close the transaction by May 31, 2018 due to a failure to obtain financing or APAC Purchaser’s material breach of its obligations to obtain financing, then APAC Purchaser is required to pay APAC Sellers a termination fee of $300,000. If APAC Purchaser terminates the APAC Sale Agreement as a result of APAC Sellers’ failure to close the transaction by May 31, 2018 due to a failure to obtain the required stockholder approval to adopt the Sale Resolution or complete the transfer of the APAC Group Companies’ RPO Business, then APAC Sellers are required to pay APAC Purchaser a termination fee of $300,000.

Indemnification; Survival of Indemnification Obligations (Page 61)

For a period of two years after the closing date, Hudson must indemnify APAC Purchaser, subject to a deductible of $75,000:

•	for any loss incurred by APAC Purchaser arising out of or in connection with any of APAC Sellers’ warranties being incorrect or untrue as of the date they were given, subject to a cap equal to the APAC Purchase Price;

•	from all losses incurred by APAC Purchaser as a result of certain income tax liabilities, subject to a cap of $500,000; and

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•	from all losses that APAC Purchaser incurs in connection with any liability arising under certain global vendor contracts to the extent the liability relates to the period prior to closing, is not provided for in the balance sheets of the APAC Subsidiaries prior to the closing and did not arise directly from actions taken by the management of the APAC Subsidiaries that were unknown to APAC Sellers, subject to a cap of $500,000.

Hudson must also indemnify APAC Purchaser from any and all losses APAC Purchaser incurs as a result of any third-party claim brought at any time against APAC Purchaser in connection with the RPO Business or the transfer or the sale of the RPO Business and whether arising in respect of the period before, at or after closing.

Additionally, for so long as Hudson Highland has any obligation to APAC Purchaser, Hudson must indemnify APAC Purchaser against any loss, liability or claim which may be incurred by APAC Purchaser which arises out of any default or delay by us in the performance of any of Hudson Highland’s guaranteed obligations, including any loss, liability or claim incurred by APAC Purchaser in connection with the enforcement of Hudson’s guaranty of Hudson Highland’s performance.

APAC Purchaser must indemnify APAC Sellers for any loss suffered or incurred by APAC Sellers arising out of or in connection with any of the warranties of APAC Purchaser being incorrect or untrue as at the date they were given, subject to a cap of $300,000.

Interests of Our Directors and Executive Officers in the Sale Transactions (Page 62)

In considering the recommendation of the Board of Directors to vote for the proposal to adopt the Sale Resolution, you should be aware that some of our directors and executive officers may have personal interests in the Sale Transactions that are, or may be, different from, or in addition to, your interests.

All of our directors and executive officers own shares of our common stock and/or options to purchase shares of our common stock, and to that extent, their interests in the Sale Transactions are the same as that of other holders of our common stock. See “Securities Ownership of Certain Beneficial Owners and Management,” beginning on page 66.

Securities Ownership of Certain Beneficial Owners and Management (Page 66)

As of December 31, 2017, our directors and executive officers collectively beneficially owned in the aggregate 4,257,366 shares, representing approximately 13.61% of the shares of our common stock outstanding and entitled to vote at the Special Meeting.

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Questions and Answers About the Proxy Materials and Our Special Meeting of Stockholders

Q.	Why am I receiving these materials?

A.	The Board of Directors is providing these proxy materials to you in connection with the Special Meeting of Stockholders which will take place on Tuesday, March 20, 2018 at 8:00 a.m., Eastern Time, at the offices of Foley & Lardner LLP, 90 Park Avenue, 35th Floor, New York, New York 10016. As a stockholder, you are invited to attend the Special Meeting and are entitled to, and requested to, vote on the proposals described in this proxy statement.

Q.	What proposals will be voted on at the Special Meeting?

A.	Stockholders will vote on three proposals at the Special Meeting:

1.	The adoption of the Sale Resolution.

2.	The approval of the Transactions-Related Compensation Proposal.

3.	The approval of the Adjournment Proposal.

Q.	How does the Board of Directors recommend I vote on these proposals?

A.	The Board of Directors unanimously recommends that you vote your shares “FOR” each of the proposals described in this proxy statement.

Q.	When and where is the Special Meeting?

A.	The Special Meeting will be held on Tuesday, March 20, 2018 at 8:00 a.m., Eastern Time, at the offices of Foley & Lardner LLP, 90 Park Avenue, 35th Floor, New York, New York 10016.

Q.	What are the Sale Transactions?

A.	The Sale Transactions comprise three separate transactions pursuant to which Hudson will sell substantially all of its assets, subject to closing conditions set forth in the applicable Sale Agreements. These transactions consist of the Belgium Sale Transaction, the Europe Sale Transaction and the APAC Sale Transaction.

Q.	What assets are not being sold via the Sale Transactions?

A.	All of the Sale Transactions are structured as sales of specific subsidiaries of Hudson. As a result, Hudson will retain all subsidiaries that are not sold as part of the Sale Transactions, some of which hold assets relating to the RPO Business. Additionally, the assets held by the Sale Subsidiaries related to the RPO Business will be transferred to Hudson or one of its retained subsidiaries prior to the closing of the applicable Sale Transaction.

Q.	What liabilities will be assumed pursuant to the Sale Agreements?

A.	The liabilities of each of the Sale Subsidiaries will remain with the applicable Sale Subsidiary except that liabilities related to the RPO Business will be assumed by subsidiaries of Hudson prior to the closing of the applicable Sale Transactions. The Purchasers will not assume any liabilities of Hudson or any of the subsidiaries that Hudson does not sell pursuant to the Sale Transactions.

Q.	Will all of the cash purchase price payable by Purchasers to Hudson be paid at the closing of the Sale Transactions?

A.	The Belgium Purchase Price, Europe Purchase Price and APAC Purchase Price will be paid to Hudson in full at the closing of the Belgium Sale Transaction, Europe Sale Transaction and APAC Sale Transaction, respectively.

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Q.	How does Hudson plan to use the net cash proceeds from the Sale Transactions?

A.	We currently anticipate that net proceeds from the Sale Transactions will be used to invest in the RPO Business, reduce support staff costs, continue Hudson’s existing share repurchase program and other general corporate purposes.

Q.	When are the Sale Transactions expected to be consummated?

A.	In the event the stockholders adopt the Sale Resolution, Hudson expects that the Sale Transactions will close in the first half of 2018 promptly following the Special Meeting, subject to closing conditions set forth in the applicable Sale Agreements. The closing of each Sale Transaction will be contingent upon the closing of each other Sale Transaction.

Q.	Will Hudson continue to be publicly traded following the Sale Transactions?

A.	Hudson will continue to be a publicly traded company whether or not the Sale Transactions close and will continue to be subject to the rules and regulations of the Securities and Exchange Commission, or the SEC.

Q.	What will happen if the Sale Resolution is not adopted?

A.	If the Sale Resolution does not receive the affirmative vote of the holders of a majority of the shares outstanding as of the record date, then either we or the respective Purchasers may terminate the Sale Agreements and the Board of Directors, along with our management, will reassess our options in light of our strategic goals and any alternatives that may be available to us, which may include closing some, but not all, of the Sale Transactions, provided that the closing of such Sale Transaction(s) is not considered a sale of substantially all of Hudson’s assets under Delaware law. Under the Europe Sale Agreement, if Europe Purchaser terminates the Europe Sale Agreement because Hudson fails to obtain stockholder approval, Hudson would be required to pay Europe Purchaser a termination fee totaling $500,000. Additionally, under the APAC Sale Agreement, if APAC Purchaser terminates the APAC Sale Agreement because Hudson fails to obtain stockholder approval, Hudson would be required to pay APAC Purchaser a termination fee of $300,000.

Q.	Am I entitled to appraisal or dissenters’ rights in connection with the Sale Transactions?

A.	No. Holders of shares of outstanding Hudson common stock will not have appraisal or dissenters’ rights in connection with the Sale Transactions.

Q.	What is the Transactions-Related Compensation Proposal?

A.	The Transactions-Related Compensation Proposal is an advisory (non-binding) vote to approve the payment of certain compensation to our named executive officers that is based on or otherwise relates to the Sale Transactions. For further information regarding the compensation arrangements, see “Interests of Our Directors and Executive Officers in the Sale Transactions” on page 62.

Q.	What will happen if the Transactions-Related Compensation Proposal is approved by our stockholders?

A.	The advisory (nonbinding) vote on executive compensation payable in connection with the Sale Transactions is a vote separate and apart from the adoption of the Sale Resolution. Accordingly, approval of this proposal is not a condition to closing of the Sale Transactions, and as an advisory vote, the result will not be binding on us, the Board of Directors or on the Compensation Committee of the Board of Directors.

Q.	Who is entitled to vote?

A.	Stockholders of record as of the close of business on February 7, 2018, the record date, are entitled to notice of and to vote at the Special Meeting.

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Q.	How many shares can vote?

A.	At the close of business on the record date, 31,160,549 shares of common stock were outstanding and entitled to vote. We have no other class of stock outstanding.

Q.	How will my shares be voted if I submit a proxy over the Internet or telephone or a printed proxy card?

A.	If you submit your proxy over the Internet or by telephone, or you request a printed proxy card and properly execute and return the proxy card by mail, then the persons named as proxies will vote the shares represented by your proxy according to your instructions. If you request a printed proxy card and properly execute and return the proxy card by mail, but do not mark voting instructions on the proxy card, then the persons named as proxies will vote (i) FOR the adoption the Sale Resolution, (ii) FOR approval of the Transactions-Related Compensation Proposal and (iii) FOR approval of the Adjournment Proposal.

Q.	What do I need for admission to the Special Meeting?

A.	If you would like to attend the Special Meeting, you must demonstrate that you were a stockholder on February 7, 2018 and you must bring photo identification with you to the Special Meeting. If your shares are held through a broker, bank or nominee, you must bring to the Special Meeting a copy of your brokerage account statement, which you can obtain from your broker, bank or nominee that holds your shares. If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you need only bring photo identification with you to the Special Meeting.

Q.	How can I vote my shares without attending the Special Meeting?

A.	Whether you are the stockholder of record or hold your shares in street name, you may direct your vote without attending the Special Meeting by calling the number shown on your proxy card and following the recorded instructions, by visiting the Internet address shown on your card and following the instructions to submit an electronic proxy, or by completing, signing, dating and mailing your proxy card or voting instruction card in the enclosed pre-paid envelope. If you vote by telephone or the Internet, you will be required to provide the control number contained on your proxy card.

Q.	What does it mean if I receive more than one proxy or voting instruction card?

A.	If your shares are registered differently or are held in more than one account, you will receive a proxy card or voting instruction card for each account. To ensure that all of your shares are voted, please use all the proxy cards and voting instruction cards you receive to vote your shares by telephone or by Internet or complete, sign, date and return a proxy card or voting instruction card for each account.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.	If your shares of Hudson common stock are registered directly in your name with our transfer agent, Computershare, Inc., you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Hudson. If your shares of Hudson common stock are held through a broker, bank or other nominee, you are considered the “beneficial owner” of the shares of Hudson common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares of Hudson common stock by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares of Hudson common stock in person at the Special Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

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Q.	If my shares of Hudson common stock are held in “street name” by my broker, will my broker vote my shares for me?

A.	Not without your direction. Your broker, bank or other nominee will be permitted to vote your shares of Hudson common stock on the Sale Resolution and the Transactions-Related Compensation Proposal only if you instruct your broker, bank or other nominee on how to vote. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares of Hudson common stock on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. The Sale Resolution and the Transactions-Related Compensation Proposal are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares of Hudson common stock. You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares of Hudson common stock.

Q.	Can I change my vote or revoke my proxy?

A.	You may change your vote or revoke your proxy at any time before your proxy is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by: (1) delivering to Hudson an authorized proxy bearing a later date (including a proxy by telephone or over the Internet); (2) attending the Special Meeting and voting in person; or (3) delivering to Hudson Global, Inc. (Attention: Corporate Secretary) at its principal executive offices at 1325 Avenue of the Americas, 12th Floor, New York, New York 10019, a written notice of revocation of your proxy. Attendance at the meeting in and of itself, without voting in person at the meeting, will not cause your previously granted proxy to be revoked. For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Special Meeting, by attending the meeting and voting in person.

Q.	How many shares must be present or represented to conduct business at the Special Meeting?

A.	The presence of the holders of stock representing a majority of the outstanding shares of stock entitled to vote at the Special Meeting, in person or represented by proxy, is necessary to constitute a quorum. Both abstentions and broker “non-votes” (i.e., shares held by a broker, bank or other nominee that are represented at the Special Meeting but with respect to which such broker, bank or other nominee is not empowered to vote on the proposal) are counted for the purpose of determining the presence of a quorum.

Q.	What if a quorum is not present at the Special Meeting?

A.	If a quorum is not present at the scheduled time of the Special Meeting, the Chairman of the Board of Directors may propose one or more adjournments of the meeting, either with or without the vote of the stockholders. If we propose to have the stockholders vote whether to approve the Adjournment Proposal, the persons named as proxies will exercise their discretion to vote all shares for which they have authority in favor of the Adjournment Proposal.

Q.	What vote is required to adopt or approve each of the proposals?

A.	Proposal No. 1 requires the affirmative vote of holders of a majority of our outstanding shares. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” Proposal No. 1. Proposals No. 2 and 3 each require the affirmative vote of holders of a majority of the shares present in person or represented by proxy at the Special Meeting. Abstentions will have the same effect as a vote “AGAINST” Proposal No. 2, but broker non-votes will have no effect on the determination of Proposals No. 2. Abstentions will have the same effect as a vote “AGAINST” Proposal No. 3.

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Q.	What is the cost and who will bear the cost of soliciting proxies for the Special Meeting?

A.	Hudson is making this solicitation of proxies and will bear all related costs. Hudson will conduct the solicitation by mail, personally, telephonically, through the Internet or by facsimile through its officers and directors who will receive no additional compensation for assisting with the solicitation. Hudson may also solicit stockholders through press releases, advertisements in periodicals and postings on its website. Hudson will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold our common stock. Hudson also retained InvestorCom, Inc. to assist in the solicitation at an estimated cost of $7,500 plus reimbursable out-of-pocket expenses.

Q.	Where can I find the voting results of the Special Meeting?

A.	Hudson intends to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Special Meeting.

Q.	Who can help answer further questions?

A.	If you have more questions about the Sale Transactions, the Sale Agreements, the Special Meeting or this proxy statement, you should contact us as follows:

David F. Kirby

1325 Avenue of the Americas, 12th Floor
New York, NY 10019

(212) 351-7300

OR

InvestorCom, Inc.

65 Locust Avenue

New Canaan, CT 06850

(877) 972-0090

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Cautionary Statement Concerning Forward-Looking Information

In addition to historical information, this proxy statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this proxy statement, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in under the headings “Summary Term Sheet,” “Questions and Answers About the Proxy Materials and Our Special Meeting of Stockholders,” “Proposal No. 1 – The Sale Resolution,” “The Sale Agreements,” “Risk Factors,” and elsewhere in this proxy statement. In addition to other factors and matters contained in this proxy statement, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	Hudson’s ability to complete the Sale Transactions on anticipated terms and timetable;
•	the possibility that various closing conditions for the Sale Transactions may not be satisfied or waived;
•	Hudson’s ability to obtain stockholder approval for the Sale Resolution;
•	Hudson’s ability to achieve anticipated benefits from the Sale Transactions and operate successfully as a company focused on its RPO Business;
•	global economic fluctuations;
•	Hudson’s ability to successfully achieve its strategic initiatives;
•	risks related to fluctuations in the Company’s operating results from quarter to quarter;
•	the ability of clients to terminate their relationship with the Company at any time;
•	competition in the Company’s markets;
•	the negative cash flows and operating losses that may recur in the future;
•	restrictions on the Company’s operating flexibility due to the terms of its credit facilities;
•	risks associated with the Company’s investment strategy;
•	risks related to international operations, including foreign currency fluctuations;
•	the Company’s dependence on key management personnel;
•	the Company’s ability to attract and retain highly skilled professionals;
•	the Company’s ability to collect accounts receivable;
•	the Company’s ability to maintain costs at an acceptable level;
•	the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology;
•	risks related to providing uninterrupted service to clients;
•	the Company’s exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives and limits on related insurance coverage;
•	the Company’s ability to utilize net operating loss carry-forwards;
•	volatility of the Company’s stock price;
•	the impact of government regulations;
•	restrictions imposed by blocking arrangements;
•	risks related to potential acquisitions or dispositions of businesses by the Company; and
•	risks set forth in “Risk Factors.”

The foregoing list and the risks reflected in this proxy statement should not be construed to be exhaustive. Actual results or matters related to the Sale Transactions could differ materially from the forward-looking statements contained in this proxy statement as a result of the timing of the closing of the Sale Transactions or the impact of the Sale Transactions on our results of operations, financial condition, cash flows, capital resources, profitability, cash requirements, management resources and liquidity. In view of these uncertainties, you should not place undue reliance on any forward-looking statements, which are based on our current expectations. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of the proxy statement. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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RISK Factors

You should carefully consider the risk factors described below as well as other information provided to you or referenced in this proxy statement in deciding whether to vote to adopt the Sale Resolution. The risk factors described below are not the only ones facing us. For a discussion of additional risk considerations, we refer you to the documents we file from time to time with the Securities and Exchange Commission, particularly our Form 10-K for the year ended December 31, 2016. Additional considerations not presently known to us or that we currently believe are immaterial may also adversely affect our business operations. If any of the following risk factors actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common shares could decline, and you may lose all or part of your investment.

While the Sale Transactions are pending, it creates uncertainty about our future that could have a material adverse effect on our business, financial condition and results of operations.

While the Sale Transactions are pending, it creates uncertainty about our future. As a result of this uncertainty, our current or potential business partners may decide to delay, defer or cancel entering into new business arrangements with us pending closing or termination of the Sale Transactions. In addition, while the Sale Transactions are pending, we are subject to a number of risks, including:

•	the diversion of management and employee attention from our day-to-day business;

•	the possible inability to retain employees during the pendency of the Sale Transactions;

•	the potential disruption to business partners and other service providers; and

•	the possible inability to respond effectively to competitive pressures, industry developments and future opportunities.

The occurrence of any of these events individually or in combination could have a material adverse effect on our business, financial condition and results of operation.

You are not guaranteed any of the proceeds from the Sale Transactions.

The Belgium Purchase Price, Europe Purchase Price and APAC Purchase Price will be paid directly to the Company or one of its subsidiaries. Hudson could spend or invest the net proceeds from the Sale Transactions in ways with which our stockholders may not agree. The investment of these proceeds may not yield a favorable return.

We will be a very small public company with a large cash balance relative to our market capitalization.

Once the Sale Transactions are completed, we will remain a publicly traded company and will continue to be subject to the listing standards of The Nasdaq Stock Market and SEC rules and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002. As a result, we will continue to incur additional ongoing operating expenses and we cannot assure how much of the cash proceeds, if any, will ultimately be distributed to stockholders.

Our ability to execute our strategy following the Sale Transactions depends on our ability to retain and recruit qualified management and/or advisors.

Our ability to execute our strategy following the closing of the Sale Transactions requires that we retain and recruit personnel with experience in our RPO Business.

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Following the Sale Transactions, our profitability and growth will depend on the success of our remaining global RPO Business, which is subject to a variety of business risks and uncertainties.

After completion of the Sale Transactions, we will be focused on our global RPO Business. Any evaluation of our RPO Business and our prospects following the Sale Transactions must be considered in light of the risks and uncertainties stated above, as well as the following:

•	the ability to maintain our relationships with our existing clients;
•	the ability to attract new clients;
•	potential capital costs used for investment in the RPO Business, including potential costs to complete a reduction in support staff costs;
•	the ability to achieve on a timely basis the anticipated cost savings as a result of the planned reduction in support staff; and
•	the ability to operate within the limitations imposed by our credit facility and to maintain or generate the amount of cash required to operate the RPO Business.

If we are unable to address these risks, our business, results of operations and prospects following the closing of the Sale Transactions could suffer.

If we fail to complete the Sale Transactions, our business may be harmed.

We cannot assure you that the Sale Transactions will be completed. The closing of the Sale Transactions is subject to the satisfaction of a number of conditions, including, among others, the requirement that stockholders adopt the Sale Resolution and that each Sale Transaction will be contingent upon the closing of each other Sale Transaction. We cannot guarantee that we will be able to meet all of the closing conditions of the Sale Agreements. If we are unable to meet all of the closing conditions for a specific Sale Agreement, the applicable Purchaser is not obligated to close on such Sale Transaction. We also cannot be sure that other circumstances will not arise that would allow a Purchaser to terminate a Sale Agreement prior to its closing. If the Sale Resolution is not adopted or we do not close some or all the Sale Transactions, the Board of Directors will be forced to evaluate other alternatives, which may be less favorable to us than the proposed Sale Transactions.

In addition, if the Sale Transactions are not consummated, our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the Sale Transactions and we will have incurred significant transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.

If the proposed Sale Transactions are not completed, we may explore other potential transactions, but alternatives may be less favorable to us.

If the proposed Sale Transactions are not completed, we may explore other strategic alternatives, including a sale of the Belgium Subsidiary, the Europe Subsidiaries and the APAC Subsidiaries to another party or parties. An alternative transaction may have terms that are less favorable to us than the terms of the proposed Sale Transactions, or we may be unable to reach agreement with any third party on an alternate transaction that we would consider to be reasonable.

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Special Meeting

The accompanying proxy card is solicited on behalf of the Board of Directors for use at the Special Meeting.

Date, Time and Place of Special Meeting

The Special Meeting will be held on Tuesday, March 20, 2018, at 8:00 a.m., Eastern Time, at the offices of Foley & Lardner, 90 Park Avenue, 35th Floor, New York, New York 10016.

Matters to be Considered

At the Special Meeting, you will be asked to consider and vote upon the following proposals: (1) to adopt the Sale Resolution; (2) to approve the Transactions-Related Compensation Proposal; and (3) to approve the Adjournment Proposal.

Recommendation of Board

After careful consideration, the Board of Directors unanimously recommends that you vote “FOR” each of the proposals described in this proxy statement.

In considering the recommendation of the Board of Directors to vote for the proposal to adopt the Sale Resolution, you should be aware that some of our directors and executive officers may have personal interests in the Sale Transactions that are, or may be, different from, or in addition to, your interests. See “Interests of Our Directors and Executive Officers in the Sale Transactions.”

Record Date, Voting and Quorum

Only holders of our common stock of record at the close of business on February 7, 2018, the record date, will be entitled to vote at the Special Meeting. At the close of business on the record date, we had 31,160,549 shares of common stock outstanding and entitled to vote that were held by approximately 360 stockholders of record.

Only holders of our common stock are entitled to vote and are allowed one vote for each share held as of the record date. Shares may not be voted cumulatively.

A quorum is required for our stockholders to conduct business at the Special Meeting. The presence of the holders of stock representing a majority of the outstanding shares of stock entitled to vote at the Special Meeting, in person or represented by proxy, is necessary to constitute a quorum. Both abstentions and broker “non-votes” (i.e., shares held by a broker, bank or other nominee that are represented at the Special Meeting but with respect to which such broker, bank or other nominee is not empowered to vote on the proposal) are counted for the purpose of determining the presence of a quorum.

Required Vote

On all matters, each share has one vote. The proposal to adopt the Sale Resolution requires the affirmative vote of the holders of a majority of our outstanding shares as of the record date. Since this proposal requires the holders of a majority of our outstanding shares as of the record date to adopt the Sale Resolution, both broker “non-votes” and abstentions would have the same effect as votes “AGAINST” such proposal. The Transactions-Related Compensation Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of our outstanding shares that are present in person or represented by proxy at the Special Meeting. Abstentions would have the same effect as votes “AGAINST” such proposal. Broker “non-votes” are not included in the tabulation of the voting results for the Transactions-Related Compensation Proposal and, therefore, they do not have the effect of votes “AGAINST” such proposal.

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All votes will be tabulated by the inspector of elections appointed for the Special Meeting, who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes.

Voting of Proxies

The proxy card enclosed with this proxy statement is solicited on behalf of the Board of Directors for use at the Special Meeting. Stockholders may vote their shares by:

•	using the telephone number printed on the accompanying proxy card;
•	following the instructions for Internet voting printed on the accompanying proxy card;
•	properly executing, dating and returning the enclosed proxy card by mail prior to the date of the Special Meeting; or
•	attending the Special Meeting and voting in person.

All executed, returned proxies that are not revoked will be voted in accordance with the included instructions. You may vote “FOR” or “AGAINST” the proposals or abstain from voting. All valid proxies received prior to the Special Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted (i) FOR the adoption of the Sale Resolution, (ii) FOR approval of the Transactions-Related Compensation Proposal and (iii) FOR approval of the Adjournment Proposal.

Stockholders who have questions or requests for assistance in completing or submitting proxy cards should contact InvestorCom, Inc., 65 Locust Avenue, New Canaan, CT 06850 or (877) 972-0090.

Stockholders who have their shares in “street name”, meaning the name of a broker or other nominee who is the record holder, must either direct the record holder of their shares to vote their shares or obtain a proxy from the record holder to vote their shares at the Special Meeting.

In the event that sufficient votes in favor of the Sale Resolution are not received by the date of the Special Meeting, the Chairman of the Board of Directors may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Also, if each Purchaser does not satisfy the closing condition in each Sale Agreement that such Purchaser’s financing is assured, we may propose one or more adjournments of the Special Meeting to permit such Purchaser to satisfy such condition. Additionally, if we propose to have the stockholders vote whether to approve the Adjournment Proposal, the persons named as proxies will exercise their discretion to vote all shares for which they have authority in favor of the Adjournment Proposal.

Solicitation of Proxies

We are paying the expenses of soliciting the proxies to be voted at the Special Meeting. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of the proxies. In these cases, we may, upon their request, reimburse such record holders for their reasonable expenses. Proxies may also be solicited by some of our directors, officers and regular employees, without additional compensation, in person or by telephone. We also retained InvestorCom, Inc. to assist in the solicitation at an estimated cost of $7,500 plus reimbursable out-of-pocket expenses.

Revocability of Proxies

Any registered stockholder who executes and returns a proxy card (or submits a proxy via telephone or the Internet) may revoke the proxy at any time before it is voted in any one of the following ways:

•	submitting another properly completed proxy with a later date;
•	attending the Special Meeting and voting in person; or

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•	delivering to our principal offices (Attention: Corporate Secretary) a written instrument that revokes the proxy.

Simply attending the Special Meeting will not constitute revocation of a proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change your instructions.

Communicating with Members of the Board of Directors

You may communicate with the Board of Directors by writing to our Corporate Secretary at Hudson Global, Inc., c/o the Board of Directors (or, at your option, c/o a specific director), 1325 Avenue of the Americas, 12th Floor, New York, New York 10019. The Corporate Secretary will deliver this communication to the Board or the specified director, as the case may be.

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Proposal No. 1
The SALE RESOLUTION

The following is a description of the material aspects of the Sale Resolution and the Sale Transactions, including background information relating to the proposed Sale Transactions. While we believe that the following description covers the material terms of the Sale Transactions and other arrangements between Purchasers and Sellers, the description may not contain all of the information that is important to you. In particular, please see “The Sale Agreements” for more detailed summaries of the Sale Agreements and the composite copies of the Sale Agreements attached as Annexes A, B and C to this proxy statement and incorporated by reference herein. You should carefully read this proxy statement and the other documents to which we refer, including the Sale Agreements, for a complete understanding of the terms of the Sale Transactions.

Background of the Sale Transactions

Overview

Hudson is a leading global talent solutions company that provides specialized professional-level recruitment and related talent solutions, including permanent recruitment, contracting, RPO and talent management solutions. Our businesses were historically the combination of 67 acquisitions made between 1999 and 2001, which became the eResourcing division of Monster Worldwide, Inc. (“Monster”), formerly TMP Worldwide, Inc. On March 31, 2003, Monster distributed all of the outstanding shares of the Company to its stockholders of record on March 14, 2003 and, since that date, we have operated as an independent publicly held company.

In recent years, we have experienced a number of challenges in our business, including continuing losses from operations, declines in our stock price and operational challenges as we worked to streamline our platform to focus on profitable growth in core businesses and markets. As a result, our Board of Directors has periodically evaluated our strategic direction, including our prospects as an independent publicly held company and prospects to grow through acquisitions or to divest businesses that did not fit with our strategic direction.

During 2014 and 2015, we experienced 100% turnover on our Board of Directors. Since that time, the Board of Directors has implemented a series of stockholder-friendly actions designed to enhance stockholder value. Those actions include the following:

•	On November 13, 2014, the Company announced four stockholder-friendly governance changes that were implemented at our 2015 annual meeting of stockholders:
o	Accelerated the declassification of the Board of Directors so that all director positions were elected annually beginning at the 2016 annual meeting of stockholders

o	Eliminated all supermajority voting requirements and changed the vote level required for approval to a simple majority

o	Allowed holders of at least 30% of the Company's outstanding stock to call special meetings of stockholders

o	Allowed stockholders to take action on any matter without a meeting or a vote, as long as there is written consent by holders of the minimum level of shares required for that action
•	On January 16, 2015, the Company announced an amendment to its rights agreement to protect and preserve its net operating losses (“NOLs”)

•	On July 30, 2015, the Company announced the Board of Directors approved a $10 million share buyback plan pursuant to which as of September 30, 2017 the Company had repurchased approximately $7.2 million of shares

•	On March 3, 2016 and April 28, 2016, the Company announced the Board of Directors approved cash dividend payments to stockholders that totaled $3.4 million in 2016

Throughout 2015, 2016 and 2017, the Board of Directors instructed Hudson’s senior management team to explore various options to maximize stockholder value, including through merger and acquisition opportunities and strategic combinations with other companies, as discussed below. This process culminated in the Company’s announcement on December 17, 2017 of three divestitures to exit the recruitment and talent management businesses and to focus exclusively on its global RPO business going forward.

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Discussion

In early February 2015, as part of a normal update on strategic alternatives, our Board of Directors discussed with Advisor A (which previously had been retained by Hudson) potential companies with which Hudson could explore a potential strategic transaction. Over the next several weeks, our senior management worked with Advisor A to assess potential companies to contact and to prepare a teaser document with financial and business information on Hudson.

In early March 2015, Advisor A contacted five companies and provided to them the teaser document. Four of the companies that Advisor A contacted declined without meeting with Hudson, but one company, Company A, expressed interest and agreed to meet with Hudson. On March 17, 2015, Hudson’s then chairman and chief executive officer met in person with the chief executive officer of Company A to discuss a potential transaction between the companies. Hudson subsequently entered into a nondisclosure agreement, dated March 31, 2015, with Company A. On April 14, 2015, the Company’s then chairman and chief executive officer, senior management and external legal counsel, Foley & Lardner LLP (“Foley”), met with Company A’s senior management and legal counsel in Europe to discuss further a potential transaction between the companies. In mid-May 2015, following further discussions between Hudson and Company A, Company A notified us that they had concluded that a transaction with Hudson was not a strategic fit at the time and terminated discussions.

On October 2, 2015, our Board of Directors held a meeting attended by Foley during which our Board of Directors established the Strategic Planning Committee of the Board of Directors to provide assistance to the Board of Directors in assessing and overseeing the Company’s strategy. On that date, the Board of Directors also elected a new director, Ian V. Nash, and appointed Mr. Nash to serve as Chairman of the Strategic Planning Committee.

On December 16, 2015, the Board of Directors held a meeting attended by Foley and Advisor A during which Advisor A provided an in-depth update on the human resources and recruitment services industry and potential strategic considerations for Hudson. Advisor A presented, and the Board of Directors discussed at length, approximately 20 companies that could potentially acquire Hudson and approximately 15 companies with which Hudson could potentially merge. Following the in-depth discussions, the Board of Directors requested Advisor A to prepare a document summarizing key aspects of Hudson’s business to provide to prospective companies and to begin contacting selected companies in early 2016.

In mid-January 2016, Advisor A began an informal process of contacting 11 companies to determine their interest in meeting with Hudson to discuss the Company’s progress and potential interest in strategic relationships. Between late January 2016 and October 2016, senior management of Hudson made contacts and/or held meetings with these companies to explore their interest in a strategic transaction with Hudson in which the type of potential strategic transactions (i.e., for all or for parts of the company) were discussed with certain of these companies. However, these discussions did not result in any proposals for specific transactions. Stephen A. Nolan, our chief executive officer and a director on our Board of Directors, provided updates on these potential strategic opportunities at meetings of the Strategic Planning Committee on March 1, 2016, April 26, 2016 and July 25, 2016 and the full Board of Directors on September 1, 2016. Foley attended these four meetings.

After an update by Mr. Nolan to the Strategic Planning Committee at a meeting on October 25, 2016, which Foley attended, our Board of Directors determined it was appropriate to begin a formal process to solicit bids for the potential sale of the entire Company and, potentially, parts of the Company. Advisor A and our senior management prepared a teaser to provide to potential buyers containing an anonymous, high-level overview of the Company’s operations and financials. In November 2016, Advisor A began contacting potential buyers and distributing the teaser, and Hudson began negotiating and entering into non-disclosure agreements with potential buyers. By mid-December 2016, Advisor A and Hudson had prepared a confidential information packet (“CIP”) and Advisor A began distributing the CIP to parties who had entered into a non-disclosure agreement with the Company. The CIP contained detailed business and financial information about Hudson, and the aspects of our business that would be attractive to potential buyers. At that time, Hudson also established a virtual data room to allow potential buyers access to Company information.

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At a December 15, 2016 meeting of the Board of Directors attended by Foley and Advisor A, Advisor A provided the Board of Directors with an update on the process of seeking strategic opportunities. From late December 2016 to early February 2017, Advisor A contacted 70 potential buyers, of which 62 declined to participate in the process.

By early February 2017, the Company had received three initial indications of interest for the potential sale of the entire Company and one initial indication of interest for the potential sale of certain parts of the Company. Company B’s indication of interest, dated February 9, 2017, was for a proposed merger between Company B and Hudson with an equity valuation of Hudson of $43.4 million, or $1.31 per share. Company C’s indication of interest, dated February 9, 2017, was for a proposed acquisition of all of Hudson’s outstanding shares of common stock for $1.65 per share. Company D’s indication of interest, dated February 9, 2017, was for a proposed acquisition all of Hudson’s outstanding shares of common stock for between $1.75 and $2.05 per share. Company E’s indication of interest, dated February 10, 2017, was for a proposed acquisition of parts of Hudson’s business for between $79 million to $91 million. Each of the initial indications of interest received were non-binding and subject to customary due diligence and other conditions.

At a Board of Directors meeting on February 13, 2017, the Board of Directors, along with Hudson senior management, Advisor A and Foley, discussed the initial indications of interest received. After an in-depth discussion, the Board of Directors directed management to work with Advisor A to refine the initial indications of interest received. The Board of Directors met again on February 20, 2017 with Hudson senior management, Advisor A and Foley regarding potential strategic opportunities for the Company, including the four initial indications of interest received. On February 27, 2017, the Strategic Planning Committee also held a meeting, which Foley attended, to discuss further the potential strategic opportunities for the Company and indications of interest received. On March 14, 2017, Advisor A sent out a process letter to each of Companies B, C, D and E requesting that revised indications of interest were due by March 27, 2017.

By March 27, 2017, Company B, Company C and Company E had declined to submit a revised indication of interest. However, Company D submitted a revised indication of interest, dated March 27, 2017, which proposed to acquire all of Hudson’s outstanding shares of common stock for $1.95 per share. Also, Morgan Philips Group S.A. (“Morgan Philips”) submitted an indication of interest, dated March 23, 2017, which proposed to acquire all of Hudson’s outstanding shares of common stock for $2.00 per share or all of Hudson’s assets other than the RPO business for $30 to $40 million. On March 28, 2017, the Board of Directors held a meeting during which they discussed with Advisor A and Foley the revised and new indications of interest received. On March 29, 2017, Ivan De Witte, chief executive officer of Hudson’s Belgium business, contacted Mr. Nolan to discuss a potential management buyout of the Hudson Belgium business.

Beginning April 4, 2017 until the execution of the Sale Agreements in December 2017, Hudson senior management generally held a weekly conference call, on which Foley participated, with the Board of Directors to update them on the potential strategic transactions. A total of 26 of those calls were held. Advisor A frequently participated on those calls.

On April 10, 2017, Mr. De Witte submitted an initial indication of interest for the proposed acquisition of Hudson’s Belgium business for $24.0 million, subject to certain adjustments, which the Board of Directors discussed on April 11, 2017. The Board of Directors then held a meeting on April 18, 2017, which Foley attended, during which it discussed further the indications of interest received to date.

Over the next month, Hudson senior management, Advisor A and Foley held conference calls with each of Company D and Morgan Philips and their respective advisors to discuss the potential structure of the proposed transactions. Hudson senior management also held calls with Mr. De Witte and certain members of the Belgium senior management team to discuss their indication of interest, including the potential transaction structure and price. On April 24, 2017, Jeffrey E. Eberwein, our independent chairman of the board, and Mr. Nolan met with Morgan Philips and its financial advisors in New York City to discuss a potential transaction, including the potential structure and financing. On May 2, 2017, Mr. Nolan presented at a Strategic Planning Committee meeting an update by Advisor A on the potential strategic opportunities and indications of interest.

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On May 15, 2017, Mr. De Witte submitted a revised indication of interest for the acquisition of the Hudson Belgium business for $28.5 million, subject to certain adjustments. On May 17, 2017, Company D informed Hudson that it decided not to pursue further any transaction with Hudson. On May 25, 2017, Morgan Philips submitted a revised indication of interest for the acquisition of Hudson’s U.S. assets and the shares of Hudson’s foreign subsidiaries, excluding the Belgium business, for $38.0 million, subject to certain adjustments. Also, during early June 2017, Mark Steyn, chief executive officer of Hudson Asia Pacific, contacted Mr. Nolan and expressed interest in a possible management buyout of the Hudson Asia Pacific business, excluding the RPO business.

From the end of May through August 2017, Hudson senior management provided the Board of Directors with regular updates on the potential transactions as well as other potential strategic alternatives senior management and Advisor A were pursuing. Because the Company had not received a viable indication of interest for a sale of the entire Company or any of its parts through the formal process run by Advisor A, the Board of Directors directed Hudson senior management to focus on the potential sales of its various businesses for which it had received indications or expressions of interest. The Board of Directors considered the certainty of closing and the availability of financing for the sales for which indications or expressions of interest were received. The Board of Directors also considered that sales of various businesses (as opposed to a sale of the entire Company) would help the Company to retain its NOLs, the net amount of which were $326.3 million for U.S. federal income tax purposes as of December 31, 2016.

•	The Board of Directors directed management to prepare a draft non-binding term sheet and begin negotiating with Mr. De Witte for the sale of the Hudson Belgium business. On June 28, 2017, Mr. Eberwein and Mr. Nolan met in New York City with Mr. De Witte and his financial partners to discuss and negotiate the draft term sheet. On July 6, 2017, the Board of Directors held a meeting, which Foley attended, during which they discussed the revised draft term sheet from Mr. De Witte. After an in-depth discussion, the Board of Directors authorized Hudson management to enter into the non-binding term sheet with Mr. De Witte to purchase the Hudson Belgium business for $29.0 million, subject to certain adjustments. After further negotiation, Hudson and Mr. De Witte entered into the non-binding term sheet reflecting those terms on July 11, 2017, which also provided for an exclusivity period until September 30, 2017.

•	After discussions with Mr. Nolan, Mr. Steyn submitted an initial indication of interest on July 3, 2017, to acquire the Hudson Asia Pacific business, excluding the RPO business, for $6.0 million, subject to certain adjustments. The Board of Directors subsequently authorized Hudson management to prepare a draft non-binding term sheet and begin negotiating with Mr. Steyn for such potential transaction. After further negotiations between Mr. Nolan and Mr. Steyn, on July 30, 2017, Mr. Steyn submitted a revised draft term sheet to purchase the Hudson Asia Pacific business, excluding the RPO business, for $7.5 million, subject to certain adjustments. On July 31, 2017, the Board of Directors held a meeting attended by Advisor A and Foley during which they discussed the revised draft term sheet from Mr. Steyn. After an in-depth discussion, the Board of Directors authorized Hudson management to enter into a non-binding term sheet with Mr. Steyn to purchase the Hudson Asia Pacific business, excluding the RPO business, for $7.5 million, subject to certain adjustments. Mr. Steyn and Hudson entered into the non-binding term sheet reflecting those terms on August 1, 2017, which also provided for an exclusivity period for 45 days from the date of the term sheet.

•	On July 28, 2017, Morgan Philips submitted a revised indication of interest to acquire Hudson’s Europe and Asia businesses, excluding the Belgium, Australia and RPO businesses, for $22.0 million, subject to certain adjustments. On July 31, 2017, the Board of Directors held a meeting attended by Advisor A and Foley during which they discussed the revised indication of interest from Morgan Philips. The Board of Directors then requested Advisor A to discuss with Morgan Philips their interest in submitting an indication of interest for the acquisition of only Hudson’s Europe business, excluding the Belgium, Australia and RPO businesses, because the Board of Directors had determined that Mr. Steyn’s offer to purchase the Hudson Asia Pacific business provided the Company with more value for that business, including avoiding stranded costs and restructuring costs and ability to retain customers and employees. On August 8, 2017, Morgan Philips’ chief executive officer and chief financial officer met with Hudson senior management in New York City to discuss the valuation of the Hudson Europe business. Morgan Philips thereafter submitted on August 10, 2017 a revised indication of interest to purchase the Hudson Europe business, excluding the Belgium and RPO businesses, for $10.5 million. At the direction of the Board of Directors, Hudson management provided Morgan Philips with a non-binding term sheet reflecting those terms on August 18, 2017. After further negotiation and authorization by the Board of Directors, Hudson and Morgan Philips subsequently entered into the non-binding term sheet reflecting those terms on September 11, 2017, which also provided for an exclusivity period for 30 days from the date that Hudson received confirmation of Morgan Philip’s financing for the transaction. Upon receipt of confirmation of Morgan Philip’s financing, Hudson and Morgan Philips entered into a revised term sheet on September 26, 2017 solely to reflect an exclusivity period through October 31, 2017.

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In each case, the non-binding term sheets with each of the Purchasers addressed the proposed structure of the transaction (including the carveout of the RPO business), purchase price and related adjustments, representations, warranties and indemnities to be provided by Hudson, intellectual property, tax and transitional services matters, and conditions precedent to the closing of such transaction.

During this time and through October 2017, each of the Purchasers, along with their financing sources, conducted their due diligence review of the Hudson businesses they proposed to acquire. As a result of financial due diligence conducted by Belgium Purchaser and its financing sources, Belgium Purchaser raised financial due diligence questions and assertions in a letter dated October 13, 2017. After a review of financial due diligence by representatives of Hudson, including Mr. Eberwein and Mr. Nolan, with representatives of Belgium Purchaser at a meeting in London on November 7, 2017, Hudson and Belgium Purchaser agreed on a purchase price reduction from $29.0 million to $28.25 million, subject to certain adjustments, for the purchase of the Hudson Belgium business.

Initial drafts of the Sale Agreements were provided to Hudson by APAC Purchaser on September 7, 2017, Belgium Purchaser on October 10, 2017 and Europe Purchaser on October 15, 2017. Thereafter and through December 2017, Hudson and Foley engaged in negotiations with each of the Purchasers and their legal counsel with respect to the terms of, and exchanged further drafts of, the Sale Agreements and related documentation.

From October 16 to October 18, 2017, Mr. Nolan and Patrick Lyons, our chief financial officer, met in London with representatives of each of Belgium Purchaser, APAC Purchaser and Europe Purchaser to negotiate additional terms of the Sale Transactions, including transition services agreements and intellectual property matters, and to discuss communications plans. On October 30, 2017, Mr. Nolan updated the Board of Directors on the status of the Sale Transactions and related Sale Agreements at a regularly scheduled meeting of the Board of Directors, which Foley also attended.

On December 13, 2017, the Board of Directors held a meeting, together with Hudson senior management and Foley. Mr. Nolan provided an update on the status of each of the Sale Transactions and the negotiation of the Sale Agreements. A representative of Foley reviewed with the Board of Directors its fiduciary duties in connection with the Sale Transactions. The Board of Directors reviewed the proposed material terms of the Sale Transactions, including the Sale Agreements and summaries thereof that had been provided to the Board of Directors in advance of the meeting. Such review included a discussion of conditions to closing of the transactions, financing status of buyers and related termination fees, and the Company’s representations and warranties and indemnification obligations. The Board of Directors also reviewed projections for the Company for 2018 assuming the completion of the Sale Transactions. A discussion followed, during which the Board of Directors considered the expected benefits and risks of the Sale Transactions and Hudson management and Foley answered questions. Hudson management was instructed to seek to finalize the Sale Agreements.

Over the course of December 13, 2017 through the evening of December 15, 2017, the management teams and legal advisors of Hudson, Belgium Purchaser, APAC Purchaser and Europe Purchaser exchanged drafts of, and finalized, the Sale Agreements and related documentation for the Sale Transactions.

On December 16, 2017, the Board of Directors held a meeting at which the final terms of the Sale Agreements, including that there had been no material changes from the versions previously provided to the Board of Directors, were confirmed by Hudson senior management and Foley. After discussion among the directors, the Board of Directors unanimously approved the execution of the Sale Agreements, determined that the proposed sale of substantially all of the Company’s assets pursuant to the Sale Transactions is expedient and for the best interests of the Company and its stockholders and recommended that the stockholders of the Company adopt a resolution approving the proposed sale of substantially all of the Company’s assets pursuant to the Sale Transactions.

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Effective on December 17, 2017, Belgium Sellers, Belgium Purchaser, Ivan De Witte and De Witte Comm. V. executed the Belgium Sale Agreement, Europe Sellers and Europe Purchaser executed the Europe Sale Agreement, APAC Sellers and APAC Purchaser executed the APAC Sale Agreement. On December 17, 2017, we issued a press release announcing the Sale Transactions.

On January 20, 2018, Hudson provided to the Purchasers draft amendments to each of the Sale Agreements. Such amendments provided that the closing of the Sale Transactions contemplated in each Sale Agreement is conditioned upon (i) the closings of the transactions contemplated in each other Sale Agreement occurring simultaneously with such closing and (ii) prior to the Company holding a vote of its stockholders at the Special Meeting to adopt the Sale Resolution, each Purchaser providing the Company with confirmation that each Purchaser’s financing is assured, which confirmation may be in the form of either (x) equity commitment letters or debt commitment letters or definitive financing agreements that do not contain conditions to funding other than the conditions to closing of the transactions contemplated by the applicable Sale Agreement or (y) a certificate addressed to the Company from a Purchaser that it has debt and equity financing in place and it is prepared to fund the purchase price payable upon closing of the transactions contemplated by each Sale Agreement. All such amendments were approved by the Board of Directors and executed on January 25, 2018 by the Purchasers and Sellers.

General Description of the Sale Transactions

On December 16, 2017, the Board of Directors, at a meeting duly called and held, unanimously approved the Sale Agreements, composite copies of which are included as Annexes A, B and C to this proxy statement, and determined that the Sale Transactions are in the best interests of Hudson and its stockholders. Please read each Sale Agreement carefully. Pursuant to the terms of the Sale Agreements, among other things:

•	Sellers agreed to sell: (i) the Belgium Subsidiary to Belgium Purchaser, (ii) the Europe Subsidiaries to Europe Purchaser and (iii) the APAC Subsidiaries to APAC Purchaser, which, in each case excludes Hudson’s RPO Business conducted by the Belgium Group Companies, the Europe Subsidiaries and the APAC Group Companies, and in aggregate, the Sale Transactions constitute a sale of substantially all of Hudson’s assets under Delaware law; and

•	in exchange for such sales, Belgium Purchaser agreed to pay the Belgium Purchase Price, Europe Purchaser agreed to pay the Europe Purchase Price and APAC Purchaser agreed to pay the APAC Purchase Price.

In the event our stockholders adopt the Sale Resolution, we expect that the Sale Transactions will close promptly following the Special Meeting. The closing of each Sale Transaction will be contingent upon the closing of each other Sale Transaction.

Parties to the Sale Agreements

Belgium Sale Agreement

Belgium Sellers: Hudson Global, Inc., a Delaware corporation, and its wholly owned subsidiary, Hudson Highland Group Holdings International, Inc., a Delaware corporation (collectively the “Belgium Sellers”), are parties to the Belgium Sale Agreement. Hudson, on behalf of itself and through its wholly owned subsidiaries, provides specialized professional-level recruitment and related talent solutions worldwide. Core service offerings include Permanent Recruitment, Contracting, RPO and Talent Management Solutions. Hudson has approximately 1,600 employees and operates in 13 countries with three reportable geographic business segments: Hudson Americas, Hudson Asia Pacific, and Hudson Europe. The principal executive offices of such entities and Hudson are located at 1325 Avenue of the Americas, 12th Floor, New York, New York 10019, and its telephone number is (212) 351-7300.

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Belgium Purchaser: Value Plus NV, a limited liability company incorporated under the laws of Belgium (the “Belgium Purchaser”), and Ivan De Witte and De Witte Comm. V. are parties to the Belgium Sale Agreement. Belgium Purchaser was formed solely for the purpose of acquiring the Belgium Subsidiary and has not engaged in any business except for activities incidental to its formation and as contemplated by the Belgium Sale Agreement. Belgium Purchaser is led by Hudson’s current Belgium operations chief executive officer Ivan De Witte and a management buyout team from his management group. Such business is a market leader in Belgium, providing innovative talent solutions to clients. The business is led by an experienced team of tenured industry professionals and was founded by expert entrepreneur and pioneer in talent management Mr. De Witte in 1982. Hudson’s current Belgium operations has a team of 250 people, including consultants, researchers, R&D and support staff. Belgium Purchaser’s principal executive office is located at Grote Moortel 6, 9830 Sint-Martens-Latem, Belgium and its telephone number is +32 475 45 43 30.

Europe Sale Agreement

Europe Sellers: Hudson Global, Inc., Hudson Global Resources AG ZUG, a Switzerland company, Hudson Global Resources Jersey Limited, a United Kingdom limited liability company, and Hudson Europe BV, a Netherlands limited liability company (collectively the “Europe Sellers”), and parties to the Europe Sale Agreement.

Europe Purchaser: Morgan Philips Group S.A., a Luxembourg société anonyme governed by the laws of the Grand Duchy of Luxembourg (the “Europe Purchaser”), is a party to the Europe Sale Agreement. Europe Purchaser was established in 2013 and has grown to be a major international recruitment business with offices in Europe, the U.S., Latin America, the Middle East and Asia. It specializes in executive search, permanent and temporary recruitment, interim management and talent management. Europe Purchaser is noted for its digital approach to executive search and recruitment with a number of online tools and applications, including video CVs and talent matching apps. Europe Purchaser’s principal executive office is located at 74 avenue de Faïencerie, L-1510, Luxembourg, and its telephone number is +35 2 27 12 53 30 30.

APAC Sale Agreement

APAC Sellers: Hudson Global, Inc. and Highland Group Holdings International, Inc. are parties to the APAC Sale Agreement (collectively the “APAC Sellers”).

APAC Purchaser: Apache Group Holdings Pty Limited (“APAC Purchaser”), is a party to the APAC Sale Agreement. APAC Purchaser was formed solely for the purpose of acquiring the APAC Subsidiaries and has not engaged in any business except for activities incidental to its formation and as contemplated by the APAC Sale Agreement. APAC Purchaser is led by Hudson’s current Asia Pacific chief executive officer Mark Steyn and a management buyout team with 76 years’ combined tenure in the business. Their team consists of over 675 employees working across 16 offices in five countries and has a 30-year track record in Australia, over 26 years in New Zealand and a 17-year track record in Asia. APAC Purchaser’s principal executive office is located at Level 25, 20 Bond Street, Sydney, NSW 2000, Australia, and its telephone number is +61 2 8233 2105.

Reasons for the Sale Transactions

In evaluating the Sale Transactions and Sale Agreements, including the sales of the Belgium Subsidiary, the Europe Subsidiaries and the APAC Subsidiaries, the Board of Directors consulted with Hudson’s management and outside legal advisors. In recommending that Hudson’s stockholders vote their shares of Hudson common stock to adopt the Sale Resolution, the Board of Directors considered a number of factors, including the following (not necessarily in order of relative importance):

•	Hudson’s businesses and operations, and its current and historical financial condition and results of operations;

•	the current corporate structure and ongoing challenges of Hudson’s recruitment and talent management businesses, including:

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o	the operational inefficiencies of (i) separate management teams, (ii) separate capital structures and growth potential, (iii) separate and decentralized administrative and overhead functions and (iv) limited overlap of sales forces or customer channels;

o	the scale of the recruitment and talent management businesses we are selling compared to those of our competitors;

o	the highly cyclical nature and the relatively large mix of permanent recruitment revenue in the recruitment business; and

o	the market’s insufficient valuation of the recruitment and talent management businesses;

•	Hudson’s business plan and related financial projections and the ability to execute long-term, high-potential opportunities and the risks and uncertainties in executing on the business plan and achieving such financial projections and opportunities;

•	differences in future strategic priorities, growth profiles and operational focus of the RPO Business and the recruitment and talent management businesses;

•	the process conducted by Hudson and the Board of Directors with respect to the Sale Transactions, which covered a period of two years and led to discussions with several potential buyers to determine their possible interest in purchasing the Sale Subsidiaries, and which did not lead to any proposals more favorable to us and our stockholders than the proposals by Purchasers;

•	the fact that the Sale Transactions, as opposed to a sale of the entire Company, would help Hudson to retain its existing substantial NOLs, which were $326.3 million for U.S. Federal income tax purposes as of December 31, 2016;

•	the possible alternatives to separation of the RPO Business and the recruitment and talent management businesses, including maintenance of current operations and corporate structure, a sale of the entire Company or a sale of parts of the Company, and the risks associated with such alternatives, each of which the Board of Directors determined not to pursue in light of its belief that the separation of the RPO Business and the recruitment and talent management businesses offered the best potential for long-term stockholder and corporate value and was more favorable to the stockholders of Hudson than any other alternative reasonably available to Hudson and its stockholders;

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•	the value and consideration to be received by Hudson pursuant to the Sale Agreements, including the fact that we would receive cash payments at closing and the certainty of value of such cash consideration compared to other possible forms of consideration;

•	terms of the Sale Agreements, including:

o	the termination fee of EUR750,000 that would become payable by Belgium Purchaser in certain circumstances, as described in “The Sale Agreements - Belgium Sale Agreement - Termination and Termination Fee”, the termination fee of $762,000 that would become payable by Europe Purchaser in certain circumstances, as described in “The Sale Agreements - Europe Sale Agreement - Termination and Termination Fee” and the termination fee of $300,000 that would become payable by APAC Purchaser in certain circumstances, as described in “The Sale Agreements - APAC Sale Agreement - Termination and Termination Fee”;

o	the limited number and nature of the conditions to the closing and the likelihood of satisfying such conditions, including the Board of Directors’ belief that, while the closing is subject to the Purchasers obtaining certain financing, the Purchasers are likely to obtain it because if they fail to, they will be obligated to pay a termination fee; and

o	the fact that under specified circumstances, the Sale Agreements permit the applicable Seller to seek specific performance against the applicable Purchaser;

•	Belgium Purchaser’s experience and track record of successfully managing the business of the Belgium Subsidiary and post-acquisition strategies with respect to Belgium Subsidiary’s customers and employees;

•	Europe Purchaser’s experience and track record of successfully owning and managing recruitment and talent management businesses in Europe and post-acquisition strategies with respect to Europe Subsidiaries’ customers and employees;

•	APAC Purchaser’s experience and track record of successfully managing the business of the APAC Subsidiaries and post-acquisition strategies with respect to APAC Subsidiaries’ customers and employees;

•	the fact that the Sale Agreements were the product of arms-length negotiations and contained terms and conditions that were, in the Board of Directors’ view, favorable to Hudson and its stockholders;

•	the fact that the Sale Agreements were unanimously approved by the Board of Directors, which is comprised of a majority of independent directors who are not affiliated with Purchasers and are not employees of Hudson or any of its subsidiaries, and which retained and received advice from Hudson’s outside legal advisors in evaluating, negotiating and recommending the terms of the Sale Agreements;

•	the strategic advantage and benefits to Hudson and its stockholders of focusing on the RPO Business, including:

o	Hudson’s deep 18-year history in the RPO business and that Hudson was one of the first RPO providers in the industry;

o	the RPO Business is a dynamic business with strong growth history and growth prospects globally as Hudson delivers high-level, professional solutions around the globe;

o	the RPO Business is less capital intensive and has lower occupancy-related expenses and back-office costs than recruitment;

o	the RPO Business has longer-term contracts and is less cyclical than the recruitment business;

o	that, as of September 30, 2017, the RPO Business delivered $58.0 million in revenue and $41.6 million in gross margin in the last twelve months;

o	information regarding the financial performance, business operations and future prospects of Hudson and the RPO Business and the potential uses of net cash proceeds received from the Sale Transactions to increase stockholder value; and

o	the increased focus and capital allocation we could place on our growing the RPO Business following the Sale Transactions, and the additional financial flexibility to continue to grow our RPO Business, both with our current assets and management and through potential acquisitions.

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The Board of Directors also considered a number of uncertainties, risks and other factors in its deliberations concerning the Sale Agreements and the transactions contemplated thereby, including the sales of the Belgium Subsidiary, the Europe Subsidiaries and the APAC Subsidiaries, including the following (not necessarily in order of relative importance):

•	the fact that by selling the Sale Subsidiaries, Hudson would not enjoy the benefits of any future growth of the Sale Subsidiaries and that Hudson would no longer be entitled to receive any dividends from the Sale Subsidiaries;

•	the fact that we will need to use proceeds from the Sale Transactions to reduce support staff costs to right-size our structure after the consummation of the Sale Transactions;

•	the loss of synergies between the RPO Business and the recruitment and talent management business, including their combined size;

•	the fact that we will remain a very small publicly traded company and will continue to incur ongoing operating expenses related thereto;

•	the fact that, under specified circumstances, including our failure to obtain stockholder approval to adopt the Sale Resolution, Hudson may be required to pay the Europe Purchaser a termination fee of $500,000, as described in “The Sale Agreements – Europe Sale Agreement – Termination and Termination Fee” and be required to pay the APAC Purchaser a termination fee of $300,000, as described in “The Sale Agreements – APAC Sale Agreement – Termination and Termination Fee”;

•	the fact that the termination fees are not available in all instances to the Sellers where the Sale Agreements may be terminated and may be Hudson’s only recourse in respect of termination where they are available;

•	the significant costs involved in connection with entering into and completing the sale of our Sale Subsidiaries and the substantial time and effort of management required to consummate the closings, which could disrupt Hudson’s business operations;

•	the fact that the announcement and pendency of the Sale Agreements and the transactions contemplated thereby, including the sale of our Sale Subsidiaries, or the failure to complete the closings, may cause substantial harm to Hudson’s relationships with its employees, vendors and customers;

•	the restrictions on Hudson’s ability to influence the Sale Subsidiaries prior to completion of the transactions contemplated by the Sale Agreements, which could delay or prevent the Sale Subsidiaries from undertaking business opportunities that may arise or taking other actions with respect to its operations;

•	the fact that, while Hudson expects the transactions contemplated by the Sale Agreements to be consummated if the Sale Resolution proposal is adopted by Hudson’s stockholders, there can be no assurance that all conditions to the parties’ obligations to consummate the various closings will be satisfied;

•	the risk that the financing contemplated by the Sale Agreements and related commitment letters (or any alternative financing) of the Purchasers might not be obtained, resulting in Purchasers potentially not having sufficient funds to complete the transactions contemplated by the Sale Agreements;

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•	the fact that Hudson’s directors and executive officers may have personal interests in the Sale Transactions that are, or may be, different from, or in addition to, Hudson’s stockholders. The Board of Directors was made aware of and considered these interests, to the extent such interests existed at the time; for more information about such interests, see below under the heading “Interests of Our Directors and Executive Officers in the Sale Transactions;

•	the fact that the strategy of Hudson to focuses on the RPO Business after the Sale Transactions may not succeed;

•	the risk that we could be exposed to future indemnification payments for a breach or violation of the representations and warranties or covenants contained in the Sale Agreements; and

•	the obligations of the Europe Purchaser and APAC Purchaser to provide certain services to Hudson for a period of time following the closing pursuant to the terms of the transitional services agreement.

After taking into account all of the factors set forth above, as well as other factors, the Board of Directors agreed that the benefits of the Sale Agreements and the transactions contemplated thereby, outweigh the risks and uncertainties of the Sale Agreements and the transactions contemplated thereby. In view of the wide variety of factors considered by the Board of Directors, and the complexity of these matters, the Board of Directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the Board of Directors may have assigned different weights to various factors. The Board of Directors unanimously approved the Sale Agreements and recommends that stockholders adopt the Sale Resolution based upon the totality of the information presented to and considered by it.

Post-Closing Business and Investment of Proceeds from the Sale Transactions

If the Sale Resolution receives the affirmative vote of the holders of a majority of the shares outstanding as of the record date and the other conditions to the closing of the Sale Transactions are satisfied or waived, the Purchasers will acquire substantially all of Hudson’s assets. Following the Sale Transactions, Hudson intends to use the proceeds from the Sale Transactions for the purposes of investing in its RPO Business, reducing support staff costs, Hudson’s existing share repurchase program and other corporate purposes. If the Sale Resolution does not receive the affirmative vote of the holders of a majority of the shares outstanding as of the record date, or if the other conditions to the closing of the Sale Transactions are not satisfied or waived, then either we or the respective Purchasers may terminate the Sale Agreements and the Board of Directors, along with our management, will reassess our options in light of our strategic goals and any alternatives that may be available to us.

Projections

Hudson as a matter of course does not make public, long-term projections as to its future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, Hudson is including summaries of certain unaudited internal financial forecasts for Hudson’s RPO Business because, except as described below, they were made available to the Board of Directors. The inclusion of the internal financial forecasts of Hudson’s RPO Business should not be regarded as an indication that the Board of Directors or Hudson or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of, or necessarily predictive of, actual future results.

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The unaudited internal financial forecasts prepared by the management of Hudson were, in general, prepared solely for their internal use and are subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Hudson stockholders are urged to review Hudson’s SEC filings for a description of risk factors with respect to Hudson’s business, as well as the section of this proxy statement entitled “Risk Factors.” See also “Cautionary Statement Concerning Forward-Looking Information.” The unaudited internal financial forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of prospective financial and operating information. In addition, the unaudited prospective financial and operating information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in the historical GAAP financial statements of Hudson. Neither Hudson’s independent registered public accounting firm nor any other independent accountants, has compiled, examined or performed any procedures with respect to the unaudited prospective financial and operating information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of the independent registered public accounting firm to Hudson contained in its Annual Report on Form 10-K for the year ended December 31, 2016 relates to Hudson’s historical financial information. This report does not extend to the unaudited prospective financial forecasts and should not be read to do so. Furthermore, the following unaudited prospective financial forecasts do not take into account any circumstances or events occurring after the date they were prepared, which was in connection with the Board of Directors meeting that occurred on December 13, 2017. For purposes of the unaudited prospective financial forecasts, we define Adjusted EBITDA to mean non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses net income (loss).

Continuing Operations Adjusted EBITDA ($ in millions)

Full Year 2018

RPO Business, pre corporate expenses	$5.1
Corporate expenses*	(7.5)
Adjusted EBITDA, continuing operations	$(2.4)

Cash flow from continuing operations*	$(3.0)

* Excludes fees and other costs relating to the Sale Transactions or related to potential reorganization actions following completion of the Sale Transactions.

Financing

The Belgium Purchase Price is estimated to be $24,700,000, which is expected to be funded by a combination of equity contributions from the owners of the Belgium Purchaser and third parties and debt financing from third parties. In connection with entering into the Belgium Purchase Agreement, the Belgium Purchaser obtained a commitment letter for a EUR7,000,000 irrevocable equity commitment from Mr. De Witte, an owner of the Belgium Purchaser. The commitment to fund under the equity commitment letter is subject only to the Belgium Sale Transaction closing pursuant to the terms of the Belgium Sale Agreement. Under the Belgium Purchase Agreement, the Belgium Purchaser is required to take certain actions to obtain the balance of the financing necessary to close the Belgium Sale Transaction and to obtain financing pursuant to the equity commitment letter, but if the Belgium Purchaser fails to obtain financing, it will be required to pay Belgium Sellers a termination fee of EUR750,000.

The Europe Purchase Price is estimated to be $10,500,000, which is expected to be funded by a combination of equity contributions from and convertible debt issuances to third parties and, if necessary, Europe Purchaser’s cash on hand or committed financing arrangements. In connection with entering into the Europe Sale Agreement, Europe Purchaser obtained commitment letters totaling $8,460,000 in irrevocable equity commitments, EUR1,500,000 of irrevocable convertible note commitments and EUR1,000,000 in an irrevocable bridge loan facility. The commitment to fund under the equity and convertible note commitment letters is subject only to the conditions to closing in the Europe Purchase Agreement being satisfied or waived. The commitment to fund under the bridge loan facility commitment letter is subject only to finalizing the documentation for the bridge loan facility and the closing of the Europe Sale Transaction. Under the Europe Sale Agreement, the Europe Purchaser is required to take certain actions with respect to obtaining financing pursuant to the commitment letters, but if the Europe Purchaser fails to obtain financing, it will be required to pay Europe Sellers a termination fee of $762,000.

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The APAC Purchase Price is estimated to be $6,000,000, which is expected to be funded by a combination of equity contributions from the owners of the APAC Purchaser and debt financing from a third party. In connection with entering into the APAC Purchase Agreement, the APAC Purchaser obtained unconditional commitment letters totaling AUD$1,000,000 in irrevocable equity commitments from the owners of APAC Purchaser and AUD$4,000,000 in a debt commitment in the form of an amortizing term debt facility to be provided by National Australia Bank Limited. Although National Australia Bank Limited’s debt commitment letter expires on March 31, 2018, it has agreed to seek credit approval in good faith to extend the availability of such facilities if the closing of the APAC Sale Transaction does not occur by that date. The commitment to fund under the debt commitment letter is subject only to finalizing the documentation for the amortizing term debt facility. The APAC Purchaser expects to fund the balance of the APAC Purchase Price by utilizing available credit pursuant to financing arrangements currently in place with Hudson Global Resources (Aust) Pty Ltd and provided by National Australia Bank Limited, as described in more detail in Note 13 to the Combined Financial Statements of Sale of Subsidiaries (Unaudited) for the European, Belgium, and Asia Pacific Businesses of Hudson Global Inc. included in this proxy statement as Annex F. Under the APAC Sale Agreement, the APAC Purchaser is required to take certain actions with respect to obtaining financing pursuant to the commitment letters, but if the APAC Purchaser fails to obtain financing, it will be required to pay APAC Sellers a termination fee of $300,000.

All Sale Agreements provide that the closing of the Sale Transactions contemplated in each Sale Agreement is conditioned upon prior to the Company holding a vote of its stockholders at the Special Meeting to adopt the Sale Resolution, each Purchaser providing the Company with confirmation that each Purchaser’s financing is assured, which confirmation may be in the form of either (x) equity commitment letters or debt commitment letters or definitive financing agreements that do not contain conditions to funding other than the conditions to closing of the transactions contemplated by the applicable Sale Agreement or (y) a certificate addressed to the Company from a Purchaser that it has debt and equity financing in place and it is prepared to fund the purchase price payable upon closing of the transactions contemplated by each Sale Agreement.

Certain U.S. Federal, State and Foreign Income Tax Consequences of the Sale Transactions

The Sale Transactions will not result in any material U.S. federal or state income tax consequences to our stockholders. The Sale Transactions will be a taxable event to us for U.S. federal, state and foreign income tax purposes. We anticipate that the Sale Transactions will result primarily in losses but also some taxable gain to Hudson in an amount equal to the difference between the purchase price received and Hudson’s adjusted tax basis in the shares being sold. Any gain recognized by Hudson for U.S. federal income tax purposes as a result of the Sale Transactions is expected to be fully offset by available net operating loss carryovers. Any gain recognized by Hudson for U.S. state income tax purposes may not be fully offset by net operating loss carryovers, but is not expected to be material. We anticipate that any foreign income tax liability to Hudson resulting from the Sale Transactions will not be material.

Certain Accounting Consequences of the Sale Transactions

For the Sale Transactions, we will recognize net cash proceeds from the legal sale and transfer of the Belgium Subsidiary, the Europe Subsidiaries and the APAC Subsidiaries. Additionally, we will recognize a corresponding reduction of assets and liabilities relating to the Belgium Subsidiary, the Europe Subsidiaries and the APAC Subsidiaries, in each case other than the assets and liabilities relating to the RPO Business that are transferred to Hudson or one of its retained subsidiaries prior to the closings of the Sale Transactions.

Regulatory Matters

Mergers and acquisitions that may have an impact in the United States are subject to review by the Department of Justice and the Federal Trade Commission to determine whether they comply with applicable antitrust laws. Hudson believes that the Sale Transactions are not subject to the Hart-Scott-Rodino Act Antitrust Improvements Act of 1976 or the reporting and waiting requirements of any other United States antitrust law. We are not aware of other material regulatory approvals.

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No Appraisal Rights

You will not experience any change in your rights as a stockholder as a result of the Sale Transactions. Delaware law and our bylaws do not provide for appraisal or other similar rights for dissenting stockholders in connection with the Sale Transactions, and we do not intend to independently provide stockholders with any such right. Accordingly, you will have no right to dissent and obtain payment for your shares in connection with the Sale Transactions.

Required Vote

The proposal to adopt the Sale Resolution requires the affirmative vote of the holders of a majority of our outstanding shares entitled to vote. Abstentions and broker non-votes will act as a vote against this proposal.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that you vote “FOR” the adoption of the Sale Resolution.

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The Sale Agreements

The following is a summary of the material terms of the Sale Agreements. This summary does not purport to describe all the terms of the Sale Agreements and is qualified by reference to the complete Sale Agreements, composite copies of which are attached as Annex A, Annex B and Annex C to this proxy statement. We urge you to read the Sale Agreements carefully and in their entirety because they, and not the summary set forth in this proxy statement, are the legal documents that govern the Sale Transactions.

The terms of the Sale Agreements (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the Sale Transactions. The Sale Agreements contain representations and warranties that the respective Sellers, on the one hand, and the respective Purchaser, on the other hand, made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligations to consummate the Sale Transactions and may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws. In addition, certain representations and warranties relate to information that is not known currently by either party and have been negotiated such that the risk that such representations or warranties are ultimately shown to not be true is allocated between the parties.

In addition, such representations and warranties are qualified by information in confidential disclosure schedules that Hudson and the respective Purchaser have exchanged in connection with signing the Sale Agreements. While Hudson does not believe that the disclosure schedules contain information which has not been previously publicly disclosed and that the securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Sale Agreements. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules. These disclosure schedules contain certain information that has been included in our prior public disclosures, as well as additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Sale Agreements, which subsequent information may or may not be fully reflected in our public disclosures.

General

Pursuant to the Belgium Sale Agreement, Belgium Purchaser has agreed to pay Belgium Sellers the Belgium Purchase Price and pursuant to the APAC Sale Agreement, APAC Purchaser has agreed to pay APAC Sellers the APAC Purchase Price. Under the Belgium Sale Agreement and the APAC Sale Agreement, Hudson provided limited representations and warranties related to ownership of the Belgium Subsidiary and the APAC Subsidiaries, respectively, and authority to enter into such sale agreement, among other areas as set forth in the Belgium Sale Agreement and APAC Sale Agreement. Pursuant to the Europe Sale Agreement, Europe Purchaser has agreed to pay Europe Sellers the Europe Purchase Price. The parties to the Europe Sale Agreement have provided each other with customary representations and warranties as more fully set forth in the Europe Sale Agreement.

In addition, under all Sale Agreements the applicable Sellers have agreed to certain covenants, including interim operating covenants which place certain restrictions on the operation of the Sale Subsidiaries until the applicable Sale Transaction closes, an employee non-solicitation covenant, a non-competition covenant and a covenant that requires that we assist the relevant Purchaser to obtain financing to consummate the relevant Sale Transaction. Also, all Sale Agreements provide that the closing of the Sale Transactions contemplated in each Sale Agreement is conditioned upon the closings of the transactions contemplated in each other Sale Agreement occurring simultaneously with such closing.

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Belgium Sale Agreement

Belgium Purchase Price and Adjustments to Belgium Purchase Price

Under the terms of the Belgium Sale Agreement, Belgium Purchaser will make a cash payment at closing of the Belgium Purchase Price, which is $28,250,000 minus the items listed below from December 31, 2016 through the closing date. As of the date of this proxy statement, the payment is expected to result in estimated proceeds to Belgium Sellers of $24,700,000.

•	The declaration or payment of any dividend or other distribution of profits, reverses or assets to, or reduction of share capital or redemption or purchase of any shares from the Non-Belgium Hudson Group.

•	The payment of any management, monitoring, service or other stockholder or director’s fees (excluding recurring information technology allocations) to Belgium Sellers.

•	The payment of any costs by any of Belgium Purchaser or the Belgium Subsidiary to Hudson in connection with Hudson’s incentive stock and awards plan, whether payable before or after closing.

•	Any taxation, interest or penalties paid or becoming payable as a consequence of any of the foregoing.

•	Any agreement or arrangement made or entered into by the Belgium Group Companies to do or give effect to any matter referred to in the first two bullet points.

Closing

The Belgium Sale Agreement contemplates that the Belgium Sale Transaction will be closed on the third business day after all of the conditions to closing that can be completed prior to closing are satisfied, or at any other time that the parties so agree upon. Belgium Sellers expect the Belgium Sale Transaction to close in the first half of 2018, subject to satisfaction or waiver of the conditions described below.

Representations and Warranties

The Belgium Sale Agreement contains a limited number of representations and warranties applicable to Belgium Sellers, subject in totality to a materiality qualification, relating to, among other things, the following:

•	corporate organization and valid existence;

•	capacity, power and authority to execute and deliver and perform obligations under the Belgium Sale Agreement and the other relevant documents;

•	binding effect of the Belgium Sale Agreement and the other relevant agreements;

•	nature of, ownership to and status of the shares of the Belgium Subsidiary; and

•	ownership of subsidiaries of the Belgium Subsidiary.

The Belgium Sale Agreement contains a limited number of representations and warranties applicable to Belgium Purchaser, subject in some cases to customary qualifications, relating to, among other things, the following:

•	corporate organization and valid existence;

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•	capacity, power and authority to execute and deliver and perform obligations under the Belgium Sale Agreement and the other relevant documents;

•	binding effect of the Belgium Sale Agreement and the other relevant agreements; and

•	financial ability relating to commitment letters Belgium Purchaser has received.

Conduct of Business Prior to Closing

Belgium Sellers agreed that they will ensure that, until closing, the business of the Belgium Group Companies is carried on in the ordinary course of business consistent with current practice. Belgium Sellers have also agreed that they will ensure that no Belgium Group Company will, except if expressly permitted or required by the Belgium Sale Agreement or given written consent by Belgium Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned:

•	incur any expenditure exceeding EUR50,000 on capital account;

•	dispose of or grant any encumbrance in respect of any part of its assets, or dispose of any shares in a Belgium Group Company;

•	enter into any contract or commitment other than in the ordinary course of business or: (1) take out or prepay any loan or enter into any leasing, hire purchase or other agreements for payment on deferred terms; (2) fail to observe and perform in any material respect any term or condition of, or waive any rights under, any contract or arrangement; (3) materially contravene any law; or (4) do anything which might result in the termination, revocation, suspension or modification of the registration in relation to the outplacement and recruitment services provided by it;

•	make or announce any material change in the terms of employment and benefits of any of its directors, employees or self-employed managers (except as required by law or collective bargaining agreements), employ any new persons or terminate (except for serious cause) any directors or managers, any employees or self-employed contractors with an annual gross salary in excess of EUR100,000;

•	make any amendments to the composition of the respective boards of directors of the Belgium Group Companies;

•	establish an employee representative body, except as required by law or following a final court order;

•	make any change to the tax and social security treatment of remuneration and benefits in kind of any of its directors, employees or self-employed contractors (except as required by law or collective bargaining agreements);

•	permit any of its insurances to lapse or do anything which would make any insurance policy void or voidable;

•	create, issue, purchase, sell or redeem any class of shares or other securities;

•	pass any resolution of its stockholders (except as necessary to approve the transactions contemplated by the Belgium Sale Agreement), set up any subsidiary or acquire shares in any company (except as required by the Belgium Sale Agreement) or enter into, amend or terminate any partnership or joint venture;

•	change the accounting practices of any Belgium Group Company;

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•	terminate, enter into or materially amend any material contract with a term that would extend more than twelve months beyond closing of the Belgium Sale Transaction or which has an annual value of EUR200,000 or more; or

•	agree or propose to do any of the above actions.

Ancillary Agreements

In connection with the closing of the Belgium Sale Transaction, Hudson will (a) transfer to Belgium Purchaser all Hudson trademarks registered in Benelux as soon as the Hudson RPO trademark is registered in Benelux (with the Hudson name to be licensed to Belgium Purchaser prior to that time) and (b) license to Belgium Purchaser the right to use the Hudson.com domain name until January 1, 2019.

No Negotiation; No Solicitation of Other Offers

Belgium Sellers have agreed that they will not enter into, continue or solicit discussions or negotiations with, or provide any information to or assist any third party in acquiring the shares of any Belgium Group Company or any material part of the business or assets of the Belgium Group Companies.

Additional Pre-Closing Matters

Until closing, Belgium Sellers must provide Belgium Purchaser and its agents, representatives and advisers reasonable access to the properties and to the books and records of the Belgium Group Companies and provide information about the Belgium Group Companies that Belgium Purchaser may reasonably require. Belgium Sellers must also use their reasonable best efforts to (and cause their affiliates and their respective agents to) provide to Belgium Purchaser the cooperation it needs in connection with its debt financing.

Additionally, Belgium Sellers are required to: (a) ensure that the Belgium Subsidiary transfers the legal and beneficial ownership of its two shares in HGR Belgium NV to a member of the Non-Belgium Hudson Group at a price of EUR100; (b) ensure that Hudson Highland transfers the legal and beneficial ownership of its 14,561 shares in Hudson Luxembourg S.A. to the Belgium Subsidiary at a price of EUR100; (c) use their reasonable best efforts to obtain a waiver from the change of control provision included in article 9 of the purchase agreement between the Belgium Subsidiary and ING Belgium NV; and (e) ensure that the Belgium Subsidiary duly registers certain lease agreements.

Further, Belgium Sellers must ensure that by closing certain intra-group agreements are terminated without any remaining indebtedness, indemnity or liability being due by any Belgium Group Company.

Belgium Purchaser is required to use its reasonable best efforts to obtain equity and debt financing to consummate the Belgium Sale Transaction.

Conditions to Closing of the Belgium Sale Transaction

Belgium Purchaser’s obligation to close the Belgium Sale Transaction is conditioned on Belgium Purchaser obtaining the financing contemplated under the Belgium Sale Agreement and, on the closing date, there being no pending or threatened actions or proceedings by or before any court or other governmental authority which seeks to restrain, prohibit or invalidate the transactions contemplated by the Belgium Sale Agreement. Belgium Sellers’ obligation to close the Belgium Sale Transaction is conditioned on:

•	the Sale Resolution receiving the affirmative vote of the holders of a majority of the shares outstanding as of the record date;

•	the Europe Sale Transaction and APAC Sale Transaction occur simultaneously with the closing of Belgium Sale Transaction, a condition that the Belgium Sellers may not waive;

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•	that prior to the Company holding a vote of its stockholders at the Special Meeting to adopt the Sale Resolution, the Belgium Purchaser shall have provided confirmation to the Belgium Sellers that the Belgium Purchaser’s financing is assured, a condition the Belgium Sellers may not waive; and

•	on the closing date, there being no pending or threatened actions or proceedings by or before any court or other governmental authority which seeks to restrain, prohibit or invalidate the transactions contemplated by the Belgium Sale Agreement.

Each of the parties to the Belgium Sale Agreement have agreed to use their reasonable best efforts to satisfy the foregoing conditions as soon as possible.

Termination and Termination Fee

Belgium Purchaser may terminate the Belgium Sale Agreement if the closing has not occurred by May 31, 2018. Additionally, Belgium Purchaser may terminate the Belgium Sale Agreement if any Belgium Seller is in material breach of any of its obligations under the Belgium Sale Agreement or the other relevant agreements or anything occurs which has a Material Adverse Effect (as such term is defined in the Belgium Sale Agreement), and either the breach or the Material Adverse Effect is not rectified within ten business days after Belgium Purchaser gives notice. A Material Adverse Effect means any change, effect, event, occurrence, state of facts or developments that, individually or in the aggregate has, or would reasonably be expected to have, a material adverse effect, on the business, assets, liabilities, results of operations or financial conditions of the Belgium Group Companies, taken as a whole, but excluding any adverse effect resulting from:

•	general economic conditions (or changes in such conditions) in Belgium, Luxembourg, the United States or any other country or region in the world, or conditions in the global economy generally, provided that such conditions do not have a disproportionate or unique effect on the Belgium Group Companies;

•	general conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in, Belgium, Luxembourg, the United States or any other country or region in the world;

•	general political conditions (or changes in such conditions) in Belgium or Luxembourg or acts of war or terrorism in Belgium or Luxembourg or any other country in the world;

•	economic or business conditions (or changes in such conditions) affecting the telecommunications equipment, software and services industry generally or businesses having a similar nature to the business of the Belgium Group Companies, provided that such conditions do not have a disproportionate or unique effect on the Belgium Group Companies;

•	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in Belgium or Luxembourg, provided that such conditions do not have a disproportionate or unique effect on the Belgium Group Companies;

•	changes in law (or the interpretation thereof) or changes in generally accepted accounting principles or other accounting standards (or the interpretation thereof), provided that such conditions do not have a disproportionate or unique effect on the Belgium Group Companies;

•	the announcement of the Belgium Sale Agreement or the pendency or consummation of the transactions contemplated in the Belgium Sale Agreement;

•	the taking of any action contemplated by the Belgium Sale Agreement or the failure to take any action prohibited by the Belgium Sale Agreement; or

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•	any failure by any of the Belgium Group Companies to meet any third party estimates or expectations of its revenue, earnings or other financial performance or results of operations for any period, or any failure by any of the Belgium Group Companies to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations.

Belgium Sellers may terminate the Belgium Sale Agreement if the closing has not occurred by May 31, 2018. Additionally, Belgium Sellers may terminate the Belgium Sale Agreement if Belgium Purchaser is in material breach of any of its obligations under the Belgium Sale Agreement or the other relevant agreements; anything occurs which would result in Belgium Purchaser being unable to consummate the transactions contemplated by the Belgium Sale Agreement; or Belgium Purchaser is unable to obtain within 60 days after the execution of the Belgium Sale Agreement a debt commitment letter in an amount sufficient to (when combined with the equity financing) consummate the transactions contemplated by the Belgium Sale Agreement, and the breach (if rectifiable) or the occurrence is not rectified in all material respects within ten business days after Belgium Sellers give notice. If Belgium Sellers terminate the Belgium Sale Agreement as a result of Belgium Purchaser’s failure to obtain a debt financing commitment letter within 60 days after the execution of the Belgium Sale Agreement, Belgium Purchaser’s material breach of its obligations to obtain financing or Belgium Purchaser’s failure to close the transaction by May 31, 2018 due to a failure to obtain financing, then Ivan De Witte and De Witte Comm. V. are jointly and severally required to pay Belgium Sellers a termination fee of EUR750,000.

Non-competition and Non-solicitation

Belgium Sellers shall not and shall not permit any member of the Non-Belgium Hudson Group to, for a period of three years from closing: compete in Belgium or Luxembourg with any business that is carried on by any Belgium Group Company at closing, subject to certain limited exceptions; solicit orders for goods or services similar to those being provided by any of the Belgium Group Companies at closing from any person in Belgium or Luxembourg who is at closing or has been at any time within one year prior to closing a customer of the Belgium Group Companies; induce or attempt to induce any person who is a director, employee or self-employed contractor of a Belgium Group Company at closing to leave the employment of that Belgium Group Company, subject to certain limited exceptions; or make use of or (except as required by law) disclose to any third party any confidential information relating to the business of any of the Belgium Group Companies.

Indemnification; Survival of Indemnification Obligations

Belgium Sellers are liable for any loss to the extent that it is caused by any breach of Belgium Sellers’ warranties or any other obligation under the Belgium Sale Agreement or the other relevant agreements, whether directly or indirectly incurred by Belgium Purchaser or any Belgium Group Company. Belgium Sellers’ liability for the breach of its warranties terminates two years after the closing date, and Belgium Sellers’ liability with respect to any other claim under the Belgium Sale Agreement terminates six months after the end of the statute of limitations applicable to the claim brought.

Belgium Purchaser is liable for any loss to the extent that it is caused by any breach of its warranties or any other obligation under the Belgium Sale Agreement or the other relevant agreements, whether directly or indirectly incurred by Belgium Sellers, unless the termination fee described above is due.

Expenses

Each party generally must pay the costs and expenses incurred by it in connection with the due diligence investigation and the negotiation, entering into and closing of the Belgium Sale Agreement.

Waiver

Under the terms of the Belgium Sale Agreement, the parties may waive their rights, but only if specifically done in writing. Belgium Sellers have agreed to waive any rights Belgium Sellers may have regarding any misrepresentation, inaccuracy or omission in any information or advice supplied by any of Belgium Group Company or its agents in connection with Belgium Sellers’ warranties and the preparation of the data room, and any rights Belgium Sellers may have for indemnification, contribution or subrogation against any Belgium Group Company or its agents in connection with any claim. Belgium Purchaser has agreed to waive any rights or claims that it may have against Belgium Sellers in connection with any information in the data room.

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Specific Performance

The parties have agreed that any breach of the Belgium Sale Agreement would cause irreparable harm for which money damages would not be an adequate remedy. Therefore, the parties have agreed that each party can force the other party to specifically perform its obligations under the Belgium Sale Agreement.

Governing Law

The Belgium Sale Agreement is governed by and shall be construed in accordance with the laws of the State of New York.

Europe Sale Agreement

Europe Purchase Price and Adjustments to Europe Purchase Price

Under the terms of the Europe Sale Agreement, Europe Purchaser will make a cash payment at closing of the Europe Purchase Price, which is $10,500,000 and subject to the adjustments described below. As of the date of this proxy statement, the payment is expected to result in estimated proceeds to Europe Sellers of $10,500,000. At closing, the $10,500,000 amount will be adjusted by adding the amount of the closing cash balance of the Europe Subsidiaries, subtracting the amount of the closing debt balance of the Europe Subsidiaries and adding the amount of the difference (which may be positive or negative) between the closing working capital (effectively the current assets minus the current liabilities) and the trailing twelve-month average of the working capital of the Europe Subsidiaries.

Closing

The Europe Sale Agreement contemplates that the Europe Sale Transaction will be closed on the second business day following the date on which all of the conditions to closing have been satisfied or waived, or on the date the parties mutually agree upon in writing. Europe Sellers expect the Europe Sale Transaction to close in the first half of 2018, subject to satisfaction or waiver of the conditions described below.

Representations and Warranties

The Europe Sale Agreement contains a number of customary representations and warranties applicable to Europe Sellers, subject in some cases to customary qualifications, relating to, among other things, the following:

•	corporate organization, valid existence and good standing, and other corporate matters regarding Europe Sellers and the Europe Subsidiaries, including ownership of the capital stock of the Europe Subsidiaries free and clear of any liens;

•	authorization, valid execution and delivery and enforceability of the Europe Sale Agreement and the other relevant agreements;

•	the absence of ultra vires transactions entered into by the Europe Subsidiaries and the absence of conflicts or violations under Europe Sellers’ charter documents, contracts and applicable law;

•	ownership of assets of the Europe Subsidiaries, real property leases and material contracts;

•	compliance with laws and absence of material litigation;

•	tax matters;

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•	intellectual property matters;

•	employee and employee benefit plan matters;

•	brokers, finders and agents;

•	sufficiency of assets for the conduct of business;

•	trade regulation and related matters;

•	involvement of the Europe Subsidiaries with the RPO Business; and

•	effects of a change of control on tax rulings or agreements with governmental authorities and agreements with material customers.

The Europe Sale Agreement also contains a number of customary representations and warranties applicable to Europe Purchaser, subject in some cases to customary qualifications, relating to, among other things, the following:

•	corporate organization, valid existence and good standing, and other corporate matters of Europe Purchaser;

•	authorization, valid execution and delivery and enforceability of the Europe Sale Agreement;

•	binding effect of the Europe Sale Agreement and the other agreements contemplated thereby;

•	the absence of conflicts or violations under Europe Purchaser’s charter documents and applicable law;

•	brokers, finders and agents;

•	financial capacity relating to equity commitment letters Europe Purchaser has received; and

•	solvency.

Conduct of Business Prior to Closing

Under the Europe Sale Agreement, Europe Sellers have agreed that they will (and will cause each Europe Subsidiary to) carry out the business in the ordinary course of business consistent with past practice and not take the following actions without the prior written consent of Europe Purchaser (not to be unreasonably refused):

•	any declaration, distribution or payment of a dividend by any Europe Subsidiary;

•	any amendment to the charter or by-laws of any Europe Subsidiary;

•	any sale, purchase, option, subscription, redemption or other similar agreement in respect of any Europe Subsidiary’s shares;

•	any merger or similar consolidation with, or the acquisition or disposition of any interest in, any person;

•	any sale, transfer, assignment or other disposal (other than in the ordinary course of business) by any Europe Subsidiary of any of their real property, fixed assets or intellectual property rights used in the business and which were material to the business or that are to be assigned to Europe Purchaser, or granting of any liens (other than permitted liens granted prior to the date of the Europe Sale Agreement) or the right to use any leased real property;

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•	except in the ordinary course of business, any entering into, termination, modification or cancellation of any contract constituting a material contract or which if the same existed on the date of the Europe Sale Agreement, would constitute a material contract;

•	any commitments by any Europe Subsidiary to make any capital expenditures exceeding in the aggregate $100,000 and which involve payments after the closing date (other than any commitments contemplated by the annual budget of the business for fiscal year 2017 or in the ordinary course of business for fiscal year 2018);

•	except in the ordinary course of business, any indebtedness incurred by the Europe Subsidiaries in excess of $100,000 in the aggregate;

•	other than in the ordinary course and consistent with past practice, any increase in the compensation of the transferred employees other than as required by law, applicable collective bargaining agreements or any agreement in effect as of June 30, 2017;

•	except in the ordinary course of business, any employment, deferred compensation, severance or similar agreement in respect of a transferred employee; or any increase (other than pursuant to the terms of any collective bargaining agreements, contracts or arrangements in effect on June 30, 2017) or agreement to increase the coverage or benefits available to any group of business employees who will be at closing transferred employees;

•	any termination by Europe Sellers or the Europe Subsidiaries other than for cause of an employee of the Europe Subsidiaries having a gross compensation in excess of EUR150,000 without Europe Sellers or the Hudson Europe COO first consulting with Europe Purchaser;

•	any changes in the method of accounting or accounting practice or policy used by any Europe Subsidiary in the preparation of its financial statements other than as required by generally accepted accounting principles in the Europe Subsidiary’s jurisdiction of organization or applicable law;

•	except in the ordinary course of business, any loans, guarantees or comfort letters or security interests in connection with third party obligations or other off-balance sheet commitments;

•	except in the ordinary course of business, any material change in practices for the collection of accounts receivable or the payment of suppliers;

•	except in the ordinary course of business, any settlement or commencement of any proceeding; or

•	any commitment or agreement to do any of the foregoing.

Additional Pre-Closing Matters

Europe Sellers are required to use commercially reasonable efforts to obtain, prior to closing, all prior consents, approvals, waivers or agreements of another person necessary to consummate the transactions in connection with the Europe Sale Agreement.

In addition, Europe Sellers are required (and must cause each Europe Subsidiary to) terminate all agreements, commitments or liabilities with Europe Sellers and their affiliates, and any indebtedness between Europe Sellers and their affiliates and the Europe Subsidiaries.

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Europe Sellers are required to provide reasonable access to Europe Purchaser to all relevant premises, properties, personnel, available books, records (including tax records), contracts and documents of or pertaining to the business and to each of the Europe Subsidiaries.

Europe Sellers are required to use commercially reasonable efforts to provide to Europe Purchaser all reasonable cooperation reasonably requested by Europe Purchaser in connection with Europe Purchaser’s financing of the Europe Sale Transaction.

Europe Sellers are required to irrevocably cause the Europe Subsidiaries to transfer to Europe Sellers or one of their affiliates (other than the Europe Subsidiaries) all the assets and liabilities relating to the RPO Business.

Europe Purchaser is required to use commercially reasonable efforts to take (or cause to be taken) all actions, and do (or cause to be done) all things necessary to obtain financing pursuant to the terms and conditions of the equity commitment letters Europe Purchaser has obtained.

Ancillary Agreements

In connection with the closing of the Europe Sale Transaction, Hudson will (a) transfer to Europe Purchaser the Hudson trademark registered in the European Union as soon as the Hudson RPO trademark is registered in the European Union (with the Hudson name to be licensed to Europe Purchaser prior to that time) and (b) license to Europe Purchaser the right to use the Hudson.com domain name until January 1, 2019. Additionally, Hudson has entered into a transitional services agreement with Hudson Global Resources Limited, a Europe Subsidiary, among other parties, pursuant to which Hudson Global Resources Limited will provide temporary office space, IT infrastructure and other support services to Hudson and certain of its subsidiaries until no later than December 31, 2018.

Conditions to Closing of the Europe Sale Transaction

The Europe Sale Agreement sets out the following conditions to Europe Purchaser’s obligation to close the Europe Sale Transaction:

•	Europe Sellers’ representations and warranties with respect to ownership of the capital stock of the Europe Subsidiaries and authorization, valid execution and delivery and enforceability must be true and correct in all respects, without regard to any materiality qualifications and the remainder of Europe Sellers’ representations and warranties must be true and correct, without regard to any materiality qualifications, as of the date the Europe Sale Agreement and as of the closing date as if made at that time; provided, this condition shall be deemed satisfied even if the representations and warranties (other than with respect to ownership of the capital stock of the Europe Subsidiaries and authorization, valid execution and delivery and enforceability) are not true and correct unless their failure to be true and correct would constitute a Material Adverse Change (as such term is defined in the Europe Sale Agreement).

•	No Material Adverse Change has occurred. A Material Adverse Change means any event, change, circumstance, occurrence or fact that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), business, operations or results of operations of the business and the Europe Subsidiaries, taken as a whole, but excluding any adverse effect resulting from:

•	general economic conditions (or changes in such conditions) in France, the United States or any other country or region in the world, or conditions in the global economy generally, provided that such conditions do not have a disproportionate or unique effect on the business of the Europe Subsidiaries;

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•	general conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in, France, the United States or any other country or region in the world;

•	general political conditions (or changes in such conditions) in France, the United States or any other country or region in the world or acts of war, sabotage or terrorism in France, the United States or any other country or region in the world;

•	economic or business conditions (or changes in such conditions) affecting the telecommunications equipment, software and services industry generally or businesses having a similar nature to the business, provided that such conditions do not have a disproportionate or unique effect on the business of the Europe Subsidiaries;

•	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in France, the United States or any other country or region in the world, provided that such conditions do not have a disproportionate or unique effect on the business of the Europe Subsidiaries;

•	changes in law (or the interpretation thereof) or changes in the generally accepted accounting principles or other accounting standards (or the interpretation thereof), provided that such conditions do not have a disproportionate or unique effect on the business of the Europe Subsidiaries;

•	the announcement of the Europe Sale Agreement or the pendency or consummation of the transactions contemplated in the Europe Sale Agreement;

•	the taking of any action contemplated by the Europe Sale Agreement or the failure to take any action prohibited by the Europe Sale Agreement; or

•	any failure by any of the Europe Subsidiaries to meet any third-party estimates or expectations of its revenue, earnings or other financial performance or results of operations for any period, or any failure by any of the Europe Subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations.

•	Europe Sellers have executed various related agreements attached to the Europe Sale Agreement.

•	Europe Purchaser has consummated the equity financing.

•	Europe Purchaser has executed employment agreements with certain key employees.

•	Europe Sellers have completed the transfer of the RPO Business from the Europe Subsidiaries.

The Europe Sale Agreement sets out the following conditions to Europe Sellers’ obligation to close the Europe Sale Transaction:

•	Each of the representations and warranties of Europe Purchaser must be true and correct, without regard to any materiality qualifications, both on the date the Europe Sale Agreement and as of the closing date as if made at that time; provided, this condition shall be deemed satisfied even if any representations and warranties of Europe Purchaser are not true and correct, unless their failure to be true and correct would prevent or materially impede the performance by Europe Purchaser of its obligations under the Europe Sale Agreement or any of the transactions contemplated by the Europe Sale Agreement.

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•	Europe Purchaser has executed various related agreements attached to the Europe Sale Agreement.

•	Europe Sellers have completed the transfer of the RPO Business.

•	The Sale Resolution has received the affirmative vote of the holders of a majority of the shares outstanding as of the record date.

•	The Belgium Sale Transaction and APAC Sale Transaction occur simultaneously with the closing of Europe Sale Transaction, a condition that the Europe Sellers may not waive.

•	That prior to the Company holding a vote of its stockholders at the Special Meeting to adopt the Sale Resolution, the Europe Purchaser shall have provided confirmation to the Europe Sellers that the Europe Purchaser’s financing is assured, a condition the Europe Sellers may not waive.

Termination and Termination Fees

The Europe Sale Agreement may be terminated as follows:

•	By either Europe Sellers or Europe Purchaser if the closing has not occurred by May 31, 2018, or any governmental authority has enacted, issued, promulgated, enforced or entered any law, or refused to grant any required consent or approval, that has the effect of making the consummation of the transactions contemplated in the Europe Sale Agreement illegal or that otherwise prohibits their consummation, as long as such decision or action is final and non-appealable; provided the party seeking to terminate the Europe Sale Agreement in such circumstance cannot be the principal cause of the failure of the closing to occur by such date.

•	By Europe Purchaser, if Europe Sellers’ representations and warranties were untrue when made or will become untrue, or Europe Sellers’ breach or failure to perform any of their agreements or covenants contained in the Europe Sale Agreement, provided that the inaccuracy, breach or failure to perform would give rise to the failure of a condition to Europe Purchaser’s obligations to close the Europe Sale Transaction.

•	By Europe Sellers if:

•	Europe Purchaser’s representations and warranties were untrue when made or will become untrue, or Europe Purchaser breaches or fails to perform any of its agreements or covenants contained in the Europe Sale Agreement, provided the inaccuracy, breach or failure to perform would give rise to the failure of a condition to Europe Sellers’ obligations to close the Europe Sale Transaction; or

•	The conditions to Europe Purchaser’s obligations to close have been satisfied (other than the availability of financing) and Europe Sellers confirm in writing that all conditions to Europe Sellers’ obligations to close have been satisfied or that Europe Sellers are willing to waive all such unsatisfied conditions and Europe Purchaser has failed to consummate the transactions contemplated by the Europe Sale Agreement within ten business days after the date on which the closing should have occurred.

If Europe Sellers terminate the Europe Sale Agreement as a result of Europe Purchaser’s failure to close the transaction by May 31, 2018 or such earlier date that the closing conditions are satisfied due to a failure to obtain financing, then Europe Purchaser is required to pay Europe Sellers a termination fee of $762,000. If Europe Purchaser terminates the Europe Sale Agreement as a result of Hudson’s failure to close the transaction by May 31, 2018 due to a failure to obtain the required stockholder approval to adopt the Sale Resolution, then Europe Sellers are required to pay Europe Purchaser a termination fee of $500,000.

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Non-competition and Non-solicitation

In connection with the Europe Sale Transaction, Europe Sellers have agreed that none of Europe Sellers or their affiliates (other than the Europe Subsidiaries) for a period of three years after the closing, will engage in a competing business, which means the recruitment business and talent management business, excluding activities and services relating to the RPO Business in the European Union (as constituted on the date of the Europe Sale Agreement), except Belgium, Luxembourg, and Netherlands, subject to certain common exceptions. Europe Sellers have also agreed that for a period of three years after the closing, Europe Sellers will not hire or entice away any of the employees of the Europe Subsidiaries (other than the employees of the RPO Business), or request or persuade any of the them to terminate their employment relationship with Europe Purchaser or any of its affiliates, without the prior written consent of Europe Purchaser; provided this restriction shall not limit Europe Sellers from making a general offer of employment to the public (and the hiring of employees who respond to such offer of employment).

Indemnification; Survival of Indemnification Obligations

For a period of one year after closing, Hudson must indemnify, defend and hold Europe Purchaser and its affiliates, including, after the closing, the Europe Subsidiaries, harmless from and against all losses suffered by such parties resulting from any breach of any representation or warranty made by Europe Sellers in the Europe Sale Agreement or any breach by Europe Sellers of any covenant, obligation or agreement in the Europe Sale Agreement, subject to a cap of 5% of the Europe Purchase Price.

For a period of one year after closing, Europe Purchaser must indemnify, defend and hold Europe Sellers and their affiliates, including, before the closing, the Europe Subsidiaries, harmless from and against all losses suffered by such parties resulting from any breach of any representation or warranty made by Europe Purchaser in the Europe Sale Agreement or any breach of any covenant, obligation or agreement of Europe Purchaser in the Europe Sale Agreement, subject to a cap of 5% of the Europe Purchase Price.

Expenses

The Europe Sale Agreement provides that the parties generally must bear their own costs and expenses incurred for the consummation of the transactions contemplated in the Europe Sale Agreement. However, Europe Sellers must bear any costs or expenses incurred by the Europe Subsidiaries in connection with the consummation of the transactions contemplated under the Europe Sale Agreement.

Tax Matters

Europe Purchaser shall pay all transfer, documentary, sales, use, stamp, registration and other such taxes and all conveyance fees and recording charges incurred in connection with the sale and transfer of the transferred shares to Europe Purchaser. In addition, Europe Purchaser and each Europe Subsidiary will prepare and file all necessary tax returns and other documentation with respect to all transfer taxes. Furthermore, the parties will cooperate and otherwise use reasonable best efforts to obtain any exemptions from, reductions in or refunds of any applicable transfer taxes.

Amendment and Waiver

The Europe Sale Agreement may be amended only by a writing executed by all the parties to the Europe Sale Agreement.

Europe Sellers and Europe Purchaser may waive, in writing, compliance by any of the other parties to the Europe Sale Agreement (to the extent the compliance is for the benefit of the party giving the waiver) with any of the terms, covenants or conditions contained in the Europe Sale Agreement (except such as may be imposed by law).

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Specific Performance

Under the Europe Sale Agreement, each party has agreed that irreparable damage would occur and the parties would not have an adequate remedy at law if any provision of the Europe Sale Agreement is not performed in accordance with its terms or is otherwise breached. Accordingly, each party has agreed that the other parties will be entitled to injunctive relief to prevent breaches of the provisions of the Europe Sale Agreement and to enforce specifically the terms and provisions of the Europe Sale Agreement.

Governing Law

The Europe Sale Agreement is governed by and shall be construed in accordance with the laws of the State of New York.

APAC Sale Agreement

APAC Purchase Price and Adjustments to APAC Purchase Price

Under the terms of the APAC Sale Agreement, APAC Purchaser will make a cash payment at closing of the APAC Purchase Price, which is $7,500,000 minus the items listed below from July 18, 2017 through the closing date. As of the date of this proxy statement, the payment is expected to result in estimated proceeds to APAC Sellers of $6,000,000. The $7,500,000 base purchase price will be reduced to account for the aggregate of all dividends, distributions and management fees paid by an APAC Subsidiary to APAC Sellers, other than (1) management fees that are invoiced but unpaid as of July 31, 2017 and (2) any dividend or distribution of the proceeds from and on closing of the transfer of the RPO Business held by an APAC Subsidiary. The APAC Purchaser will also assume the APAC Subsidiaries’ short-term debt, which was $6.3 million as of September 30, 2017.

Closing

Closing of the APAC Sale Transaction will occur five business days after satisfaction or waiver of all conditions precedent to closing of the APAC Sale Transaction, or at such time as the parties may agree upon in writing. APAC Sellers expect the APAC Sale Transaction to close in the first half of 2018, subject to satisfaction or waiver of the conditions described below.

Representations and Warranties

The APAC Sale Agreement contains a limited number of representations and warranties applicable to APAC Sellers, relating to, among other things, the following:

•	corporate organization and valid existence;

•	right, power and capacity to execute and deliver and perform obligations under the APAC Sale Agreement;

•	authorizations and consents required in connection with the APAC Sale Agreement;

•	binding effect of the APAC Sale Agreement;

•	the absence of breaches or defaults under any other agreements in connection with the execution, delivery and performance of the APAC Sale Agreement;

•	the absence of any trustee relationship under the APAC Sale Agreement; and

•	solvency and ability to pay financial obligations; and

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•	ownership of the APAC Group Companies, validity and status of the share capital and the absence of issue or transfer rights.

The APAC Sale Agreement also contains a limited number of representations and warranties applicable to APAC Purchaser, relating to, among other things, the following:

•	corporate organization and valid existence;

•	right, power and capacity to execute and deliver and perform obligations under the APAC Sale Agreement;

•	authorizations and consents required in connection with the APAC Sale Agreement;

•	binding effect of the APAC Sale Agreement;

•	the absence of breaches or defaults under any other agreements in connection with the execution, delivery and performance of the APAC Sale Agreement;

•	solvency and ability to pay financial obligations;

•	financial ability pursuant to commitment letters; and

•	trust and trustee matters in connection with the execution of the APAC Sale Agreement.

Conduct of Business Prior to Closing

Under the APAC Sale Agreement, APAC Sellers have agreed that, until the closing of the APAC Sale Transaction, APAC Sellers will use reasonable commercial endeavors to ensure that each APAC Group Company preserves its current business, employment, leasing and other service relationships; conducts its business in the ordinary course of business with its usual business practices and in material compliance with all applicable laws; and does not alter its current share capital.

APAC Sellers have also agreed that, until closing, APAC Sellers will not, without APAC Purchaser’s written consent, remove or appoint any director of an APAC Group Company or enter into any agreement with a transferee of the RPO Business that would result in an entity other than an APAC Seller providing any representation, warranty or indemnity in favor of a transferee of the RPO Business or that would materially adversely affect any APAC Group Company.

No Negotiation; No Solicitation of Other Offers

The APAC Sale Agreement provides that, from the date of the APAC Sale Agreement until the earlier of the closing of the APAC Sale Transaction or the termination of the APAC Sale Agreement, APAC Sellers will not (and will not permit any of their related entities or any of their representatives to) directly or indirectly:

•	solicit, initiate or encourage the submission of any proposal or offer from any person relating to, or enter into or consummate any transaction, relating to, the direct or indirect acquisition of any shares of an APAC Group Company, or any merger, recapitalization, share exchange, sale of substantial assets (other than in the ordinary course of business) or similar transaction or alternative to the sale of the shares of the APAC Subsidiaries contemplated by the APAC Sale Agreement; or

•	participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the transactions described above.

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Additional Pre-Closing Matters

APAC Sellers must ensure that all amounts owed by APAC Sellers or their affiliates (other than the APAC Group Companies) to any APAC Group Company are discharged and repaid in full and all amounts owed by APAC Group Company to APAC Sellers or their affiliates (other than the APAC Group Companies) are discharged and repaid in full.

In addition, prior to executing (or permitting an affiliate to execute) any document implementing the steps necessary to complete the transfer of the RPO Business held by the APAC Group Companies, APAC Sellers must provide APAC Purchaser with a reasonable opportunity to review and comment on such transfer agreements. APAC Purchaser shall, in turn, conduct its review of such transfer agreements reasonably promptly upon receipt of the agreements.

APAC Purchaser must give APAC Sellers a notice setting out, with regard to each APAC Group Company, the name of each person who is to be appointed as a director, secretary or public officer and the original signed consents to act from each of them; the name of each person who is required to resign as a director, secretary or public officer; if applicable, the new registered office of the APAC Group Company; and for each bank account maintained by the APAC Group Company, the name of each additional person who is to be authorized to operate that account and each person who will no longer have authority to do so.

APAC Purchaser must also use its reasonable commercial endeavors to obtain financing to complete the APAC Sale Transaction. APAC Sellers must use reasonable commercial endeavors to, and cause their affiliates, to provide to APAC Purchaser such cooperation as is reasonably requested by APAC Purchaser in connection with obtaining financing.

Ancillary Agreements

In connection with the closing of the APAC Sale Transaction, Hudson will transfer to APAC Purchaser (a) all Hudson trademarks registered in APAC as soon as the Hudson RPO trademark is registered in APAC (with the Hudson name to be licensed to APAC Purchaser prior to that time) and (b) the Hudson.com domain name effective January 1, 2019 (with a license from APAC Purchaser granting the Company a license to continue to use the Hudson.com domain name for a period thereafter). Additionally, Hudson has entered into a transitional services agreement with APAC Purchaser, Hudson Highland (APAC) Pty Ltd. (“Hudson Highland (APAC)”), among other parties, pursuant to which Hudson Highland (APAC) will provide temporary office space, IT infrastructure and other support services to Hudson for the APAC region until no later than September 30, 2018 and APAC Purchaser will provide Hudson domain name services starting January 1, 2019 until December 31, 2020.

Conditions to Closing of the APAC Sale Transaction

APAC Purchaser’s obligation to complete the APAC Sale Transaction is subject to the satisfaction or waiver of the following conditions:

•	APAC Purchaser must be able to consummate the financing to complete the APAC Sale Transaction and must satisfy or receive a waiver of all conditions precedent to drawdown of the financing.

•	No Material Adverse Change (as such term is defined in the APAC Sale Agreement) has occurred. A Material Adverse Change means an event, occurrence or change after September 30, 2017 which individually or when aggregated with all other events, occurrences or changes after September 30, 2017 has had or is reasonably likely to have a material adverse effect on the financial condition, assets, liabilities, results of operations or profitability of the APAC Group Companies taken as a whole. A Material Adverse Change does not include:

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•	general economic or political conditions or any conditions generally affecting any segment of the industries in which the APAC Group Companies operate, provided that such conditions do not have a disproportionate or unique effect on the APAC Group Companies;

•	any failure by the APAC Group Companies to meet internal financial projections, forecasts or revenue or earning predictions for any period;

•	any change in law or in the accounting requirements or principles imposed on or required to be adopted by the APAC Group Companies or any interpretation of any of the foregoing, provided that such conditions do not have a disproportionate or unique effect on the APAC Group Companies;

•	the negotiation and execution of the APAC Sale Agreement, the public announcement of the APAC Sale Agreement or the consummation of the transactions contemplated by the APAC Sale Agreement, including adverse changes in the APAC Group Companies’ relationship with their employees, customers or suppliers;

•	any change in currency exchange rates, interest rates or the financial or securities markets generally;

•	any action taken by (or at the request of) APAC Purchaser, or any of its affiliates;

•	any acts of God, including any earthquakes, hurricanes, tornadoes, floods, tsunami or other natural disasters; and

•	changes caused by acts of terrorism or war (whether or not declared).

•	The transfer of the RPO Business, with respect to the Australian RPO Business, has been completed by December 31, 2017, and with respect to the rest of the RPO Business held by the APAC Subsidiaries, by May 31, 2018.

APAC Sellers’ obligation to complete the APAC Sale Transaction is subject to the satisfaction or waiver of the following conditions:

•	The Sale Resolution receiving the affirmative vote of the holders of a majority of the shares outstanding as of the record date.

•	The transfer of the RPO Business, with respect to the Australian RPO Business, has been completed by December 31, 2017, and with respect to the rest of the RPO Business held by the APAC Subsidiaries, by May 31, 2018.

•	The Belgium Sale Transaction and Europe Sale Transaction occur simultaneously with the closing of APAC Sale Transaction, a condition that the APAC Sellers may not waive.

•	That prior to the Company holding a vote of its stockholders at the Special Meeting to adopt the Sale Resolution, that the APAC Purchaser shall have provided confirmation to the APAC Sellers that the APAC Purchaser’s financing is assured, a condition the APAC Sellers may not waive.

Each party has agreed to use its reasonable commercial endeavors to ensure due fulfilment of the conditions set forth above as soon as practicable and in any event before May 31, 2018.

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Termination and Termination Fee

The APAC Sale Agreement may be terminated as follows:

•	Either party may terminate the APAC Sale Agreement if the closing has not occurred by May 31, 2018.

•	By APAC Purchaser, if at any time before closing, APAC Sellers are conducting the business of the APAC Group Companies in violation of the terms the APAC Sale Agreement; or APAC Purchaser becomes aware of any fact, matter or circumstance which results in or is reasonably likely to result in a material breach of one of APAC Sellers’ warranties, and in either case APAC Sellers do not rectify the breach within ten business days after APAC Purchaser gives APAC Sellers notice of the breach.

•	By APAC Sellers, if at any time before closing, APAC Purchaser is in material breach of its requirements to obtaining financing for the APAC Sale Transaction or APAC Sellers become aware of any fact, matter or circumstance which results in or is reasonably likely to result in a material breach of one of APAC Purchaser’s warranties, and in either case APAC Purchaser does not rectify the breach within ten business days after APAC Sellers gives notice to APAC Purchaser of the breach.

If APAC Sellers terminate the APAC Sale Agreement as a result of APAC Purchaser’s failure to close the transaction by May 31, 2018 due to a failure to obtain financing or APAC Purchaser’s material breach of its obligations to obtain financing, then APAC Purchaser is required to pay APAC Sellers a termination fee of $300,000. If APAC Purchaser terminates the APAC Sale Agreement as a result of APAC Sellers’ failure to close the transaction by May 31, 2018 due to a failure to obtain the required stockholder approval to adopt the Sale Resolution or complete the transfer of the APAC Group Companies’ RPO Business, then APAC Sellers are required to pay APAC Purchaser a termination fee of $300,000.

Non-competition and Non-solicitation

APAC Sellers have agreed, and have agreed to cause their subsidiaries to, for a period of up to five years after the closing date depending on the region, to not carry on, or have any financial interest in any or provide any services to any business that is similar to or competitive with the recruitment and talent management businesses of the APAC Group Companies. APAC Sellers have agreed, and have agreed to cause their subsidiaries to, for a period of up to five years after closing not to:

•	approach any person who is at closing or was at any time during the two-year period before closing a customer of the recruitment or talent management businesses in order to obtain that person as a customer for goods or services of the type provided by the recruitment or talent management businesses at closing;

•	induce or encourage any person who was at any time during the twelve-month period before closing an employee of any APAC Group Company with respect to the recruitment or talent management businesses to leave the employment of any APAC Group Company; or

•	interfere with the relationship between any APAC Group Company and any of its customers, employees or suppliers with respect to the recruitment or talent management businesses.

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Indemnification; Survival of Indemnification Obligations

For a period of two years after the closing date, Hudson must indemnify APAC Purchaser, subject to a deductible of $75,000:

•	for any loss incurred by APAC Purchaser arising out of or in connection with any of APAC Sellers’ warranties being incorrect or untrue as of the date they were given, subject to a cap equal to the APAC Purchase Price;

•	from all losses incurred by APAC Purchaser as a result of certain income tax liabilities, subject to a cap of $500,000; and

•	from all losses that APAC Purchaser incurs in connection with any liability arising under certain global vendor contracts to the extent the liability relates to the period prior to closing, is not provided for in the balance sheets of the APAC Subsidiaries prior to the closing and did not arise directly from actions taken by the management of the APAC Subsidiaries that were unknown to APAC Sellers, subject to a cap of $500,000.

Hudson must also indemnify APAC Purchaser from any and all losses APAC Purchaser incurs as a result of any third-party claim brought at any time against APAC Purchaser in connection with the RPO Business or the transfer or the sale of the RPO Business and whether arising in respect of the period before, at or after closing.

Additionally, for so long as Hudson Highland has any obligation to APAC Purchaser, Hudson must indemnify APAC Purchaser against any loss, liability or claim which may be incurred by APAC Purchaser which arises out of any default or delay by us in the performance of any of Hudson Highland’s guaranteed obligations, including any loss, liability or claim incurred by APAC Purchaser in connection with the enforcement of Hudson’s guaranty of Hudson Highland’s performance.

APAC Purchaser must indemnify APAC Sellers for any loss suffered or incurred by APAC Sellers arising out of or in connection with any of the warranties of APAC Purchaser being incorrect or untrue as at the date they were given, subject to a cap of $300,000.

Expenses

The APAC Sale Agreement provides that, except as otherwise set forth in the APAC Sale Agreement, each party is responsible for its own costs in relation to the negotiation, preparation, execution and performance of the APAC Sale Agreement.

Tax Matters

APAC Purchaser must pay any duty or transfer, documentary, sales, use, stamp, registration and other such taxes and all conveyance fees and recording charges payable in connection with the APAC Sale Agreement, any share transfer or contract note executed under it or any dutiable transaction in connection with such documents.

Extension and Waiver

The APAC Sale Agreement provides that if a party fails to perform any of its obligations at closing on the closing date and the other party is ready, willing and able to perform all of its obligations, then that party may give the other party written notice setting a new date for closing that is between two and five business days after the date originally scheduled for closing.

The APAC Sale Agreement provides that a party may waive a condition that is for its benefit by providing written notice to the other party.

Governing Law

The APAC Sale Agreement is governed by the laws of the State of New York.

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Interests of Our Directors and Executive Officers in the Sale Transactions

In considering the recommendation of the Board of Directors to vote for the proposal to adopt the Sale Resolution, you should be aware that some of our executive officers may have personal interests in the Sale Transactions that are, or may be, different from, or in addition to, your interests.

All of our directors and executive officers own shares of our common stock and/or options to purchase shares of our common stock, and to that extent, their interests in the Sale Transactions are the same as that of other holders of our common stock. See “Securities Ownership of Certain Beneficial Owners and Management.”

Hudson Executive Officers

Messrs. Nolan, Lyons and Kirby are the only executive officers of Hudson and are collectively referred to in this proxy statement as the named executive officers of Hudson.

Restricted Stock Unit Agreements

When we make grants of restricted stock units to our executive officers, we enter into Restricted Stock Unit Agreements with such executive officers that contain provisions that are triggered upon a “change in control” of Hudson, which includes a stockholder approved sale of substantially all of our assets such as the Sale Transactions, followed by a termination of employment. If the executive officer’s employment is terminated by us other than by reason of death, disability or for cause or by the executive officer for good reason within 12 months following such a change in control, the restricted stock units will fully vest.

As a condition to the grant of the restricted stock units, the Restricted Stock Units Agreements provide that the executive officer will agree to keep confidential information of ours confidential during and after employment and to return such information to us upon termination of employment, not to solicit for one year clients to whom we provided services during the twelve months preceding the date of the executive officer’s termination and not to solicit or hire for one year any individual we employed as of the date of the executive officer’s termination.

The Restricted Stock Unit Agreements define the following terms:

•	“Cause” means: (i) the willful or negligent failure of the executive to perform the executive’s duties and obligations in any material respect, which failure is not cured within 15 days after receipt of written notice of such failure; (ii) acts of dishonesty or willful misconduct by the executive with respect to us; (iii) conviction of a felony or violation of any law involving moral turpitude, dishonesty, disloyalty or fraud, or a pleading of guilty or nolo contendere to such charge; (iv) repeated refusal to perform the reasonable and legal instructions of the executive’s supervisors; (v) any material breach of the Restricted Stock Unit Agreement; or (vi) failure to confirm compliance with our Code of Business Conduct and Ethics after ten days’ written notice requesting confirmation.

•	“Good reason” means: (i) any breach of the Restricted Stock Unit Agreement by us, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that we remedy promptly after receipt of notice; (ii) any reduction in the executive’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case, relative to those most favorable to the executive in effect during the 180-day period prior to a change in control; (iii) the removal of the executive from, or failure to reelect or reappoint the executive to, any of the positions held with us on the date of a change in control or any other positions to which the executive is thereafter elected or appointed; (iv) a good faith determination by the executive that there has been a material adverse change in the executive’s working conditions or status with us relative to the most favorable working conditions or status during the 180-day period prior to a change in control; (v) the relocation of the executive’s principal place of employment to a location more than 50 miles from the executive’s principal place of employment on the date 180 days prior to a change in control; or (vi) we require the executive to travel on our business 20% in excess of the average number of days per month the executive was required to travel during the 180-day period prior to the change in control.

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Each of Messrs. Nolan, Lyons and Kirby have received grants of restricted stock units. The following table sets forth, for Messrs. Nolan, Lyons and Kirby, as of the date of this proxy statement, the aggregate number of shares of Hudson common stock subject to unvested restricted stock units that will vest assuming solely for illustrative purposes that the employment of each such executive officer is terminated without cause on the date the Sale Transactions close.

	Number of Shares Subject to Unvested RSUs That Will Vest Upon Termination of Employment Following Closing of the Sale Transactions	Resulting Value from Unvested RSUs(1)
Stephen A. Nolan	500,000	$996,000
Patrick Lyons	60,000	$119,520
David F. Kirby	15,000	$29,880

(1)	The value of unvested restricted stock units is based on a price per share of $1.992, the average closing price of shares of Hudson common stock over the first five business days following the first public announcement of the Sale Transactions.

Executive Employment Agreements

Hudson has Executive Employment Agreements with each of its executive officers. For one year after a “change in control” of Hudson, which includes a stockholder approved sale of substantially all of our assets such as the Sale Transactions, if the executive officer’s employment is terminated by us other than by reason of death, disability or for cause or by the executive officer for good reason, then the executive officer, other than Mr. Nolan, is entitled to a lump-sum severance payment equal to the executive officer’s annual base salary immediately prior to termination, and the executive officer’s target annual bonus under our Senior Management Bonus Plan for the year in which the termination occurs, plus health and dental insurance benefits for a period of up to twelve months after termination. For Mr. Nolan, after a “change in control” of Hudson, if his employment is terminated by us other than by reason of death, disability or for cause or by Mr. Nolan for good reason, then Mr. Nolan is entitled to severance equal to 1.5 times his annual base salary immediately prior to termination and 1.5 times his target annual bonus under our Senior Management Bonus Plan for the year in which the termination occurs paid in equal installments over eighteen months following termination, plus health and dental insurance benefits for a period of up to eighteen months after termination and up to an aggregate amount of $20,000 for outplacement services to be provided to Mr. Nolan for up to six months following such termination. The Executive Employment Agreements provide that, upon a termination of employment after a “change in control” of Hudson, if any portion of the executive’s termination payment would constitute an “excess parachute payment” then the termination payment made to the executive shall either be delivered in full or delivered in the greatest amount such that no portion of the termination payment would be subject to the excise tax, whichever results in the receipt by the executive of the greatest benefit on an after-tax basis. The Executive Employment Agreements do not provide for an excise tax gross-up payment.

As a condition to entering into the Executive Employment Agreement, each executive officer agreed to keep confidential information of ours confidential and to return such information to us upon termination of employment, to not solicit for one year clients who we provided services during the twelve months preceding the date of the executive officer’s termination and not to solicit or hire for one year any individual we employed on the date of the executive officer’s termination.

The Executive Employment Agreements define the following terms:

•	“Cause” (other than under the Executive Employment Agreement with Mr. Nolan) means: (i) the willful failure to perform, or gross negligence in, the performance of, the executive’s duties and obligations in any material respect or compliance with the reasonable and legal business directions of our Chief Executive Officer, following delivery to executive of a written notice from our company which describes the basis for our company’s reasonable belief that executive has not substantially performed executive’s duties and executive’s failure to remedy such performance concerns within 30 days; (ii) executive’s willful failure to comply with a material employment policy or contractual obligation to our company; or (iii) executive’s commission of a felony, criminal dishonesty or fraud.

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•	Under Mr. Nolan’s Executive Employment Agreement, “cause” means: (i) the willful failure of the executive to perform the executive’s duties and obligations in any material respect, which failure is not cured within 30 days after receipt of written notice of such failure; (ii) intentional acts of dishonesty or willful misconduct by the executive with respect to us; (iii) conviction of a felony or violation of any law involving dishonesty, disloyalty or fraud, or a pleading of guilty or nolo contendere to such charge; (iv) repeated refusal to perform the reasonable and legal instructions of the our board of directors; (v) any material breach of the agreement or the Confidentiality, Non-Solicitation and Work Product Assignment Agreement that the executive entered into with us; (vi) failure to confirm compliance with our Code of Business Conduct and Ethics after ten days’ written notice requesting confirmation; or (vii) any violation of the terms, including any non-competition, non-disclosure, non-solicitation or confidentiality provisions, of any written or oral agreement, arrangement or understanding to which the executive is a party or by which the executive is bound, other than his agreements with our company.

•	“Good reason” (other than under the Executive Employment Agreement with Mr. Nolan) means: (i) any breach of the Executive Employment Agreement by us, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that we remedy promptly after receipt of notice; (ii) any reduction in the executive’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case, relative to those most favorable to the executive in effect during the 180-day period prior to a change in control; (iii) the removal of the executive from, or failure to reelect or reappoint the executive to, any of the positions held with us on the date of a change in control or any other positions to which the executive is thereafter elected or appointed; (iv) a good faith determination by the executive that there has been a material adverse change in the executive’s working conditions or status with us relative to the most favorable working conditions or status during the 180-day period prior to a change in control; (v) the relocation of the executive’s principal place of employment to a location more than 50 miles from the executive’s principal place of employment on the date 180 days prior to a change in control; or (vi) we require the executive to travel on our business 20% in excess of the average number of days per month the executive was required to travel during the 180-day period prior to the change in control.

•	Under Mr. Nolan’s Executive Employment Agreement, “good reason” following a “change in control” means: (i) any material breach of the Executive Employment Agreement by us, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that we remedy promptly after receipt of notice; (ii) any material reduction in the executive’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case, relative to those most favorable to the executive in effect during the one-year period prior to a change in control; (iii) the removal of the executive from, or failure to reelect or reappoint the executive to, any of the positions held with us on the date of a change in control or any other positions to which the executive is thereafter elected or appointed when such removal or failure constitutes a material diminution of the executive’s authority, duties, or responsibilities; (iv) a material adverse change, without the executive’s written consent, in the executive’s working conditions or authority, duties, or responsibilities with the us relative to the most favorable working conditions or authority, duties, or responsibilities in effect during the one year period prior to the change in control; (v) the relocation of the executive’s principal place of employment to a location more than 50 miles from the executive’s principal place of employment on the date one year prior to a change in control; or (vi) we require the executive to travel on our business 20% in excess of the average number of days per month the executive was required to travel during the one-year period prior to the change in control.

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Quantification of Potential Payments and Benefits to Hudson’s Named Executive Officers in Connection with the Sale Transactions

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the estimated amounts of compensation that is based on or otherwise relates to the Sale Transactions that may become payable to or realized by each of Hudson’s named executive officers (as identified in accordance with SEC regulations), based on their compensation levels and outstanding equity awards as of the date of this proxy statement, and assuming solely for illustrative purposes that the employment of each named executive officer is terminated without cause on the date the Sale Transactions close.

The estimated amounts below are based on multiple assumptions that may not actually occur, including assumptions described in this proxy statement. In addition, certain amounts will vary depending on the actual date the Sale Transactions close. For purposes of the estimated amounts below, the Sale Transactions are assumed to close on December 31, 2017. As a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.

	Cash ($)(1)	Equity ($)(1)(2)	Pension/ NQDC ($)	Perquisites/ Benefits ($)(1)(3)	Tax Reimbursement ($)	Other ($)	Total ($)(1)
Stephen A. Nolan	$1,710,000	$996,000	–	$42,512	–	–	$2,748,512
Patrick Lyons	$542,750	$119,520	–	$18,341	–	–	$680,611
David F. Kirby	$345,000	$29,880	–	$18,123	–	–	$393,003

(1)	All amounts reported in this column are attributable to a “double trigger” arrangement under which upon a “change in control” followed by a termination of employment without “cause” or for “good reason” within 12 months following such change in control pursuant to such named executive officer’s Executive Employment Agreement and/or Restricted Stock Unit Agreements such amounts are triggered. See “—Hudson Executive Officers” for additional information.
(2)	Amounts reported in this column represent the value of unvested restricted stock units based on a price per share at $1.992, the average closing price of shares of Hudson common stock over the first five business days following the first public announcement of the Sale Transactions.
(3)	Amounts reported in this column assume (a) health and dental insurance benefits will continue for twelve months (eighteen months for Mr. Nolan pursuant to his Executive Employment Agreement) after termination at the current cost per year for each named executive officer and (b) outplacement services are the maximum possible under the Executive Employment Agreement of Mr. Nolan.

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Securities Ownership of Certain Beneficial Owners and Management

Management and Directors

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2017 by: (i) each director; (ii) each of the executive officers; and (iii) all of the directors and executives as a group. Each of the holders listed below has sole voting and investment power over the shares beneficially owned by such holder. None of the holders listed below have pledged any of their shares as security.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Alan L. Bazaar (1)	190,590	*
Richard K. Coleman, Jr. (1)	254,848	*
Jeffrey E. Eberwein (1)(2)	3,022,767	9.66%
Ian V. Nash (1)(3)	233,579	*
Stephen A. Nolan	463,828	1.48%
Patrick Lyons	41,686	*
David F. Kirby	50,068	*
All directors, nominees and executive officers as a group (7 persons) (1)(2)(3)	4,257,366	13.61%

*	Denotes less than 1%.

(1)	Includes the following share units under our Director Deferred Share Plan, which are payable only in shares of common stock upon a director ceasing service as a Board member: Alan L. Bazaar, 190,590; Richard K. Coleman, Jr., 251,848; Jeffrey E. Eberwein, 247,767; Ian V. Nash, 183,579; and all directors, nominees and executive officers as a group, 873,784 shares.

(2)	Includes 2,650,000 shares owned directly by Lone Star Value Investors, LP (“Lone Star Value Investors”). Jeffrey E. Eberwein, solely by virtue of his position as the manager of Lone Star Value Investors GP, LLC, the general partner of Lone Star Value Investors, and as the sole member of Lone Star Value Management, LLC (“Lone Star Value Management”), the investment manager of Lone Star Value Investors, may be deemed to beneficially own the shares owned directly by Lone Star Value Investors. Also includes 125,000 shares held in an account separately managed by Lone Star Value Management (the “Separately Managed Account I”). Lone Star Value Management, as the investment manager of the Separately Managed Account I, may be deemed to beneficially own the shares of Common Stock held in the Separately Managed Account I; and Mr. Eberwein, as the sole member of Lone Star Value Management may be deemed to beneficially own the shares of Common Stock held in the Separately Managed Account. Mr. Eberwein expressly disclaims beneficial ownership of all of such shares except to the extent of his pecuniary interest therein.

(3)	Includes the following shares of common stock subject to stock options, which are exercisable within 60 days of December 31, 2017: Ian V. Nash, 50,000; and all directors, nominees and executive officers as a group, 50,000 shares.

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Other Beneficial Owners

The following table sets forth certain information regarding beneficial ownership by other persons known to us to own more than 5% of our outstanding common stock as of December 31, 2017.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial	Voting Power		Investment Power			Percent of
Owner	Sole	Shared	Sole	Shared	Aggregate	Class

Hotchkis and Wiley Capital Management, LLC 725 South Figueroa St., 39th Floor Los Angeles, CA 90017(1)	3,580,960	0	4,620,110	0	4,620,110	14.77%

Heartland Advisors, Inc. 789 North Water St. Milwaukee, WI 53202(2)	0	3,797,051	0	4,052,952	4,052,952	12.96%

Lone Star Value Management, LLC 53 Forest Avenue, 1st Floor Old Greenwich, CT 06870(3)	2,775,000	0	2,775,000	0	2,775,000	8.87%

Cannell Capital, LLC 245 Meriwether Circle Alta, WY 83414(4)	0	2,011,831	0	2,011,831	2,011,831	6.43%

Polar Asset Management Partners, Inc. 401 Bay Street, Suite 1900, PO Box 19 Toronto, Ontario M5H 2Y4(5)	1,708,765	0	1,708,765	0	1,708,765	5.46%

(1)	The information is based on a Schedule 13G/A filed by Hotchkis and Wiley Capital Management, LLC with the SEC on February 10, 2017 reporting beneficial ownership as of December 31, 2016.
(2)	The information is based on a Schedule 13G/A filed by Heartland Advisors, Inc. with the SEC on February 2, 2018 reporting beneficial ownership as of December 31, 2017.
(3)	The information is based on a Schedule 13D/A filed by Lone Star Value Management, LLC with the SEC on August 8, 2015.
(4)	The information is based on a Schedule 13G/A filed by Cannell Capital, LLC with the SEC on February 14, 2017 reporting beneficial ownership as of December 31, 2016.
(5)	The information is based on a Schedule 13G/A filed by Polar Asset Management Partners, Inc. with the SEC on February 10, 2017 reporting beneficial ownership as of December 31, 2016.

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Proposal No. 2
Advisory Resolution on Compensation of Hudson Named Executive Officers Related to the Sale Transactions

As required by Section 14A of the Securities Exchange Act of 1934 and the applicable SEC rules issued thereunder, Hudson is providing its stockholders with a separate advisory (non-binding) vote to approve certain compensation that may be paid or become payable to Hudson’s named executive officers in connection with the Sale Transactions, as described in “Interests of Our Directors and Executive Officers in the Sale Transactions – Quantification of Potential Payments and Benefits to Hudson’s Named Executive Officers in Connection with the Sale Transactions,” including the footnotes to the table and related narrative discussion, which we refer to as the “Transactions-Related Compensation Proposal.”

Our Board of Directors unanimously recommends that our stockholders approve an advisory (non-binding) resolution approving the compensation that will or may become payable to our named executive officers that is based on or otherwise relates to the Sale Transactions as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “Interests of Our Directors and Executive Officers in the Sale Transactions – Quantification of Potential Payments and Benefits to Hudson’s Named Executive Officers in Connection with the Sale Transactions.”

The vote on the Transactions-Related Compensation Proposal is a vote separate and apart from the vote on the proposal to adopt the Sale Resolution. Accordingly, you may vote to adopt the Sale Resolution and vote not to approve the Transactions-Related Compensation Proposal and vice versa. Because the vote on the Transactions-Related Compensation Proposal is advisory only, it will not be binding on the Board of Directors or Hudson. Accordingly, if the Sale Transactions are completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the nonbinding, advisory vote of our stockholders.

Required Vote

The affirmative vote of holders of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote is required to approve the Transactions-Related Compensation Proposal, provided that a quorum is present. Abstentions will act as a vote against this proposal but broker non-votes will have no effect on the determination of this proposal.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that you vote “FOR” approval of the Transactions-Related Compensation Proposal.

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Proposal No. 3
Approval of Adjournment of Special Meeting

If the number of shares of our common stock, present or represented by proxy at the Special Meeting and voting on the Sale Resolution proposal is insufficient to adopt the Sale Resolution under Delaware law or if a Purchaser does not satisfy the closing condition in each Sale Agreement that such Purchaser’s financing is assured, and a quorum is present, we may ask our stockholders to vote only upon the Adjournment Proposal, and not upon of the proposal pursuant to the Sale Resolution.

Our Board of Directors believes that if the number of shares of our common stock present or represented by proxy at the Special Meeting and voting on the Sale Resolution is insufficient to adopt the Sale Resolution or if a Purchaser does not satisfy the closing condition in each Sale Agreement that such Purchaser’s financing is assured, it is in the best interests of our stockholders for us, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the adoption of the Sale Resolution and for a Purchaser to seek, for a limited period of time, to continue to seek to obtain the necessary financing.

Required Vote

The affirmative vote of holders of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote is required to approve the Adjournment Proposal, provided that a quorum is present. Abstentions will act as a vote against this proposal.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that you vote “FOR” approval of the Adjournment Proposal.

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Other Matters

Stockholder Proposals

Proposals which our stockholders intend to present at, and wish to have included in our proxy statement for, the 2018 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must have been delivered to our Corporate Secretary at our New York office located at 1325 Avenue of the Americas, 12th Floor, New York, New York 10019 by January 9, 2018. In addition, a stockholder who intends to present business, including nominating persons for election as directors, other than pursuant to Rule 14a-8 at the 2018 annual meeting must comply with the requirements set forth in our By-Laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice of such business, complying with our By-Laws, to our Corporate Secretary not less than 45 days and not more than 75 days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under our By-Laws, if we do not receive notice of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals stockholders intend to present at the 2018 annual meeting, but do not intend to include in our proxy statement for such meeting) on or after February 23, 2018 and on or prior to March 25, 2018, then the notice will be considered untimely and we will not be required to present the proposal at the 2018 annual meeting. If the Board of Directors chooses to present the proposal at the 2018 annual meeting, then the persons named in proxies solicited by the Board of Directors for the 2018 annual meeting may exercise discretionary voting power with respect to such proposal.

Stockholders Sharing the Same Address

Pursuant to the rules of the Securities and Exchange Commission, services that deliver our communications to stockholders that hold their shares through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of our annual report to stockholders and proxy statement, unless we have received contrary instructions from one or more of the stockholders. Upon written or oral request, we will promptly deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders sharing an address who are currently receiving multiple copies of the annual report to stockholders and/or proxy statement may also request delivery of a single copy upon oral or written request. Stockholders may notify us of their requests by writing Philip A. Skalski, Corporate Secretary, Hudson Global, Inc., 1325 Avenue of the Americas, 12th Floor, New York, New York 10019 or calling (212) 351-7300.

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ANNEX A

BELGIUM SALE AGREEMENT

AGREEMENT FOR THE SALE AND PURCHASE
of the share capital of
Hudson Belgium NV

DATED DECEMBER 17 2017

(coMPOSITE AS AMENDED jANUARY 25, 2018)

BETWEEN

Hudson Global, Inc.

and

Hudson Highland Group Holdings International, Inc.

as Sellers

and

Value Plus NV

as Purchaser

and

Ivan De Witte & De Witte Comm. V.

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Schedule*			Page

1.	The Sellers
2.	The Company
3.	The Subsidiary
4.	Additional Leakage Dispute Resolution		A-25
5.	Sellers’ Warranties		A-26
6.	Purchaser’s Warranties		A-28
7.	Completion		A-29
	Part 1	Sellers' Obligations	A-29
	Part 2	Purchaser's Obligations	A-30
8.	Resignation Letters
9.	Transitional Services Agreement
10.	Form of License Agreement
11.	Interpretation		A-31
12.	Commitment Letters
13.	Talent Management Support Agreements
14.	Sample Purchase Price Calculation
15.	Form of Domain Name Assignment Agreement
16.	Form of Trademark Assignment
17.	Form of Trademark Coexistence Agreement
18.	Certain Actions

* All Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K other than Schedules 4, 5, 6, 7 and 11.

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THIS AGREEMENT is made on December 17 2017

BETWEEN

(1)	Hudson Global, Inc., a corporation incorporated under the laws of the state of Delaware whose registered office is at 251 Little Falls Drive, New Castle, Wilmington 19808, Delaware, registered with the Delaware corporate registry under number 3610402 (Hudson Global);

(2)	Hudson Highland Group Holdings International, Inc. a corporation incorporated under the laws of the state of Delaware whose registered office is at 251 Little Falls Drive, New Castle, Wilmington 19808, Delaware, registered with the Delaware corporate registry under number 2835430 (Hudson Highland and, together with Hudson Global, the Sellers and each a Seller);

(3)	Value Plus NV, a limited liability company incorporated under the laws of Belgium whose registered office is at Grote Moortel 6, 9830 Sint-Martens-Latem, Belguim, registered with the Crossroads Bank for Enterprises under number 0685.862.749 (the Purchaser); and

(4)	Ivan De Witte, and De Witte Comm. V., a company incorporated under the laws of Belgium whose registered office is at Grote Moortel 6, 9830 Sint-Martens-Latem, Belgium, registered with the Crossroads Bank for Enterprises under number 0683.788.434 (the Management Company), both solely for the purposes of Clause 5.7.

each a Party and together the Parties.

BACKGROUND

(A)	The Sellers are the owners of all the issued shares of Hudson Belgium NV, a limited liability company incorporated under the laws of Belgium whose registered office is at Marcel Thirylaan 75, 1200 Sint-Lambrechts-Woluwe, registered with the Crossroads Bank of Enterprises under number 0459.165.435 (the Company), further details of which are set out in Schedule 2.

(B)	The Purchaser is a special purpose acquisition vehicle incorporated by, amongst others, Ivan De Witte, current Chief Executive Officer of the Company, with the purpose of achieving a management buy-out of the Company, together with, amongst others, other members of the current management of the Company.

(C)	The Sellers now wish to sell and the Purchaser wishes to purchase all the issued shares of the Company free from any Encumbrance on the terms and subject to the Conditions set out in this Agreement (the Transaction).

IT IS AGREED as follows:

1.	Interpretation

1.1	In addition to terms defined elsewhere in this Agreement, the definitions and other provisions in Schedule 11 apply throughout this Agreement unless the contrary intention appears.

1.2	In this Agreement, unless the contrary intention appears, a reference to a Clause or Schedule is a reference to a Clause or Schedule of this Agreement. The Schedules form part of this Agreement.

1.3	The headings in this Agreement do not affect its interpretation.

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2.	Sale and Purchase

2.1	Subject to the Conditions being satisfied or, where applicable, waived each of the Sellers shall sell and the Purchaser shall purchase those Shares listed opposite to that Seller's name in column B of Schedule 1.

2.2	The Shares shall be sold free from all Encumbrances and together with all rights attaching to them including all rights to dividends relating to the current financial year.

2.3	The Sellers acknowledge that the Purchaser enters into this Agreement in reliance on the representations, warranties, covenants and undertakings on the part of each of the Sellers set out in this Agreement.

2.4	The Purchaser shall not be required to purchase any shares unless the sale and purchase of all Shares is completed on the same date.

3.	Purchase Price and Locked Box

3.1	The base purchase price for the Shares (the Base Purchase Price) will be USD 28,250,000 to be paid to the Sellers.

3.2	The purchase price to be paid by the Purchaser on Completion, shall be equal to the Base Purchase Price, minus the total aggregate amount of the Leakage (the Purchase Price). An indicative sample calculation of the Purchase Price is included in Schedule 14.

3.3	Without prejudice to Clause 3.6 below, the Purchase Price is fixed and payable in cash on Completion in accordance with Clause 18. The Purchase Price shall be paid to the Sellers in proportion to the respective number of Shares sold by each of them.

3.4	Subject to Clause 3.7, each Seller undertakes to pay to the Purchaser (or, at the direction of the Purchaser, to the relevant Group Company) on first demand an amount in cash equal to the amount of any Leakage not taken into account in the calculation of the Purchase Price (if applicable together with the costs (including legal costs), expenses and other liabilities incurred by the Purchaser or the relevant Group Company in connection with the recovery of such amounts). The amount of Leakage will be paid in EUR and any Leakage in USD (other than items in the definition of Leakage reflected in USD) will be converted to EUR at the Reference ECB Exchange Rate.

3.5	On or before the fifth (5th) Business Day prior to Completion, the Sellers shall deliver to the Purchaser a written notice setting out all items comprising Leakage or which are expected to comprise Leakage at Completion not taken into account in the calculation of the Purchase Price. This notice shall set out the amount of Leakage not taken into account in the calculation of the Purchase Price and specify for each item of Leakage the relevant amount (also if it is nil) and provide reasonable detail and supporting documents so as to enable the Purchaser to assess the amount and basis for the amount.

3.6	If any Leakage has occurred prior to Completion, the Purchase Price payable to the Sellers in accordance with Clause 3.2 shall be reduced by the amount of the Leakage. For the purposes of this Clause 3.6, any Leakage that took place in EUR will be converted to USD (other than items in the definition of Leakage reflected in USD) at the Reference ECB Exchange Rate.

3.7	Any notice by the Purchaser given after Completion regarding Leakage not taken into account in the calculation of the Purchase Price must be made within ninety (90) days of the Completion date. Such Leakage shall be payable by the Sellers within twenty (20) Business Days after receipt of the notice, unless the Sellers do not agree with the notification by the Purchaser, in which case the provisions of Schedule 4 (Additional Leakage Dispute Resolution) shall apply. For the avoidance of doubt, the Sellers shall not be liable to reimburse the Purchaser in respect of any Leakage notified after the expiry of ninety (90) days after the Completion date.

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4.	Conditions

4.1	Completion of the sale and purchase of the Shares is conditional on:

(a)	the Purchaser having obtained the Financing;

(b)	Hudson Global having obtained an affirmative vote at a special stockholders’ meeting of Hudson Global of holders of shares of common stock of Hudson Global holding at least a majority of the outstanding shares of common stock of Hudson Global as of the record date of the special stockholders’ meeting to adopt a resolution approving the sale of substantially all of Hudson Global’s assets pursuant to this Agreement and other purchase and sale agreements;

(c)	on the Completion Date, there being no pending or threatened actions or proceedings by or before any court or other Governmental Authority which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement;

(d)	the closings of the transactions contemplated by (i) that certain Share Sale Agreement, dated as of December 17, 2017, by and among Hudson Highland, Hudson Global and Apache Group Holdings Pty Limited, and (ii) that certain Share Purchase Agreement, dated as of December 17, 2017, by and among Hudson Global, Hudson Global Resources Switzerland AG Zug, Hudson Global Resources Jersey Limited, Hudson Europe B.V. and Morgan Philips Group S.A. occurring simultaneously effective with the Completion; and

(e)	the Purchaser having provided confirmation, prior to Hudson Global holding a vote of its stockholders at a special meeting of stockholders to adopt a resolution approving the sale of substantially all of Hudson Global’s assets, to the Sellers that the Purchaser’s Financing is assured, which confirmation may be in the form of (i) equity letters or debt commitment letters or definitive financing agreements that do not contain conditions to funding other than the conditions to closing of the transactions contemplated by this Agreement or (ii) a certificate addressed to the Sellers from the Purchaser that it has debt and equity financing in place and it is prepared to fund the Base Purchase Price upon Completion,

(together the Conditions, each a Condition),

Whereby the Purchaser may waive the Conditions set forth in Clauses 4.1(a) or 4.1(c) (either in whole or in part), and the Sellers may waive the Conditions set forth in Clauses 4.1(b) or 4.1(c) (either in whole or in part), at any time by giving notice in writing to the other Party, in which case those Conditions waived will be deemed to have been satisfied for the purposes of this Agreement. The Purchaser understands that the Conditions set forth in Clauses 4.1(d) and 4.1(e) are not waivable by any Party.

4.2	The Sellers and the Purchaser shall use their reasonable best efforts to procure that the Conditions are satisfied as soon as possible.

4.3	The Sellers and the Purchaser shall use their reasonable best efforts to procure that the Conditions are satisfied on or before 31 May 2018 (the Long Stop Date). If the Conditions have not been satisfied or waived by the Long Stop Date, the Sellers or the Purchaser may serve notice terminating this Agreement.

4.4	If the Purchaser or the Sellers, elect not to complete the purchase or sale of the Shares in accordance with Clause 4.3, Clause 5.5, Clause 5.6 or Clause 6.3,

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(a)	the provisions of this Clause 4.4 and Clauses 1, 14, 15, 17, 18, 19, 20, 21 and 22 and the provisions of Schedule 11 will remain in full force and effect but all other provisions of this Agreement will definitely lapse (“vervallen”/“expirer”) and immediately cease to have effect; and

(b)	neither the lapsing of the provisions referred to in Clause 4.4(a) nor their ceasing to have effect will affect any accrued rights or liabilities of any Party in relation to compensation for non-performance of any obligation under this Agreement falling due for performance prior to such lapse and cessation.

4.5	Notwithstanding article 1179 of the Belgian Civil Code, the satisfaction of the Conditions will not have any retroactive effect.

5.	Pre-Completion Covenants

5.1	Access and exclusivity

Until Completion the Sellers shall:

(a)	procure that the Purchaser, its agents, representatives and advisers are given reasonable access to the properties and to the books and records, with the right to make copies, of the Group Companies during normal business hours on any Business Day and on reasonable written notice to the Sellers;

(b)	provide such information regarding the businesses and affairs of the Group Companies as the Purchaser may reasonably require; and

(c)	not, and shall procure that no Group Company shall, enter into, continue or solicit discussions or negotiations with, or provide any information to or otherwise assist, any third party who may be interested in acquiring the Shares (or any of the Shares), any shares in the share capital of any Group Company or the whole or any material part of the undertaking, business or assets of any Group Company.

5.2	Pre-Completion undertakings

Prior to Completion, the Sellers:

(a)	shall procure that the Company transfers the legal and beneficial ownership over its 2 shares in HGR Belgium NV to a member of the Sellers’ Group (which is not a Group Company), at a price of EUR 100, whereby the Sellers shall be responsible for compliance with any applicable Laws in connection with such sale and shall hold the Company harmless for any Loss suffered in connection with such sale;

(b)	shall procure that Hudson Highland transfers the legal and beneficial ownership over its 14,561 shares in the Subsidiary to the Company, at a price of EUR 100;

(c)	shall use, and shall procure that the Company uses, their reasonable best efforts to obtain a waiver from the change of control provision included in article 9 of the purchase agreement between the Company and ING Belgium NV dated 2 July 2014, as amended by the addendum dated 1 July 2017;

(d)	shall procure that the Company duly registers the following lease agreements:

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(i)	addendum 1 and addendum 2 to lease agreement dated respectively 20 October 2016 and 4 October 2010 between Immoring Antwerpen NV and Hudson Belgium NV for offices in Antwerp;

(ii)	lease agreement dated 9 October 2009 between Alides NV and Hudson Belgium NV for offices in Ghent, as well as the annex dated 7 May 2010, addendum 2 dated 9 October 2009 and addendum 3 dated 27 August 2015;

(iii)	lease agreement dated 24 November 2016 between R. Maes NV and Hudson Belgium NV for parking spaces in Ghent; and

(iv)	lease agreement dated 28 September 2012 between RREEF Investment GmbH and Hudson Belgium NV for offices in Brussels.

5.3	Conduct of business

The Sellers shall procure that until Completion, the business of the Group Companies is carried on in the ordinary course of business, consistent with current practice. In particular, without limiting the generality of the foregoing, the Sellers procure that no Group Company will, except if expressly permitted or if required by this Agreement or with the Purchaser's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned:

(a)	incur any expenditure exceeding EUR 50,000 on capital account;

(b)	dispose of or grant any Encumbrance in respect of any part of its assets, or dispose of any shares in any Group Company. For the avoidance of doubt, this sub (b) does not apply to the transfer of shares in HGR Belgium NV pursuant to Clause 5.2(a); or

(c)	enter into any contract or commitment other than in the ordinary course of business or:

(i)	take out or prepay any loan or enter into any leasing, hire purchase or other agreement or arrangements for payment on deferred terms; or

(ii)	fail to observe and perform in any material respect any term or condition of, or waive any rights under, any contract or arrangement; or

(iii)	contravene any Law in any material respect; or

(iv)	do or omit to do anything which might result in the termination, revocation, suspension or modification of the registration in relation to the outplacement and recruitment services provided by it; or

(d)	(i) make, or announce to any person any proposal to make, any material change in the terms and conditions of employment and benefits, including management or consultancy agreements, of any of its directors, employees or self-employed managers (except as a consequence of mandatory law or mandatory collective bargaining agreements), (ii) employ any new persons, or terminate (except for serious cause) any directors or managers, or any employees or self-employed contractors with an annual gross salary in excess of EUR 100,000; or

(e)	make or resolve upon any amendments to the composition of the respective boards of directors of the Group Companies; or

(f)	establish an employee representative body, except when required by law or following a final court order; or

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(g)	make, or announce to any person any proposal to make, any change to the tax and social security treatment of remuneration and benefits in kind of any of its directors, employees or self-employed contractors (except as a consequence of mandatory law or mandatory collective bargaining agreements); or

(h)	permit any of its insurances to lapse or do anything which would make any policy of insurance void or voidable; or

(i)	create, issue, purchase, sell or redeem any class of shares or other securities including bonds, profit-sharing shares and warrants; or

(j)	pass any resolution of its shareholders, whether in general meeting or otherwise, except as may be necessary to approve the transactions contemplated by this Agreement, or set up any branch or subsidiary or acquire shares in any company (with the exception of the transfers contemplated by Clauses 5.2(a) or 5.2(b)) or enter into, amend or terminate, any partnership or joint venture; or

(k)	change the accounting procedures, principles or practices of any Group Company; or

(l)	terminate, enter into or amend, to any material extent, any material contract or arrangement or commitment (whether conditional or unconditional), the term of which extends (or would otherwise extend) to more than twelve months beyond Completion or which has an annual value of EUR 200,000 or more; or

(m)	agree, conditionally or otherwise, or propose to do any of the foregoing.

5.4	No change in warranted position

(a)	Until Completion, and except with the prior written consent of the Purchaser, the Sellers shall not, and shall procure that no Group Company shall, do or omit to do, or cause to be done or omitted to be done, any act or thing which would result (or would be likely to result) in any Sellers’ Warranty being incomplete, untrue or inaccurate in any material respect at Completion.

(b)	Until Completion, and except with the prior written consent of the Sellers, the Purchaser shall not do or omit to do, or cause to be done or omitted to be done, any act or thing which would result (or would be likely to result) in any Purchaser’s Warranty being incomplete, untrue or inaccurate in any material respect at Completion.

5.5	Purchaser termination rights

If before Completion:

(a)	any Seller is in material breach of any of its obligations under this Agreement or any other Transaction Document; or

(b)	anything occurs which individually or in the aggregate has a Material Adverse Effect,

and in either case the breach (if rectifiable) or the event causing a Material Adverse Effect is not rectified in all material respects within ten (10) Business Days after the Purchaser gives notice of the breach to the Sellers, then the Purchaser may elect not to complete the purchase of the Shares by giving notice to the Sellers. If for a reason specified in this Clause 5.5 the Purchaser elects not to complete the purchase of the Shares, the provisions of Clause 4.4 will apply.

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5.6	Sellers termination rights

If before Completion:

(a)	the Purchaser is in material breach of any of its obligations under this Agreement or any other Transaction Document; or

(b)	anything occurs which individually or in the aggregate would result in the Purchaser being unable to consummate the transactions contemplated hereby; or

(c)	the Purchaser is unable to obtain within 60 days following the date of this Agreement the Debt Commitment Letter in amount that combined with the Equity Financing is sufficient to consummate the transactions contemplated by this Agreement on the terms contemplated hereby, including the payment of the Purchase Price, and to pay related fees and expenses, and in either case the breach (if rectifiable) or the occurrence preventing the Purchaser from consummating the transactions contemplated hereby is not rectified in all material respects within ten (10) Business Days after the Sellers give notice of the breach to the Purchaser, then the Sellers may elect not to complete the sale of the Shares by giving notice to the Purchaser. If for a reason specified in this Clause 5.6 the Sellers elect not to complete the sale of the Shares, the provisions of Clause 4.4 will apply.

5.7	Break Fee

Without limiting Clause 4.4, if this Agreement is terminated by the Sellers:

(i)	under Clause 4.3 as a result of the non-satisfaction or non-waiver by the Purchaser of the Condition in Clause 4.1(a);

(ii)	under Clause 5.6(a), as a result of a material breach by the Purchaser of Clause 5.8 which is not rectified in all material respects within ten (10) Business Days after the Sellers give notice of the material breach to the Purchaser; or

(iii)	under Clause 5.6(c); or

(iv)	under Clause 6.3, provided at such time all the Conditions (other than Clause 4.1(a) and 4.1(b)) have been satisfied or waived in accordance with Clause 4.1, due to the Purchaser not doing or not procuring to be done all that is set out in Part 2 of Schedule 7, then, at the exclusion of any other remedy available to the Sellers, Ivan De Witte and the Management Company, on a joint and several basis, must upon demand by the Sellers pay to the Sellers a fee in the (aggregate) amount equal to EUR 750,000 (Break Fee).

In the event that Ivan De Witte and/or the Management Company pays the Sellers the Break Fee, the receipt of such fee shall be deemed to be liquidated damages for any and all losses suffered by the Sellers, any of their affiliates or any other person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of the Sellers, any of their affiliates or any other person shall be entitled to bring or maintain any other claim, action or proceeding against the Purchaser or any of its affiliates or Ivan De Witte or the Management Company arising out of this Agreement (including on the basis of the Purchaser’s Warranties), any of the transactions contemplated hereby or any matters forming the basis for such termination.

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5.8	Financing

(a)	The Purchaser shall use its reasonable best efforts to obtain, within 60 days following the date of this Agreement, a debt financing commitment letter from one or more banks (the Debt Commitment Letter) in an amount that combined with the Equity Financing is sufficient to consummate the transactions contemplated by this Agreement on the terms contemplated hereby, including the payment of the Purchase Price, and to pay related fees and expenses (Debt Financing, and together with the Equity Financing, the Financing).

(b)	The Purchaser shall use its reasonable best efforts to take (or cause to be taken) all actions, and do (or cause to be done) all things necessary, proper or advisable to obtain the Equity Financing as contemplated by the Equity Commitment Letters and the Debt Financing as contemplated by the Debt Commitment Letter, including using reasonable best efforts to: (i) maintain in effect the Equity Commitment Letters and the Debt Commitment Letter in accordance with and subject to the terms and conditions set forth therein, (ii) negotiate and enter into definitive agreements with respect to the Debt Financing (Debt Agreements), (iii) satisfy on a timely basis all conditions in the Equity Commitment Letters, the Debt Commitment Letter and the Debt Agreements that are within its control, (iv) enforce the obligations of the lenders (and the rights of the Purchaser) under the Debt Commitment Letter and Debt Agreements and the Equity Investors under the Equity Commitment Letters and (v) upon the satisfaction of the conditions set forth in the Equity Commitment Letters and the Debt Agreements and all conditions herein to the Purchaser’s obligation to effect the Completion, consummate the Financing at the Completion. For the avoidance of doubt:

(i)	“Reasonable best efforts” as used in this section shall not require the Purchaser to commence any litigation, arbitration or similar proceeding against any lender under the Debt Agreements or Equity Investor, except that the Purchaser shall enforce, including by bringing suit for specific performance, the Equity Commitment Letters to cause the Equity Financing to be funded pursuant to the terms of the Equity Commitment Letters to consummate the transactions contemplated by this Agreement solely in the event that (1) all conditions in the Equity Commitment Letters have been satisfied at the time when the Completion would have occurred but for the failure of the Equity Financing to be funded, (2) the Debt Financing has been funded or will be funded at the Completion if the Equity Financing is funded at the Completion, (3) the Sellers have irrevocably confirmed that if such specific performance is granted and the Equity Financing and Debt Financing are funded, then the Completion will occur and (4) this Agreement has not otherwise been terminated; and

(ii)	The Purchaser shall be entitled to seek alternative equity financing for the Equity Financing set forth in the Equity Commitment Letters and/or alternative debt financing for the Debt Financing set forth in the Debt Commitment Letter insofar as the rights of Sellers under this Agreement are not prejudiced.

(c)	The Purchaser shall not amend, alter or waive, or agree to amend, alter or waive (in any case whether by action or inaction), any term of the Equity Commitment Letters or, once obtained, the Debt Commitment Letter without the prior written consent of the Sellers (which consent shall not be unreasonably withheld, delayed or conditioned) if such amendment, alteration or waiver (i) reduces the aggregate amount of the Debt Financing without a corresponding increase in the Equity Financing or (ii) reduces the aggregate amount of the Equity Financing without a corresponding increase in the Debt Financing. The Purchaser shall keep the Sellers reasonably informed concerning material developments relating to the Debt Financing and shall give the Sellers prompt notice of any material adverse change with respect to the Financing. Without limiting the foregoing, the Purchaser agrees to notify the Sellers promptly, and in any event within one Business Day, if at any time prior to the Completion Date (1) any Equity Commitment Letter or the Debt Commitment Letter expires or is terminated for any reason or (2) the Purchaser no longer believes in good faith that it will be able to obtain all or any portion of the Debt Financing on or prior to the Long Stop Date. Without the prior written consent of the Sellers, the Purchaser shall not, nor shall they permit any of its controlled affiliates to, enter into any merger, acquisition, joint venture, disposition or debt or equity financing that would reasonably be expected to impair, delay or prevent consummation of all or any portion of the Debt Financing.

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(d)	Prior to the Completion, the Sellers shall use reasonable best efforts to, and cause their affiliates and their respective officers, employees and advisors, including financial and accounting advisors, to, provide to the Purchaser such cooperation as is reasonably requested by the Purchaser in connection with the Debt Financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Sellers and their affiliates); provided that (i) neither the Sellers nor any of their affiliates shall be required to pay any commitment or other similar fee, provide any security, make any representations, provide any indemnification or incur any other liability in connection with the Financing, (ii) the effectiveness of any documentation executed by the Sellers with respect to the Financing shall be subject to the consummation of Completion, and (iii) neither the Sellers nor any of their affiliates shall be required to deliver (x) any financial information in a form not customarily prepared by the Sellers or its affiliates or (y) any financial information with respect to a fiscal period that has not yet ended, and (iv) the Purchaser shall promptly, upon request by the Sellers, reimburse and indemnify the Sellers or any of their affiliates, including the Group companies, for all reasonable costs or liabilities, supported with reasonable evidence, incurred by the Sellers or any their affiliates in connection with such cooperation; provided that with respect to any expenses to be incurred by the Sellers prior to the Completion, such expenses shall be subject to prior approval (not be unreasonably be withheld) by the Purchaser upon reasonable notice prior to being incurred. Any information provided to the Purchaser pursuant to this Clause 5.8(d) shall be subject to Clause 14.

6.	Completion

6.1	Completion will take place at the offices of Stibbe CVBA in Brussels at 9 a.m. on the third Business Day following the date on which all of the Conditions are satisfied (excluding the Condition set forth in Clause 4.1(c), which by its terms cannot be satisfied or waived until the Completion, but subject to the satisfaction or waiver of such Condition at Completion) (or at such other time and on such other date as the Sellers and the Purchaser may agree). The Completion date shall in no event extend beyond the Long Stop Date.

6.2	At Completion,

(a)	the Sellers shall do or procure to be done all that is set out in Part 1 of Schedule 7; and

(b)	the Purchaser shall do or procure to be done all that is set out in Part 2 of Schedule 7.

6.3	If for any reason the Sellers or the Purchaser do not do or procure to be done all that is set out in Part 1 of Schedule 7 (in the case of Sellers) and Part 2 of Schedule 7 (in the case of Purchaser), the Purchaser or the Sellers (as applicable) (in addition and without prejudice to all other rights or remedies available to it) may elect to not complete the Transaction (in which case the provisions of Clause 4.4 and (if the Sellers so elect and provided the conditions therefor are fulfilled) Clause 5.7 shall apply) or to fix a new date for Completion.

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7.	Indebtedness, Guarantees and Intra-Group Arrangements

7.1	The Sellers shall procure that on Completion all indebtedness owing immediately before Completion from any Seller, any member of any Seller's Group, or any person affiliated with any Seller to any Group Company is or has been satisfied in full.

7.2	The Sellers shall procure that on Completion each Group Company is released from all guarantees and indemnities given by it in respect of any liability or obligation of any Seller or any member of any Seller's Group, and pending such release the Sellers shall indemnify the Purchaser and the relevant Group Company against all liabilities under those guarantees and indemnities.

7.3	The Sellers shall procure that prior to or at the latest on Completion, the following (intra-group) agreements are terminated without any remaining indebtedness, indemnity or liability being due by any Group Company:

(a)	the ‘European Service Level Agreement’ entered into by the Company and the Subsidiary with Hudson Global Resources Ltd (UK); and

(b)	the ‘Global Service Level Agreement’ entered into by the Company and the Subsidiary with Hudson Global, Inc.

8.	Sellers’ Warranties

8.1	The Sellers represent and warrant to the Purchaser that each of the statements set out in Schedule 5 (Sellers’ Warranties) is at the date of signing of this Agreement, or as the case may be, any such earlier date as of which any Sellers’ Warranty is expressly made, and will at Completion, be complete, true and accurate in all material respects.

8.2	Each Seller acknowledges that the Sellers’ Warranties are material and that each Sellers’ Warranty has a conclusive effect (“un caractère determinant/een doorslaggevende invloed”) on the Purchaser’s decision to enter into this Agreement and to pay the Purchase Price.

8.3	The Sellers’ Warranties allocate between the Sellers and the Purchaser the risk and costs relating to any facts or circumstances which may cause any of the Sellers’ Warranties to be incomplete, untrue, inaccurate or misleading.

9.	Purchaser’s Warranties

The Purchaser represents and warrants to the Sellers that each of the statements set out in Schedule 6 (Purchaser’s Warranties) is at the date of signing of this Agreement and will at Completion be complete, true and accurate in all material respects.

10.	Indemnification and Limits

10.1	Indemnification

Indemnification by the Sellers

(a)	The Sellers are liable for any Loss to the extent that such Loss is caused by any breach of the Sellers’ Warranties or any other obligation or undertaking under the Transaction Documents of the Sellers, whether directly or indirectly arising, incurred or suffered by the Purchaser or any Group Company.

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(b)	Losses incurred by any Group Company and arising as a result of any breach of the Sellers’ Warranties or any other obligation or undertaking under the Transaction Documents of the Sellers will be deemed to have been incurred by the Purchaser in the same amount.

(c)	The Sellers shall, at the direction of the Purchaser, pay the Purchaser or the relevant Group Company (each referred to as a Beneficiary) an amount equal to such Losses. Any payment made by the Sellers to the Purchaser in respect of a Claim will be deemed to be a reduction in the Purchase Price.

Indemnification by the Purchaser

(d)	The Purchaser is liable for any Loss to the extent that such Loss is caused by any breach of the Purchaser’s Warranties or any other obligation or undertaking under the Transaction Documents of the Purchaser, whether directly or indirectly arising, incurred or suffered by the Sellers.

(e)	The Purchaser shall pay the Sellers an amount equal to such Losses, except in the event that the Break Fee is due.

10.2	Exclusions

The Sellers, and the Purchaser, with respect to Clause 10.2(b), shall not be liable in respect of a Claim if and to the extent that the matter or circumstance giving rise to that Claim:

(a)	was taken into account in the Accounts by way of an express and full provision; or

(b)	would not have arisen but for a change in legislation made after Completion.

10.3	Cap

The maximum aggregate liability of the Sellers in respect of any and all other Claims under this Agreement shall be the Purchase Price.

10.4	Time limits

The Sellers' liability will terminate:

(a)	on the date which is two (2) years after Completion in respect of the Sellers’ Warranties; and

(b)	on the date which is six (6) months after the end of the relevant period under the applicable statute of limitation in respect of any other Claim under this Agreement,

except in respect of any Claim of which the Purchaser has given notice to the Sellers before that relevant date.

10.5	Waiver of rights

(a)	Each Seller waives (i) any rights or claims which it may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by any Group Company, its directors, its managing directors or its employees in connection with the Sellers’ Warranties and the preparation of the Data Room and (ii) any rights or claims which it may have for indemnification, contribution or subrogation against any Group Company, its directors, its managing directors or its employees with respect to any Claim.

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(b)	The Purchaser waives any rights or claims which it may have against the Seller’s in connection any information in the Data Room.

10.6	Contingent liabilities

Either Party shall be entitled to make a Claim based on any liability which is contingent, but the other Party shall not be obliged to indemnify such Party in respect of it unless and until such contingent liability becomes an actual liability which is due and payable. For the avoidance of doubt, the time limitations set forth in Clause 10.4 shall not prevent the Purchaser from giving notice of a Claim which does not become an actual liability until after the expiration of such time limitations.

10.7	Recovery from third parties

(a)	Neither Party shall be liable under Clause 10.1 in respect of any Claim as a result of any breach of the Purchaser’s Warranties or Sellers’ Warranties if and to the extent that the matter in respect of which the Claim is made is compensated by (i) an actual and irrevocable insurance recovery under an insurance policy taken out by the Purchaser, any of the Purchaser’s affiliates or a Group Company, on the one hand, or the Sellers, on the other hand, or (ii) an actual and irrevocable recovery from any other third party, it being understood that any costs made to obtain such recovery or any increase in insurance premiums resulting from such recovery shall be deducted from the amount of the recovery which is taken into account to reduce the Loss.

(b)	If:

(i)	either Party makes a payment in respect of a Claim as a result of any breach of the Purchaser’s Warranties or the Sellers’ Warranties, as applicable (the amount of such payment being the Damages Payment); and

(ii)	within twelve (12) months of the making of such payment the Sellers, on the one hand, or any Group Company or the Purchaser, on the other hand, receives any sum other than from the other Party which would not have been received but for the matter or circumstance giving rise to the relevant Claim (the Third Party Sum);

(iii)	the receipt of the Third Party Sum was not taken into account in calculating the Damages Payment; and

(iv)	the aggregate of the Third Party Sum and the Damages Payment exceeds the amount required to compensate the Sellers, on the one hand, or the Purchaser or the relevant Group Company (as the case may be), on the other hand, in full for the matter or circumstance which gave rise to the relevant Claim (such excess being the Excess Recovery), the recipient Party shall, within twenty (20) Business Days following receipt of the Third Party Sum by it, repay to the other Party an amount equal to the lower of (i) the Excess Recovery and (ii) the Damages Payment, after deducting (in either case) all costs incurred by the Sellers, on the one hand, or the Purchaser or any Group Company, on the other hand, in recovering the Third Party Sum and any and all Taxation payable by such Party by virtue of its receipt.

10.8	No qualification or limitation of liability

Nothing in this Agreement qualifies or limits the liability of a Party in relation to any Claim attributable to fraud, wilful misconduct or wilful breach on the part or on behalf of such Party.

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10.9	Exclusive remedy

Following Completion, each Party’s rights under this Clause 10 with respect to any Losses resulting from breach of the Purchaser’s Warranties or the Sellers’ Warranties, as applicable, shall be its sole and exclusive remedy for money damages in relation to a breach of the Purchaser’s Warranties or the Sellers’ Warranties under this Agreement and no Party shall be entitled to pursue, and each Party hereby expressly waives, any and all other rights to pursue money damages in relation thereto under this Agreement that may otherwise be available to it under applicable Law (other than claims for fraud, willful misconduct or willful breach). Following Completion, without limiting the generality of the foregoing, other than claims under this Clause 10 or under any Transaction Document, (a) the Purchaser waives any claim or cause of action which it otherwise might assert in relation to a breach of the Sellers’ Warranties, including, without limitation, under any applicable Law or regulations, by reason of this Agreement and (b) the Sellers and their affiliates waive any claims or causes of actions which they otherwise might assert in relation to a breach of the Purchaser’s Warranties, under any applicable Law or regulations.

11.	Claims

If either Party becomes aware of a matter or circumstance which gives rise to a Claim as a result of any breach of the Purchaser’s Warranties or the Sellers’ Warranties, such Party shall give notice to the other Party specifying the relevant facts (including, without limitation, such Party’s estimate, on a without prejudice basis, of the amount of such Claim) within twenty (20) Business Days after it becomes aware of that matter or circumstance. Any failure by a Party to give notice as contemplated by this Clause 11 in relation to any matter or circumstance will not, for the avoidance of doubt, prevent such Party from making any Claim arising from that matter or circumstance, except to the extent that the other Party has been materially prejudiced thereby.

12.	Third Party Claims

12.1	If a Claim arises as a result of, or in connection with, a liability or alleged liability of a Group Company to a third party (a Third Party Claim) arising prior to the Completion, then, until such time as any final compromise, agreement, final judgment or award by a competent court or arbitral tribunal in respect of the Claim made in respect of that Third Party Claim or that Third Party Claim is otherwise finally disposed of:

(a)	the Sellers shall make available to the Purchaser and the relevant Group Company such persons and all such information as the Purchaser may reasonably request for assessing, contesting, defending or compromising the Third Party Claim;

(b)	the Sellers shall give the Purchaser and the relevant Group Company reasonable access to their premises and directors, and to their books and records as is necessary for the purpose of assessing, contesting, disputing, defending or compromising the Third Party Claim during normal business hours on any Business Day and on providing reasonable notice to the Sellers;

(c)	the Purchaser shall procure that the relevant Group Company, to the extent reasonably practicable, consults with the Sellers in relation to the conduct of any dispute, defence or compromise of the Third Party Claim, although, for the avoidance of doubt, the final decision in respect of all relevant matters rests with the Purchaser or the relevant Group Company;

(d)	the Purchaser shall, and shall procure that the relevant Group Company shall, promptly provide the Sellers with reasonable documentation and information related to that Third Party Claim on request and keep the Sellers informed on the progress of the Third Party Claim; and

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(e)	the Purchaser shall not settle any Third Party Claim or make an admission of liability under a Third Party Claim without prior written consent of the Sellers, it being understood that the Sellers’ consent shall not unreasonably delayed, conditioned or withheld and that the Purchaser or the Company shall be allowed to make an admission of liability or enter into a settlement agreement as it considers appropriate if the Sellers fail to assert their rights in accordance with this subclause (e) within ten (10) Business Days following the date of any notification by the Purchaser to the Sellers of the envisaged admission of liability or settlement, provided that consent of the Sellers shall not be required if the Purchaser reasonably believes refusing to make admission of liability or to enter into a settlement would have a prejudicial effect on the commercial interest, the goodwill or reputation of the Group.

12.2	The provisions of this Clause 12 do not apply in case of (i) criminal liabilities or (ii) in circumstances where the liability of the Purchaser or the Company under the Third Party Claim significantly exceeds the potential liability of the Sellers under this Agreement.

12.3	Nothing in this Clause 12 requires any person to provide any information to the extent such provision of information would contravene any applicable Law or would breach any obligation of confidentiality owed to any third party.

13.	Protective Covenants

13.1	Each Seller covenants with the Purchaser and each Group Company that it shall not and shall procure that no member of any Seller's Group will:

(a)	for a period of three (3) years from Completion, be concerned in any business carrying on business in Belgium or Luxembourg which is competitive with any business carried on by a Group Company at Completion, except that members of Seller’s Group may:

(i)	hold securities in any listed corporation, limited liability company, unit trust or other corporate entity which in aggregate carry not more than 5% of the votes which could be cast at a general meeting of that entity or a meeting of holders of units in that unit trust (and provided no executive mandate is exercised by any member of Seller’s Group); or

(ii)	acquire any entity or business partially engaged in any business carried on by a Group Company at Completion; provided that such activities do not exceed 10% of the revenues or net equity of the acquired entity or business and that such acquiror shall use reasonable best efforts to divest the portion of the business that carries on such business as soon as reasonably practicable; or

(b)	for a period of three (3) years after Completion and except on behalf of a Group Company, canvass or solicit orders for goods or services similar to those being provided by any Group Company at Completion, from any person in Belgium or Luxembourg who is at Completion or has been at any time within one (1) year prior to Completion a customer of a Group Company;

(c)	for a period of three (3) years after Completion directly or indirectly induce or attempt to induce any person who is a director, employee or self-employed contractor of any Group Company at Completion to leave the employment of that Group Company, except that members of Seller’s Group may:

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(i)	on their own behalf, advertise employment vacancies in any newspaper, website or other publication or through a recruitment agency (except where the recruitment agency targets employees of a Group Company) and interview and negotiate with any person responding to that advertisement on its own initiative; or

(ii)	on behalf of or as agent for a client of a member of any Seller’s Group, advertise employment vacancies in any newspaper, website or other publication and interview, negotiate and place with a client any person responding to that advertisement on its own initiative; or

(d)	make use of or (except as required by law or any competent regulatory body) disclose or divulge to any third party any information of a secret or confidential nature relating to the business or affairs of any Group Company.

13.2	For the purposes of this Clause 13, references to a Group Company include its successors in business carrying on the business of the Group Companies as conducted at Completion.

13.3	The Sellers acknowledge that the provisions of this Clause 13 are no more extensive than is reasonable to protect the Purchaser as the purchaser of the Shares.

13.4	The covenants in this Clause 13 may irrevocably be enforced by each Group Company against the Sellers as a third party beneficiary in accordance with article 1121 of the Belgian Civil Code.

14.	Announcements and Confidentiality

14.1	No Party may make or permit any member of any Seller's Group, the Purchaser's Group to make any announcement concerning the transactions contemplated by the Transaction Documents or any ancillary matter before, on or after Completion, other than in the form of a press release as and when agreed upon by the Parties, except as required by law or the rules and regulations of a securities exchange.

14.2	The Purchaser:

(a)	shall and shall procure that each member of the Purchaser's Group shall keep confidential:

(i)	the provisions and subject matter of the Transaction Documents other than this Agreement; and

(ii)	all information provided to any of them by or on behalf of any Seller or otherwise obtained by the Purchaser or any member of the Purchaser's Group in connection with the Transaction Documents other than this Agreement which relates to any Seller or any member of any Seller's Group; and

(b)	shall procure that if after Completion any Group Company holds confidential information relating to a Seller or any member of any Seller's Group, that Group Company shall, after Completion, keep that information confidential and, to the extent reasonably practicable, shall return that information to the relevant Seller or destroy it, in each case without retaining copies.

14.3	Each Seller:

(a)	shall and shall procure that each member of any Seller's Group and, on or before Completion, each Group Company shall keep confidential:

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(i)	the provisions and subject matter of the Transaction Documents other than this Agreement;

(ii)	all information provided to any of them by or on behalf of the Purchaser or otherwise obtained by such Seller, member of such Seller's Group, or the Group Company in connection with the Transaction Documents other than this Agreement which relates any member of the Purchaser's Group;

(b)	shall, and shall procure that if after Completion such Seller or any member of any Seller's Group holds confidential information relating to the Purchaser or any Group Company, the person holding the information shall keep that information confidential and, to the extent reasonably practicable, shall return that information to the Purchaser or destroy it, in each case without retaining copies.

14.4	Nothing in this Clause 14 prevents any announcement being made or any confidential information being disclosed (or being retained and not returned or destroyed):

(a)	with the written approval of the other Parties, which in the case of any announcement shall not be unreasonably withheld or delayed; or

(b)	to the extent required by law, any court, financial market, securities exchange or any competent regulatory body, but if a person is so required to make any announcement or to disclose any confidential information, the relevant Party shall promptly notify the other Parties, where practicable and lawful to do so, before the announcement is made or disclosure occurs and shall co-operate with the other Parties regarding the timing and content of such announcement or disclosure or any action which the other Parties may reasonably elect to take to challenge the validity of such requirement; or

(c)	to the extent that the information is in or comes into the public domain other than as a result of a breach of any undertaking or duty of confidentiality by any person; or

(d)	to the extent required to enable any person to enforce its rights under the Transaction Documents, or for the purpose of any legal proceedings; or

(e)	by the Sellers, the Purchaser, any of the Group Companies, any member of the Purchaser's Group, or any member of any Seller's Group to their professional advisers, auditors or bankers, but before any disclosure is made to any such person the relevant Party shall procure that such person is made aware of the terms of this Clause 14 and shall use its reasonable best efforts to procure that each such person adheres to those terms as if it were bound by the provisions of this Clause.

15.	Notices

15.1	Any notice or other communication to be given under this Agreement must be in writing and must be delivered in person or sent by post (with a pdf-copy per e-mail to the extent an e-mail address is mentioned or notified (for information purposes only and without prejudice to the obligation to deliver in person or send by post)) to the Party to whom it is to be given as follows:

(a)	to the Sellers at:

Hudson Global, Inc.

1325 Avenue of the Americas, 12th Floor

New York, NY 10019

E-mail: philip.skalski@hudson.com

marked for the attention of: Philip A. Skalski

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with a copy sent to:

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, WI 53202

United States of America

E-mail: bgarmer@foley.com and jkwilson@foley.com

marked for the attention of: Benjamin F. Garmer, III and John K. Wilson

(b)	to the Purchaser at:

Value Plus NV

Grote Moortel 6

9830 Sint-Martens-Latem, Belgium

E-mail: ivan.dewitte@hudson.com

marked for the attention of: Ivan De Witte,

with a copy sent to:

Stibbe CVBA

Loksumstraat 25

1000 Brussels

Belgium

E-mail: stefan.odeurs@stibbe.com

marked for the attention of: Stefan Odeurs,

or at any such other address as may be notified to the other Parties under this Clause 15. Any notice or communication sent by post shall be sent by courier.

15.2	Any notice or other communication will be deemed to have been given:

(a)	if delivered in person, at the time of delivery; or

(b)	if sent by post, on the second Business Day after it was sent by courier.

16.	Further Assurances

16.1	On or after Completion, each Seller shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Purchaser may from time to time require in order to vest any of the Shares in the Purchaser or its assignee or as otherwise may be necessary to give full effect to this Agreement and the other Transaction Documents.

16.2	In relation to each Group Company, the Sellers shall procure the convening of all meetings, the giving of all waivers and consents and the passing of all resolutions as are necessary under each of the Group Companies' statute, constitutional documents or any agreement or obligation affecting any Group Company to give effect to this Agreement and the other Transaction Documents.

16.3	The Sellers shall co-operate with the Purchaser, and prior to Completion shall procure that each Group Company and their management co-operate with the Purchaser, in order to achieve a smooth and efficient transfer of the Shares and so as to maintain the good relations of each Group Company with its personnel, customers, suppliers and bankers and with any relevant administrative body. The Sellers acknowledge and agree that from and after the Completion date, the Purchaser will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort primarily relating to the Group Companies. The Sellers shall provide to the Purchaser all materials, information and assistance which may relate to any filing, reporting, audit, on-going litigation and compliance requirements or obligations in relation to any Group Company or their involvement with the Sellers’ Group, which the Purchaser or their financial, accounting, legal or other advisors may reasonably request subject to the Purchaser agreeing to keep all such materials and information confidential in accordance with Clause 14.

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16.4	It is understood by the Purchaser that (a) Hudson Global pursuant to the U.S. Securities Exchange Act of 1934 (Exchange Act) is obligated to file with the U.S. Securities and Exchange Commission (SEC) consolidated financial statements of Hudson Global, including the Group Companies, through the Completion date in accordance with generally accepted accounting principles in the United States and (b) that certain information necessary for the completion of such financial statements may be known to certain employees of the Group Companies. To this end, from and after Completion until Hudson Global has filed with the SEC all financial statements through the Completion date required by the Exchange act, the Purchaser shall, and shall cause the Group Companies to, provide reasonable assistance to Hudson Global in connection with Hudson Global’s preparation of such financial statements, including by providing to Hudson Global the services of their financial and accounting personnel to assist, within normal business hours, with the preparation of such financial statements at a level of support and resources, and on a timeframe, consistent with past practice, provided the rendering of such services shall always be within reasonable limits and may not prejudice the day-to-day operations and responsibilities of the relevant personnel, and providing, within normal business hours and upon reasonable advance notice, access to the properties, books, records, employees and external auditors of the Group Companies, provided such access shall be limited to information dating from prior to Completion and subject to such information being kept confidential, except as required by Law.

16.5	Hudson Global agrees not to take certain actions as set forth in Schedule 18.

17.	Assignments

17.1	No Party may assign any of its rights or transfer any of the obligations under the Transaction Documents without the prior written consent of the other Parties, save that a Party’s rights under the Transaction Documents may be assigned by such Party to any other member of the Purchaser's Group or Seller’s Group, as applicable. Each Party agrees to notify the other Parties as soon as reasonably practicable after any such assignment.

17.2	Nothing in this Agreement will restrict the right of the Purchaser or any permitted assignee or transferee of the Purchaser to grant security over its rights under the Transaction Documents to a lender or holder of debt securities issued by the Purchaser or any permitted assignee or transferee of the Purchaser or to any agent of such lender of holder.

18.	Payments

18.1	Unless otherwise expressly stated (or as otherwise agreed in the case of a given payment), each payment to be made under this Agreement shall be made in immediately available funds and in EUR (except for the payment of the Purchase Price in accordance with Clause 3 (including any Purchase Price adjustments for Leakage in accordance with Clause 3.6), which shall be made in USD) by transfer of the relevant amount into the relevant account on or before the date the payment is due for value on that date. The relevant account for a given payment shall be specified in writing by the party to which such payment shall be made at least two (2) Business Days in advance of such payments.

18.2	Each Seller will be entitled to that percentage of the Purchase Price set out against its name in column C of Schedule 1.

18.3	Except as otherwise expressly provided in this Agreement, if any Party defaults in making any payment when due of any sum payable under this Agreement, it shall pay interest on that sum from (and including) the date on which payment is due until (but excluding) the date of actual payment (after as well as before any judgment) at the applicable legal interest rate, without the need for any specific notice.

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18.4	If any Seller is required by law to make a deduction or withholding in respect of any sum payable under this Agreement, such Seller shall, at the same time as the sum which is the subject of the deduction or withholding is payable, make a payment to the Purchaser of such additional amount as is required to ensure that the net amount received by the Purchaser will equal the full amount which would have been received by it had no such deduction or withholding been required to be made.

19.	General

19.1	Each of the obligations, Warranties, covenants and undertakings in this Agreement (excluding any obligation, covenant or undertaking which is fully performed at Completion) will continue in force after Completion and shall not be affected by the waiver of any Condition or any notice given by the Purchaser in respect of any Condition.

19.2	Where any obligation, representation, Sellers’ Warranty, covenant or undertaking in the Transaction Documents is expressed to be made, undertaken or given by both of the Sellers, the Sellers are jointly and severally (solidairement/hoofdelijk) responsible in respect of it.

19.3	If any provision in this Agreement is void or non-applicable but would be valid if some part of the provision were deleted or restricted, the provision in question applies with such deletion or restriction as may be necessary to make it valid. The nullity or non-applicability of any provision of this Agreement will not affect the validity or applicability of other provisions of the Agreement, which will remain in full force and effect.

19.4	Except as otherwise expressly provided in this Agreement, or as otherwise expressly agreed in writing by the Parties after the date of this Agreement, each Party shall pay the costs and expenses incurred by it (and, in the case of the Purchaser, each member of the Purchaser's Group and in the case of the Sellers, each member of any Seller's Group) in connection with the due diligence investigation, the negotiation, entering into, and completion of, this Agreement, including, without limitation, in respect of the obligations in satisfying the Conditions and any other requirements for transferring the Shares.

19.5	The rights of each Party under this Agreement:

(a)	may be exercised as often as necessary;

(b)	except as otherwise expressly provided in this Agreement, are cumulative and not exclusive of rights and remedies provided by law; and

(c)	may be waived only in writing and specifically.

Except as otherwise expressly provided in this Agreement or as may be barred by applicable statutes of limitations, delay in exercising or the non-exercise of any such right is not a waiver of that right.

19.6	The Purchaser may release or compromise in whole or in part the liability of a Seller under this Agreement without thereby affecting the liability of the other Seller. The Purchaser may also grant any time or indulgence to any Seller without thereby affecting the liability of such Seller and the other Seller.

19.7	Except as otherwise expressly provided in this Agreement, the Parties to this Agreement waive their rights, if any and whether in whole or in part, to annul, rescind, dissolve or cancel this Agreement, or to request such annulment, rescission, dissolution or cancellation after Completion, including on the basis of general provisions of contract law (including article 1184 of the Belgian Civil Code).

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19.8	Without prejudice to Clause 10.9, the Parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly the Parties agree that, in addition to any other remedies, each Party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and, notwithstanding anything to the contrary in this Agreement, the Parties shall be entitled to so enforce the terms of this Agreement (including by requesting interim relief) in any court described in Clause 21.

20.	Whole Agreement

This Agreement and the Transaction Documents contain the whole agreement between the Parties relating to the transactions contemplated by this Agreement and the Transaction Documents and replace all previous agreements, whether oral or in writing, between the Parties relating to these transactions.

21.	Governing Law and jurisdiction

21.1	This Agreement and all non-contractual obligations arising out of it or in connection with it is governed by and shall be construed in accordance with the laws of the State of New York.

21.2	The Parties hereby irrevocably submit to the jurisdiction of the federal courts of the United States of America located in the State, City and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby. The Parties irrevocably agree that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, or with respect to any such action or proceeding, shall be heard and determined in such a New York State or federal court, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. The Parties hereby waive, and agree not to assert, as a defence in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction. The Parties hereby waive, and agree not to assert, to the maximum extent permitted by law, as a defence in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The Parties hereby consent to and grant any such court jurisdiction over the person of the Parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Clause 21.2 or in such manner as may be permitted by law, shall be valid and sufficient service thereof.

22.	Language

The language of this Agreement and the transactions envisaged by it is English and all notices, demands, requests, statements, certificates or other documents or communications to be given in connection with this Agreement shall be in English unless otherwise agreed.

This Agreement has been signed in four counterparts, which is as many counterparts as the number of Parties to it, and each Party acknowledges receipt of one such counterpart.

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Signatories

For Hudson Global, Inc.

Signed by Stephen A. Nolan	)	/s/ Stephen A. Nolan
Capacity: Chief Executive Officer	)

Signed by Philip A. Skalski	)	/s/ Philip A. Skalski
Capacity: Corporate Counsel and Corporate Secretary	)

For Hudson Highland Group Holdings International, Inc.

Signed by Philip A. Skalski	)	/s/ Philip A. Skalski
Capacity: President	)

Signed by Stephen A. Nolan	)	/s/ Stephen A. Nolan
Capacity: Assistant Treasurer	)

For Value Plus NV

Signed by Ivan De Witte	)	/s/ Ivan De Witte
Capacity: Managing Director	)

Ivan De Witte	)	/s/ Ivan De Witte

For De Witte Comm. V.

Signed by Ivan De Witte	)	/s/ Ivan De Witte
Capacity: Managing Director	)

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Schedule 4

Additional Leakage Dispute Resolution

1.	Following receipt of a notice by the Purchaser pursuant to Clause 3.7 of the Agreement (an Additional Leakage Notice) relating to any Leakage for which no adjustment or insufficient adjustment to the Purchase Price was made in accordance with this Agreement (the Additional Leakage), the Sellers shall within twenty (20) Business Days of receipt of the Additional Leakage Notice deliver a notice to the Purchaser responding to the Additional Leakage Notice (a Response Notice).

2.	After delivery of the Response Notice, to the extent the Response Notice disputes the Additional Leakage Notice, the Sellers and the Purchaser shall negotiate in good faith with the aim to reach agreement on the amount of Additional Leakage.

3.	If the Sellers and the Purchaser do not reach agreement on the amount of Additional Leakage within fifteen (15) Business Days of receipt of, or the due date of, the Response Notice, the amount of Additional Leakage shall be determined by an independent expert (the Independent Expert) subject to each of the following:

(a)	the Sellers and the Purchaser shall jointly nominate a reputable firm of registered accountants in Belgium and with international standing to be the Independent Expert, being one of Deloitte, EY, KPMG or PwC, which shall be the Independent Expert;

(b)	the terms of reference for the Independent Expert shall be to determine the amount of Additional Leakage, if any, within fifteen (15) Business Days of its appointment;

(c)	the Independent Expert shall be entitled to determine the procedure applicable to such determination of the amount of Additional Leakage, if any, except that the Independent Expert shall not assign a value to the amount of Additional Leakage greater than the amount submitted by the Purchaser in the notice delivered pursuant to Clause 3.7;

(d)	the Independent Expert shall act as expert and not as arbitrator and shall determine the dispute by means of a binding advice, which shall be final and binding on the Parties in the absence of manifest error; and

(e)	the costs of the Independent Expert shall be borne by the Sellers if and to the extent that the Independent Expert determined in favour of the Purchaser or by the Purchaser if and to the extent that the Independent Expert determined in favour of the Sellers.

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Schedule 5

Sellers’ Warranties

1.	Capacity and authority

1.1	Incorporation

Each Seller is duly incorporated and validly exists under the laws of its country of incorporation.

1.2	Authority

Each Seller has the requisite capacity, power and authority to execute and deliver this Agreement and each of the other Transaction Documents, to transfer the full legal and beneficial ownership of the Shares to the Purchaser, and to perform its other obligations under this Agreement and each of the other Transaction Documents. Each Seller, subject, in the case of Hudson Global, to the satisfaction of the Condition set forth in Clause 4.1(b), has taken all actions (including having obtained all required corporate approvals) necessary to authorise such execution and delivery and the performance of such obligations.

1.3	Valid obligations

This Agreement and the Transaction Documents, when executed, will constitute legal, valid and binding obligations on each Seller, subject, in the case of Hudson Global, to the satisfaction of the Condition set forth in Clause 4.1(b), enforceable in accordance with their terms.

2.	Corporate

2.1	Title

(a)	The Shares constitute the whole of the issued equity capital and voting rights of the Company on a fully diluted basis.

(b)	All Shares have been validly issued in compliance with Belgian law. The Shares are fully paid up, free of further capital contribution obligations.

(c)	Each Seller is the lawful legal and beneficial owner of the Shares set out opposite such Seller’s name in the tables appearing on Schedule 1.

(d)	There are no Encumbrances, and there is no commitment to give or create any Encumbrance, on, over or affecting any of the Shares.

(e)	The Shares are freely transferable in accordance with the provisions of this Agreement. Other than this Agreement and the articles of association of the Company, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, transfer, redemption or repayment of, a security in the Company (including, without limitation, an option or right of pre-emption or conversion).

(f)	No depository receipts (certificaten/certificates) have been issued, with or without the Company’s cooperation, in respect of any of the Shares.

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2.2	Subsidiaries

(a)	The Company directly owns all the issued equity capital and voting rights of the Subsidiary on a fully diluted basis.

(b)	Except for the transfer of shares in HGR Belgium NV pursuant to Clause 5.2(a), no Group Company has issued or has agreed (whether contingently or not) to issue or redeem any shares, founders’ shares, bonds, convertible bonds, bonds with subscription rights, warrants, profit certificates or other securities, or otherwise attributed rights to third parties to share in past, present or future income or profits, reserves or liquidation surpluses.

(c)	The shares in each Group Company have been validly issued and are fully paid up, free of further capital contribution obligations and represent 100% of the share capital and voting rights of the relevant Group Company on a fully diluted basis.

(d)	There are no Encumbrances, and no commitment to give or create any Encumbrances on, over or affecting any of the shares of any Subsidiary.

(e)	The Group Companies were not dissolved, no action has been taken for that purpose, and no person filed for the dissolution of any of the Group Companies. None of the Group Companies has approved any corporate restructuring (including, without limitation, any merger, de-merger, transfer or contribution of a universality or branch of activities).

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Schedule 6

Purchaser’s Warranties

1.	INCORPORATION

The Purchaser is duly incorporated and validly exists under the laws of Belgium.

2.	AUTHORITY

The Purchaser has the requisite capacity, power and authority to execute and deliver this Agreement and each of the other Transaction Documents, to acquire the full legal and beneficial ownership of the Shares from the Sellers, and to perform its other obligations under this Agreement and each of the other Transaction Documents. The Purchaser has taken all actions (including having obtained all required corporate approvals) necessary to authorise such execution and delivery and the performance of such obligations.

3.	VALID OBLIGATIONS

This Agreement and the Transaction Documents, when executed, will constitute legal, valid and binding obligations on the Purchaser, enforceable in accordance with their terms.

4.	FINANCIAL ABILITY

(a)	The Purchaser has received and accepted executed and binding commitment letters (Equity Commitment Letters and, together with the Debt Commitment Letter, the Commitment Letters) from the equity investors set forth therein (Equity Investors), relating to the commitment of the Equity Investors, subject to the terms and conditions thereof, to invest in the Purchaser’s share capital the full amount of the cash equity financing stated therein (Equity Financing).

(b)	The Purchaser has delivered to the Sellers true, complete and correct copies of the executed Equity Commitment Letters, attached hereto as Schedule 12 (including, the exhibits and annexes thereto).

(c)	Except as set forth in the Equity Commitment Letters, there are no conditions precedent to the obligations of the Equity Investors to provide the Equity Financing or any contingencies that would permit the Equity Investors to reduce the total amount of the Equity Financing.

(d)	Assuming the satisfaction of the conditions in Clause 4.1, there is no fact or occurrence as of the date of this Agreement that would cause the conditions to funding of the Equity Financing not to be satisfied at or before the Closing, and the Purchaser has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of the Completion to be satisfied by it contained in the Equity Commitment Letters.

(e)	The Equity Commitment Letters are valid, binding and enforceable in accordance with their respective terms and are in full force and effect, and no event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default or breach or a failure to satisfy a condition precedent on the part of the Purchaser under the terms and conditions of the Equity Commitment Letters.

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Schedule 7

Completion

Part 1

Sellers' Obligations

1.	On Completion the Sellers shall procure delivery to the Purchaser of:

(i)	the Company's shareholders' register recording the transfers of the Shares to the Purchaser, these transfers taking effect on Completion;

(ii)	the shareholders' register of the Subsidiary;

(iii)	a signed resignation letter substantially in the form as attached as Schedule 8, from Mr Philip Skalski resigning from his mandate as a director in the Group Companies, in each case that resignation to be expressed to take effect on Completion and acknowledging that he has no claim against any Group Company whether for loss of office, accrued remuneration or otherwise,

(iv)	evidence of the share transfers, as described in Clause 5.2(a) and 5.2(b);

(v)	a copy of the license agreement relating to the exclusive license from the Sellers to the Company of the Benelux Trademarks (the License Agreement), to be substantially in the form as attached as Schedule 10, duly executed on behalf of the Sellers;

(vi)	a copy of the domain name assignment agreement (the Domain Name Assignment Agreement), to be substantially in the form as attached as Schedule 15, duly executed on behalf of the Sellers;

(vii)	a copy of the trademark assignment (the Trademark Assignment), to be substantially in the form as attached as Schedule 16, duly executed on behalf of the Sellers;

(viii)	a copy of the trademark coexistence agreement (the Trademark Coexistence Agreement), to be substantially in the form as attached as Schedule 17, duly executed on behalf of the Sellers; and

(ix)	evidence of the registration of the lease agreements, as described in Clause 5.2(d).

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Part 2

Purchaser's Obligations

1.	On Completion the Purchaser shall:

(a)	pay the Purchase Price in accordance with Clause 3;

(b)	procure that a general meeting of the shareholders of each relevant Group Company is held acknowledging the resignation of the director(s) referred to under Clause 1(iii) of this Schedule 7 appointing other directors with effect from Completion;

(c)	deliver to the Sellers a copy of the License Agreement, duly executed on behalf of the Purchaser;

(d)	deliver to the Sellers a copy of the Domain Name Assignment Agreement, duly executed on behalf of the Purchaser;

(e)	deliver to the Sellers a copy of the Trademark Assignment, duly executed on behalf of the Purchaser; and

(f)	deliver to the Sellers a copy of the Trademark Coexistence Agreement, duly executed on behalf of the Purchaser.

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Schedule 11

Interpretation

1.	In this Agreement:

Accounts means the audited annual accounts of each of the Group Companies as at the Accounts Date.

Accounts Date means 31 December 2016.

Additional Leakage has the meaning set out in Clause 1 of Schedule 4.

Additional Leakage Notice has the meaning set out in Clause 1 of Schedule 4.

Agreement means this agreement including its Schedules.

Base Purchase Price has the meaning set forth in Clause 3.1.

Beneficiary has the meaning set out in Clause 10.1.

Benelux Trademarks means HUDSON and MORGAN & BANKS & Design for use in Belgium and Luxembourg.

Break Fee has the meaning set out in Clause 5.7.

Business Day means a day (other than a Saturday or Sunday) on which banks are generally open in the State of New York, U.S.A. and Belgium for normal business.

Claim means any claim under this Agreement.

Commitment Letters has the meaning set out in Schedule 6.

Company has the meaning set out in Recital (A).

Completion means the completion of the sale and purchase of the Shares in accordance with this Agreement.

Conditions has the meaning set out in Clause 4.1.

Damages Payment has the meaning set out in Clause 10.7(b)(i).

Data Room means the information and the documents contained on USB drives, accompanied by a certificate from Merrill Corporation confirming that such USB drives contains all information and documents which were included on the Data Room as at December 15, 2017, copies of which USB drives have been requested from Merrill Corporation to be sent to each of the Purchaser and the Sellers.

Debt Agreements has the meaning set out in Clause 5.8(b).

Debt Commitment Letter has the meaning set out in Clause 5.8(a).

Debt Financing has the meaning set out in Clause 5.8(a).

Domain Name Assignment Agreement has the meaning set out in Schedule 7.

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Encumbrance means any encumbrance including without limitation any claim, debenture, mortgage, pledge, charge, lien, deposit or assignment by way of security, option or right of pre-emption, entitlement to beneficial ownership (including usufruct and similar entitlements), any agreement to create any of the foregoing, any provisional or executional attachment and any other interest or right held, or claim that could be raised, by a third party.

Equity Commitment Letters has the meaning set out in Schedule 6.

Equity Financing has the meaning set out in Schedule 6.

Equity Investors has the meaning set out in Schedule 6.

Excess Recovery has the meaning set out in Clause 10.7(b)(iv).

Exchange Act has the meaning set out in Clause 16.4.

Financing has the meaning set out in Clause 5.8(a).

Governmental Authority means any supranational, national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof) or any other supranational, governmental, intergovernmental, quasi-governmental authority, body, department or organisation, including the European Union, or any regulatory body appointed by any of the foregoing, in each case, in any jurisdiction.

Group Companies means the Company and the Subsidiary and Group Company means any of them.

Independent Expert has the meaning set out in Clause 3 of Schedule 4.

Law means any law, including any decree, ordinance, (international or EU) treaty, regulation, directive, mandatory local policy, statute, secondary and subordinate legislation, by-laws, codes of practice, circulars, guidance, common law, judicial decision, arbitration award or other rule of regulatory, mandatory nature, enacted or promulgated by any Governmental Authority, any notices under legislation, judgments, orders and decisions and interpretations of any laws by any Governmental Authority.

Leakage means (as from the Accounts Date and on or before Completion, unless explicitly stated otherwise):

(a)	the declaration or payment of any dividend or other distribution of profits, reserves or assets to, or reduction of share capital or redemption or purchase of any shares from, any member of Seller’s Group, which includes the USD 447,485.80 intermediary dividend distributed in July 2017 and the expected capital decrease, if any, of the Company by EUR 1,000,000 (or USD 1,180,600 at the Reference ECB Exchange Rate) to be effected after the date hereof;

(b)	the payment of any management, monitoring, service or other shareholder or director’s fees (including, for the avoidance of doubt, “tantièmes”) or similar fees (excluding normal, recurring information technology allocations not exceeding EUR 624,000 per year) to a member of a Seller’s Group (including, for the avoidance of doubt, the USD 1,431,378 in management fees paid by Hudson Belgium NV to Hudson Global and Hudson Global Resources Limited for the period starting on 1 January 2017 and ending on 31 December 2017 and any management fees that would be paid by Hudson Belgium NV to Hudson Global and Hudson Global Resources Limited between 1 January 2018 and the date of Completion);

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(c)	the payment of any costs by any Group Company to the Sellers under or in connection with the Sellers Incentive Stock and Awards Plan (including costs related to the unwinding or termination thereof), whether payable before or after Completion, in relation to which the Sellers undertake to invoice the relevant Group Company within 30 days following the relevant costs becoming due;

(d)	any Taxation, interest or penalties paid or becoming payable as a consequence of any of the foregoing; or

(e)	any agreement or arrangement made or entered into by any Group Company to do or give effect to any matter referred to in (a) to (b),

License Agreement has the meaning set out in Schedule 7.

Long Stop Date has the meaning set out in Clause 4.3.

Loss means any direct losses, damages, liabilities, costs and expenses (including attorney and legal fees), excluding, however, any indirect, special, incidental, punitive, consequential or similar damages such as loss of products, loss of profits or loss of revenues, loss of contracts or loss of goodwill.

Material Adverse Effect means any change, effect, event, occurrence, state of facts or developments that, individually or in the aggregate has, or would reasonably be expected to have, a material adverse effect, on the business, assets, liabilities, results of operations or financial conditions of the Group Companies, taken as a whole, but excluding any adverse effect resulting from:

(a)	general economic conditions (or changes in such conditions) in Belgium, Luxembourg, the United States or any other country or region in the world, or conditions in the global economy generally;

(b)	general conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in, Belgium, Luxembourg, the United States or any other country or region in the world, including: (A) changes in interest rates in Belgium, Luxembourg, the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries; and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in Belgium, Luxembourg, the United States or any other country or region in the world;

(c)	general political conditions (or changes in such conditions) in Belgium or Luxembourg or acts of war or terrorism (including any escalation or general worsening of any such acts of war or terrorism) in Belgium or Luxembourg or any other country in the world;

(d)	economic or business conditions (or changes in such conditions) affecting the telecommunications equipment, software and services industry generally or businesses having a similar nature to the business of the Group Companies;

(e)	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in Belgium or Luxembourg;

(f)	changes in Law (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof);

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(g)	the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby, including: (i) the identity of the Purchaser or any of its affiliates; (ii) the loss or departure of officers or other employees of any of the Group Companies to the extent resulting from or arising out of the transactions contemplated by this Agreement; (iii) the termination of (or the failure to renew or enter into) any contracts with customers, suppliers, distributors or other business partners, whether as a direct or indirect result of the loss or departure of officers or employees of any of the Group Companies or otherwise, resulting from or arising out of the transactions contemplated by this Agreement; (iv) any other negative development in any of the Group Companies’ relationships with any of its customers, suppliers, distributors or other business partners, whether as a direct or indirect result of the loss or departure of officers or employees of any of the Group Companies or otherwise, resulting from or arising out of the transactions contemplated by this Agreement; and (v) any decline or other degradation in any of the Group Companies’ customer bookings resulting from or arising out of the transactions contemplated by this Agreement;

(h)	the taking of any action contemplated by this Agreement or the failure to take any action prohibited by this Agreement; or

(i)	any failure by any of the Group Companies to meet any third party estimates or expectations of such Group Companies’ revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by any of the Group Companies to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition);

except, in the cases of items (a), (d), (e) or (f), to the extent that such events, changes, occurrences, effects or circumstances have a material disproportionate effect on the business of the Group Companies relative to other businesses in the industry in which the Group Companies operate, but taking into account for purposes of determining whether a Material Adverse Effect has occurred, only the materially disproportionate adverse impact.

Purchase Price has the meaning set out in Clause 3.2.

Purchaser's Group means the Purchaser, its holding company (if any) and any subsidiary of the Purchaser or its holding company (if any) from time to time.

Purchaser’s Warranties means the representations and warranties of the Purchaser set out in Clause 9 and Schedule 6, and Purchaser’s Warranty means any of them.

Reference ECB Exchange Rate means the EUR/USD exchange rate as published by the European Central Bank on the business day preceding the date of this Agreement, i.e. 1.1806;

Response Notice has the meaning set out in Clause 1 of Schedule 4.

SEC has the meaning set out in Clause 16.4.

Seller's Group means in relation to a Seller, that Seller and its holding company (if any) and all subsidiaries of that Seller and all other subsidiaries of its holding company from time to time (but excluding the Group Companies).

Sellers’ Warranties means the representations and warranties of the Sellers set out in Clause 8 and Schedule 4, and Sellers’ Warranty means any of them.

Shares means all the issued shares of the Company.

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Subsidiary means the company whose details are set out in Schedule 3.

Tax or Taxation means all forms of taxation, duties, levies, imposts and social security charges, whether direct or indirect including, without limitation, corporate income tax, wage withholding tax, national social security contributions and employee social security contributions, value added tax, customs and excise duties, capital tax and other legal transaction taxes, dividend withholding tax, (municipal) real estate taxes, other municipal taxes and duties, environmental taxes and duties and any other type of taxes or duties in any relevant jurisdiction; together with any interest, penalties, surcharges or fines relating thereto, due, payable, levied, imposed upon or claimed to be owed in any relevant jurisdiction.

Third Party Claim has the meaning set out in Clause 12.1.

Third Party Sum has the meaning set out in Clause 10.7(b)(ii).

Trademark Assignment has the meaning set out in Schedule 7.

Trademark Coexistence Agreement has the meaning set out in Schedule 7.

Transaction has the meaning set out in Recital (C).

Transaction Documents means this Agreement, the License Agreement, the Transitional Services Agreement set forth in Schedule 9, the Talent Management Support Agreement set forth in Schedule 13, the Domain Name Assignment Agreement, the Trademark Assignment, the Trademark Coexistence Agreement and the documents referred to in or connected with such agreements and any other agreements executed or to be executed by the Parties on the date of this Agreement or Completion and Transaction Document means any of them.

Warranties means the Sellers’ Warranties and the Purchaser’s Warranties, and Warranty means any of them.

2.	References to a company shall be construed so as to include any company, corporation or other body corporate or other legal entity, wherever and however incorporated or established.

3.	A person is deemed to be affiliated with another if that person directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the other person.

4.	Subsidiary of any person shall mean any other person of which the share capital, voting securities or other equity ownership interests representing the majority of voting control or the ordinary voting power to elect a majority of the board of directors other persons performing similar functions are directly or indirectly owned by such first person.

5.	A company is considered to be a wholly-owned subsidiary of another company if it has no members except that other company and that other company's wholly-owned subsidiaries or persons acting on behalf of that other company or its wholly-owned subsidiaries.

6.	References to a person shall be construed so as to include any individual, firm, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government, political subdivision, state or agency or instrumentality thereof, or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality).

7.	Where any provision is qualified or phrased by reference to the ordinary course of business, such reference shall be construed as meaning the customary course of trading for the business in the country in which such business trades.

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8.	Singular words include the plural and vice versa.

9.	Notwithstanding Clause 22, where in the Transaction Documents a French or Dutch term is given in italics or in italics and in brackets after an English term and there is any inconsistency between the French and Dutch on the one hand and the English on the other hand, the meaning of the English term shall prevail.

10.	All time periods referred to in the Transaction Documents, unless otherwise stated, will be counted in days. A "day" is defined as the 24-hour period starting and finishing at midnight. All time periods unless otherwise stated commence at midnight following the triggering event and terminate at midnight following the expiration date, unless this date does not fall on a Business Day, in which case the expiration date is postponed to the next Business Day. If a time period is to be calculated in months or years, the period will start at midnight on the day on which the triggering event occurred and will terminate at midnight preceding the determined monthly or annual anniversary of the triggering event (“de quantième à veille de quantième/van de zoveelste tot de dag vóór de zoveelste’).

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ANNEX B

EUROPE SALE AGREEMENT

SHARE PURCHASE AGREEMENT

BY AND AMONG

HUDSON GLOBAL INC.

HUDSON GLOBAL RESOURCES AG ZUG

Hudson Global Resources Jersey Limited

HUDSON EUROPE BV

AND

MORGAN PHILIPS GROUP SA

Dated: December 17, 2017

(composite as amended on January 25, 2018)

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SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) dated as of December 17, 2017 is entered into by and among:

(i)          Hudson Global, Inc., a corporation incorporated under the laws of the state of Delaware, United States of America (“HGI”), Hudson Global Resources Switzerland AG Zug, a company incorporated under the laws of Switzerland (“HGRS”), Hudson Global Resources Jersey Limited, a limited liability company organized under the laws of the United Kingdom (Jersey) (“HGRJ”), and Hudson Europe B.V., a limited liability company organized under the laws of the Netherlands (collectively with HGI, HGRS and HGRJ, the “Sellers”);

(ii)         Morgan Philips Group S.A., a Luxembourg société anonyme governed by the laws of the Grand Duchy of Luxembourg (the “Buyer”).

Sellers and Buyer are sometimes individually referred to as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Sellers owns the issued and outstanding equity interests of the Persons listed in Schedule 5.1(d) hereto (“Transferred Companies”).

WHEREAS, Buyer desires to purchase, and the Sellers desire to sell, the shares of the Transferred Companies listed and described in Exhibit 1.1 (the “Transferred Shares”), for the consideration described herein and upon the conditions hereinafter set forth;

WHEREAS, the Buyer, on one hand, and certain Sellers, on the other hand, wish to enter into the Related Agreements (as hereinafter defined);

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the Parties hereto agree as follows:

(All capitalized terms used and not defined in this Agreement shall have the meanings set forth in Exhibit A.)

Article 1. PURCHASE AND SALE OF THE TRANSFERRED SHARES

At the Closing and effective as of the Effective Time, the Sellers shall sell to Buyer, and Buyer shall purchase from the Sellers, the Transferred Shares free and clear of any Liens, other than Liens created by or through the Buyer or its affiliates.

Article 2. PURCHASE PRICE

2.1           The Purchase Price

The aggregate cash consideration to be paid by the Buyer to the Sellers for 100% of the Transferred Shares shall be the amount (the “Adjusted Purchase Price”) which results from the aggregate of:

(a)          ten million and five hundred thousand dollars (USD 10,500,000) (the “Unadjusted Purchase Price”);

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(b)           plus the Closing Cash Amount;

(c)           minus the Closing Indebtedness Amount; and

(d)           plus the amount of the difference (which may be positive or negative) between the Closing Working Capital Amount and the TTM Working Capital, with such difference being calculated by applying the same exchange rates to the Closing Working Capital Amount as used for the calculation of the TTM Working Capital.

2.2           Closing Payment

(a)           On the Closing Date, the Buyer shall pay (such payment, as calculated pursuant to this Section 2.2(a), the “Initial Purchase Price”) to the Sellers in immediately available funds an amount equal to the result of:

(i)          the Unadjusted Purchase Price;

(ii)         plus the Estimated Closing Cash Amount;

(iii)        minus the Estimated Closing Indebtedness Amount; and

(iv)        plus the amount of the difference (which may be positive or negative) between the Estimated Closing Working Capital Amount and the TTM Working Capital, with such difference being calculated by applying the same exchange rates to the Estimated Closing Working Capital Amount as used for the calculation of the TTM Working Capital.

(b)          Not later than five (5) Business Days before the Closing Date, the Sellers’ Representative shall notify the Buyer of its good faith estimate of:

(i)          the Closing Cash Amount (the “Estimated Closing Cash Amount”);

(ii)         the Closing Indebtedness Amount (the “Estimated Closing Indebtedness Amount”);

(iii)        the Closing Working Capital Amount (the “Estimated Closing Working Capital Amount”); and

(iv)        the Closing Combined Balance Sheet;

along with reasonably detailed documents supporting the calculation of such amounts (the “Closing Estimates Statement”).

(c)           The Buyer shall have the opportunity to review the Closing Estimates Statement and the Parties shall cooperate in good faith to agree upon the Closing Estimates Statement in the event the Buyer disputes any of the items set forth therein. If the Parties are unable to agree, the Closing Estimates Statement as provided by the Sellers’ Representative shall be used for the purposes of this Section 2.2.

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2.3           Purchase Price Adjustment

(a)           As soon as practicable after Closing, but in no event later than thirty (30) Business Days following the Closing Date, the Buyer shall provide to the Sellers’ Representative the Buyer’s calculation of the Closing Combined Balance Sheet, the Closing Cash Amount, the Closing Indebtedness Amount, and the Closing Working Capital Amount (together forming the “Closing Statement”), along with reasonably detailed supporting documents, it being specified that the Buyer shall calculate the Closing Cash Amount, the Closing Indebtedness Amount and the Closing Working Capital Amount in accordance with the Accounting Principles. The Parties agree that any assets and liabilities of the RPO Business shall be excluded from the amounts set forth above and from the final calculation of the Closing Cash Amount, the Closing Indebtedness Amount and the Closing Working Capital Amount, and that the Buyer shall have no claim to any such assets.

(b)           Disputes regarding the Purchase Price Adjustment

(i)          During a thirty (30) Business Day period following receipt by the Sellers’ Representative of the calculation of the Closing Statement prepared by the Buyer as stipulated in Section 2.3 (the “Review Period”), the Sellers’ Representative shall review such information and be provided with reasonable access to necessary materials and personnel of the Buyer (including, for the avoidance of doubt, the necessary materials and personnel of the Transferred Companies). If the Closing Statement is contested by the Sellers’ Representative, then the Sellers’ Representative shall deliver a written notice (a “Notice of Disagreement”), to the Buyer within the Review Period, setting forth in reasonable detail the basis for any such dispute (any such dispute being hereinafter called a “Disagreement”), the amounts involved and a description in reasonable detail of the modifications that the Sellers’ Representative propose (the “Disputed Items”). The Buyer and the Sellers’ Representative shall promptly commence negotiations in good faith with a view to resolving all such Disagreements within thirty (30) Business Days following receipt by the Buyer of a Notice of Disagreement. If the Sellers’ Representative does not deliver a Notice of Disagreement to the Buyer within the Review Period, then the Closing Statement prepared by the Buyer and delivered to the Sellers in accordance with Section 2.3(a) shall be considered final and binding on the Parties, and the provisions of Section 2.3(c) shall immediately apply.

(ii)         If a Disagreement has not been resolved for any reason within the thirty (30) Business Day period stipulated in Section 2.3(b)(i), then within twenty (20) Business Days after the expiration of such period, the Sellers’ Representative or the Buyer may request that the Disagreement be submitted to the London office of an independent “big 4” accounting firm (Ernst & Young, PricewaterhouseCoopers, KPMG or Deloitte) (the “Selected Accounting Firm”) for final and binding resolution.

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(iii)        Buyer and the Sellers’ Representative shall each promptly prepare a written statement on the unresolved Disputed Items together with the relevant documentation in relation thereto, which shall be submitted to the Selected Accounting Firm for determination. In particular, without limitation, Buyer shall keep up to date and make reasonably available to the Sellers’ Representative and the Selected Accounting Firm its books and records in connection with the Closing Statement. Buyer and Sellers’ Representative shall cause the Selected Accounting Firm to be provided with any other information and documentation that may be reasonably requested thereby as soon as reasonably practicable. Buyer and the Sellers’ Representative shall instruct the Selected Accounting Firm to act as experts in accounting and not as arbitrators, and to limit its examination to the unresolved Disputed Items. In no event shall the Selected Accounting Firm assign a value to any item greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party. The Selected Accounting Firm shall: (x) give the Parties a reasonable opportunity to provide written and oral submissions to it; (y) require that the Parties provide to each other a copy of any written submissions at the same time as they are made to the Selected Accounting Firm; and (z) allow each Party to be present while oral submissions are being made by any other Party. Buyer and the Sellers’ Representative shall request the Selected Accounting Firm to use its best efforts to deliver a preliminary report setting forth its resolution and, if applicable, its calculation of the Disputed Items, as promptly as practicable, but no later than thirty (30) calendar days following its appointment. Buyer and the Sellers’ Representative shall have the opportunity to provide comments to the Selected Accounting Firm regarding the preliminary report within fourteen (14) calendar days from the date of such preliminary report (and such comments shall be communicated forthwith to the other Party). The Selected Accounting Firm shall deliver a final written report within sixty (60) calendar days following its appointment. The determination of the unresolved Disputed Items by the Selected Accounting Firm in its preliminary and final reports shall state which adjustments should be made to the Closing Statement (including a calculation of the resulting Adjusted Purchase Price (as defined below), if any), and shall be delivered to the Sellers’ Representative and Buyer as promptly as practicable. Such determination shall be final, conclusive and binding upon Sellers and Buyer, except in the event of manifest error. Buyer and the Sellers’ Representative shall, and shall procure that their accountants and other advisers shall, and shall instruct the Selected Accounting Firm to keep all information and documents provided to them pursuant to this Section confidential and shall not use the same for any purpose, except in connection with the resolution of the Disputed Items. All fees and expenses of the Selected Accounting Firm shall be shared equally between Sellers, on the one hand, and Buyer, on the other hand.

(c)           Adjustment Payment. After the completion of the calculations set forth in Section 2.3:

(i)          If the Adjusted Purchase Price exceeds the Initial Purchase Price, the Buyer shall promptly pay to the Sellers the absolute figure of the difference within twenty (20) Business Days; and

(ii)         If the Adjusted Purchase Price is less than the Initial Purchase Price, the Sellers shall pay to the Buyer the absolute figure of the difference within twenty (20) Business Days.

(d)           General Method of Payment.

Payments to the Sellers shall be made to their respective bank accounts designated by the Sellers to the Buyer with sufficient notice and payments to the Buyer shall be made to the bank account designated by the Buyer to the Sellers’ Representative with sufficient notice.

Article 3. CONDITIONS TO CLOSING

3.1           Conditions to Buyer’s Obligations

The obligation of the Buyer to consummate the transactions provided for by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Buyer:

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(a)          Representations and Warranties. Subject to the disclosures made in the Schedules: (i) each of the representations and warranties made in Section 5.1(e) and Section 5.2 shall be true and correct in all respects, without regard to any “materiality” qualifications contained in such representations and warranties, (x) as of the date hereof; and (y) as of the Closing Date as if made at such time (except to the extent such representations and warranties expressly relate to a specific date, in which case they shall be true and correct as of such date); and (ii) each of the other representations and warranties made in Article 5 shall be true and correct, without regard to any “materiality” qualifications contained in such representations and warranties, (x) as of the date hereof; and (y) as of the Closing Date as if made at such time (except to the extent such representations and warranties expressly relate to a specific date, in which case they shall be true and correct as of such date); provided however, that for purposes of this Section 3.1(a)(ii), Buyer’s condition shall be deemed satisfied and fulfilled even if any representations or warranties made in Article 5 other than those set forth in Section 5.1(e) and Section 5.2 are not so true and correct unless the failure of such representations and warranties to be so true and correct shall constitute, individually or in the aggregate, a Material Adverse Change.

(b)          Material Adverse Change. Since the date of this Agreement, there shall have been no event, change, effect or circumstance that, individually or in the aggregate, has had, or would reasonably be expected to result in, a Material Adverse Change.

(c)          Related Agreements. Sellers shall have executed the Related Agreements attached hereto as Exhibits D through G.

(d)          Equity Financing Agreements. Buyer shall have consummated the Financing under the Equity Letters.

(e)          Key Employees. The Buyer shall have executed employment agreements with the Key Employees.

(f)          Transfer of the RPO Business. The RPO Transfer shall be completed by the Sellers in accordance with the provisions of Schedule 7.8.

3.2           Conditions to Sellers’ Obligation

The obligation of the Sellers to consummate the transactions provided for by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Sellers:

(a)          Representations and Warranties. Each of the representations and warranties of Buyer made in Article 6 of this Agreement shall be true and correct, without regard to any “materiality” qualifications contained in such representations and warranties, both on the date hereof and as of the Closing Date as if made at such time; provided however, that for purposes of this Section 3.2(a), Sellers’ conditions shall be deemed satisfied and fulfilled even if any representations and warranties of Buyer made in Article 6 are not so true and correct, unless the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, would prevent or materially impede the performance by Buyer of its obligations under this Agreement, or the consummation by Buyer of the transactions contemplated by this Agreement.

(b)          The Buyer shall have executed the Related Agreements attached hereto as Exhibits D through H.

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(c)          Transfer of the RPO Business. The RPO Transfer shall be completed by the Sellers in accordance with the provisions of Schedule 7.8.

(d)          HGI Stockholder Approval. The stockholders of HGI shall have approved by affirmative vote at a special stockholders’ meeting of holders of shares of common stock of HGI holding at least a majority of the outstanding shares of common stock of HGI as of the record date of the special stockholders’ meeting to adopt a resolution approving the sale of substantially all of HGI assets pursuant to this Agreement and other purchase and sale agreements.

(e)          Closing of APAC and Belgium Transactions. The closings of the transactions contemplated by (i) that certain Share Sale Agreement, dated as of December 17, 2017, by and among Hudson Highland Group Holdings International, Inc. (“HHG”), HGI and Apache Group Holdings Pty Limited, and (ii) that certain Sale and Purchase Agreement, dated as of December 17, 2017, by and among HGI, HHG, Value Plus NV, Ivan De Witte and De Witte Comm. V. shall occur simultaneously effective with the closing of the transactions contemplated by this Agreement, it being understood by the Buyer that this condition is non-waivable by the Sellers.

(f)          Financing Assured. Prior to HGI holding a vote of its stockholders at a special meeting of stockholders to adopt a resolution approving the sale of substantially all of HGI’s assets, the Buyer shall have provided confirmation to the Sellers that the Buyer’s Financing is assured, which confirmation may be in the form of (i) equity letters or debt commitment letters or definitive financing agreements that do not contain conditions to funding other than the conditions to closing of the transactions contemplated by this Agreement or (ii) a certificate addressed to the Sellers from the Buyer that it has debt and equity financing in place and it is prepared to fund the Initial Purchase Price upon closing of the transactions contemplated by this Agreement, it being understood by the Buyer that this condition is non-waivable by the Sellers.

3.3          Frustration of Closing Conditions

Neither Buyer nor any Seller may rely on the failure of any condition set forth in Section 3.1 or in Section 3.2, respectively, to be satisfied if such failure was caused by such Party’s failure to act in good faith to cause the Closing to occur in accordance with the terms and conditions hereof.

Article 4. CLOSING

4.1           General

(a)          In the absence of a prior termination of this Agreement by one of the Parties in accordance with Section 10.1 the Closing shall take place at the offices of Egret law firm, 2 rue Jean-Georges Wilmar L-2731, Luxembourg or any other place as may have been agreed between the Parties, on the second Business Day (which for purposes of this Section 4.1(a) shall be a Business Day which is also a business day in the France and Luxembourg) following the date on which all of the conditions set forth in Section 3 are satisfied (excluding conditions that by their terms cannot be satisfied or waived until the Closing, but subject to the satisfaction or waiver of such conditions) or such other date as mutually agreed upon in writing by the Parties (the date on which the Closing occurs, the “Closing Date”).

(b)          As used in this Agreement, the “Closing” shall mean the time at which Sellers consummate the sale, assignment, transfer and delivery of the Transferred Shares to Buyer as provided herein, by the execution and delivery by Sellers of the documents and instruments referred to in Sections 4.2 and 4.4 against delivery by Buyer of the documents and payments referred to in Sections 4.3 and 4.4, which for the purposes of this Agreement shall be deemed effective as of the Effective Time.

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4.2           Documents to be Delivered by Sellers

At the Closing, Sellers shall deliver, or cause to be delivered, to Buyer:

(a)          certified short form copies (without exhibits) of the resolutions of the boards of directors (or of any competent governing body) of each Seller, authorizing and approving this Agreement and all other transactions and agreements contemplated hereby to the extent legally required;

(b)          certified short form copies of the resolutions of the shareholders meeting of each Seller authorizing and approving this Agreement and all other transactions and agreements contemplated hereby to the extent legally required;

(c)          duly executed stock transfer forms in favor of Buyer in respect of the Transferred Shares or any other duly executed document under applicable Law to convey good and valid title to the Transferred Shares to Buyer;

(d)          the share transfer registers and minute books of the Transferred Companies, the share certificates or such other documents representing all of the Sellers’ record and beneficial ownership in and to the Transferred Companies; and

(e)          evidence of termination of the Terminated Intragroup Agreements in accordance with Section 7.2.

(f)          copies of the Material Consents obtained prior to the Closing in a form reasonably acceptable to the Buyer (it being understood that the delivery of the Material Consents is not a condition to Buyer’s obligation to consummate the transactions).

4.3           Documents to be Delivered by Buyer

At the Closing, Buyer shall deliver, or cause to be delivered, to Sellers:

(a)          (i) copies of appropriate documents evidencing the corporate approval by the board of directors or other relevant body of Buyer of this Agreement, and all other transactions and agreements contemplated hereby; and (ii) extracts of the commercial registry of Luxembourg evidencing the due organization of Buyer, dated not more than ten (10) calendar days prior to the Closing; and

(b)          evidence of the payment of the Initial Purchase Price in the manner and the amount set forth in Section 2.2(a) by wire transfer in immediately available funds to the accounts as provided in Section 2.3(d).

4.4           Documents to be Delivered by Buyer and Seller

At the Closing, Buyer and Sellers (or Affiliates thereof, as the case may be) shall execute and deliver each of the Related Agreements.

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Article 5. REPRESENTATIONS AND WARRANTIES OF SELLERS

5.1           Corporate Status

(a)          Sellers. Each Seller is a corporation or other corporate entity duly organized, validly existing and (where relevant) in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power to conduct the Business as currently conducted. Each Seller has full corporate power and authority to enter into and, subject, in the case of HGI, to the satisfaction of the condition set forth in Section 3.2(d), perform each of the Transaction Documents and the transactions contemplated thereby.

(b)          Transferred Companies. Each Transferred Company (i) is a corporation or other corporate entity duly organized and validly existing and (where relevant) in good standing under the Laws of the jurisdiction of its incorporation or formation, (ii) has all requisite corporate power to conduct its business as currently conducted, and (iii) is qualified to transact business in each jurisdiction in which the ownership of its property or conduct of its business requires such qualification, except where the failure to be so qualified would be not material to such Transferred Company.

(c)          No Subsidiaries. Schedule 5.1(c) sets forth capital stock of or other equity interests each Transferred Companies owns, directly or indirectly, in any corporation, partnership, or other Person, including as a member of or a participant in any economic interest group, partnership, joint venture or similar Person.

(d)          Capitalization of Transferred Companies. Set forth on Schedule 5.1(d) hereto is the jurisdiction of incorporation or formation, the registered capital and share ownership of each Transferred Company. Except as disclosed on such Schedule, such registered capital constitutes all of the authorized, issued and outstanding shares of capital stock of such Transferred Company, such shares of capital stock have been validly issued (as applicable), are fully paid and non-assessable and have not been issued in violation of any pre-emptive or similar rights. Except as disclosed, there is with respect to each of the Transferred Companies no commitment providing for the issuance of any additional equity rights or providing for the issuance of securities convertible into or exchangeable for shares of capital stock or providing for the issuance of other securities.

(e)          Title to the shares of the Transferred Companies. All of the capital stock of each of the Transferred Companies is owned by the Sellers free and clear of any Liens and no Transferred Company is party to any voting agreement or any other agreement in effect with respect to the voting or transfer of the shares of any Transferred Company.

5.2           Authority and Binding Effect

The execution and delivery by each Seller of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly and validly authorized by the competent governing body of such Seller, subject, in the case of HGI, to the satisfaction of the condition set forth in Section 3.2(d), and each of such Transaction Documents constitutes or will, upon its execution, constitute a valid and binding obligation of Sellers, enforceable against such Seller in accordance with its terms.

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5.3           Ultra Vires

The Transferred Companies have not entered into any transaction ultra vires the Transferred Companies or outside the authority or powers of the directors of the Transferred Companies and are not in breach of the provisions of their articles of association.

5.4           No Conflicts

Subject, in the case of HGI, to the satisfaction of the condition set forth in Section 3.2(d), and, except as set forth on Schedule 5.4, neither the execution, nor the delivery or performance of any of the Transaction Documents by any Sellers nor the consummation of the transactions contemplated thereby will: (i) violate any of the terms of the articles of incorporation or by-laws (as applicable) of any Seller or any Transferred Company; (ii) violate any applicable Law; (iii) violate, conflict with, or constitute a default or result in a breach, acceleration, termination or modification of the terms of, or accelerate any material obligation or loss of any benefit under (in each case with or without notice or lapse of time or both), any Material Contract, except as would not prevent or materially delay any Seller from consummating the transactions contemplated hereby or by any Transaction Document.

5.5           Powers of Attorney

No Transferred Company has given a power of attorney and no person has any authority (express, implied or ostensible) which is still outstanding or effective to enter into any contract or commitment or to do anything on its behalf (other than any authority to its directors, officers and employees to enter into routine trading contracts in the normal course of their duties).

5.6           Assets of the Transferred Companies

(a)          All material assets (other than any assets disposed or realized in the ordinary course of business since the Reference Date) used by the Transferred Companies for the conduct of the Business, are owned or validly leased by the Transferred Companies, and, except as set forth on Schedule 5.6(a) none of such material assets is subject to any Liens other than: (i) current real estate Taxes or governmental charges or levies which are a Lien but not yet due and payable and for which appropriate reserves have been established on the books and records of the applicable Transferred Company; (ii) equipment liens; (iii) minor imperfections of title, if any, none of which are substantial in amount, or materially detract from the value or impair the use of the property subject thereto or the operation of the assets and which have arisen only in the ordinary and normal course of business consistent with past practice; and (iv) Liens created by or through the Buyer or its affiliates (the Liens described in clauses (i), (ii), (iii) and (iv), collectively, the “Permitted Liens”).

5.7           Real Property

(a)          Schedule 5.7(a) hereto contains a true, correct and complete list of all real property leased or otherwise occupied by the Transferred Companies (the “Leased Real Property”), including all easements, buildings, structures, fixtures and improvements and required by the Transferred Companies to operate the Business as operated as of the date of this Agreement.

(b)          The Transferred Companies have the valid right to occupy and use the Leased Real Property. None of the lease agreements on the Leased Real Property may be terminated by the other party thereto as a result of the consummation of the transactions contemplated by this Agreement.

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(c)            The Transferred Companies do not use or occupy in any manner whatsoever any real property other than the Leased Real Property.

(d)            No Transferred Company has received any written notice of termination or cancellation of any lease agreement on the Leased Real Property.

5.8           Material Contracts

(a)            Schedule 5.8(a) contains a list of the following outstanding contracts to which any Transferred Company is a party:

(i)          any contract that contains a legal obligation of the Transferred Companies to purchase goods, products or services from a supplier of the Transferred Companies that (A) is currently in effect and (B) resulted in purchases from such supplier in an aggregate amount that exceeded USD 100,000 in the 2016 fiscal year;

(ii)         any contract that contains covenants limiting the ability of any Transferred Company in any material respect to engage in any line of business or to compete with any Person;

(iii)        any contract for the purchase or sale of real property;

(iv)        any contract with a Material Customer;

(v)         any contract that sets forth the terms of Indebtedness of the Transferred Companies;

(vi)        any contract is any joint venture or partnership contract with a party that is not a Transferred Company;

(vii)       any contract which limits or purports to limit the ability of the Transferred Companies to carry out the Business in any geographical area;

(viii)      any contract currently in effect with any Transferred Employee providing for severance benefits or termination indemnities in excess of one hundred thousand dollars (USD 100,000) to the extent such severance or termination indemnities are beyond mandatory provisions of applicable Laws;

(ix)         any contract by and between a Transferred Company on one hand, and any Seller or any of its respective Affiliates, on the other hand, that was not entered into the ordinary course of Business on arm’s lengths terms involving potential expenditures or receipts in the aggregate amount in excess of one hundred thousand dollars (USD 100,000); or

(x)          any contract providing for future capital expenditures in excess of one hundred thousand dollars (USD 100,000);

(the items described in clauses (i) through (x) being herein collectively referred to as the “Material Contracts”).

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(b)          True and complete copies of all Material Contracts have been made available to the Buyer by the Sellers. Each of such Material Contracts is in full force and effect and none of the Transferred Companies has received or been threatened in writing with any demand which has not been resolved for a material breach of obligations required to be performed by them to date thereunder that could result in termination or cancellation of a Material Contract and, to the Knowledge of Sellers, no other party to such Material Contract is in breach or default in any material respect under such Material Contract. Except as disclosed in Schedule 5.8(b), none of such Material Contracts may be terminated by the other party thereto as a result of the consummation of the transactions contemplated hereby. No waiver has been granted by any of the Transferred Companies or Sellers or any of the other parties thereto under any of the Material Contracts.

(c)          From July 1, 2017 until the date of this Agreement, to the Knowledge of Sellers, no Transferred Company has received any written notification from any of the ten (10) largest suppliers or customers at the date hereof listed on Schedule 5.8(c) expressing its intention to cancel or otherwise terminate or materially or adversely modify its relationship with the Transferred Companies or any of their subsidiaries.

5.9           Compliance with Law

(a)          The Business as currently conducted is in compliance in all material respects with all applicable Laws (other than labor and employment Laws relating to the Business in respect of which representations and warranties are made in Section 5.14). No written notice (which has not been resolved or formally withdrawn) has been received by any of the Transferred Companies from any Governmental Authority alleging that any of the Transferred Companies has violated, in any material respect, any Laws (other than and labor and employment Laws) that are applicable to the Business.

(b)          Schedule 5.9(b) sets forth a true and correct list of all material Permits issued to the Transferred Companies and necessary for the conduct of the Business, as currently conducted (the “Material Permits”). All Material Permits are in full force and effect and no written notice (which has not been resolved or formally withdrawn) has been received by any of the Transferred Companies relating to the termination or cancellation of any such Material Permits.

5.10         Litigation.

(a)          Except as set forth on Schedule 5.10, there is currently no judicial, administrative or arbitration proceeding pending against the Transferred Companies (in relation to the Transferred Companies).

(b)          To the Knowledge of Sellers, there is currently no judicial, administrative or arbitration proceeding expressly threatened in writing against the Transferred Companies.

(c)          The Transferred Companies are not party, as claimant, to any judicial, administrative or arbitration proceeding.

5.11         Tax Matters

(a)          Each Transferred Company has prepared in accordance with applicable Law in all material respects and duly and timely filed or caused to be duly and timely filed all material Tax returns and reports required to be filed with any Governmental Authority (taking into account valid extensions of due dates for such Tax returns). All material Taxes due and owing to any Governmental Authority by each such Transferred Company (whether or not shown on any Tax return), and all material claims, demands, assessments, judgments, costs and expenses connected therewith, have been paid in full, and the Transferred Companies have withheld and paid over to the appropriate Taxing authority all material Taxes that they were required to withhold from amounts paid or owing to any employee, creditor, independent contractor, stockholder, or other third party.

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(b)          None of the Transferred Companies is a party to any material pending audit, investigation or other proceeding relating to the assessment or collection of any Taxes in respect of the Business, and no material deficiency notices or reports have been received by any of them in respect of any Tax.

(c)          None of the Transferred Companies has agreed to any material extension or waiver of the statute of limitations applicable to any Tax return, or agreed to any material extension of time with respect to a Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired.

(d)          None of the Transferred Companies is a party to any material Tax allocation, Tax sharing, Tax indemnity or similar agreement or arrangement.

(e)          There are no material Liens for unpaid Taxes on the assets of any of the Transferred Companies, other than for current real estate Taxes or governmental charges or levies which are not yet due and payable and for which appropriate reserves have been established on the books and records of the applicable Transferred Company.

(f)          There are no Liens for unpaid Taxes on the assets being transferred pursuant to this Agreement or the Related Agreements.

(g)          The Transferred Companies have complied in all material respects with all applicable withholding obligations for Taxes required to have been withheld in connection with amounts paid to any employee or independent contractor.

(h)          No material written claim has been made by a Governmental Authority in a jurisdiction where a Transferred Company does not file Tax returns that such Transferred Company is or may be subject to Taxation by that jurisdiction. Schedule 5.11(h) contains a complete and accurate listing of all jurisdictions in which each Transferred Company filed a material Tax return on or before the Closing Date.

5.12         Accounts

(a)           The Accounts are complete and accurate in all respects and fairly present the:

(i)	assets and liabilities (whether present or future, actual or contingent) and of the state of affairs and the financial position; and

(ii)	results of operations and cash flows;

in each case of HGI and its Affiliates for the financial years ended.

(b)          The Accounts have been prepared and audited in accordance with GAAP consistently applied and comply with the requirements of the Law.

(c)          The policies of accounting adopted for the purpose of preparing the Accounts and the methods adopted to arrive at estimated monetary amounts corresponding to the measurement bases for selected assets and liabilities in the Accounts are the same as those adopted for the purpose of preparing the accounts of the Transferred Companies for the three (3) preceding accounting periods.

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5.13         Intellectual Property

(a)          Schedule 5.13(a) sets forth a true and complete list (with an indication of the registered owner, identifying number and the country in which registration or applications for extensions or renewal has been made) of all Intellectual Property which is owned by the Transferred Companies as of the date hereof (the “Owned IP”). All registrations relating to Owned IP have been obtained as at the date hereof (including any applications for, or extensions or renewal of any of the foregoing).

(b)          Schedule 5.13(b) sets forth a true and complete list as of the date of this Agreement of all material license agreements whereby rights in Intellectual Property are licensed to the Transferred Companies, whether by third parties or by Affiliates of any Seller other than the Transferred Companies (any such license agreement, a “IP License”) and such licensed intellectual property being referred to as the “Licensed IP”.

(c)          The Transferred Companies are the sole owners of the Owned IP and have good and valid title to the Owned IP, free and clear of any Liens other than Permitted Liens, and, all of the Owned IP is in good standing with the government Intellectual Property office or domain name registrar where such Owned IP is registered or pending.

(d)          The Transferred Companies have valid and enforceable rights to use the Licensed IP, as set forth in the IP Licenses relating thereto.

(e)          There is no pending Proceeding or written claim or demand from any Person against any of the Transferred Companies, which challenges the rights of the Transferred Companies in respect of the Owned IP or the Licensed IP.

(f)          Except for Intellectual Property that will be licensed pursuant to the Related Agreements, the Owned IP and the Licensed IP constitute, together, all Intellectual Property required by the Transferred Companies to operate the Business as operated as of the date of this Agreement.

(g)          The products, services and operations of the businesses of the Transferred Companies do not infringe the valid copyrights or misappropriate the trade secrets of any third party, nor do they infringe the unlicensed, valid patent rights or trademarks of any third party, and there is no pending Proceeding or written claim or demand from any Person against any of the Transferred Companies asserting that the Owned IP or the products, services, or operation of the businesses of the Transferred Companies infringes or otherwise violates any Person’s Intellectual Property rights.

(h)          There is no pending Proceeding or written claim or demand from any of the Transferred Companies against any Person asserting that such Person materially infringes, violates or uses in an unauthorized manner any of the Owned IP and, to the Knowledge of Sellers, no Person is committing such infringement, violation or use.

(i)          the Transferred Companies have taken commercially reasonable steps generally consistent with industry practices to protect the confidentiality of their trade secrets and confidential information.

(j)          The Transferred Companies have obtained executed agreements from all current employees and consultants of the Transferred Companies involved in the creation of Intellectual Property transferring all right, title and interest in such Intellectual Property to the Transferred Companies, except in such jurisdictions where such ownership by a Transferred Company exists automatically by law.

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(k)           The Transferred Companies have taken commercially reasonable steps in accordance with industry standard practices to protect the security of their software, databases, systems, networks and Internet sites and information stored or contained therein or transmitted thereby from unauthorized or improper access and, to the Knowledge of Sellers, there has been no unauthorized or improper access to the foregoing.

(l)           No software used or modified by the Transferred Companies or distributed by the Transferred Companies to any customer or other Person includes any code that is subject to the provisions of a license that requires as a condition of such use, modification or distribution that such code or software be (a) disclosed or distributed in source code form; (b) licensed for the purpose of making derivative works; or (c) redistributable at no or minimal charge.

5.14         Employee Matters

(a)           Schedule 5.14(a) contains a true and complete list as of the date of this Agreement of the Transferred Employees setting forth their respective date of hiring, job title, annual compensation (including salaries and bonuses) and work location.

(b)           Schedule 5.14(b) contains a true and complete list of collective bargaining agreements and similar collective instruments in the relevant jurisdictions in effect and applicable to the Transferred Employees (the “Collective Bargaining Agreements”).

(c)           Schedule 5.14(c) contains a true and complete list of works councils and other employee representative bodies representing any Transferred Employees.

(d)           Except as set forth in Schedule 5.14(d):

(i)          none of the Transferred Employees is entitled to any bonus, incentive or deferred compensation or termination package in excess of one hundred thousand dollars (USD 100,000) to the extent they exceed the minimum obligations imposed by applicable Laws or applicable Collective Bargaining Agreements;

(ii)         neither the Sellers nor any Transferred Company has entered into with any of the Transferred Employees any agreement which provides for a termination notice or termination indemnities in excess of one hundred thousand dollars (USD 100,000) to the extent they are greater than the minimum termination notice or indemnities provided by applicable Law or applicable Collective Bargaining Agreements;

(iii)        no written notice that is still outstanding has been received by any Transferred Company alleging that such Transferred Company is, in respect of the Transferred Employees, not in compliance in all material respects with all applicable Laws relating to employment, employment practices, immigration (as such relates to employment) or labor matters;

(iv)        there is no labor strike, work stoppage, or other organized disturbance or disruption of the labor force of the Business pending, or to the Knowledge of Sellers, threatened in writing against the Transferred Companies;

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(v)         to the Knowledge of Sellers, neither the Sellers nor any Transferred Company has received written notice, that is still outstanding, of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Business, and, to the Knowledge of Sellers, no such investigation is in progress;

(vi)        there is no lawsuit, grievance, claim, arbitration or proceedings against the Transferred Companies initiated by or relating to any of the Transferred Employees pending, or to the Knowledge of Sellers threatened in writing, before any Governmental Authority or before any works council of any Transferred Companies with respect to any collective bargaining agreement applicable to the Transferred Employees where the amount at stake is in excess of USD 100,000 for pending matters and USD 100,000 for pre-litigation matters.

5.15         Employee Plans

(a)          Schedule 5.15(a) sets forth a true and complete list of all material employee benefit plans maintained or contributed to by the Transferred Companies or any Affiliate of the Transferred Companies under which any Transferred Employee has any right to benefit, other than governmentally administered plans or plans under relevant Collective Bargaining Agreements (the “Employee Plans”) and copies or extracts of any available plan documents of such Employee Plans have been furnished or made available to Buyer.

(b)          With respect to each Employee Plan, Seller and each of the Transferred Companies (i) comply in all material respects with the requirements of Law and the terms of the Employee Plans, in each case, as applicable to them; and (ii) are not in material default under or in material violation of, and have not incurred any material penalties or excise taxes and there are no material actions, claims or proceedings (other than routine claims for benefits), pending or to the Knowledge of the Sellers or the Transferred Companies, threatened in writing.

(c)          The consummation of the transactions contemplated by this Agreement, will not either alone or in combination with another event, (i) entitle a Transferred Employee to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such Transferred Employee, which payment or compensation would be material individually or in the aggregate.

5.16         Business in the Ordinary Course

Except as otherwise contemplated in this Agreement, as required by Law or as set forth on Schedule 5.16, since the Reference Date: (i) there has not been any event, change, effect or circumstance which, individually or in the aggregate, has had, or would reasonably be expected to result in, a Material Adverse Change; and (ii) the Transferred Companies have conducted the Business in the ordinary course of business, on a basis consistent with past practice, and there has not been:

(a)          any declaration, distribution or payment of dividend (whether interim or final) or other distribution of profit or reserves by any Transferred Company;

(b)          any amendment to the charter or by-laws of any Transferred Company, including without limitation any issuance by any Transferred Company of any shares or other securities, or any change to the share capital of any Transferred Company;

(c)          any sale, purchase, option, subscription, redemption or other similar agreement in respect of any Transferred Company’s shares;

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(d)          any merger or similar consolidation with, or the acquisition or disposition of any interest in, any Person;

(e)          any (x) sale, transfer, assignment or other disposal by any Transferred Company of any of their real property, fixed assets or Intellectual Property rights used in the Business and which were material to the Business or that are to be assigned to Buyer pursuant to the Related Agreements, or (y) granting of any Liens (other than Permitted Liens granted prior to the date hereof) or the right to use any Leased Real Property;

(f)          except in the ordinary course of business, any entering into, termination, modification, or cancellation of any contract constituting a Material Contract or which, if the same existed on the date hereof, would constitute a Material Contract;

(g)          any commitments by any Transferred Company to make any capital expenditures exceeding in the aggregate one hundred thousand dollars (USD 100,000) and which involve payments after the Closing Date (other than any commitments contemplated by the annual budget of the Business for fiscal year 2017);

(h)          any indebtedness incurred by the Transferred Companies in excess of one hundred thousand dollars (USD 100,000) in the aggregate;

(i)          other than in the ordinary course and consistent with past practice, any increase in the compensation of the Transferred Employees other than as required by Law applicable Collective Bargaining Agreements or any agreement in effect as of the Reference Date;

(j)          any employment, deferred compensation, severance or similar agreement (or any amendment to any such agreement) in respect of a Transferred Employee; or any increase (other than pursuant to the terms of any Collective Bargaining Agreements, contracts or arrangements in effect on the Reference Date) or agreement to increase the coverage or benefits available to any class or group of Business employees who will be at Closing Transferred Employees;

(k)          any changes in the method of accounting or accounting practice or policy used by any Transferred Company in the preparation of its financial statements other than as required GAAP, generally accepted accounting principles applicable in such Transferred Company’s jurisdiction of organization or applicable Law;

(l)          any loans, guarantees or comfort letters or security interests in connection with third party obligations or other off-balance sheet commitments;

(m)          any material change in practices for the collection of accounts receivable (including any acceleration of collections) or the payment of suppliers (including any deferral of payments);

(n)          any settlement or commencement of any Proceeding; or

(o)          any commitment or agreement to do any of the foregoing.

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5.17         Brokers, Finders and Agents

No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by the Sellers, except as would be paid by HGI.

5.18         Sufficient Assets for the Conduct of the Business

Subject to and giving effect to the Transaction Documents, the Transferred Companies will, immediately after the Closing, have title or right to use all assets required for the continuing conduct of the Business as conducted by the Transferred Companies at the date of Closing.

5.19         Trade Regulation and Related Matters

(a)          None of the Transferred Companies nor their majority-owned subsidiaries nor, to the Knowledge of Sellers, any of their respective officers or employees is currently sanctioned under any of the Sanctions Laws and Regulations, or is located in a Covered Country.

(b)          In the three (3) years prior to the date of this Agreement, there have been no contracts, agreements or other transactions between the Transferred Companies nor their subsidiaries, nor, to the Knowledge of Sellers, any of their respective officers or employees acting in those capacities, on the one hand, and any Covered Country or territory, person, or entity sanctioned under any of the Sanctions Laws and Regulations or any person or entity in those Covered Countries or territories, on the other hand, except in each case to the extent that such contract, agreement or other transaction materially complies with applicable Law.

5.20         RPO Business

(a)          The Transferred Companies are not a party or involved in any agreement outstanding in relation with the RPO Business other than the RPO Transfer.

(b)          There is currently no claim threatening or brought relating to the RPO Business.

5.21         Change of Control

Except as set forth on Schedule 5.21, the change of Control of the Transferred Companies shall not:

(a)          result in the loss of any tax ruling or agreement from any Governmental Authority; and

(b)          permit any Material Customer to terminate any agreement entered into with the Transferred Companies.

Article 6. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers that:

6.1           Organization and Standing; Corporate Power and Authority

Buyer is a Luxembourg société anonyme duly organized, validly existing and in good standing under the laws of the Grand Duchy of Luxembourg, and has full corporate power and authority to enter into and perform the Transaction Documents and the transactions contemplated thereby.

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6.2           Authority and Binding Effect

The execution and delivery by Buyer of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly authorized by the competent governing body of Buyer, and each of the Transaction Documents constitutes or will, upon its execution, constitute a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

6.3           No Conflicts

Neither the execution, nor the delivery or performance of any of the Transaction Documents by Buyer nor the consummation of the transactions contemplated thereby will: violate any of the terms of the articles of incorporation or by-laws (as applicable) of Buyer; or (ii) violate any applicable Law.

6.4           Brokers, Finders and Agents

Buyer shall be solely responsible for the fees and expenses of any broker, finder or investment banker for any brokerage, finder’s or other fee or commission or claim therefor arising in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by Buyer.

6.5           Financial Capacity

(a)          The Buyer has obtained financing in the form the Equity Letters1 (the “Financing”) which is sufficient to have immediately available funds to satisfy in cash and in full its obligations under this Agreement and in particular to pay the Initial Purchase Price, adjusted as the case may be, and all other amounts contemplated by this Agreement to be paid by the Purchaser.

(b)          The Buyer has delivered to the Sellers true, complete and correct copies of the executed Equity Letters, attached hereto as Exhibit 6.5(ii).

(c)          Assuming the satisfaction of the conditions in Sections 3.1 and 3.2, to the Buyer’s knowledge there is no fact or occurrence as of the date of this Agreement that would cause the conditions to funding of the Financing not to be satisfied at or before the Closing, and the Buyer has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of the Closing to be satisfied by it contained in the Equity Letters.

(d)          The Equity Letters are valid, binding and enforceable against the Buyer in accordance with their terms and are in full force and effect, and to the Buyer’s knowledge no event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default or breach or a failure to satisfy a condition precedent on the part of the Buyer under the terms and conditions of the Equity Letters.

(e)          The Buyer has paid in full any and all fees or expenses required to be paid pursuant to the terms of the Equity Letters on or before the date of this Agreement.

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(f)          As of the date of this Agreement, other than the Equity Letters, there are no side letters or other agreements, contracts or arrangements relating to the funding or investing, as applicable, of the full amount of the Financing.

6.6           Solvency

Assuming: (i) the satisfaction of the conditions to Buyer’s obligation to consummate the transactions contemplated by this Agreement, or waiver by Buyer of such conditions; (ii) the accuracy of the representations and warranties of the Sellers set forth in Article 5 hereof; and (iii) that the estimates, projections or forecasts provided by Sellers to Buyer prior to the date hereof have been prepared in good faith on assumptions that were and continue to be reasonable, and after giving effect to the transactions contemplated by this Agreement, including the Financing, and the payment of the Initial Purchase Price, and all related fees and expenses, the Buyer’s Group will be Solvent as of the Closing Date and immediately after the consummation of the transactions contemplated hereby.

Article 7. COVENANTS OF SELLERS

7.1           Business in the Ordinary Course; Taxes

(a)          Except as otherwise provided in this Agreement, as required by Law or as required to effect the RPO Transfer, from the date hereof until the Closing Date, Sellers will, and will cause each Transferred Company to (i) carry out the Business in the ordinary course of business consistent with past practice and (ii) not take any of the actions listed in Schedule 7.1 without the prior written consent of Buyer (not to be unreasonably refused).

(b)          Without the prior written consent of Buyer, from the date hereof through the Closing Date, none of the Transferred Companies will make or change any material Tax election, change an annual accounting period, adopt or change any material Tax accounting method, file any material amended Tax return, enter into any closing agreement with respect to Taxes, settle any material Tax claim or Tax assessment relating to any Transferred Company, surrender any right to claim a refund of material Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to any Transferred Company, or take any other similar action relating to the filing of any material Tax return or the payment of any material Tax, if such election, change, adoption, filing, amendment, agreement, settlement, surrender, consent or other action would have a material adverse effect on Taxes to be borne by Buyer after the Closing Date.

(c)          From the date hereof through the Closing Date, each Transferred Company shall file all Tax returns and make all Tax payments, including all estimated Tax payments, that would be filed or made in the ordinary course of business consistent with past practice or required by Law.

(d)          From the date hereof through the Closing Date, each Transferred Company and Sellers and their Affiliates shall pay all maintenance, annuity, and other fees, and respond to all communications from Governmental Authorities necessary to maintain in force and good standing all Intellectual Property listed on Schedule 5.13(a) of this Agreement. If from the date hereof through the Closing Date, a Transferred Company or Seller or an Affiliate thereof receives an action or other communication from a Governmental Authority finally rejecting an application to register Intellectual Property listed on any of the foregoing schedules, such Transferred Company or Seller or Affiliate thereof shall notify Buyer in accordance with Section 12.7 and, at Buyer’s option and direction, if Buyer responds promptly, take such action as Buyer directs provided it is commercially reasonable to respond to such action or other communication.

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7.2           Termination of Intragroup Agreements

On or prior to Closing, Sellers shall, and shall cause each Transferred Company to, terminate all agreements, arrangements, commitments or liabilities with Sellers and their Affiliates, and the Intragroup Indebtedness, (the “Terminated Intragroup Agreements”) in a manner and on such terms that shall not require Buyer or any Transferred Company to make any termination or indemnity payments after the Closing Date.

7.3           Access; Maintenance of, and Access to, Records

(a)          Prior to the Closing Date and subject to applicable Law, Sellers will permit, and will cause each of the Transferred Companies to permit representatives of Buyer (including its counsel and accountants) to have reasonable access, for reasonable purposes, for reasonable periods during business hours (in a manner to minimize disruption to the Business), and upon reasonable notice, to all relevant premises, properties, personnel, available books, records (including Tax records), contracts and documents of or pertaining to the Business and each of the Transferred Companies, as representatives of Buyer may reasonably request and to the extent such information was not already provided to Buyer prior to the Closing Date. For purposes of this Section 7.3, Buyer acknowledges and agrees that all notices requesting any such access shall be sent to the Sellers’ Representative and shall set forth in reasonable details the type of access requested and the reason for such demand.

(b)          From and after the Closing Date, the Sellers shall, whenever reasonably requested by Buyer, permit Buyer and each Transferred Company to have reasonable access, for reasonable purposes, for reasonable periods during business hours, as soon as feasible following receipt of a prior written notice (taking into account the urgency of the matter) to Sellers, to such books and records retained by the Sellers (including the right to make and retain copies thereof), to the extent the same relate to the Business and exist as of the Closing Date, as is reasonably necessary for financial reporting, Tax matters, accounting matters and labor matters (including occupational illnesses or accidents) or the preparation of any filing or other submission required by applicable Law or for other purposes envisaged by this Agreement, including the conduct of defense of Direct Claims and Third Party Claims as set forth in Article 11. The Sellers shall maintain copies of all such books and records for seven (7) years after the Closing Date. For purposes to be reasonable for the purposes of Section 7.3(b), the information in such applicable records or documents must not be readily available to the Buyer by other reasonable means or expense or within the required deadlines.

7.4           Financing Cooperation

(a)          Prior to the Closing, Sellers shall, and shall cause their respective subsidiaries to and shall use commercially reasonable efforts to cause the Sellers’ Representative to, provide to Buyer all reasonable cooperation reasonably requested by Buyer in connection with the Financing.

(b)          Following the Closing, Sellers shall use commercially reasonable efforts to provide the Buyer with (in each case, to the extent not previously provided pursuant to Section 7.4(a) above) (i) all financial information in respect of the Business for periods prior to the Closing as is necessary for the Buyer to comply with its financial reporting obligations under the agreements governing the Financing, and (ii) all financial information and other pertinent information regarding the Business required in connection with the filing and effectiveness of a registration statement in respect of a registered exchange offer for or shelf registration of bonds or notes issued in respect of the Financing (including to refinance any debt incurred as part of the Financing), which in each case may include information necessary for Buyer to prepare.

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(c)          Notwithstanding the provisions set forth in Sections 7.4(a) and (b), (i) neither the Sellers nor any of their Affiliates shall be required to pay any commitment or other similar fee, provide any security, make any representations, provide any indemnification or incur any other liability in connection with the Financing, (ii) the effectiveness of any documentation executed by the Sellers or the Transferred Companies with respect to the Financing shall be subject to the consummation of Closing, (iii) neither the Sellers nor any of their Affiliates shall be required to deliver (x) any financial information in a form not customarily prepared by the Sellers or its Affiliates or (y) any financial information with respect to a fiscal period that has not yet ended, and (iv) the Buyer shall promptly, upon request by the Sellers, reimburse and indemnify the Sellers or any Seller Affiliate for all reasonable costs or liabilities, supported with reasonable evidence, incurred by the Sellers or any Seller Affiliate in connection with the cooperation pursuant to this Section 7.4; provided that with respect to any expenses to be incurred by the Sellers prior to the Closing, such expenses shall be subject to prior approval (not be unreasonably be withheld) by the Buyer upon reasonable notice prior to being incurred. The obligations of the Buyer in the foregoing clause (iv) shall survive any termination of this Agreement. Any information provided to the Buyer pursuant to this Section 7.4 shall be subject to Section 9.3.

7.5           Further Assurances

Each Seller shall use commercially reasonable efforts (except to the extent otherwise provided herein) to implement the provisions of this Agreement, and for such purpose each Seller, at the reasonable request of Buyer, at or after the Closing, shall, without further consideration, promptly execute and deliver or cause to be executed and delivered, to Buyer such deeds, assignments, bills of sale, consents and other instruments in addition to those required by this Agreement and the Related Agreements, and take all such other actions, as may be reasonably necessary or desirable; to implement any provision of this Agreement and the Related Agreements.

7.6           Non-Competition

Except for the transactions contemplated under this Agreement and the Related Agreements, the Sellers hereby agree that from the Closing Date until the third (3rd) anniversary of the Closing Date, none of the Sellers’ Group shall engage in any Competing Business. For the purpose of this Section 7.6, “Competing Business” shall mean any business engaged in the activities of the Business in the European Union (as constituted on the date of this Agreement), except Belgium, Luxembourg, and Netherlands. Notwithstanding the foregoing, the Sellers shall not be prevented from holding securities for investment purposes in any corporate entity or unit trust listed on a generally recognized stock exchange which in aggregate carry not more than 5% of the votes which could be cast at a general meeting of that entity or a meeting of holders of units in that unit trust and subject to the Sellers not being involved in any way whatsoever, whether directly or indirectly, in the management of the issuer of the securities or of any Person connected with the issuer other than by the exercise of voting rights attaching to the securities or acquiring any entity or business partially engaged in the Business; provided that such activities do not exceed 25% of the revenues or net equity of the acquired entity or business and that the Sellers, as applicable, shall use commercially reasonable efforts to divest the Business as soon as reasonably practicable.

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7.7           Non-Solicitation

(a)          Commencing on the date hereof and continuing for a period of three (3) years from and after the Closing Date, Sellers shall not hire or entice away any of the Transferred Employees, or request or persuade any of the Transferred Employees to terminate their employment relationship with Buyer or any of their Affiliates, without the prior written consent of Buyer; provided, however, that a general offer of employment to the public (and the hiring of employees who respond to such offer of employment) shall not be deemed prohibited hereunder as long as not specifically directed at the Transferred Employees.

(b)          The nature and scope of the foregoing protection has been carefully considered by the Parties hereto. The Parties hereto agree and acknowledge that the duration, scope and geographic areas applicable to such provisions are fair, reasonable and necessary and that adequate compensation has been received by Sellers for such obligations. If, however, for any reason any court determines that any such restrictions are not reasonable or that consideration is inadequate, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Section 7.7 as will render such restrictions valid and enforceable.

(c)          In the event of a breach of this Section 7.7, Buyer shall be entitled, without the posting of a bond, to an injunction restraining such breach. Nothing herein contained shall be construed as prohibiting any Party from pursuing any other remedy available to it for such breach.

7.8           Transfer of the RPO Business

(a)          Prior to Closing, the Sellers shall irrevocably cause the Transferred Companies to transfer to the Sellers or an affiliate of the Sellers other than the Transferred Companies all the assets and liabilities relating to the RPO Business (the “RPO Transfer”), in accordance with the provision of Schedule 7.8.

(b)          The Sellers shall, and shall procure that the Transferred Companies will take any and all actions necessary to complete the RPO Transfer in accordance with applicable Laws, including the applicable Collective Bargaining Agreements relating to the transfer of the relevant Employees. The Sellers agree to keep the Buyer reasonably informed as to the progress of the RPO Transfer implementation.

7.9           RPO Business Indemnity

HGI hereby undertakes to fully indemnify and hold harmless, on a dollar for dollar basis, and defend the Buyer, its subsidiaries (including the Transferred Companies) and its controlling persons, directors, officers and affiliates from and against any and all losses, damages, liabilities, claims, settlements, costs or expenses (including but not limited to reasonably attorney’s fees) suffered or incurred by any of the Buyer’s Group Companies or the Buyer in connection with any claim, brought or threatened relating to the RPO Business, its transfer by the Transferred Companies to the Sellers, or both. Any claims by the Buyer for indemnification pursuant to this Section 7.9 shall be made by the Buyer to HGI by given written notice of a claim specifying the factual basis of that claim in reasonable detail then known to the Buyer on or before the date which is twelve (12) months after the Closing Date, except that with respect to any claim duly notified by the Buyer before the expiration of this twelve (12) months period, the Buyer’s right to indemnification shall continue to survive until such loss, damage, liability, claim, settlement, cost or expense has been indemnified.

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7.10         Wrong Pockets

(a)            If at any time following the Closing Date:

(i)          the Sellers receive any amount relating to the operation of the Transferred Companies (excluding for the avoidance of doubt the RPO Business), for the period after the Closing Date, the Sellers will pay such amount to the Buyer (A) within five (5) Business Days following the receipt of such amount during the six (6) month period following the Closing Date and (B) within five (5) Business Days following the end of each calendar month thereafter.

(ii)         the Buyer receives any amount relating to the RPO Business for the period after the Closing Date, the Buyer will pay such amount to the Sellers (A) within five (5) Business Days following the receipt of such amount during the six (6) month period following the Closing Date and (B) within five (5) Business Days following the end of each calendar month thereafter.

(b)            If, after the Closing Date, it turns out that the Buyer or its Affiliates is the legal owner of assets, or party to any contract, which are exclusively or predominantly used by the RPO Business, or if the Sellers or their Affiliates or their respective successors are the legal owner of assets, or party to any contracts, which are exclusively or predominantly used by the business of the Transferred Companies, and such matter is not otherwise explicitly provided for in this Agreement or Transaction Documents, the Parties shall negotiate in good faith with a view to finding a solution reasonably acceptable to all Parties, be it in the form of transfer of legal title, license arrangements, right of use or otherwise. Until such negotiations are concluded, the party whose purported asset is located outside its own group, shall receive a royalty free license or right of use from the Sellers or the Buyer as the case may be, to continue to use such assets in the operations of its business; provided however that if and to the extent any third party consent or approval or a novation agreement is required for the transfer of a particular contract:

(i)          this Agreement does not constitute an assignment or an attempted assignment of such contract of the assignment or purported assignment would constitute a breach of such contract;

(ii)         the Parties shall use all reasonable endeavors to obtain that consent or approval as soon as reasonably practicable after Closing; and

(iii)        until the consent or approval is obtained or the novation achieved, the Parties will use all reasonable endeavors to provide without limitation in time the Buyer or the Sellers as the case may be, as applicable with the benefit of such contract and to perform the obligation under such contract.

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7.11         Provision for Restructuring

For purposes of the Closing, a provision of an aggregate amount of USD 300,000 shall be accrued and reflected in the Closing Statement. Notwithstanding anything in this Agreement to the contrary, the Sellers shall have no liability to the Purchaser for any of the matters set forth on Schedule 7.11.

Article 8. COVENANTS OF BUYER

8.1           Corporate Name

Except as provided in the Domain Names Assignment Agreement, from Closing, and during a five (5) year period, the Buyer shall not acquire under this Agreement any right on or to the trademarks “Hudson” or the right to register or to use trademarks, names, domain names or logo “Hudson” or names, domain names or logo of similar import for (i) its RPO Business activities in the European Union, (ii) the recruitment and talent management activities and the RPO Business activities in Belgium, Luxembourg and the Netherlands (the “Retained Names”). Except to the extent specifically authorized by the Sellers, Buyer shall not, and shall cause the Transferred Companies not to, use such Retained Names or any confusingly similar name as from the Closing Date; provided, however, that the Buyer and the Transferred Companies shall have the right to use such Retained Names on packaging, shipping materials, literature and marketing materials in connection with the Business if and to the extent such materials were in effect as of the Closing Date and in any event for a period not exceeding six (6) months following the Closing Date, provided that: (x) such use of the Retained Names shall not be in a manner which could reasonably be expected to create a confusion as to the origin of the products and services supplied by Buyer or the Transferred Companies under the Retained Names; and (y) Buyer shall, and shall cause each Transferred Company to, as promptly as practicable after the Closing Date, affix on any such packaging, shipping and marketing materials a label indicating the name of Buyer.

8.2           Intellectual Property Registration

All formalities relating to the transfer of any Owned IP or, except as otherwise provided in the Transitional Services Agreement, software within the Licensed IP shall be made by Buyer. Except as otherwise provided in the Transitional Services Agreement, all costs relating to the transfer of any Owned IP or software shall be shared equally by Sellers, on the one hand, and the Buyer, on the other hand. Sellers shall cooperate fully in connection with such transfers and provide all corresponding information, documents and records in their possession as reasonably requested by the Buyer in connection therewith.

8.3           Maintenance of, and Access to, Records

From and after the Closing Date, Buyer shall, and shall cause each Transferred Company and its Affiliates to, whenever reasonably requested by the Sellers, permit the Sellers to have reasonable access for reasonable periods during business hours, as soon as feasible following receipt of a prior written notice (taking into account the urgency of the matter) to Buyer, to such books and records transferred to Buyer pursuant to this Agreement or maintained by each Transferred Company, to the extent the same relate to the Business and exist as of the Closing Date, as is reasonably necessary for financial reporting, Tax matters, accounting matters and labor matters (including occupational illnesses or accidents) or the preparation of any filing or other submission required by applicable Law or for other purposes envisaged by this Agreement, including the conduct of defense of Direct Claims and Third Party Claims as set forth in Article 11. Buyer shall cause each Transferred Company to, maintain all such books and records for seven (7) years after the Closing Date.

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8.4           Further Assurances

Each Party shall use its reasonable best efforts (except to the extent otherwise provided herein) to implement the provisions of this Agreement and of the Related Agreements, and for such purpose each Party, at the reasonable request of the other Parties, at or after the Closing, shall, without further consideration, promptly execute and deliver or cause to be executed and delivered, the other Parties, such deeds, assignments, bills of sale, consents and other instruments in addition to those required by this Agreement and the Related Agreements, and take all such other actions, as may be reasonably necessary or desirable, to implement any provision of this Agreement and the Related Agreements.

8.5           Non-Competition

Except for the transactions contemplated under this Agreement and the Related Agreements, the Buyer hereby agrees that from the Closing Date until the third (3rd) anniversary of the Closing Date, none of the Buyer or any of its Affiliates shall engage in any Competing Business using the “Hudson” brand in the European Union. For the purpose of this Section 8.5, “Competing Business” shall mean the RPO Business in the European Union (as constituted on the date of this Agreement). Notwithstanding the foregoing, the Buyer and its Affiliates shall not be prevented from:

(a)          holding securities for investment purposes in any corporate entity or unit trust listed on a generally recognized stock exchange which in aggregate carry not more than 5% of the votes which could be cast at a general meeting of that entity or a meeting of holders of units in that unit trust; and subject to the Buyer not being involved in any way whatsoever, whether directly or indirectly, in the management of the issuer of the securities or of any Person; or

(b)          acquiring any entity or business partially engaged in a business similar to the RPO Business; provided that such activities are not carried out using the “Hudson” brand in the European Union.

8.6           Non-Solicitation

(a)          Commencing on the date hereof and continuing for a period of three (3) years from and after the Closing Date, Buyer’s Group shall not hire or entice away any of the employees of the Sellers or the RPO Business, or request or persuade any of these employees to terminate their employment relationship with Sellers’ Group, without the prior written consent of Sellers; provided, however, that a general offer of employment to the public (and the hiring of employees who respond to such offer of employment) shall not be deemed prohibited hereunder as long as not specifically directed at such employees.

(b)          The nature and scope of the foregoing protection has been carefully considered by the Parties hereto. The Parties hereto agree and acknowledge that the duration, scope and geographic areas applicable to such provisions are fair, reasonable and necessary and that adequate consideration has been received by Buyer’s Group for such obligations. If, however, for any reason any court determines that any such restrictions are not reasonable or that such consideration is inadequate, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Section 8.6 as will render such restrictions valid and enforceable.

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(c)          In the event of a breach of this Section 8.6, Sellers shall be entitled, without the posting of a bond, to an injunction restraining such breach. Nothing herein contained shall be construed as prohibiting any Party from pursuing any other remedy available to it for such breach.

8.7           Financing

(a)          The Buyer shall use commercially reasonable efforts to take (or cause to be taken) all actions, and do (or cause to be done) all things necessary, proper or advisable to obtain the Financing pursuant to the terms and conditions of the Equity Letters, including using commercially reasonable efforts to: (i) maintain in effect the Equity Letters in accordance with and subject to the terms and conditions set forth therein, (ii) ensure the accuracy of the representations and warranties of the Buyer set forth in the Equity Letters, (iii) satisfy on a timely basis all contains in the Equity Letters that are within its control, (iv) comply with all covenants and agreements of the Buyer set forth in the Equity Letters and (v) upon the satisfaction of the conditions set forth herein, consummate the Financing at the closing in accordance with and subject to the terms and conditions set forth in the Equity Letters. For the avoidance of doubt, “commercially reasonable efforts” as used in this section shall not require the Buyer to commence any litigation, arbitration or similar proceeding against the equity investor. The Buyer shall keep the Sellers reasonably informed concerning material developments relating to the Financing and shall give the Sellers prompt notice of any material adverse change with respect to the Financing. provided that in no event shall the Buyer be required to disclose any information that is subject to confidentiality or attorney-client or similar privilege if the Buyer shall have used its reasonable best efforts to disclose such information in a way that would not waive such privilege. Without the prior written consent of the Sellers, the Buyer shall not, nor shall they permit any of its controlled affiliates to, enter into any merger, acquisition, joint venture, disposition or debt or equity financing that would reasonably be expected to impair, delay or prevent consummation of all or any portion of the Financing. In the event that the Financing contemplated by the Equity Letters will not be available to the Buyer to consummate the transactions contemplated by this Agreement, the Buyer shall use its commercially reasonable efforts to promptly obtain alternative financing in an amount sufficient, when added to the portion of the Financing that is otherwise available, to pay in cash all amounts required to be paid by the Buyer in connection with the transactions contemplated by this Agreement. The Buyer will promptly furnish correct and complete copies of agreements relating to any such alternative financing to the Sellers promptly upon execution.

8.8           Assistance related to HGI’s Financial Statements

It is understood by the Buyer that (a) HGI, pursuant to the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), is obligated to file with the U.S. Securities and Exchange Commission (the “SEC”) consolidated financial statements of HGI, including the Transferred Companies, through the Closing Date in accordance with GAAP, (b) that certain information necessary for the completion of such financial statements is currently or will be known to certain employees of the Transferred Companies and (c) a delay in HGI filing such financial statements with the SEC may cause irreparable harm to HGI. To this end, from and after the Closing until HGI has filed with the SEC all financial statements through the Closing Date required by the Exchange Act, the Buyer shall use its commercially reasonable efforts to assist HGI and cause the Transferred Companies to use their respective commercially reasonable efforts to assist HGI, in connection with HGI’s preparation of such financial statements, including by providing to HGI reasonable access, for reasonable purposes, for reasonable periods during business hours, as soon as feasible following receipt of a prior written notice (taking into account the urgency of the matter) to the Buyer to their financial and accounting personnel to assist with the preparation of such financial statements at a level of support and resources, and on a timeframe, consistent with past practice and providing access to the properties, books, records, employees and external auditors of the Transferred Companies. For purposes to be reasonable for the purposes of this Section, the information in such applicable records or documents must not be readily available to the Sellers by other reasonable means or expense or within the required deadlines. Notwithstanding the provisions above, the Sellers shall promptly, upon request by the Buyer, reimburse and indemnify the Buyer or any Buyer Affiliate for all reasonable costs or liabilities, supported with reasonable evidence, incurred by the Buyer or any Buyer Affiliate in connection with the cooperation pursuant to this Section 8.8. The obligations of the Sellers in the foregoing Section 8.8 shall survive any termination of this Agreement.

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Article 9. MUTUAL COVENANTS

9.1         Related Agreements

Buyer and Sellers shall, or shall cause their respective Affiliates to, execute the Related Agreements on the Closing Date.

9.2         Announcements

The Parties agree that neither Sellers, Buyer nor their respective Affiliates shall issue or cause publication of any press release or other announcement or public communication with respect to this Agreement or the transactions contemplated hereby or thereby without the consent of the other Party hereto, which consent shall not be unreasonably withheld; provided, however, that nothing herein shall prohibit any Party from issuing or causing publication of any press release, announcement or public communication to the extent that such Party deems such action to be required by Law; provided further, that, such Party shall consult with the other Party concerning the timing and content of such press release, announcement or communication before the same is issued or published.

9.3         Confidentiality

Each of the Parties hereto shall treat (and shall direct its employees, counsels, auditors and representatives to treat) as confidential and shall refrain from disclosing Transaction Documents other than this Agreement in whole or in part, to any Person without the consent of the other Party (which consent shall not be unreasonably withheld) except to the extent necessary for enforcement hereof or as otherwise required by Law or by any Governmental Authority (in which case, to the extent practicable, the disclosing Party shall give prior notice to the other Party, and if requested by such other Party, the disclosing Party shall seek to obtain a protective order or similar protection); provided however, that: (a) Buyer may disclose and provide copies of Transaction Documents other than this Agreement to any potential acquirers (direct or indirect) of Buyer or any of its subsidiaries and to its and their respective professional advisors; and (b) the Sellers may disclose and provide copies of Transaction Documents other than this Agreement to their Controlling persons and to its and their respective professional advisors, provided that such Persons shall have agreed to maintain the confidentiality of Transaction Documents other than this Agreement in accordance with the terms of this Section 9.3 or shall otherwise be legally obligated not to disclose and to keep the contents of Transaction Documents other than this Agreement confidential.

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9.4         Closing

Each of Sellers and Buyer shall use its commercially reasonable to cause the conditions set forth in Article 3 to be satisfied by the Closing Date and shall take no action that would, or that could reasonably be expected to, result in any of the conditions set forth in such Article not being satisfied. Following the date hereof until the Closing, each of Sellers and Buyer shall notify the other promptly after becoming aware of any event, change, circumstance, occurrence or fact that will, or is reasonably expected to, result in any of the conditions set forth in Article 3 incapable of being satisfied.

9.5         Costs and Expenses

Subject to Sections 8.2 and Section 9.8, Sellers and Buyer shall bear their own costs and expenses incurred for the consummation of the transactions contemplated hereby; provided however, Sellers shall bear any costs or expenses incurred by the Transferred Companies in connection with the consummation of the transactions contemplated hereby.

9.6         Material Consents

The Sellers shall (at their cost and expense) use their commercially reasonable efforts to obtain, prior to Closing, all prior consent, approval, waiver or agreement of another Person necessary to consummate the transactions contemplated hereby (the “Material Consents”); provided that:

(a)         in soliciting the Material Consents, the Sellers shall, as applicable, provide such relevant disclosure of the transactions contemplated hereby to the relevant third parties as may be reasonably required;

(b)         Buyer shall diligently assist and cooperate in good faith with the Sellers to obtain the Material Consents by providing any information or otherwise taking any actions which the Sellers may reasonably request; and

(c)         The Sellers and the Transferred Companies shall not be required to make any payment or deliver any guarantee, comfort letter or similar undertaking to any third party to obtain a Material Consent and shall not accept any change to any such contracts or other assets without the prior written consent of Buyer.

9.7         Shared Contracts

(a)         Any Seller shall have the right, exercisable by written notice delivered to Buyer at any time prior to the date which is six (6) months after the Closing Date, to require that the benefits of any contract to which a Transferred Company is a party (a “Transferred Company Contract”), but which also relates to any other businesses of such Seller or its Affiliates, be made available to the relevant Seller or such Affiliates by Buyer, to the extent not prohibited under the terms of such Transferred Company Contract or applicable Law, until the first to occur of: (i) the date of expiration of such Transferred Company Contract (provided that the Buyer and its Affiliates shall not be obligated to extend the stated term of such Transferred Company Contract, including pursuant to any available automatic renewal option); and (ii) the termination by the relevant third party of such Transferred Company Contract, pursuant to arrangements (which may include entering into a separate agreement directly with the relevant third party) by which such Seller or Affiliates will enjoy the benefits to the extent practicable of such Transferred Company Contract as it relates to their businesses (other than the Business).

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(b)         The Buyer shall have the right, exercisable by written notice delivered to the relevant Seller at any time prior to the date which is six (6) months after the Closing Date, to require that a contract to which a Seller or one of its Affiliates is a party, but which also relates to the Business and to which no Transferred Company is a party (to the extent the relevant service is not specifically provided pursuant to a Transitional Services Agreement, including pursuant to any available automatic renewal option), be made available to the Buyer, to the extent not prohibited under the terms of such contract or applicable Law until the first to occur of: (i) the date of expiration of such contract (provided that such Seller shall not be obligated to extend the stated term of such contract); and (ii) the termination by the relevant third party of such contract, pursuant to arrangements (which may include entering into a separate agreement directly with the relevant third party) by which Buyer will enjoy the benefits to the extent practicable of such contract as it relates to the Business.

9.8         Taxes

(a)         The Buyer shall pay all transfer, documentary, sales, use, stamp, registration and other such Taxes and all conveyance fees and recording charges incurred in connection with the sale and transfer of the Transferred Shares to the Buyer (“Transfer Taxes”). The Buyer and each Transferred Company will prepare and file all necessary Tax returns and other documentation with respect to all Transfer Taxes. Sellers and Buyer will cooperate and otherwise use reasonable best efforts to obtain any exemptions from, reductions in, or refunds of any applicable Transfer Taxes.

(b)         The Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax returns for the Transferred Companies relating to taxable periods that end on or before the Closing Date or that end after the Closing Date and include the Closing Date. The Buyer shall prepare or cause to be prepared and file or cause to be filed all other Tax returns for the Transferred Companies that are filed after the Closing Date. The Buyer, the Transferred Companies, and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax returns pursuant to this Section 9.8 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(c)         Any Tax allocation, Tax sharing, Tax indemnity or similar agreement or arrangement to which a Transferred Company is a party shall be terminated on or before the Closing Date and shall have no further effect for any taxable period or year (whether the current year, a future year, or a past year).

(d)         Any refund of Taxes that is received by a Transferred Company following the Closing Date shall be promptly remitted to Sellers if (i) such Transferred Company paid such Taxes prior to the Closing Date, (ii) such Taxes were paid with respect to a period ending on or prior to the Closing Date, and (iii) such refund was not accrued on the Closing Combined Balance Sheet and not included in the Closing Working Capital Amount; provided, that to the extent the Buyer or a Transferred Company is required to repay all or any portion of such Tax refund, the Sellers shall promptly remit to Buyer any amount required to be so repaid, including any interest or additional amounts due thereon.

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(e)         The Buyer will (and cause its Affiliates to) not make any election under Section 338 of the U.S. Internal Revenue Code with respect to the acquisition of the shares of any Transferred Company pursuant to this Agreement, and not make any other election for U.S. federal income tax purposes that is made after the Closing Date with respect to a Transferred Company but that would have effect on or prior to the Closing Date.

(f)          During the 30-day period following the determination of the Adjusted Purchase Price, the Buyer and the Seller’s Representative shall negotiate in good faith with a view to reaching agreement on an allocation (for all income Tax purposes) of the Adjusted Purchase Price among the shares of the various Transferred Companies. If the Buyer and the Seller’s Representative are unable to reach an agreement on such allocation by the end of such period, the Buyer and the Seller’s Representative shall follow dispute procedures similar to those described in Section 2.3(b) and, if necessary, shall submit the dispute to the Selected Accounting Firm for resolution not later than 30 days after the dispute has been submitted to the Selected Accounting Firm. Except to the extent otherwise required by Law, the Buyer and the Sellers shall report, act, and file in all respects (and for all Tax and financial accounting purposes) consistent with the allocation as determined under the preceding provisions of this Section 9.8(f).

(g)         If the Buyer seeks indemnification pursuant to Section 7.9 in connection with the assertion of any claim, the commencement of any suit, action or proceeding, or the imposition of any penalty or assessment by a Tax authority, procedures similar to those set forth in Section 11.4(b) shall apply with respect to the defense of such claim, suit, action, proceeding, or imposition of a penalty or assessment by the Tax Authority.

Article 10. TERMINATION

10.1       Termination

This Agreement may be terminated at any time prior to the Closing:

(a)         by either the Buyer or the Sellers, if:

(i)           the Closing shall not have occurred on or before 5:00 pm, New York time, on May 31, 2018 (such date, the “Longstop Date”); or

(ii)         any Governmental Authority has enacted, issued, promulgated, enforced or entered any Law, or refused to grant any required consent or approval, that has the effect of making the consummation of the transactions contemplated hereby illegal or that otherwise prohibits the consummation of such transactions and such decision or action is final and non-appealable;

provided however that the right to terminate this Agreement pursuant to sub clause (i) or (ii) of this Section 10.1(a) shall not be available to the Party seeking to terminate if any action of such Party or the failure of such Party to perform any of its obligations under this Agreement required to be performed at or prior to the Closing has been the principal cause of, or resulted in, the failure of the Closing to occur on or before the Longstop Date and such action or failure constitutes a breach of this Agreement;

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(b)         by Buyer, by written notice to Sellers, if the representations and warranties of Sellers contained in this Agreement shall have been untrue when made or shall become untrue or Sellers breach or fail to perform any of their agreements or covenants contained in this Agreement, and which such inaccuracy, breach or failure to perform would give rise to the failure of a condition set forth in Section 3.1, provided, that if such inaccuracy in the Sellers’ representations and warranties or breach by the Sellers of a covenant or agreement is curable to the reasonable satisfaction of the Buyer by the Sellers through exercise of its reasonable best efforts, then Buyer may not terminate this Agreement pursuant to this Section 10.1(b) until the earlier to occur of (i) the 20th Business Day after delivery of written notice from Buyer to the Sellers of such breach and (ii) two (2) Business Days prior to the Longstop Date, so long as the Sellers continue to exercise reasonable best efforts to cure such breach (it being understood that Buyer may not terminate this Agreement pursuant to this Section 10.1(b) if such breach by Sellers is cured during such period); provided, that Buyer cannot terminate this Agreement pursuant to this clause (c) if it has breached this Agreement at or prior to the time of termination and such breach would give rise to the failure of a condition set forth in Section 3.2 and has not been cured;

(c)         by the Sellers by written notice to Buyer if:

(i)         the representations and warranties of Buyer contained in this Agreement shall have been untrue when made or shall become untrue or Buyer breaches or fails to perform any of its agreements or covenants contained in this Agreement, and which such inaccuracy, breach or failure to perform would give rise to the failure of a condition set forth in Section 3.2, provided however, that if such inaccuracy in Buyer’s representations and warranties or breach by Buyer of a covenant or agreement is curable to the reasonable satisfaction of the Sellers by Buyer through exercise of reasonable best efforts, then the Sellers may not terminate this Agreement pursuant to this Section 10.1(c) until the earlier to occur of (i) the 20th Business Day after delivery of written notice from the Sellers to Buyer of such breach and two (2) Business Days prior to the Longstop Date, so long as Buyer continues to exercise reasonable best efforts to cure such breach (it being understood that the Sellers may not terminate this Agreement pursuant to this Section 10.1(c) if such breach by Buyer is cured during such period); provided, that Sellers cannot terminate this Agreement pursuant to this clause (i) if any Seller has breached this Agreement at or prior to the time of termination and such breach would give rise to the failure of a condition set forth in Section 3.1 and has not been cured; or

(ii) (x) the conditions set forth in Section 3.1 (other than Section 3.1(d)) have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing) and Sellers confirm in writing that all conditions set forth in Section 3.2 have been satisfied or that Sellers are willing to waive all unsatisfied conditions in Section 3.2; and (y) Buyer shall have failed to consummate the transactions contemplated by this Agreement within ten (10) Business Days after the date on which the Closing should have occurred pursuant to Section 4.1.

10.2       Effect of Termination

If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Article 10:

(a)         this Agreement shall become void and of no further force or effect, except for the provisions of Sections 5.17 and 6.4 (Brokers, Finders and Agents), Section 9.2 (Announcement), Section 9.3 (Confidentiality, which obligation shall remain in force for a period of five (5) years after the termination of this Agreement), Section 9.5 (Costs and Expenses), this Article 10 and Article 12;

(b)         all confidential information provided by either Party to the other shall be returned to such first Party or, upon such first Party’s request, destroyed; and

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(c)         notwithstanding the foregoing, and save as otherwise expressly provided in this Agreement, nothing in this Section 10.2 shall be deemed to release either Party from any liability for any (i) knowing material breach of any of its representations and warranties in this Agreement or (ii) deliberate breach of any covenant of this Agreement. For purposes of this Section 10.2(c), (A) a "knowing" breach of a representation and warranty will be deemed to have occurred only if one of the individuals listed in Exhibit B in the case of Buyer, or Exhibit C in the case of Sellers, had actual knowledge of such breach as of the date hereof (without any independent duty of investigation or verification other than an actual reading of the representations and warranties as they appear in this Agreement) and (B) a "deliberate" breach of any covenant will be deemed to have occurred only if the other Party took or failed to take action with actual knowledge that the action so taken or omitted to be taken constituted a breach of such covenant.

10.3       Buyer Break Fee

If this Agreement is terminated under Section 10.1(a)(i) because the conditions set forth in Section 3.1(d) is not satisfied or Section 10.1(c)(ii), then the Buyer must upon demand by the Sellers pay to the Sellers a fee in the amount equal to USD 762,000 (the “Buyer Break Fee”). In the event that the Buyer pays the Sellers the Buyer Break Fee, the receipt of such fee shall be deemed to be liquidated damages for any and all losses suffered by the Sellers, any of their Affiliates or any other person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of the Sellers, any of their Affiliates or any other person shall be entitled to bring or maintain any other claim, action or proceeding against the Buyer or any of its Affiliates arising out of this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination.

10.4       Seller Break Fee

If this Agreement is terminated under Section 10.1(a)(i) because the condition precedent set forth in Section 3.2(d) is not satisfied, then the Sellers must upon demand by the Buyer pay to the Buyer a fee in the amount equal to USD 500,000 (the “Sellers Break Fee”). In the event that the Sellers pays the Buyer the Sellers Break Fee, the receipt of such fee shall be deemed to be liquidated damages for any and all losses suffered by the Buyer, any of its Affiliates or any other person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and the Buyer, any of its Affiliates or any other person shall be entitled to bring or maintain any other claim, action or proceeding against the Sellers or any of their Affiliates arising out of this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination.

Article 11. INDEMNIFICATION

11.1       Indemnification of the Buyer

Subject to the terms and conditions of this Agreement, HGI shall indemnify, defend and hold Buyer and its Affiliates, including, after the Closing, the Transferred Companies (each a “Buyer Indemnified Party”), harmless from and against any and all Losses suffered by such Buyer Indemnified Party resulting or arising from, related to, or incurred in connection with (a) any breach of any representation or warranty made by Sellers in this Agreement or (b) any breach of any covenant, obligation or agreement of Sellers in this Agreement.

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11.2       Indemnification of the Sellers

Subject to the terms and conditions of this Agreement, the Buyer shall indemnify, defend and hold Sellers and their Affiliates, including, before the Closing, the Transferred Companies (each a “Seller Indemnified Party”), harmless from and against any and all Losses suffered by such Seller Indemnified Party resulting or arising from, related to, or incurred in connection with (a) any breach of any representation or warranty made by the Buyer in this Agreement or (b) any breach of any covenant, obligation or agreement of the Buyer in this Agreement.

References to “Indemnified Party” in this Article 11 shall refer to a Buyer Indemnified Party or a Seller Indemnified Party, as applicable, given the context in which a claim has been made by a Buyer Indemnified Party or Seller Indemnified Party, and references to an Indemnifying Party shall refer to either the Buyer or HGI, as applicable, depending upon which Party against which the claim has been made.

11.3       When Payable

Indemnification of an Indemnified Party under this Article 11 with respect to any claim concerning any Losses shall be payable: (a) upon the resolution of such claim by mutual agreement between HGI and Buyer; or (b) upon the issuance of a definitive order from a Governmental Authority or a final judgment, award, order or other ruling (which is not subject to appeal or with respect to which the time for appeal has elapsed) by a court or arbitral tribunal having jurisdiction over the parties and the subject matter of such claim or to which such claim was submitted for resolution by joint agreement between HGI and Buyer.

11.4       Notice of Claim; Right to Participate in and Defend Third Party Claims

(a)         Claim Notice

If any Indemnified Party: (a) receives notice of the assertion of any claim, the commencement of any suit, action or proceeding (including any Tax audit or investigation), or the imposition of any penalty or assessment by a third party in respect of which indemnity may be sought under Sections 11.1 or 11.2 (a “Third Party Claim”); or (b) shall have a claim for indemnification under or Sections 11.1 or 11.2 which does not relate to a Third Party Claim (a “Direct Claim”); the Indemnified Party shall provide written notice thereof to the Indemnifying Party in accordance with Section 12.7 (the “Notice”). The Notice shall provide for a description in reasonable details of the nature of the Direct Claim or Third Party Claim, the sections of this Agreement which form the basis for indemnification, copies of all material evidence in connection therewith (including court papers) to the extent available and the estimated amount of Losses suffered or incurred by the Indemnified Party (to the extent such amount is known or can be determined). Such notice shall be made within five (5) Business Days following the date of receipt by the Indemnified Party of any Third Party Claim or from the date on which the Indemnified Party had knowledge of any Direct Claim, provided, however, that such five (5) Business Day period shall be reduced if the urgency of the matter dictates a swifter notification to the Indemnifying Party.

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(b)         Defense of Third Party Claims

(i)          The Indemnifying Party shall have the right, by giving written notice to the Indemnified Party, at its option, to participate in or, to elect to assume the defense of such Third Party Claim, at the Indemnifying Party’s own expense and by its own counsel; provided, however, that at the election of the Indemnified Party, the Indemnifying Party shall not have the right to assume the defense of any such Third Party Claim involving (i) equitable relief restricting the operations of the Business, or (ii) any criminal liability against Buyer, the Business or any of the Transferred Companies, and the Indemnified Party shall control the defense of such Third Party Claim with counsel of its choice; provided further, however, that in such situation the Indemnified Party shall not settle or compromise such Third Party Claim without the Indemnifying Party’s prior written consent (not to be unreasonably withheld); and provided further, however, that, notwithstanding the above, in such situation, the Indemnifying Party shall have the right, to the extent legally and practically feasible, to participate in or, to elect to assume the portion of the defense of such Third Party Claim involving the payment of monetary damages. If the Indemnifying Party undertakes to assume the defense of any Third Party Claim, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnifying Party shall not be liable for any expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. The Indemnified Party shall cooperate fully with, and provide appropriate documentation as reasonably requested by, the Indemnifying Party and its counsel in the compromise of, or defense against, any such Third Party Claim. In any event, the Indemnified Party shall have the right, at its own expense, to participate in the defense of any Third Party Claim as to which the Indemnifying Party has assumed the defense. The Indemnifying Party shall not admit any liability with respect to, or settle, compromise or discharge any Third Party Claim without the prior consent of the Indemnified Party unless the proposed resolution involves only the payment of money damages in respect of which the Indemnified Party is fully indemnified by the Indemnifying Party hereunder, does not impose an injunction or other equitable relief upon the Indemnified Party, and does not relate to Taxes.

(ii)         In the event that the Indemnifying Party elects not to assume the defense of a Third Party Claim in accordance with paragraph (a) of this Section 11.4(b)(i), the Indemnified Party shall control the defense of such Third Party Claim with counsel of its choice; provided, however, that the Indemnified Party shall not settle or compromise any Third Party Claim without the Indemnifying Party’s prior written consent (not to be unreasonably withheld). The Indemnifying Party shall be entitled (at the Indemnifying Party’s expense) to participate in the defense of any Third Party Claim with its own counsel, in which case, the Indemnified Party shall provide all relevant information to the Indemnifying Party.

(iii)        Whether or not the Indemnifying Party shall have assumed the defense of any Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle compromise or discharge any such Third Party Claim without the Indemnifying Party’s prior written consent (not to be unreasonably withheld).

11.5       Survival of Indemnification

(a)          Survival of Indemnified Party’s Indemnification

Any claims by an Indemnified Party for indemnification pursuant to this Article 11 shall be made by given written notice of a claim specifying the factual basis of that claim in reasonable detail then known to the Indemnified Party on or before the date which is twelve (12) months after the Closing Date, except that in case of losses, damages, liabilities, claims, settlements, costs or expenses duly notified by the Indemnified Party before the expiration of this twelve (12) months period, the right of indemnification of the Indemnified Party shall continue to survive until such loss, damage, liability, claim, settlement, cost or expense has been indemnified.

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(b)         Limitations on Sellers’ Obligations

The indemnification obligations of an Indemnifying Party under Article 11 shall in no event exceed in the aggregate an amount in U.S. Dollars equal to five per cent (5%) of the Adjusted Purchase Price (the “Cap”).

(c)         Non-Applicability of Limitations

The limitations set forth in Section 11.5(a) shall with respect to indemnification under Sections 11.1 or 11.2 shall not apply in the case of fraudulent misrepresentation by any Party.

11.6       Indemnification Calculation

(a)         For purposes of determining the amount of Losses attributable to breaches of representations and warranties pursuant to Section 11.1, all qualifications as to materiality or Material Adverse Change (except for the qualification as to Material Adverse Change in Section 5.16(i) hereof) shall be disregarded.

(b)         The amount of any indemnity payable hereunder on account of a Loss shall be reduced by any insurance proceeds received by the Indemnified Party with respect thereto after giving effect to any increase in insurance premium as a result thereof; provided, however, that the amount of any indemnity payable hereunder on account of a Loss shall be reduced by the amount of any liability that has already been taken into account in determining the adjustment to the Purchase Price pursuant to Article 2.

(c)         If an Indemnified Party receives proceeds from third parties, including insurance proceeds, in connection with Losses for which it has received indemnification hereunder, such Indemnified Party shall promptly refund to the Indemnifying Party the amount of such proceeds when received, up to the amount of indemnification received hereunder.

11.7       Duty to Mitigate

Any Indemnified Party shall take all reasonable steps to mitigate any Losses that it may incur, including making and diligently pursuing such claims as may be reasonably justified against any third party or pursuant to any insurance policies covering such Indemnified Party. In particular, and without limitations to the foregoing, the Indemnifying Party shall have the right to request the Indemnified Party to take any reasonable action to mitigate such Loss. In the event of a failure by the Indemnified Party to comply with this provision, any part of the Losses which would have not existed had Indemnified Party mitigated such Losses in accordance therewith shall not give rise to indemnification under this Article 11.

11.8       Exclusions

(a)         Indemnifying Party shall have no obligation for indemnification pursuant to Sections 11.1 or 11.2 hereof for any Losses resulting from a change in any applicable Laws after the date of this Agreement or from an implementation of any Law becoming effective after the date of this Agreement.

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(b)         In no event shall any Indemnified Party be entitled to double recovery hereunder. In particular, (i) in the event any circumstances constitute a breach of more than one representation and warranty, obligation or covenant on the part of the Indemnifying Party, the Indemnified Parties shall only be entitled to be indemnified once in respect of such circumstances, and (ii) no Losses may be claimed under this Article 11 to the extent such Losses are taken into account, on a dollar for dollar basis, in the determination of any adjustment of the Unadjusted Purchase Price pursuant to Article 2.

(c)         For the avoidance of doubt, the indemnification obligation of any Indemnified Party under this Article 11 shall be limited to the Losses (giving effect to the limitations set forth in this Article 11) actually suffered by the Indemnified Party.

(d)         Without limiting the generality of the foregoing, the operation of Section 2.3 is an exclusive remedy in respect of the assets and liabilities and related items taken into account in connection with the determination of the Closing Cash Amount, the Closing Indebtedness Amount and the Closing Working Capital Amount, and neither Party shall be entitled to any additional recourse in respect thereof, whether arising from a breach of a representation or warranty or otherwise.

11.9       Remedies Exclusive

Following the Closing, each Party’s rights under this Article 11 with respect to any Losses shall be its sole and exclusive remedy for money damages under this and no Party shall be entitled to pursue, and each Party hereby expressly waives, any and all other rights to pursue money damages under this Agreement that may otherwise be available to it under applicable Law (other than claims for fraud), provided however, that nothing in this Section 11.9 shall be deemed to limit or the Buyer’s and the Sellers’ remedies under Section 12.6. Following the Closing, without limiting the generality of the foregoing, other than claims under Section 12.6 or under this Article 11 or under any Transaction Document, (i) Buyer waives any claim or cause of action which it otherwise might assert, including, without limitation, under any applicable Law or regulations, by reason of this Agreement and (ii) Sellers and their Affiliates waive any claims or causes of actions which they otherwise might assert, under any applicable Law or regulations, including, without limitation, any claim for contribution related to an indemnification claim against the Transferred Companies by reason of this Agreement.

11.10     Miscellaneous

Any indemnity payment by Indemnifying Party to Indemnified Party under this Agreement shall be treated as an adjustment to the Unadjusted Purchase Price for Tax purposes, unless otherwise required by Law (including, without limitation, by Section 483 of the Code), and such agreed treatment shall govern for purposes of this Agreement.

Article 12. MISCELLANEOUS

12.1       Sellers’ Representative

Each of the Sellers other than HGI hereby irrevocably appoints HGI as its representative (the “Sellers’ Representative”), with full power and authority to, in its name, place and stead, take all actions permitted or required to be taken by it pursuant to this Agreement, including:

(a)         receive notices under this Agreement;

(b)         receive and distribute any payments made by Buyer under this Agreement;

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(c)         deliver any notices, certifications, consents, approvals or waivers required or appropriate under this Agreement; and

(d)         handle, contest, dispute, compromise, adjust, settle or otherwise deal with any and all claims by or against or disputes with Buyer under this Agreement.

Each Seller other than HGI undertakes to Buyer and to the Sellers’ Representative that it will act solely through the Sellers’ Representative in connection with any matter arising out of this Agreement.

12.2       Amendments

This Agreement may be amended only by a writing executed by all of the Parties hereto.

12.3       Entire Agreement

This Agreement and the Schedules and Exhibits hereto, the Related Agreements and any other agreements expressly provided for herein, set forth the entire understanding of the Parties hereto with respect to the subject matter hereof, and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the Parties.

12.4       Governing Law

This Agreement shall be governed by and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice of law rules that may direct the application of the laws of another jurisdiction.

12.5       Jurisdiction

(a)         With respect to any claim, controversies or dispute, other than a Disagreement (each, a “Dispute”), arising out of or in connection with this Agreement, including any Dispute relating to a breach of this Agreement, each of the Parties hereby irrevocably and unconditionally: (i) submits, for itself and its property, to the exclusive jurisdiction of any London court (and any appellate court from any thereof) in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder or for recognition or enforcement of any judgment thereof; (ii) agrees that all claims in respect of any such action or proceeding will be heard and determined in such London court; (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder in any London court; (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court; and (v) agrees that notice or the service of process in any proceeding shall be properly served or delivered if delivered in the manner contemplated by Section 12.7 hereof.

(b)         Without limiting Section 12.14 hereof, each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or other legal proceeding involving this agreement, the transactions contemplated hereby, (whether based on contract, tort or any other theory) or any counterclaim related thereto. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any suit, action or other legal proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Parties hereto have been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 12.5(b).

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12.6       Specific Performance.

Each Party agrees that irreparable damage would occur and the Parties would not have an adequate remedy at law if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each Party agrees that the other Parties will be entitled to injunctive relief from time to time to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case (a) without the requirement of posting any bond or other indemnity and (b) in addition to any other remedy to which it may be entitled, at law or in equity. Furthermore, each Party agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement, and to specifically enforce the terms of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement. Each Party expressly disclaims that it is owed any duty not expressly set forth in this Agreement, and waives and releases all tort claims and tort causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement.

12.7       Notices

Any notices or other communications required or permitted hereunder shall be given in writing (in the English language) and shall be; (i) personally delivered against an acknowledgement of delivery dated and signed by the recipient; (ii) sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) sent by private overnight courier service (all charges prepaid), in each case with a copy sent via electronic mail (if an electronic mail address of the Party to whom the relevant communication is being made has been designated pursuant hereto and remains a working electronic mail address), addressed as follows:

To Sellers:	Hudson Global, Inc.
1325 Avenue of the Americas, 12th Floor
New York, NY 10019
United States of America
Attn: Philip A. Skalski
Email: philip.skalski@hudson.com

With a copy (which shall not constitute notice) to:

Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, WI 53202
United States of America
Attention: Benjamin F. Garmer, III
John K. Wilson
E-mail: bgarmer@foley.com
jkwilson@foley.com

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To Buyer:	Morgan Philips Group SA,
74 avenue de Faïencerie, L-1510 Luxembourg
Attn: François Sallembien
Email: fsallembien@morganphilips.com

With a copy (which shall not constitute notice) to:

c/o Darrois Villey Maillot Brochier
69 avenue Victor Hugo
75016 Paris
Attn: Alain Maillot
Email: amaillot@darroisvilley.com

c/o Cabinet Egret
2 rue Jean-Georges Willmar
L-2731 Luxembourg
Attn: Guillaume Egret
Email: g.egret@egretlaw.com

If personally delivered, such communication shall be deemed delivered upon actual receipt; if sent by mail, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal; if sent by overnight courier, such communication shall be deemed delivered upon actual receipt of the overnight courier; if sent by facsimile transmission, such communication shall be deemed delivered at the time and on the day indicated on the corresponding activity report (provided, however, that in all such cases, any notice or communication which is received after 6 p.m. (local time in the place of receipt) on a Business Day or on any day which is not a Business Day shall be deemed received only at 9 a.m. (local time in the place of receipt) on the next Business Day).

Any Party by written notice to the other Parties given in accordance with this Section 12.7 may change the address or the Persons to whom notices or copies thereof shall be directed.

12.8       Severability

This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be valid and enforceable.

12.9       Assignment

This Agreement will be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties.

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Neither Party may assign (whether by operation of Law or otherwise) this Agreement or any rights, interests or obligations provided by this Agreement without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement and any or all rights and obligations under this Agreement to any of its Affiliates upon prior written notice to the other Party; provided, further, that no such assignment shall release either Party from any Liability under this Agreement. Any attempted assignment in violation of this Section 12.9 shall be void ab initio.

Notwithstanding the above, the Buyer shall be entitled to assign, at any time prior to or at Closing, all or part of its rights and obligations under this Agreement to one or more of its Affiliates provided that (i) such assignment is notified to the Sellers (ii) the obligations of the Buyer transferred pursuant to such assignment shall be accepted by the Affiliate on a joint and several basis with the Buyer and (iii) the Buyer shall guarantee the performance of the assignees obligations pursuant to this Agreement on a joint and several basis.

12.10     Waivers

Except as otherwise provided herein, Buyer or Sellers (acting on behalf of themselves and their appropriate Affiliates), may waive in writing compliance by any of the other Parties hereto (to the extent such compliance is for the benefit of the Party giving such waiver) with any of the terms, covenants or conditions contained in this Agreement (except such as may be imposed by Law). Any waiver by any Party of any violation of, breach of, or default under, any provision of this Agreement by any other Party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

12.11     Third Parties

Except as set forth in Article 11 and this Section 12.11, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than Buyer and Sellers any rights or remedies under or by reason of this Agreement. Notwithstanding the preceding sentence, the provisions of Section 12.14 (and the definitions in Exhibit A related thereto) shall be enforceable by each Buyer Related Party.

12.12     Schedules and Exhibits

The Schedules and Exhibits attached to this Agreement are incorporated herein and shall be part of this Agreement for all purposes.

12.13     Interpretation

(a)         The headings and the table of contents in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

(b)         The masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates.

(c)         Whenever used in this Agreement:

(i)         the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(ii)        the words “hereof”, “herein” and similar words shall be construed as references to this Agreement as a whole and not just to the particular Section or subsection in which the reference appears.

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12.14     No Recourse

Subject to and without limiting the rights of the Sellers against Buyer hereunder or under the other Transaction Documents, and subject to the provisions set forth in Section 12.6, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the Parties.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers, in Luxembourg and New York.

Morgan Philips Group S.A.:

By	/s/ Charles-Henri Dumon
Name: Charles-Henri Dumon
Title: Chief Executive Officer

[Signature Page to Share Purchase Agreement]

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Morgan Philips Group S.A.:

By	/s/ François Sallembien
Name: François Sallembien
Title: Chief Financial Officer

[Signature Page to Share Purchase Agreement]

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HUDSON GLOBAL, INC.:

By	/s/ Stephen A. Nolan
Name: Stephen A. Nolan
Title: Chief Executive Officer

Hudson Global Resources Switzerland AG Zug:

By	/s/ Philip A. Skalski
Name: Philip A. Skalski
Title: Director

Hudson Global Resources Jersey Limited:

By	/s/ Philip A. Skalski
Name: Philip A. Skalski
Title: Director

Hudson Europe B.V.:

By	/s/ Philip A. Skalski
Name: Philip A. Skalski
Title: Director

[Signature Page to Share Purchase Agreement]

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LIST OF SCHEDULES*

Schedule 5.1(c)	Subsidiaries of Transferred Companies

Schedule 5.1(d)	Capitalization of Transferred Companies

Schedule 5.4	Conflicts

Schedule 5.6(a)	Assets of Transferred Companies

Schedule 5.7(a)	Leased Real Property

Schedule 5.8(a)	Material Contracts

Schedule 5.8(b)	Material Contracts’ Consents

Schedule 5.8(c)	Top Ten (10) Suppliers or Customers

Schedule 5.9(b)	Material Permits

Schedule 5.10(a)	Litigation

Schedule 5.11(h)	Tax Jurisdictions

Schedule 5.13	Intellectual Property

Schedule 5.14(a)	Transferred Employees

Schedule 5.14(b)	Collective Bargaining Agreements

Schedule 5.14(c)	Employee Representative Bodies

Schedule 5.14(d)	Employees Matters

Schedule 5.15	Employee Plans

Schedule 5.16	Business in the Ordinary Course

Schedule 5.21	Change of Control

Schedule 7.1	Ordinary Course of Business

Schedule 7.8	Description of the RPO Transfer

Schedule 7.11	Certain Restructuring Matters

* All Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K other than Schedule 7.1.

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LIST OF EXHIBITS*

Exhibit A	Definitions

Exhibit B	Knowledge of Buyer

Exhibit C	Knowledge of Sellers

Exhibit D	Form of Domain Names Assignment Agreement

Exhibit E	Form of Intellectual Property License Agreement

Exhibit F	Transitional Services Agreement

Exhibit G	Talent Management Support Agreement

Exhibit H	Example Closing Combined Balance Sheet and Calculation of Closing Cash Amount, Closing Indebtedness Amount and Closing Working Capital Amount

Exhibit I	Form of Trademark Coexistence Agreement

Exhibit 1.1	Transferred Shares

Exhibit 6.5(ii)	Equity Letters

* All Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K other than Exhibit A.

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EXHIBIT A

DEFINITIONS

“Accounts” shall mean (i) audited consolidated balance sheet of HGI and its Affiliates as of December 31, 2016 and 2015 and (ii) the related audited consolidated statements of operations, comprehensive income (loss), cash flows and stockholders’ equity for the periods then ended, prepared in accordance with GAAP.

“Accounting Principles” shall mean the accounting principles, policies, procedures, categorizations, assets recognition bases, definitions, methods, practices and techniques adopted in accordance with GAAP, applied consistently with the Accounts as if the Closing occurred at year-end, and the preparation of the example Closing Combined Balance Sheet and calculation of the Closing Cash Amount, the Closing Indebtedness Amount and the Closing Working Capital Amount as if the Closing had occurred on September 30, 2017 set forth in Exhibit H. To the extent there is any inconsistency between the accounting principles, policies, procedures, categorizations, assets recognition bases, definitions, methods, practices and techniques adopted in accordance with GAAP in the preparation of the Accounts and the accounting principles, policies, procedures, categorizations, assets recognition bases, definitions, methods, practices and techniques used in the preparation of Exhibit H, the accounting principles, policies, procedures, categorizations, assets recognition bases, definitions, methods, practices and techniques used in the preparation of Exhibit H shall take precedence over the accounting principles, policies, procedures, categorizations, assets recognition bases, definitions, methods, practices and techniques adopted in accordance with GAAP in the preparation of the Accounts as the basis on which the Closing Combined Balance Sheet, the Closing Cash Amount, the Closing Indebtedness Amount and the Closing Working Capital Amount are prepared.

“Adjusted Purchase Price” shall have the meaning set forth in Section 2.1.

“Affiliates” shall mean any Person that directly, or indirectly through one or more Persons, Controls, is Controlled by, or is under common Control with, the Person specified or, directly or indirectly, is related to or otherwise associated with any such Person or entity.

“Agreement” shall have the meaning set forth in the Recitals.

“Business” shall mean the recruitment business and talent management business, excluding activities and services relating to RPO.

“Business Day” shall mean any day which is not a Saturday, a Sunday or any other day on which banks are required or authorized by Law to be closed in Luxembourg or in the United States of America.

“Buyer” shall have the meaning set forth in the Recitals.

“Buyer’s Group” shall mean the Buyer and, at and after the Closing (if the Closing shall occur), the Transferred Companies.

“Buyer Related Party” shall mean Buyer and any of its former, current and future Affiliates, officers, directors, managers, employees, shareholders, members, partners, agents, representatives, successors or assigns.

“Cap” shall have the meaning set forth in Section 11.5(b).

“Cash” shall mean the aggregation of the following combined assets of the Transferred Companies existing as at a given date:

i) All amount of any cash and bank deposits realizable within 90 Business Days per books including, without limitation, cash at bank and in hand;

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ii) All short term securities convertible into cash within 90 Business Days;

iii) All non-trade intercompany balances receivable by the Transferred Companies from the Sellers and their Affiliates other than the Transferred Companies;

v) The mark-to-market value of derivative financial instruments whether optional or committed related to interest hedging or foreign exchange hedging, whether accrued or not, if this is an asset; and

vi) All accrued and capitalized interests related to the items listed above;

in each case determined in accordance with the Accounting Principles.

For the avoidance of doubt, all assets and liabilities included in Working Capital shall not be included in Cash and vice versa.

An illustrative calculation of Cash as of September 30, 2017 is set forth in Exhibit H.

“Closing” shall have the meaning set forth in Section 4.1(b).

“Closing Cash Amount” shall mean the Cash as of the Effective Time, as determined pursuant to Section 2.3, with amounts denominated in foreign currencies translated into US dollars using the closing FX rates on the Business Day prior to Closing, as published by the Wall Street Journal website.

“Closing Combined Balance Sheet” shall be defined as the combination of each Transferred Company’s balance sheet as at the Effective Time, as determined pursuant to Section 2.3, with amounts denominated in foreign currencies translated into US dollars using the closing FX rates on the Business Day prior to Closing, as published by the Wall Street Journal website.

“Closing Date” shall have the meaning set forth in Section 4.1(a).

“Closing Estimates Statement” shall have the meaning set forth in Section 2.2.

“Closing Indebtedness Amount” shall mean the Debt as of the Effective Time, as determined pursuant to Section 2.3, with amounts denominated in foreign currencies translated into US dollars using the closing FX rates on the Business Day prior to Closing, as published by the Wall Street Journal website.

“Closing Statement” shall have the meaning set forth in Section 2.3(a).

“Closing Working Capital Amount” shall mean the Working Capital as of the Effective Time, as determined pursuant to Section 2.3.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreements” shall have the meaning set forth in Section 5.14(b).

“Control” as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of that Person, whether through ownership of voting securities or otherwise. The terms “Controlling” and “Controlled” shall be construed accordingly.

“Covered Countries” means Cuba, Iran, Sudan, Syria, Burma (Myanmar), Somalia, Libya, and the Democratic People’s Republic of Korea (North Korea).

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“Debt” shall mean the aggregation of the following combined liabilities of the Transferred Companies excluding any deductions related to debt issuance cost existing as at a given date:

(i) All indebtedness for borrowed money including overdraft, obligations evidenced by a note, bond, debenture or similar instrument and non-interest bearing debt;

(ii) All finance lease and finance lease-back arrangements debt, whether accrued or not;

(iii) Any obligation owed for all or any part of the deferred purchase price of a business, whether accrued or not;

(iv) The mark-to-market value of derivative financial instruments whether optional or committed related to interest hedging or foreign exchange hedging, whether accrued or not, if this is a liability;

(v) Non-trade intercompany balances payable by the Transferred Companies to the Sellers and their Affiliates other than the Transferred Companies;

(vi) All recourse liabilities and other liabilities (whether conditional or unconditional, present or future) arising from any transactions related to the assignment of receivables for financing purposes by the Transferred Companies to any third party, including all factoring agreements and similar agreements executed for the purpose of obtaining financing, whether accrued or not;

(vii) All prepayment penalties, breakage and redemption costs and cost triggered by the execution or consummation of this agreement (and in particular (a) the early repayment penalties related to the redemption of the banking facilities, (b) the breakage costs related to the early termination of interest swaps and other derivatives and (c) any penalties resulting from change in control provisions) unpaid at a given date, whether accrued or not;

(viii) All liabilities arising from surety agreements, guarantees, indemnities, letters of comfort, encumbrance or similar arrangements or obligation, furnished for liabilities or obligations of any third parties of the Sellers, whether actual or contingent;

(ix) All unpaid finder’s fees, commissions, brokerage or advisors’ fees and other transaction related costs triggered by the Transaction regardless of whether payable at Closing or thereafter;

(x) All unpaid bonuses, severance payments or similar incentives or benefits (including retirement indemnities) to management, employees or officers triggered by the Transaction;

(xi) All unfunded pension and similar defined benefit obligations including jubilees, medical schemes, and deferred compensation schemes (including stock option, long term incentive plans and any share based payment scheme) and early retirement schemes whether accrued or not;

(xii) All provisions for restructuring, reorganization, dilapidation and other carve out and separation costs;

(xiii) All deferred rent liabilities and office sublease deposits payable;

(xiv) All dividends which have been approved on or before a given date and are unpaid; and

(xv) All accrued and capitalized interests related to the items listed above;

in each case determined in accordance with the Accounting Principles.

For the avoidance of doubt, all liabilities included in Working Capital shall not be included in Debt and vice versa.

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An illustrative calculation of Debt as of September 30, 2017 is set forth in Exhibit H.

“Direct Claim” shall have the meaning set forth in Section 10.1(a).

“Disagreement” shall have the meaning set forth in Section 2.3(b)(i).

“Dispute” shall have the meaning set forth in Section 12.5(a).

“Disputed Items” shall have the meaning set forth in Section 2.3(b)(i).

“Domain Names Assignment Agreement” shall mean Domain Names Assignment Agreement to be entered into by the parties thereto on and as of the Closing, set forth as Exhibit D hereto.

“Effective Time” means the effective time of the Closing, which shall be deemed to be 11:59 p.m., Eastern time, on the Closing Date.

“Employees” shall mean all employees of the Transferred Companies other than RPO Business employees.

“Employee Plans” shall have the meaning set forth in Section 5.15(a).

“Equity Letters” shall mean the equity letters containing binding commitments in an aggregate amount no less than USD 6,000,000, substantially the form attached as Exhibit 6.5(ii).

“Estimated Closing Cash Amount” shall have the meaning set forth in Section 2.2(b)(i).

“Estimated Closing Indebtedness Amount” shall have the meaning set forth in Section 2.2(b)(ii).

“Estimated Working Capital Amount” shall have the meaning set forth in Section 2.2(b)(iii).

“Exhibits” shall mean the exhibits to this Agreement.

“Financing” shall have the meaning set forth in Section 6.5.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” shall mean any supranational, national, federal, state, provincial, country, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry, financial market or securities exchange or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of, pertaining to or related to government, including any authority or other quasi-governmental entity established by a Governmental Authority to perform any of such functions.

“HGI” has the meaning set forth in the Preamble.

“HGRJ” has the meaning set forth in the Preamble.

“HGRS” has the meaning set forth in the Preamble.

“Indemnified Party” shall have the meaning set forth in Section 11.1.

“Indemnifying Party” shall have the meaning set forth in Section 11.1.

“Intellectual Property” shall mean all inventions, discoveries, improvements, works of authorship, trademarks, service marks, patents, mask works, utility models, trade names, domain names, copyrights, know-how, developments, research data, designs, technology, discoveries, trade secrets, test procedures, processes and other proprietary information, intellectual and similar intangible property rights, whether or not registered or registrable, any and all applications for, and extensions, divisions and reissuances of, any of the foregoing.

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“Intellectual Property License Agreement” shall mean the Intellectual Property License Agreement to be entered into by the parties thereto on and as of the Closing, set forth as Exhibit E hereto.

“Intragroup Indebtedness” shall mean the aggregate amount of loans, credit facilities including through cash pooling arrangements or any other financing facility owed by the Transferred Companies to any member of the Sellers’ Group (other than the Transferred Companies) minus the aggregate amount of loans, credit facilities including through cash pooling arrangement or any other financing facility owed to the Transferred Companies by any member of the Sellers’ Group (other than the Transferred Companies).

“IP License” shall have the meaning set forth in Section 5.1(b).

“Key Employees” shall mean the individuals set forth on Schedule I hereto.

“Knowledge of Sellers”, “to Sellers’ knowledge” and other terms of like import shall mean the knowledge of the individuals listed in Exhibit C to this Agreement after reasonable inquiry.

“Law” shall mean, with respect to any Person or any property or asset, any applicable statutes, laws, rules, regulations, common law, executive and other orders, ordinances, codes, writs, injunctions, judgments, awards, standards or decrees of any Governmental Authority applicable to or binding on such Person (or its properties or assets), other than any European Directive not yet implemented in the relevant jurisdiction’s legal system, in force and with an implementation date effective on or before the date of this Agreement.

“Leased Real Property” shall have the meaning set forth in Section 5.7(a).

“Licensed IP” shall have the meaning set forth in Section 5.13(b).

“Liens” shall mean any lien, security interests, claims, prior assignments, mortgages, charges, pledges, conditional sales contracts, collateral security arrangements and other title retention arrangements, restrictions (including, in the case of real property, rights of way, use restrictions, and other reservations or limitations of any nature) or encumbrances whatsoever.

“Longstop Date” shall have the meaning set forth in Section 10.1(a).

“Losses” shall mean any and all liabilities, losses, damages, excluding, however, any indirect, special, incidental, punitive, consequential or similar damages such as loss of products, loss of profits or loss of revenues, loss of contracts or loss of goodwill. Losses shall not include internal salaries and other internal corporate general and administrative costs.

“Material Adverse Change” shall mean any event, change, circumstance, occurrence or fact that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), business, operations or results of operations of the Business and the Transferred Companies, taken as a whole, but excluding any adverse effect resulting from:

(i)         general economic conditions (or changes in such conditions) in France, the United States or any other country or region in the world, or conditions in the global economy generally;

(ii)         general conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in, France, the United States or any other country or region in the world, including: (A) changes in interest rates in France, the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries; and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in France, the United States or any other country or region in the world;

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(iii)        general political conditions (or changes in such conditions) in France, the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in France, the United States or any other country or region in the world;

(iv)        economic or business conditions (or changes in such conditions) affecting the telecommunications equipment, software and services industry generally or businesses having a similar nature to the Business;

(v)         earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in France, the United States or any other country or region in the world;

(vi)        changes in Law (or the interpretation thereof) or changes in the GAAP or other accounting standards (or the interpretation thereof);

(vii)       the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby, including: (A) the identity of Buyer or any of its Affiliates; (B) the loss or departure of officers or other employees of any of the Transferred Companies to the extent resulting from or arising out of the transactions contemplated by this Agreement; (C) the termination of (or the failure to renew or enter into) any contracts with customers, suppliers, distributors or other business partners, whether as a direct or indirect result of the loss or departure of officers or employees of any of the Transferred Companies or otherwise, resulting from or arising out of the transactions contemplated by this Agreement; (D) any other negative development in any of the Transferred Companies’ relationships with any of its customers, suppliers, distributors or other business partners, whether as a direct or indirect result of the loss or departure of officers or employees of any of the Transferred Companies or otherwise, resulting from or arising out of the transactions contemplated by this Agreement; and (E) any decline or other degradation in any of the Transferred Companies’ customer bookings resulting from or arising out of the transactions contemplated by this Agreement;

(viii)      the taking of any action contemplated by this Agreement or the failure to take any action prohibited by this Agreement; or

(ix)         any failure by any of the Transferred Companies to meet any third party estimates or expectations of such Transferred Companies’ revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by any of the Transferred Companies to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition);

except, in the cases of clauses (i), (iv), (v) or (vi), to the extent that such events, changes, occurrences, effects or circumstances have a material disproportionate effect on the Business relative to other businesses in the industry in which the Business operates, but taking into account for purposes of determining whether a Material Adverse Change has occurred, only the materially disproportionate adverse impact.

“Material Consents” shall have the meaning set forth in Section 9.6.

“Material Contracts” shall have the meaning set forth in Section 5.8(a).

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“Material Customer” shall mean the top 20 customers of the Transferred Companies, taken as whole, based on revenue attributable to such customers for the nine months ended September 30, 2017.

“Material Permits” shall have the meaning set forth in Section 5.9(b).

“Notice” shall have the meaning set forth in Section 10.1(a).

“Notice of Disagreement” shall have the meaning set forth in Section 2.3(b)(i).

“Owned IP” shall have the meaning set forth in Section 5.13(a).

“Party(ies)” shall have the meaning set forth in the Recitals.

“Permitted Liens” shall have the meaning set forth in Section 5.6(a).

“Permits” shall mean all licenses, permits, registrations and approvals issued by any Governmental Authority.

“Person” shall mean any individual, corporation, partnership, joint venture, association or any other entity.

“Proceeding” shall mean any legal proceeding, administrative enforcement proceeding, arbitration proceeding, regulatory proceeding, SEC examination or inquiry, action, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

“Recitals” shall mean the recitals to this Agreement.

“Reference Date” shall mean June 30, 2017.

“Related Agreements” shall mean the Domain Names Assignment Agreement, the Intellectual Property License Agreement, the Talent Management Support Agreement, the Transitional Services Agreement and the Trademark Coexistence Agreement.

“Retained Names” shall have the meaning set forth in Section 8.1.

“Review Period” shall have the meaning set forth in Section 2.3(b)(i).

“RPO Business” shall mean the business of the Sellers’ Group of acting as a client’s internal recruitment services provider for all or a portion of the client’s recruitment services needs, typically involving the location of personnel on the client’s business premises to provide services on a fully outsourced, hybrid or project basis as follows:

(i)         fully outsourced basis – the client outsources all of its recruitment services requirements for some or all roles across its business;

(ii)         hybrid basis – the client retains its own in-house recruitment team, but requires a partner on an ongoing basis to perform particular functions, for example because of peaks in recruitment demand, technical complexity of the roles required to be recruited for, lack of geographical coverage or performance issues within the client’s in-house recruitment team;

(iii)        project basis – the client engages an external recruitment services provider for a specific period of time to complete a start-to-finish recruitment project. This engagement is time limited and relates to a specific need, generally by the type of role or geography.

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“RPO Transfer” shall have the meaning set forth in Section 7.8.

“Sanctions Laws and Regulations” means (i) any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and (ii) any other economic, military or other sanctions, and any export or trade control laws or regulations, of any government, regulatory or other lawful authority of any member state of the European Union, the European Union or the U.S.

“Schedules” shall have the meaning set forth in Article 5.

“Selected Accounting Firm” shall have the meaning set forth in Section 2.3(b)(ii).

“Sellers” shall have the meaning set forth in the Recitals.

“Sellers Break Fee” shall have the meaning set forth in Section 10.4.

“Sellers’ Group” shall mean the Sellers’ Representative and its Affiliates, but shall not include the Transferred Companies after the Closing.

“Solvent” when used with respect to any Person, shall mean that, as of any date of determination: (i) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed the value of all “liabilities of such Person, including a reasonable estimate of the amount of all contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable federal Laws governing determinations of the insolvency of debtors; (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or intends to engage; and (iii) such Person has not incurred and does not intend to incur or believe that it will incur liabilities, including contingent and other liabilities, beyond its ability to pay as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions, existing financing or refinancing, or a combination thereof, to meet its obligations as they become due.

“Talent Management Support Agreement” shall mean the Talent Management Support Agreement to be entered into by the parties thereto on the date of this Agreement, set forth as Exhibit G hereto.

“Tax” means all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, customs duties or other taxes, together with any interest and any penalties, additions to tax or additional amounts imposed by any domestic or foreign tax authority, whether disputed or not and including (i) any obligations for Taxes of any other Person, including by reason of Treasury Regulations Section 1.1502-6 or similar state, local or foreign Tax laws and (ii) Taxes imposed on any Transferred Company as a transferee or successor, by contract or otherwise.

“Terminated Intragroup Agreements” shall have the meaning set forth in Section 7.2.

“Third Party Claim” shall have the meaning set forth in Section 11.4(a)

“Trademark Coexistence Agreement” shall mean Trademark Coexistence Agreement to be entered into by the parties thereto on and as of the Closing, set forth as Exhibit I hereto.

“Transaction Documents” shall mean this Agreement, the Related Agreements and all other agreements and instruments executed and delivered or to be executed and delivered in connection herewith, including documents to be delivered pursuant to Sections 4.2 and 4.3.

“Transferred Companies” shall have the meaning set forth in the Recitals.

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“Transferred Company Contract” shall have the meaning set forth in Section 9.7(a).

“Transferred Employees” shall mean all employees of the Transferred Companies other than employees of the RPO Business.

“Transferred Shares” shall have the meaning set forth in the Recitals.

“Transfer Taxes” shall have the meaning set forth in Section 9.8(a).

“Transitional Services Agreement” shall mean the Transitional Services Agreement to be entered into by the parties thereto on the date of this Agreement, set forth as Exhibit F hereto.

“TTM Working Capital” shall mean the trailing twelve month average of Working Capital of the Transferred Companies as of the twelve-month period ending the calendar month-end prior to the Closing determined in accordance with the Accounting Principles, except that the foreign currency rate used to translate any assets and liabilities denominated in foreign currencies will be determined based on the exchanges rates used by the Sellers in their monthly close as of October 31, 2017, which were sourced from the Wall Street Journal website and for clarity included the following rates for the currencies indicated:

•	Euro/USD of 1.1648
•	GBP/USD of 1.3283
•	USD/PLN of 0.2748.

“Unadjusted Purchase Price” shall have the meaning set forth in Section 2.1(a).

“USA PATRIOT Act” shall mean the USA PATRIOT Improvement and Reauthorization Act, Pub. L. 109-177 (signed into law March 9, 2009).

“Working Capital” shall mean as at a given date:

(a)	the aggregation of the following combined assets of the Transferred Companies:

i)	Trade receivables, net of provisions for doubtful accounts;
ii)	All trade intercompany balances receivable by Transferred Companies from the Sellers and their Affiliates other than the Transferred Companies; and
iii)	Other current assets including but not limited to: prepaid expenses, payroll related receivables, tax receivables (other than deferred tax assets);

(b)	less the aggregation of the following combined liabilities of the Transferred Companies:

i)	Trade payables including unbilled trade payables, accrued expenses and liabilities and related accounts;
ii)	All trade intercompany balances payable by the Transferred Companies to the Sellers and their Affiliates other than the Transferred Companies; and
iii)	Other current liabilities including but not limited to: deferred revenue, payroll related liabilities, tax liabilities (other than deferred tax liabilities);

(a) and (b) determined in accordance with the Accounting Principles.

For the avoidance of doubt, all assets and liabilities included in Working Capital shall not be included in Cash and Debt and vice versa.

An illustrative calculation of Working Capital as of September 30, 2017 is set forth in Exhibit H.

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Schedule 7.1
Ordinary Course of Business

(a)           any declaration, distribution or payment of dividend (whether interim or final) or other distribution of profit or reserves by any Transferred Company;

(b)         any amendment to the charter or by-laws of any Transferred Company, including without limitation any issuance by any Transferred Company of any shares or other securities, or any change to the share capital of any Transferred Company;

(c)         any sale, purchase, option, subscription, redemption or other similar agreement in respect of any Transferred Company’s shares;

(d)         any merger or similar consolidation with, or the acquisition or disposition of any interest in, any Person;

(e)         any (x) sale, transfer, assignment or other disposal (other than in the ordinary course of business) by any Transferred Company of any of their real property, fixed assets or Intellectual Property rights used in the Business and which were material to the Business or that are to be assigned to Buyer pursuant to the Related Agreements, or (y) granting of any Liens (other than Permitted Liens granted prior to the date hereof) or the right to use any Leased Real Property;

(f)          except in the ordinary course of business, any entering into, termination, modification, or cancellation of any contract constituting a Material Contract or which, if the same existed on the date hereof, would constitute a Material Contract;

(g)         any commitments by any Transferred Company to make any capital expenditures exceeding in the aggregate one hundred thousand dollars (USD 100,000) and which involve payments after the Closing Date (other than any commitments contemplated by the annual budget of the Business for fiscal year 2017 or in the ordinary course of business for fiscal year 2018);

(h)         except in the ordinary course of business, any indebtedness incurred by the Transferred Companies in excess of one hundred thousand dollars (USD 100,000) in the aggregate;

(i)          other than in the ordinary course and consistent with past practice, any increase in the compensation of the Transferred Employees other than as required by Law applicable Collective Bargaining Agreements or any agreement in effect as of the Reference Date;

(j)          any employment, deferred compensation, severance or similar agreement (or any amendment to any such agreement) in respect of a Transferred Employee; or any increase (other than pursuant to the terms of any Collective Bargaining Agreements, contracts or arrangements in effect on the Reference Date) or agreement to increase the coverage or benefits available to any class or group of Business employees who will be at Closing Transferred Employees, other than in each case in the ordinary course and consistent with past practice;

(k)         any termination by the Transferred Companies or the Sellers other than for cause of an employee of the Transferred Companies having a gross compensation (salary and bonus) in excess of €150,000 without the Sellers or the Hudson Europe COO first consulting with the Buyer;

(l)          any changes in the method of accounting or accounting practice or policy used by any Transferred Company in the preparation of its financial statements other than as required GAAP, generally accepted accounting principles applicable in such Transferred Company’s jurisdiction of organization or applicable Law;

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(m)        except in the ordinary course of business, any loans, guarantees or comfort letters or security interests in connection with third party obligations or other off-balance sheet commitments;

(n)         except in the ordinary course of business, any material change in practices for the collection of accounts receivable (including any acceleration of collections) or the payment of suppliers (including any deferral of payments);

(o)         except in the ordinary course of business, any settlement or commencement of any Proceeding; or

(p)         any commitment or agreement to do any of the foregoing.

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ANNEX C

APAC SALE AGREEMENT

Hudson Highland Group Holdings International, Inc.

Hudson Global, Inc.

Apache Group Holdings Pty Limited

Share Sale Agreement

(Composite as Amended January 25, 2018)

Level 25, 20 Bond Street

SYDNEY NSW 2000

T +61 2 8274 9555 | F +61 2 8274 9500

www.jws.com.au

SYDNEY | PERTH | MELBOURNE | BRISBANE | ADELAIDE

Liability limited by a scheme approved under Professional Standards Legislation

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Schedule 5 – Global Vendor Contracts

Schedule 6 – Restraint Area

1	Part 1

2	Part 2

3	Part 3

4	Part 4

Schedule 7 – Permitted Encumbrances

Schedule 8 – China RPO Business

Annexure 1 – Intellectual Property Assignment Deeds

Annexure 2 – Intellectual Property License Agreements

Annexure 3 – Services Agreement (Talent Management Assessment Services)

Annexure 4 – Transitional Services Agreement

Annexure 5 – Accounts

Annexure 6 – Commitment Letters

Annexure 7 – RPO Transfer Steps

Annexure 8 – RPO Transfer Agreements

* All Schedules and Annexures omitted pursuant to Item 601(b)(2) of Regulation S-K other than Schedules 3 and 4.

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Share Sale Agreement

Date

Parties

1	Hudson Highland Group Holdings International, Inc. (HHG or a Seller)

Address:	1325 Avenue of the Americas, 12th floor, New York, New York, 10019, United States of America

Email:	Philip.Skalski@hudson.com

Contact:	Philip A. Skalski

2	Hudson Global, Inc. (HGI or a Seller)

Address:	1325 Avenue of the Americas, 12th floor, New York, New York, 10019, United States of America

Email:	Philip.Skalski@hudson.com

Contact:	Philip A. Skalski

3	Apache Group Holdings Pty Limited (ACN 620 721 306) in its own capacity and as trustee for the Apache Unit Trust (Buyer)

Address:	Level 19, 20 Bond Street, Sydney, NSW 2000, Australia

Email:	Mark.Steyn@hudson.com; damian.reichel@jws.com.au

Contact:	Mark Steyn and Damian Reichel

Recitals

A	HHG is the legal and beneficial owner of the HHA Shares, being all of the issued shares of HHA, and HGI is the legal and beneficial owner of the HHHK Shares, being all of the issued shares of HHHK.

B	The Buyer has agreed to purchase and HHG has agreed to sell the HHA Shares and the Buyer has agreed to purchase and HGI has agreed to sell the HHHK Shares on the terms of this Agreement.

C	HGI has agreed to guarantee the obligations of HHG under this Agreement.

Operative part

1	Definitions and interpretation

1.1	Definitions

The following definitions apply in this document, unless the context requires otherwise.

1936 Act means the Income Tax Assessment Act 1936 (Cth).

1997 Act means the Income Tax Assessment Act 1997 (Cth).

Accounts means the consolidated financial statements of the Group Companies as at the Accounts Date attached in Annexure 5.

Accounts Date means 30 June 2017.

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Adjustment Amount means the aggregate of all dividends, distributions and management fees paid by any Company to a Seller in the period from 18 July 2017 until and including the Completion Date, other than:

(a)	management fees invoiced but unpaid as at 31 July 2017;

(b)	any dividend or distribution of the proceeds from and on completion of the RPO Transfer.

Affiliate means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

Agreement means this Share Sale Agreement, and references to ‘this document’ means this Share Sale Agreement.

Assessment means something which creates or evidences an obligation to pay an ascertained amount for Tax at or before a fixed time, such as:

(a)	any document received from a Revenue Authority assessing, imposing, claiming or indicating an intention to claim any Tax (such as an assessment, penalty notice or demand);

(c)	a notice to a contributing member of a consolidated group given under section 721-15(5) of the 1997 Act; and

(d)	lodgement of a Tax return or a request for amendment of an assessment under a Law about self-assessment of Tax.

Business Day means a day that is not a Saturday, Sunday, bank holiday or public holiday in Sydney, NSW, Australia or New York, New York, United States of America.

Buyer Group means the Buyer and its related bodies corporate (and a member of the Buyer Group means any one of them). As from Completion, each Group Company will become a member of the Buyer Group.

Buyer Restricted Business means any business which is the same or substantially similar to, or competitive with, any material part of the RPO Business as carried on by the Seller Group immediately prior to Completion.

Buyer Restricted Persons means each entity that is a member of the Buyer Group from time to time.

Buyer Warranties means the representations and warranties set out in Schedule 4.

China RPO Business means the RPO Business conducted as at the date of this Agreement by Hudson Recruitment (Shanghai) Limited, a Group Company.

Claim means any claim, demand or cause of action of any nature howsoever arising and whether arising in contract, tort, under statute or otherwise.

Companies means HHA and HHHK.

Company Subsidiary of HHA means the entities referred to in Part 1 of Schedule 2 and of HHHK means the entities referred to in Part 2 of Schedule 2.

Completion Purchase Price means US$7,500,000 less the Adjustment Amount.

Corporations Act means the Corporations Act 2001 (Cth).

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Completion Date means that date on which Completion occurs.

Conditions has the meaning given to that term in clause 4.1.

Due Diligence Investigations means legal, financial, operational and other due diligence investigations and enquires in relation to the businesses and the affairs of the Group Companies including a review of the written materials provided to the Buyer and the Buyer’s Representatives by or on behalf of the Sellers.

Encumbrance means any Security Interest, notice under section 255 of the 1936 Act, section 260-5 of Division 260 of Part 4-15 of Schedule 1 of the Taxation Administration Act 1953 (Cth) or under any similar provision of any Law, mortgage, charge, pledge, lien, profit a prendre, easement, restrictive covenant, option, right of first refusal, right of first offer, any encumbrance that affects the use or value of or title to an asset, equity, interest, garnishee order, writ of execution, right of set-off, lease, licence to use or occupy, assignment of income or monetary claim, and any deed to create any of them or allow them to exist and any lien or charge arising under or by operation of Law.

Execution Date means the date of this document.

Financing is defined in Schedule 4 clause 1.6(b).

Global Vendor Contracts means the contracts set out in Schedule 5.

Government Agency means:

(a)	a government (whether federal, state, territorial or local);

(b)	a governmental, semi-governmental or judicial entity or authority including a department, office or minister of a government acting in that capacity; or

(c)	a financial market or securities exchange.

Group Company means each of the Companies and each of the Company Subsidiaries of each Company.

HHA means Hudson Highland (APAC) Pty Ltd ACN 074 319 396.

HHA Deferred Tax Assets means the deferred tax assets of all members of the HHA Tax consolidated group of US$6.9 million recorded in the Accounts.

HHA Shares means 123,820,702 fully paid ordinary shares in the share capital of HHA.

HHHK means Hudson Holdco (Hong Kong) Limited (Hong Kong company number 265680).

HHHK Shares means 117,279,721 fully paid ordinary shares in the share capital of HHHK.

HUDSON Marks means:

(a)	the trademarks and registrations therefor owned by HGI for the marks as specifically identified on Annexure 2(a); and

(b)	any common law trade marks that HGI may own for the trade mark “Hudson” either alone or in combination with other words and/or designs in Asia Pacific (if any).

HUDSON RPO Mark means the trademark HUDSON RPO for use on and in connection with RPO Business and which is the subject of the pending applications identified on Annexure 1(c).

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Income Tax means tax imposed on income, profits or gains, including taxation of capital gains and taxation of national or deemed gains under any applicable Tax legislation.

Insolvency Event means for any body corporate, the happening of one or more of the following events:

(a)	except for the purpose of a solvent reconstruction or amalgamation which has the prior written consent of the other parties:

(i)	process is filed in a court seeking an order that it be wound up or that a Controller be appointed to it or any of its assets, unless the application is withdrawn, struck out or dismissed within 21 days of it being filed;

(ii)	an order is made that it be wound up or that a Controller be appointed to it or any of its assets; or

(iii)	a resolution that it be wound up is passed;

(b)	a liquidator, provisional liquidator, Controller or any similar official is appointed to, or takes possession or control of, all of any of its assets or undertaking;

(c)	an administrator is appointed to it, a resolution that an administrator be appointed to it is passed or proposed, or any other steps are taken to appoint an administrator to it;

(d)	it enters into, or resolves to enter into, an arrangement, compromise or composition with any of, or any class of, its creditors or members, or an assignment for the benefit of any of, or any class of, its creditors, or process is filed in a court seeking approval of any such arrangement, compromise or composition;

(e)	a reorganisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors is proposed or effected;

(f)	any action is taken by ASIC with a view to its deregistration or its dissolution, or an application is made to ASIC that such action be taken;

(g)	it is insolvent within the meaning of section 95A of the Corporations Act, as disclosed in its accounts or otherwise, states that it is unable to pay its debts or is presumed to be insolvent under any applicable Law;

(h)	as a result of the operation of section 459F(1) of the Corporations Act, it is taken to have failed to comply with a statutory demand;

(i)	it stops or suspends or threatens to stop or suspend the payment of all or a class of its debts or the conduct of all or a substantial party of its business;

(j)	any event or circumstance set out in section 461 of the Corporations Act occurs in relation to it; or

(k)	anything having a substantially similar effect to any of the events specified above happens to it under the Law of any jurisdiction.

Intellectual Property Assignment Deeds means the agreements in the form of Annexure 1.

Intellectual Property Licence Agreements means the agreements in the form of Annexure 2.

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Law includes any law or legal requirement, including at common law, in equity, under any statute, regulation or by-law, any condition of any authorisation, and any decision, directive, guidance, guideline or requirements of any Government Agency.

Liability means any liability or obligation any kind (whether actual, prospective or contingent) however and whenever arising and includes liabilities:

(a)	the amount of which, for the time being, is not ascertained or ascertainable; and

(b)	for any Loss.

Loss means all damage or loss (which, for the avoidance of doubt, does not include the utilisation or reduction in the value of deferred Tax assets), and all cost and expense (including legal costs and expenses of any kind), but shall in no event include any consequential, special, incidental, indirect or punitive damages, lost profits or similar items.

Material Adverse Change means an event, occurrence or change after 30 September 2017 which individually or when aggregated with all other events, occurrences or changes after 30 September 2017 has had or is reasonably likely to have a material adverse effect on the financial condition, assets, liabilities, results of operations or profitability of the Group Companies taken as a whole, other than any such material adverse effect arising from, in whole or in part, (i) general economic or political conditions or any conditions generally affecting any segment of the industries in which the Group Companies operate, except to the extent the Group Companies are disproportionately affected as compared to other businesses of similar size and scope operating in the same industry as the Group Companies, (ii) any failure by the Group Companies to meet internal financial projections, forecasts or revenue or earning predictions for any period, (iii) any change in Law or in the accounting requirements or principles imposed on or required to be adopted by the Group Companies or any interpretation of any of the foregoing, except to the extent the Group Companies are disproportionately affected as compared to other businesses of similar size and scope operating in the same industry as the Group Companies, (iv) the negotiation and execution of this Agreement, the public announcement hereof or the consummation of the transactions contemplated hereby (including the taking of any action expressly contemplated by this Agreement or the failure to take an action prohibited by this Agreement), including adverse changes in the Group Companies’ relationship with their employees, customers or suppliers, (v) any change in currency exchange rates, interest rates or the financial or securities markets generally, (vi) any action taken by (or at the request of) the Buyer, or any of its affiliates, and (vii) any acts of God, including any earthquakes, hurricanes, tornadoes, floods, tsunami or other natural disasters, and (viii) changes caused by acts of terrorism or war (whether or not declared) occurring after the Accounts Date.

Permitted Encumbrances means (i) liens created by or through the Buyer or its affiliates and (ii) Encumbrances identified on Schedule 7.

PPSA means the Personal Properties Securities Act 2009 (Cth).

Pre Accounts Date Return has the meaning set forth in clause 9.8(b).

Purchase Price means US$7,500,000 less the Adjustment Amount plus or minus the China RPO Equalisation Amount.

Records means all books, files, reports, records correspondence, documents, contracts and other material of or relating exclusively to Group Companies which is in the possession or control of the Seller Group, whether recorded electronically or in printed form, including (without limiting the generality of the foregoing):

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(a)	minute books, statutory books and registers, books of account and copies of taxation returns;

(b)	title deeds and documents of title;

(c)	all sales and purchasing records;

(d)	all trading and financial records;

(e)	all cheque books and banking authorities; and

(f)	supplier lists, price lists, pricing models and marketing materials.

Recruitment Business means the business of the Group Companies of recruitment which includes permanent recruitment, contract and temporary recruitment, recruitment agency and search, but excludes the RPO Business.

Representatives means, in relation to a party, all officers, employees, professional advisers and agents of the party.

Revenue Authority means any Government Agency responsible for administering any law with respect to any Tax.

RPO Australian Business means the RPO Business of HHA and the Company Subsidiaries of HHA.

RPO Business means the business of the Group Companies as at the date of this Agreement of being engaged by business entity clients to act as the client’s internal recruitment services provider for all or a portion of the client’s recruitment services needs, typically involving the location of personnel of the Group Companies on the client’s business premises to provide services on a fully outsourced, hybrid or project basis as follows:

(a)	fully outsourced basis – the client outsources all of its recruitment services requirements for some or all roles across its business;

(b)	hybrid basis – the client retains its own in-house recruitment team, but requires a partner on an ongoing basis to perform particular functions, for example because of peaks in recruitment demand, technical complexity of the roles required to be recruited for, lack of geographical coverage or performance issues within the client’s in-house recruitment team;

(c)	project basis – the client engages an external recruitment services provider for a specific period of time to complete a start-to-finish recruitment project. This engagement is time limited and relates to a specific need, generally by the type of role or geography.

RPO Sale means the sale or transfer to a third party of the RPO Business (in whole or in part) or an RPO Transfer, whether directly or indirectly.

RPO Transfer means the transfer of the RPO Business by the Seller Group to subsidiaries of HGI other than the Group Companies or a third party (each an RPO Transferee) in accordance with the RPO Transfer Steps and pursuant to the RPO Transfer Agreements.

RPO Transfer Agreements means the documentation in the form of Annexure 8.

RPO Transfer Steps means the transactions steps described in Annexure 7, as may be amended pursuant to clause 5.6.

Sale Shares means the HHA Shares and the HHHK Shares.

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Security Interest:

(a)	in relation to any personal property (as defined in the PPSA), has the same meaning as in the PPSA; and

(b)	in relation to any other property, means any security for the payment of money or performance of obligations including a mortgage, charge, lien, pledge, trust or power,

and includes a guarantee, indemnity, bank guarantee, letter of comfort, letter of credit, performance bond, put option arrangement, any similar transaction or a combination of any of them.

Seller means HHG in relation to the HHA Shares and HGI in relation to the HHHK Shares and Sellers means both of HHG and HGI.

Seller Group means the Sellers and their respective related bodies corporate (and a member of the Seller Group means any one of them). For all times prior to Completion, each Group Company will be treated as a member of the Seller Group.

Seller Restricted Business means any business which is the same or substantially similar to, or competitive with, any material part of the Recruitment Business and the Talent Management Business as carried on by the Group Companies immediately prior to the Completion, but excluding for the avoidance of doubt the RPO Business.

Seller Restricted Persons means each entity that is a member of the Seller Group from time to time.

Seller Warranties means the representations and warranties set out in Schedule 3.

Services Agreement (Talent Management Assessment Services) means the agreement in the form of Annexure 3.

Straddle Period means any Tax period that includes, but does not end on, the Accounts Date.

Sunset Date means 31 May 2018 or any other date the Sellers and the Buyer agree in writing before that date.

Talent Management Business means the business of the Group Companies of talent management which includes outplacement, career coaching, assessment and development.

Tax means:

(a)	any and all Australian and United States federal, state, and local, and any and all non-Australian and non-United States taxes imposed or levied by any Revenue Authority or Government Agency or required to be remitted to, or collected, withheld or assessed by, any Revenue Authority or Government Agency, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, profits, withholding, excise, stamp, real and personal property and estimated taxes, customs duties, and any levies, charges, imposts, deductions, or duties in the nature of taxes;

(b)	all interest, penalties, fines, additions to tax or additional charges, whether disputed or not, imposed by any Revenue Authority or Government Agency in connection with any amounts or items described in clause (a); and

(c)	any liability for the payment of any amounts as described in clause (a) or (b) of this definition that a person is required to pay to another person on account of that person’s liability to tax, including, as a result of being a member of an affiliated, consolidated, combined or unitary group.

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Tax Acts means the 1936 Act, 1997 Act, the Taxation Administration Act 1953 (Cth) and the regulations made under those acts.

Tax Consolidated Group has the meaning given to the terms “consolidated group” and “multiple entry consolidated group” in section 703-5 and section 719-5 of the 1997 Act, respectively.

Tax Indemnity means the tax indemnity in favour of the Buyer set out in clause 9.1.

Tax return means any Tax return and also anything which operates as an Assessment (or as the basis for assessment) of the Tax concerned, such as a request for a Tax ruling, an election, a Tax return, a Business Activity Statement, an amended Tax return, a request for an amended assessment of Tax, or any certification, form, statement, or statement filed or required to be filed with respect to any Tax (including attachments thereto, and any amendment thereof), including any information return, claim for refund, or declaration of estimated Tax, or other information filed, required to be filed, or supplied to any Revenue Authority or Government Agency relating to Taxes.

Tax Reviewer means an individual who is independent of the Sellers and the Buyer and is a qualified accountant, chartered tax advisor, solicitor or barrister with 10 years of relevant experience in Laws relating to Tax.

TDK Software means the Asia Pacific TDK software, which is proprietary computer software and source code owned by Seller that manages customer information.

Third Party Claim means any Claim or potential Claim by any person other than the Buyer or a Seller.

Transaction Document means:

(a)	this Agreement;

(b)	the Intellectual Property Assignment Deeds;

(c)	the Intellectual Property Licence Agreements;

(d)	the Services Agreement (Talent Management Assessment Services); and

(e)	the Transitional Services Agreement.

Transitional Services Agreement means the agreement in the form of Annexure 4.

1.2	Interpretation

In this document, the following rules of interpretation apply unless a contrary intention appears.

(a)	Any heading, index, table of contents or marginal note is for convenience only and does not affect the interpretation of this document.

(b)	The singular includes the plural and vice versa and a reference to a gender includes all other genders.

(c)	A person includes an individual, body corporate, firm, partnership, joint venture, unincorporated body and Government Agency.

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(d)	A reference to:

(i)	a person includes that person’s successors, permitted substitutes and permitted assigns;

(ii)	a clause, schedule, attachment, annexure or exhibit is to a clause of, or a schedule, attachment, annexure or exhibit to, this document;

(iii)	this document or another document includes that document as amended, varied, supplemented, novated or replaced from time to time and any schedule, attachment, annexure or exhibit to that document;

(iv)	“agreement” includes an undertaking, deed, contract or other legally enforceable arrangement, whether or not in writing, and a reference to “document” includes an agreement (as so defined) in writing or any certificate, notice, instrument or other document of any kind;

(v)	legislation or a provision of legislation includes all regulations, orders or instruments issued under that legislation or provision and any modification, consolidation, amendment, re-enactment, replacement or codification of such legislation or provision;

(vi)	“include”, “including” and “for example”, and similar expressions, when introducing a list of items, does not limit the meaning of the words to which the list relates to those items or to items of a similar kind;

(vii)	dollars or $ is to US dollars;

(viii)	except as provided in clause 20.2, time is to the time in Sydney, NSW, Australia;

(ix)	to a document “in the agreed form” is to the document in the form which has been agreed between the parties on or before the date of this document as evidenced by communications between their respective legal counsel;

(x)	“asset” includes any real or personal, present or future, tangible or intangible property or right and any right, interest, revenue or benefit in, under or derived from it;

(xi)	a day, month, quarter or year means a calendar day, month, quarter or year respectively;

(xii)	writing includes any mode of representing or reproducing words in tangible and permanently visible form; and

(xiii)	related body corporate has the same meaning as in the Corporations Act.

(e)	Where a word or expression is defined or given meaning, another grammatical form has a corresponding meaning.

(f)	A provision of this document must not be construed to the disadvantage of a party merely because that party was responsible for the preparation of this document or the inclusion of the provision in this document.

(g)	Where an act would be required to be done, or a time limit or period would expire, on a day which is not a Business Day, the act must be done or the limit or period will expire, on the following Business Day.

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(h)	A period of time:

(i)	expressed to commence before or after a given day, or before or after the day of an act or event, is to be calculated exclusive of that day; and

(ii)	a period of time expressed to commence on a given day, or on the day of an act or event, is to be calculated inclusive of that day.

1.3	Payments

If a party:

(a)	is required to pay an amount under this document, it must pay the amount by direct deposit of cleared funds to a bank account in the name of the payee, the details of which are notified by the payee at least two Business Days before the due date for payment, without any deduction, withholding or retention of any amount (unless expressly contemplated by this document or directed by the payee);

(b)	is required by any Government Agency, or is otherwise required by Law, to deduct, withhold or retain an amount from any payment required by this document, except as otherwise expressly provided to the contrary, the party may deduct, withhold or retain such amount from the payment, in which case it must pay to the payee an additional amount equal to the amount required to be deducted, withheld or retained; and

(c)	does not pay an amount under this document when due, it must pay simple interest on that amount from (and including) the due date for payment to (but excluding) the date the amount is paid at the Interest Rate, without prejudice to any other rights the payee may have against the payer for default in payment.

2	Sale and purchase

2.1	Sale and purchase

At Completion:

(a)	HHG agrees to sell, and Buyer agrees to purchase, the HHA Shares; and

(b)	HGI agrees to sell, and Buyer agrees to purchase, the HHHK Shares,

in each case free from all Encumbrances, other than Permitted Encumbrances, and together with all benefits, rights and entitlements accrued or attaching to those shares at Completion on the terms and conditions of this Agreement.

2.2	Title and risk

Title to and beneficial ownership of and risk in the Sale Shares will pass from the relevant Seller to the relevant Buyer on Completion.

3	Consideration

3.1	Purchase Price

In consideration for the sale of the Sale Shares by the Sellers, the Buyer agrees to pay the Sellers the Purchase Price. The portion of the Purchase Price that is allocable to the HHHK Shares is US$1 and the remainder of the Purchase Price is allocable to the HHA Shares.

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3.2	Adjustment Amount

The parties must procure the Companies to notify the parties of the Adjustment Amount two Business Days prior to the Completion Date.

4	Conditions Precedent

4.1	Conditions precedent

The provisions of this Agreement (other than this clause 4 and clauses 1, 5, 7.5 and 15 to 22) do not become binding on the parties and have no force or effect, and Completion cannot take place, until each of the conditions listed in the first column of the following table (the Conditions) have been satisfied or waived in accordance with clause 4.3:

	Condition	Right to waive

1	(Bank Financing Agreements) the Buyer is able to consummate the Financing to complete the acquisition of the Sale Shares and the Buyer has satisfied or has received a waiver of all conditions precedent to drawdown of the Financing, other than conditions precedent which can be satisfied only at Completion;	Buyer

2	(HGI Shareholder Approval) the affirmative vote at a special stockholders’ meeting of HGI of holders of shares of common stock of HGI holding at least a majority of the outstanding shares of common stock of HGI as of the record date of the special stockholders’ meeting to adopt a resolution approving the sale of substantially all of HGI’s assets pursuant to this Agreement and other purchase and sale agreements;	Sellers

3	(No Material Adverse Change) no Material Adverse Change has occurred;	Buyer

4	(Completion of the RPO Transfer) the RPO Transfer has been completed by 31 December 2017 in the case of the Australian RPO Business and in respect of the rest of the RPO Business (other than the China RPO Business – see clause 4.5) in accordance with clause 4.2(a);	Buyer and Sellers

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	Condition	Right to waive

5	(Closing of Europe and Belgium Transactions) the closings of the transactions contemplated by (i) that certain Share Purchase Agreement, dated as of December 17, 2017, by and among HGI, Hudson Global Resources Switzerland AG Zug, Hudson Global Resources Jersey Limited, Hudson Europe B.V. and Morgan Philips Group S.A., and (ii) that certain Sale and Purchase Agreement, dated as of December 17, 2017, by and among HGI, HHG, Value Plus NV, Ivan De Witte and De Witte Comm. V. shall occur simultaneously effective with the closing of the transactions contemplated by this Agreement; and	Neither Buyer nor Sellers

6	(Financing Assured) prior to HGI holding a vote of its stockholders at a special meeting of stockholders to adopt a resolution approving the sale of substantially all of HGI’s assets, the Buyer shall have provided confirmation to the Sellers that the Buyer’s Financing is assured, which confirmation may be in the form of (i) equity letters or debt commitment letters or definitive financing agreements that do not contain conditions to funding other than the conditions to closing of the transactions contemplated by this Agreement or (ii) a certificate addressed to the Sellers from the Buyer that it has debt and equity financing in place and it is prepared to fund the Purchase Price upon closing of the transactions contemplated by this Agreement.	Neither Buyer nor Sellers

4.2	Reasonable commercial endeavours

(a)	Each party must (at this own cost) use its reasonable commercial endeavours to procure due fulfilment of the Conditions as soon as practicable after the Execution Date and in any event before the Sunset Date (or such earlier date as is specified in clause 4.1).

(b)	Each party must notify the other parties in writing that a Condition has been satisfied as soon as reasonably practicable after first becoming aware that the Condition has been satisfied.

4.3	Waiver

A Condition is for the benefit of each party that is specified in the second column of the table in clause 4.1 opposite that Condition. A Condition may only be waived:

(a)	if only the Buyer has the benefit of the Condition, by the Buyer giving written notice to the Sellers;

(b)	if only the Sellers have the benefit of the Condition, by the Sellers giving written notice to the Buyer; or

(c)	if both the Buyer and the Sellers have the benefit of the Condition, by written agreement between the Buyer and the Sellers.

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A party entitled to waive or agree to waive a Condition under this clause 4.3 may do so (or refrain from doing so) in its absolute discretion.

4.4	Failure to satisfy

If:

(a)	a Condition expressed to be for the benefit of a party has not been satisfied by, or has become incapable of being satisfied before, the Sunset Date; or

(b)	the parties agree in writing that a Condition cannot be satisfied by the Sunset Date for the purposes of this clause,

then the party entitled to the benefit of the Condition may, or where more than one party is entitled to the benefit of the Condition, all parties so entitled may jointly, terminate this Agreement unless the relevant Condition has not been satisfied, or is incapable of being satisfied, as a direct result of a failure by a party seeking to terminate to comply with its obligations under this Agreement.

4.5	China RPO Business

The provisions of Schedule 8 apply in relation to the China RPO Business.

5	Period before Completion

5.1	Conduct of business

Until Completion, the Sellers must:

(a)	use reasonable commercial endeavours to procure that, except with respect to the RPO Transfer or with the prior written consent of the Buyer, each Group Company:

(i)	preserves its current business, employment, leasing and other service relationships;

(ii)	conducts its business in the ordinary and usual course consistent with its usual business practices and in compliance, in all material respects, with all applicable Laws; and

(iii)	does not increase, reduce or otherwise alter its share capital or allot or issue any shares or any securities or loan capital convertible into or exchangeable for shares (including any options for the issue of its shares or other securities) or repurchase, redeem or otherwise acquire or cancel any of its shares or agree to do any of the foregoing; and

(b)	not, except with the Buyer’s written consent, remove or appoint any director of a Group Company;

(c)	not, except with the Buyer’s prior written consent, enter into any agreement with an RPO Transferee the effect of which would be that an entity other than HGI provides any representation, warranty or indemnity in favour of an RPO Transferee or any other person or which variation or agreement would otherwise materially adversely affect HHA or any Group Company.

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5.2	Repayment of indebtedness owing between the Seller Group and the Group Companies

The Seller must procure that, on or before Completion:

(a)	all amounts owed by the Sellers or any member of the Seller Group to any Group Company are discharged and repaid in full; and

(b)	all amounts owed by each Group Company to the Sellers or any member of the Seller Group are discharged and repaid in full.

5.3	Exclusivity

From the date of this Agreement until the earlier of Completion or the termination of this Agreement, the Sellers will not (and will not permit any member of the Seller Group and any of their Representatives to) directly or indirectly:

(a)	solicit, initiate or encourage the submission of any proposal or offer from any person relating to, or enter into or consummate any transaction, relating to, the acquisition, direct or indirect, of any Sale Shares or other equity interests of a Group Company or any merger, recapitalisation, share exchange, sale of substantial assets (other than in the ordinary course of business) or similar transaction or alternative to the sale of Sale Shares contemplated by this document; or

(b)	participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing.

The Sellers will notify the Buyer promptly if any person makes any proposal, offer, enquiry or contact with respect to any of the foregoing (whether solicited or unsolicited).

(c)	Notwithstanding the foregoing in this clause 5.3, the Sellers and any member of the Seller Group and any of their Representatives may take any of the actions described in clauses 5.3(a) and 5.3(b) with respect to the RPO Transfer or a transaction relating to Hudson Global RPO (Malaysia) Sdn Bhd or Hudson Global Resources Japan K.K.

5.4	Buyer provision of information before Completion

At least five Business Days before Completion, the Buyer must give the Sellers a notice setting out, in respect of each Group Company:

(a)	the name of each person who is to be appointed as a director, secretary or public officer of the company from Completion, together with original signed consents to act from each of them;

(b)	the name of each person who is required to resign as a director, secretary or public officer of the company from Completion;

(c)	if applicable, the new registered office of the company from Completion (together with the consent of the occupier of that address, if required); and

(d)	for each bank account maintained by the company, the name of each additional person who is to be authorised to operate that account and each person who is to have their authority to operate that account revoked (if any).

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5.5	Financing

Capitalised terms in this clause 5.5 which are not defined in clause 1.1 are defined in Schedule 4 clause 1.6.

(a)	The Buyer shall use its reasonable commercial endeavours to take (or cause to be taken) all actions, and do (or cause to be done) all things necessary, proper or advisable to obtain the Financing as contemplated by the Commitment Letters, including using reasonable commercial endeavours to: (i) maintain in effect the Commitment Letters in accordance with and subject to the terms and conditions set forth therein, (ii) negotiate and enter into definitive agreements with respect to the Debt Financing on terms and conditions not less favourable to the Buyer, taken as a whole (including with respect to the conditionality thereof), than the terms and conditions contained in the Debt Commitment Letters (including the Fee Letters); (iii) resist any new or additional conditions or amendment, waiver, modification or expansion of existing conditions to receipt of the Debt Financing from those set forth in the Debt Commitment Letters as of the Execution Date, in any case, in a manner that could reasonably be expected to (A) prevent, impede or materially delay the ability of the Buyer to consummate the Completion, (B) make any portion of the Debt Financing (or satisfaction of the conditions to obtaining the Debt Financing) less likely to be obtained on the Completion Date or prevent, impede or materially delay the funding of the Debt Financing or (C) adversely impact the ability of the Buyer to enforce its rights against the other parties to the Commitment Letters, (iv) ensure the accuracy of all representations and warranties of the Buyer set forth in the Equity Commitment Letters, (v) satisfy on a timely basis all conditions in the Commitment Letters that are within its control, (vi) comply with all covenants and agreements of the Buyer set forth in the Equity Commitment Letters, (vii) enforce the obligations of the Lenders (and the rights of the Buyer) under the Debt Commitment Letters and (viii) upon the satisfaction of the conditions set forth in the Commitment Letters and all conditions herein to the Buyer’s obligation to effect the Completion, consummate the Financing at the Completion in accordance with and subject to the terms and conditions set forth in the Commitment Letters. For the avoidance of doubt, reasonable commercial endeavours as used in this section shall not require the Buyer to commence any litigation, arbitration or similar proceeding against any Lender or Equity Investor, except that the Buyer shall enforce, including by bringing suit for specific performance, the Equity Commitment Letters to cause the Equity Financing to be funded pursuant to the terms of the Equity Commitment Letters to consummate the transactions contemplated by this Agreement solely in the event that (1) all conditions in the Equity Commitment Letters have been satisfied at the time when the Completion would have occurred but for the failure of the Equity Financing to be funded, (2) the Debt Financing has been funded or will be funded at the Completion if the Equity Financing is funded at the Completion, (3) the Sellers have irrevocably confirmed that if such specific performance is granted and the Equity Financing and Debt Financing are funded, then the Completion will occur and (4) this Agreement has not otherwise been terminated.

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(b)	The Buyer shall not amend, alter or waive, or agree to amend, alter or waive (in any case whether by action or inaction), any term of the Commitment Letters without the prior written consent of the Sellers (which consent shall not be unreasonably withheld, delayed or conditioned) if such amendment, alteration or waiver (i) reduces the aggregate amount of the Debt Financing without a corresponding increase in the Equity Financing, (ii) reduces the aggregate amount of the Equity Financing, (iii) imposes additional conditions precedent (or expands existing conditions) to the availability of the Financing or amends or modifies any of the existing conditions to the funding of the Financing in a manner that would reasonably be expected to prevent, impede or materially delay the funding of the Financing on the Completion Date or the ability of the Buyer to consummate the Completion or (iv) adversely impacts the ability of the Buyer to enforce its rights against the other parties to the Commitment Letters. The Buyer shall keep the Sellers reasonably informed concerning material developments relating to the Debt Financing and shall give the Sellers prompt notice of any material adverse change with respect to the Debt Financing. Without limiting the foregoing, the Buyer agrees to notify the Sellers promptly, and in any event within one Business Day, if at any time prior to the Completion Date (A) any Commitment Letter expires or is terminated for any reason (or if any person attempts or purports in writing to terminate a Commitment Letter, whether or not such attempted or purported termination is valid), (B) the Equity Investors refuse to provide or express any concern or reservation regarding their obligation or ability to provide the full Equity Financing on the terms set forth in the Equity Commitment Letters (assuming satisfaction of the conditions set forth in clause 4.1), (C) the Lenders refuse to provide or express an intent to refuse to provide all or any portion of the Debt Financing contemplated by the Debt Commitment Letters to which they are a party on the terms set forth therein or (D) the Buyer no longer believes in good faith that it will be able to obtain all or any portion of the Debt Financing on or prior to the Sunset Date; provided that in no event shall the Buyer be required to disclose any information that is subject to attorney-client or similar privilege if the Buyer shall have used its reasonable commercial endeavours to disclose such information in a way that would not waive such privilege. Without the prior written consent of the Sellers, the Buyer shall not, nor shall it permit any of its controlled affiliates to, enter into any merger, acquisition, joint venture, disposition or debt or equity financing that would reasonably be expected to impair, delay or prevent consummation of all or any portion of the Debt Financing.

(c)	In the event that the Financing contemplated by the Debt Financing will not be available to the Buyer on the terms and conditions contemplated in the Debt Commitment Letters to consummate the transactions contemplated by this Agreement, the Buyer shall (i) promptly notify the Sellers of such fact and (ii) use its reasonable commercial endeavours, until the Completion Date, to promptly obtain alternative financing on terms, conditions and costs that are not materially less favourable, in the aggregate, to the Buyer than those in the Debt Commitment Letters and in an amount sufficient, when added to the portion of the Financing that is otherwise available, to pay in cash all amounts required to be paid by it in connection with the transactions contemplated by this Agreement, including the amounts to be paid pursuant to clause 16.6 and all payments, fees and expenses of the Buyer related to or arising out of the transactions contemplated by this Agreement (Alternative Debt Financing) and to obtain one or more new financing commitment letters (each, an Alternative Debt Commitment Letter) and one or more new definitive agreements (each, an Alternative Debt Financing Agreement) providing therefor. In such event, the term Debt Financing as used in this Agreement shall be deemed to include any Alternative Debt Financing, the term Debt Commitment Letter as used in this Agreement shall be deemed to include any Alternative Debt Commitment Letter and the term Debt Financing Agreement as used in this Agreement shall be deemed to include any Alternative Debt Financing Agreement. The Buyer will furnish correct and complete copies of any Alternative Debt Commitment Letter or Alternative Debt Financing Agreement to the Sellers promptly upon its execution.

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(d)	Prior to the Completion, the Sellers shall use reasonable commercial endeavours to, and cause their affiliates and their respective officers, employees and advisors, including financial and accounting advisors, to, provide to the Buyer such cooperation as is reasonably requested by the Buyer in connection with the Debt Financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Sellers and their affiliates); provided that (i) neither the Sellers nor any of their affiliates shall be required to pay any commitment or other similar fee, provide any security, make any representations, provide any indemnification or incur any other Liability in connection with the Financing, (ii) the effectiveness of any documentation executed by the Sellers with respect to the Financing shall be subject to the consummation of Completion, (iii) neither the Sellers nor any of their affiliates shall be required to deliver (x) any financial information in a form not customarily prepared by the Sellers or its affiliates or (y) any financial information with respect to a fiscal period that has not yet ended, and (iv) the Buyer shall promptly, upon request by the Sellers, reimburse and indemnify the Sellers or any member of the Seller Group for all costs or Liabilities incurred by the Seller Group or any of its affiliates in connection with such cooperation requested by the Buyer. The obligations of the Buyer in the foregoing sub-clause (iv) shall survive any termination of this document. Any information sub-provided to the Buyer pursuant to this clause 5.5(d) shall be subject to clause 18.

5.6	RPO Transfer

Prior to executing (or permitting an Affiliate to execute) any document implementing the RPO Transfer Steps (including the RPO Transfer Agreements), the Sellers shall provide the Buyer with a reasonable opportunity to review and comment on such RPO Transfer Agreements, and Buyer shall conduct its review and provide any comments on such RPO Transfer Agreements reasonably promptly (and in no event later than five Business Days) after receipt thereof. Each RPO Transfer Agreement shall be consistent with the RPO Transfer Steps and shall be in form and substance reasonably acceptable to the Buyer (with the Buyer’s consent not to be unreasonably withheld, conditioned or delayed). The Sellers may make modifications to the RPO Transfer Agreements or the RPO Transfer Steps only with the prior consent of the Buyer (with the Buyer’s consent not to be unreasonably withheld, conditioned or delayed).

5.7	Termination of comfort letters

The Buyer agrees that HGI may terminate, effective as of the Completion, any letters confirming HGI’s intention to provide adequate financial and other support to a Group Company or any other similar letter, including the letters from HGI to Hudson Global Resources (Singapore) Pte. Ltd, dated June 14, 2017, and Hudson Global Resources (Hong Kong) Limited, dated July 7, 2017.

6	Completion

6.1	Time and place

Completion must take place at 10am at the offices of Johnson Winter & Slattery in Sydney on the date that is 5 Business Days after all of the Conditions have been satisfied or waived in accordance with clause 4.3 or at any other place, date or time as the Sellers and the Buyer agree in writing.

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6.2	Sellers’ obligations

At Completion, the Sellers must deliver to the Buyer:

(a)	duly executed instruments of transfer of the Sale Shares in favour of the Buyer together with:

(i)	either the share certificates relating to the Sale Shares or duly executed indemnities for lost share certificates in a form acceptable to the Buyer; and

(ii)	such other documentation required to be executed by a Seller to facilitate the stamping (if required) and registration of the transfer of the Sale Shares;

(b)	a certified copy of the minutes of a duly convened board meeting of each Group Company at which it was resolved, or a certified copy of duly passed resolutions of the directors of each Group Company, that (subject to Completion occurring):

(i)	each person nominated by the Buyer under clause 5.4(a) be appointed to the relevant offices of the Group Company from Completion (subject to receipt of a duly executed consent to act);

(ii)	records the resignation of each director, secretary and public officer of the Group Company whose resignation, effective from Completion is required pursuant to the notification under clause 5.4(b) and is to be delivered under clause 6.2(c);

(iii)	from Completion, the registered office of the Group Company is changed to the address notified by the Buyer under clause 5.4(c) (subject to receipt of any necessary occupier’s consent);

(iv)	for each bank account maintained by the Group Company, the persons authorised to operate that account be changed in accordance with the notice by the Buyer under clause 5.4(d); and

(v)	in the case of the Companies only, the transfer of the relevant Sale Shares to the Buyer be registered, the existing share certificates for the relevant Sale Shares be cancelled and the Company execute and deliver to the Buyer a new share certificate for the relevant Sale Shares in the name of the Buyer subject to the Buyer having duly paid any stamp duty payable in relation to the transfer;

(c)	written resignations (from Completion) by each person specified by the Buyer under clause 5.4(b) from the required offices;

(d)	written evidence of the release of each Encumbrance, other than Permitted Encumbrances, affecting any of the Sale Shares;

(e)	unless already provided, a counterpart of each other Transaction Document required to be delivered at Completion duly executed by the relevant Seller Group entity and/or the Companies;

(f)	for each bank account maintained by a Group Company, in accordance with the notice of the Buyer under clause 5.4(d), duly completed bank authorities directed to the bankers of the relevant entity authorising each person nominated by the Buyer to operate that account, and revoking the authority of each person specified by the Buyer; and

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(g)	subject to clause 6.3, the Records and, if applicable, the ASIC corporate key (or equivalent for any Group Company incorporated in a foreign jurisdiction) and any common seal, duplicate seal or official seal, of each Group Company, and the Sellers must comply with clause 6.9.

6.3	Delivery method

Any document or other item specified in clause 6.2(g), other than the corporate registers of the Group Companies, may be delivered to the Buyer by leaving that document or other item in a safe and appropriate place at the business premises of the relevant Group Company at which it is located on the Completion Date.

6.4	Buyer’s obligations

On Completion, and subject to the due or simultaneous performance by the Sellers of the obligations on their part to be performed under clause 6.2, the Buyer must:

(a)	pay the Completion Purchase Price to the Sellers;

(b)	unless already provided, deliver to the Sellers a counterpart of each Transaction Document required to be delivered at Completion duly signed by the Buyer;

(c)	accept delivery of any documents or things delivered by the Sellers under clause 6.2,

and the Buyer must comply with clause 6.9.

6.5	Simultaneous obligations

The obligations of the Sellers and the Buyer in respect of Completion are interdependent and all actions at Completion under this Agreement will be deemed to take place simultaneously and, subject to clause 6.7, no delivery or payment will be taken to have been made until all deliveries and payments under this Agreement have been made.

6.6	Notice to Complete

If a party (Defaulting Party) fails to perform any of its obligations at Completion on the Completion Date, including any new date set for Completion pursuant to this clause 6.6, and the other party is ready, willing and able to perform all of its obligations, then that party (Non-Defaulting Party):

(a)	need not perform its obligations at Completion and may give the Defaulting Party written notice setting a new date for Completion that must be a Business Day not less than two Business Days, nor more than five Business Days, after the date originally scheduled for Completion; or

(b)	without affecting any other rights the Non-Defaulting Party may have against the Defaulting Party, elect to proceed with Completion as far as practicable.

Notwithstanding the foregoing, nothing in this clause 6.6 shall limit the rights the Non-Defaulting Party may have against the Defaulting Party.

6.7	Failure to Complete

If, on the new date scheduled for Completion pursuant to clause 6.6, the Non Defaulting Party remains ready, willing and able to perform all of its obligations in respect of Completion and the Defaulting Party does not perform all of its obligations, the Non Defaulting Party may, without affecting any other rights the Non-Defaulting Party may have against the Defaulting Party, either set a new date for Completion in accordance with clause 6.6, terminate this Agreement by giving written notice to the Defaulting Party or elect to proceed with Completion as far as practicable.

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6.8	Stamping of transfer of HHHK Shares

The Sellers must instruct their lawyers in Hong Kong (Wong, Wan & Partners) to assist in the stamping by the Stamp Office of the Inland Revenue Department in Hong Kong of the transfer of the HHHK Sale Shares from HGI to the Buyer.

6.9	Intellectual property matters

Upon the Completion Date and at Completion, the parties shall take the following steps to effectuate the assignment and/or license of the HUDSON Marks, the Asia Pacific domain names, the Asia Pacific TDK Software, the owned copyright in Asia Pacific websites, and to facilitate the coexistence of the parties’ respective use and/or registration of the HUDSON Marks and the HUDSON RPO Mark in the Territory (as defined in Exhibit B to Annexure 2(a)) as more specifically provided for below:

(a)	Seller shall execute the Intellectual Property Assignment Deed in the form in Annexure 1(a), whereby Seller assigns to Buyer all right, title and interest in and to the trademarks FROM GREAT PEOPLE TO GREAT PERFORMANCE, GREAT PEOPLE. GREAT PERFORMANCE., MORGAN & BANKS, MBS LOGO, MBT LOGO Series, and the registrations therefor, as more specifically identified in Annexure 1(a), together with the copyright and goodwill associated therewith.

(b)	Seller shall assign to Buyer by Intellectual Property Assignment Deed in the form of Annexure 1(b), all right title and interest in and to the copyrights Seller owns in the content of the websites operated by the Seller in China, Hong Kong, Singapore, Australia and New Zealand.

(c)	Seller shall assign to Buyer by Intellectual Property Assignment Deed in the form of Annexure 1(c), all right title and interest in and to the domain names listed on Annexure 1(c). Notwithstanding anything to the contrary set forth herein, HGI shall maintain ownership of the domain name <www.hudson.com> until January 1, 2019, at which time all right, title and interest shall be assigned to Buyer by Intellectual Property Assignment Deed in the form of Annexure 1(d), but from the Completion Date until January 1, 2019, Buyer shall have a nonexclusive, royalty-free transferable license to use said domain name in the Territory pursuant to the terms of the Intellectual Property Licence.

(d)	Upon the Completion Date, Seller shall execute the Intellectual Property Assignment Deed in the form in Annexure 1(b), whereby Seller assigns to Buyer all right, title and interest in and to the TDK Software, including the source code therefor, and as more fully set forth in the Transitional Services Agreement between the parties, Seller shall provide Buyer with a copy of the TDK Software, together with the source code by making said TDK Software available to Buyer via a password-protected FTD site with appropriate encryption, provided, however, that the TDK Software shall not include any rights of the Seller under the Third Party Software licenses identified on Annexure 1(b)(i) (“Third Party Software”). Other than the Third Party Software licenses, to the Seller’s knowledge, the Seller is not a party to any inbound third party license that is necessary to run the Recruitment Business or Talent Management Business as currently conducted. This shall confirm that on the Completion Date, Seller shall grant Buyer a non-exclusive, perpetual, royalty-free license to use the TDK Software in connection with the Business Activities (as defined in Annexure 2(a)).

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(e)	Upon the Completion Date, the parties shall enter into the Trademark Coexistence Agreement in the form in Annex 1(e).

(f)	The parties shall enter into an Intellectual Property License Agreement in the form of Annexure 2(a), whereby Seller grants to Buyer an exclusive license to use the HUDSON Marks identified in Annexure 2(a), which license shall be in full force and effect until such time as the HUDSON Marks are assigned to Buyer in each particular country.

7	After Completion

7.1	Power of attorney

In consideration of the Buyer entering into this Agreement and for other valuable consideration, each Seller irrevocably appoints the Buyer as its attorney from Completion until the Buyer becomes registered as the holder of that Seller’s Sale Shares with authority to exercise all powers of a registered holder of those Sale Shares and during the term of that appointment:

(a)	the Buyer may do in the name of each Seller and on its behalf everything necessary to:

(i)	exercise any rights attaching to those Sale Shares, including rights to appoint a proxy or representative and voting rights; and

(ii)	receive any dividend or other entitlement paid or credited to each Seller in respect of those Sale Shares; and

(b)	unless requested by the Buyer, each Seller must not, whether by corporate representative, proxy or otherwise, attempt to attend or vote at any general meeting of a Group Company or take any other action as the registered holder of that Seller's Sale Shares.

7.2	Sellers’ rights of access to Records

Subject to clause 7.4, for a period of seven years from the Completion Date, and without limiting any other right of access under this Agreement, the Buyer must procure that each Group Company retains material Records in existence prior to the Completion Date and must allow, and must procure that the Group Company allows the Sellers, any member of the Seller Group and their respective Representatives:

(a)	access to material Records in existence on or prior to the Completion Date; and

(b)	to take copies of, or extracts from, the material Records in existence on or prior to the Completion Date,

for any reasonable purpose. ‘Reasonable purpose’ means complying with any Law (including any applicable Tax Law), preparing Tax or other statutory returns, preparing accounts or considering or responding to any Third Party Claim.

7.3	Buyer’s rights of access to records

Subject to clause 7.4, for a period of seven years from the Completion Date, and without limiting any other right of access under this Agreement, the Sellers must retain all historical records and documents relating to the Group Companies in existence prior to the Completion Date (that do not form part of the Records) and must allow the Buyer, any member of the Buyer Group and their respective Representatives:

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(a)	access to historical records or documents relating to the Group Companies or those companies’ businesses in existence prior to the Completion Date to the extent that the information in such records or documents relates specifically to the Group Companies or those companies’ businesses (and the Sellers may mask any other information); and

(b)	to take copies of, or extracts from, the records or documents (if applicable as masked) referred to in 7.3(a),

for any reasonable purpose. A ‘reasonable purpose’ has the meaning specified in clause 7.2 and also includes the operation of the Buyer Group and its businesses following Completion, provided that, for a purpose to be a reasonable purpose with respect to the operation of the Buyer Group and its businesses following the Completion, the information in such applicable records or documents must not be available by other means and must also be necessary and essential for the Buyer Group to operate it and its businesses following the Completion or to comply with any applicable Law.

7.4	Access to privileged or confidential information

(a)	The Buyer is not required to comply with clause 7.2 to the extent it reasonably forms the view that to do so will, or would reasonably be expected to, result in a waiver of any legal or professional privilege belonging to a Group Company that attaches to any document or information or a breach of any obligation of confidentiality owed by it.

(b)	A Seller is not required to comply with clause 7.3 to the extent (i) it reasonably forms the view that to do so will, or would reasonably be expected to, result in a waiver of any legal or professional privilege belonging to the Seller that attaches to any document or information or a breach of any obligation of confidentiality owed by it and (ii) the historical records or documents relating solely to a Group Company or a Group Company’s business in existence prior to the Completion Date are combined with the records or documents of a Seller and are unable to be separated despite a Seller’s best efforts or without that resulting in or being likely to result in a waiver of any legal or professional privilege belonging to a Seller; provided that such legal or professional privilege of a Seller does not arise solely in connection with any actual or potential dispute between a member of the Seller Group and a member of the Buyer Group.

7.5	Assistance related to HGI financial statements

It is understood by the Buyer that (a) HGI pursuant to the U.S. Securities Exchange Act of 1934 (Exchange Act) is obligated to file with the U.S. Securities and Exchange Commission (SEC) consolidated financial statements of HGI, including the Group Companies, through the Completion Date in accordance with generally accepted accounting principles in the United States, (b) that certain information necessary for the completion of such financial statements is currently or will be known to certain employees of the Group Companies and (c) a delay in HGI filing such financial statements with the SEC may cause irreparable harm to HGI. To this end, from and after the Closing until HGI has filed with the SEC all financial statements through the Completion Date required by the Exchange Act, the Buyer shall, and shall cause the Group Companies to, assist HGI in connection with HGI’s preparation of such financial statements, including by providing to HGI the services of their financial and accounting personnel to assist with the preparation of such financial statements at a level of support and resources, and on a timeframe, consistent with past practice and providing access to the properties, books, records, employees and external auditors of the Group Companies.

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7.6	Intellectual property matters

(a)	Seller represents and warrants that it has heretofore filed applications to register the HUDSON RPO Marks in the following countries: Australia, China, Hong Kong, Japan, Malaysia, New Zealand, Singapore and South Korea (Territory Part 2 Countries).

(b)	Upon Seller securing a trademark registration for the HUDSON RPO Mark in a Territory Part 2 Country, Seller shall thereafter promptly assign the HUDSON Mark(s) in that particular country to Buyer by executing an Intellectual Property Assignment Deed in the form of Annexure 1(f). Simultaneously therewith the Parties shall enter into a Trademark Consent and Coexistence Agreement in the form of Exhibit B to Annexure 2(a).

(c)	In the event Seller is unable to register the mark HUDSON RPO in a Territory Part 2 Country after all appeals having been exhausted, Seller shall promptly assign to Buyer the HUDSON Mark(s) registered in that particular country using the Intellectual Property Assignment Deed in the form of Annexure 1(f) and Buyer shall thereafter license back to Seller the right to use the HUDSON RPO Mark on and in connection with the RPO Business, which license shall be exclusive and royalty-free in the form of the Intellectual Property License Agreement in Annexure 2(b). Concurrently therewith the Trademark Consent and Coexistence Agreement shall be deemed amended by the parties such that said particular country shall then be covered by the Trademark Consent and Coexistence Agreement without any further writing necessary to effectuate said amendment.

(d)	In the event it is not possible in a particular country in the Territory Part 2 for ownership of the HUDSON Marks and HUDSON RPO Mark to be divided between Buyer and Seller, Seller shall assign not only the HUDSON MARKS to Buyer, but also the registration for the HUDSON RPO Mark in said country and Buyer shall thereafter license back to Seller the right to use the HUDSON RPO Mark on and in connection with the RPO Business, which license shall be exclusive and royalty-free in the form of the Intellectual Property License Agreement in Annexure 2(b).

8	Warranties

8.1	Seller Warranties

(a)	Each Seller represents and warrants to the Buyer that each of the Seller Warranties is true and correct as at the Execution Date and as at the Completion Date.

(b)	The parties acknowledge that the Buyer has entered into this Agreement in reliance on the Seller Warranties.

(c)	Subject to clause 11, HGI indemnifies the Buyer against, and must pay to the Buyer on demand, the amount of, any Loss suffered or incurred by the Buyer or any member of the Buyer Group arising out of or in connection with any of the Seller Warranties being incorrect or untrue as at the date they were given.

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8.2	Buyer Acknowledgments

The Buyer acknowledges and agrees and also represents and warrants for the benefit of the Sellers that:

(a)	the Seller Warranties are the only warranties that the Buyer requires, and in entering into this Agreement the Buyer has not relied on any other warranty or representation (whether express or implied and whether oral or in writing), statement of fact or intention, expression of opinion, forecast, budget, estimate, projection or other statement (Other Statements) and to the fullest extent permitted by Law, all Other Statements made or given by the Sellers, the Group Companies or any of their respective Representatives are expressly excluded;

(b)	to the fullest extent permitted by Law, the Buyer’s sole remedy in connection with a breach of any Seller Warranty or Other Statement is as set out in this Agreement and any rights of action it might otherwise have against the Sellers in respect of a breach of a Seller Warranty or Other Statement is hereby released;

(c)	the Buyer agrees that, except as expressly set forth in this Agreement, none of the Sellers nor any other person will have or be subject to any liability to the Buyer or any other person resulting from the distribution to the Buyer, or its use, of any information, document or material made available or provided to the Buyer in expectation of the transactions contemplated by this Agreement;

(d)	the Buyer acknowledges that it is the Buyer’s understanding that the burden to conduct Due Diligence Investigations lies solely with the Buyer and that the Buyer bears the risk that any information, document or material made available or provided to the Buyer in the course of its investigation is inaccurate or incomplete, except as expressly set forth in this Agreement; and

8.3	Buyer and Seller Acknowledgements

(a)	The Buyer acknowledges and agrees and also represents and warrants for the benefit of the Sellers that to the fullest extent permitted by Law, the Buyer’s sole remedy in connection with a breach of any Seller Warranty is as set out in this Agreement and any right of action it might otherwise have against the Sellers in respect of a breach of a Seller Warranty (including under the Australian Consumer Law, the Corporations Act or the Australian Securities and Investments Commission Act 2001 (Cth)) is hereby released.

(b)	Each Seller acknowledges and agrees and also represents and warrants for the benefit of the Buyer that to the fullest extent permitted by Law, the Seller’s sole remedy in connection with a breach of any Buyer Warranty is as set out in this Agreement and any right of action it might otherwise have against the Buyer in respect of a breach of a Buyer Warranty (whether under the Australian Consumer Law, the Corporations Act or the Australian Securities and Investments Commission Act 2001 (Cth)) is hereby released.

8.4	Buyer Warranties

(a)	The Buyer represents and warrants to the Sellers that each of the Buyer Warranties is true and correct as at the Execution Date and as at the Completion Date.

(b)	The parties acknowledge that the Sellers have entered into this Agreement in reliance on the Buyer Warranties.

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(c)	Subject to clause 11, the Buyer indemnifies the Sellers against, and must pay to the Sellers on demand, the amount of, any Loss suffered or incurred by a Seller or any member of the Seller Group arising out of or in connection with any of the Buyer Warranties being incorrect or untrue as at the date they were given.

8.5	Construction of warranties

(a)	Each Seller Warranty is to be construed independently of the others and is not limited by reference to any other Seller Warranty.

(b)	Each Buyer Warranty is to be construed independently of the others and is not limited by reference to any other Buyer Warranty.

8.6	No merger on Completion

The Seller Warranties and the Buyer Warranties are continuing representations and warranties and do not merge on Completion but remain in full force for a period of 12 months following Completion.

9	Tax Indemnity

9.1	Tax indemnity by Sellers

Subject to clauses 9.2, 9.3, 9.4, and 11, HGI must indemnify and hold harmless the Buyer from, against, and in respect of any and all Losses (including Taxes, interest and penalties or additional amounts payable in respect of Taxes and amounts paid in settlement (in each case, including reasonable advisors’ and experts’ fees and expenses)) incurred or suffered by a Buyer Group member or any of them as a result of, arising out of or directly or indirectly relating to:

(a)	any Income Tax Liability of or relating to any Group Company with respect to any Tax period ending on or before the Accounts Date if such Liability is paid or payable in cash; and any Income Tax Liability of or relating to any Group Company with respect to the portion of a Tax period including the Accounts Date that ends on the Accounts Date if such Liability is paid or payable in cash.

(b)	any Income Tax Liability of or relating to the HHA Tax Consolidated Group with respect to the RPO Transfer or RPO Sale which is required to be paid in cash because (or to the extent that) the HHA Deferred Tax Assets are not available to meet the Liability or the Liability arises outside Australia.

The intention of the indemnity in clause 9.1(a) is to provide for HGI, having had the benefit of indirect ownership of the Group Companies before the Accounts Date, to bear any Losses relating to any Income Tax Liability of or relating to the Group Companies in respect of a period ending on or before the Accounts Date or the portion of a Straddle Period occurring before the Accounts Date both where the Liability has arisen before the Accounts Date and where the Liability has not arisen before the Accounts Date but arises after the Accounts Date.

The intention of the indemnity in clause 9.1(b) is to provide for HGI, having had the benefit of the RPO Transfer and the RPO Sale, to bear any Losses relating to any Income Tax Liability required to be paid in cash associated with the RPO Transfer and/or the RPO Sale.

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9.2	Exceptions to Tax indemnity

The indemnity in clause 9.1 does not apply to an amount of Tax to the extent that:

(a)	it has been provided for in the Accounts, whether by way of an accrual, a reserve or otherwise;

(b)	the Tax is GST which is recoverable from the recipient of a supply or for which an input tax credit is available;

(c)	such amount of Tax does not exceed any Tax refund, offset or credit actually received (prior to the time such Tax is being compensated) in cash (whether by actual receipt of cash Tax refund or an actual reduction of cash Taxes due and owing) after Completion by a Group Company (net of any Taxes payable thereon and net of any costs associated with obtaining such refund, offset or credit) for a period before the Accounts Date but only to the extent such Tax refund, offset or credit is not paid over to the Seller Group and is not used to offset or reduce another Claim or Loss or indemnity and only to the extent not included in the Accounts;

(d)	such amount of Tax arises from any change after Completion in the accounting methods, policies, or practices by a Group Company where such change is effective for a period prior to Completion unless such change is required by applicable Law, by the Tax Acts or by a Revenue Authority on resolution of an audit or examination where such Revenue Authority mandates such change to correct an improper accounting method, policy or practice of the Company with respect to a period prior to Completion;

(e)	it arises from any change by a Group Company in an election or choice for Tax purposes after Completion that pursuant to applicable Law is effective for a period before Completion unless such change is required by applicable Law, by the Tax Acts or by a Revenue Authority on resolution of an audit or examination where such Revenue Authority mandates such change with respect to a period prior to Completion;

(f)	with respect to a Claim that may arise as a result of matters described in clauses 9.3 or 9.4, notice of the relevant Assessment, approach or request has not been received by the Seller within the time period described in clause 11.2;

(g)	such Tax arises from a change in Laws (including the Tax Act) after the Accounts Date that is effective for a period before the Accounts Date; or

(h)	such Taxes are required by clause 19.2 to be paid by the Buyer.

9.3	Notice of Assessments

The Buyer and the Sellers shall each provide the other a copy of any Assessment for the Tax concerned (relating to a period ending on or prior to the Accounts Date or a Straddle Period) ten Business Days after the earlier of:

(a)	the day the Assessment is received; or

(b)	the day on which the obligation to pay the Tax created or evidenced by the Assessment arises (but in no event sooner than 2 Business Days after the day the Assessment is received).

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Notwithstanding the foregoing, no delay on the part of the Buyer in notifying the Sellers or in providing relevant information shall relieve HGI from any obligation hereunder except to the extent HGI has been adversely affected by such failure and only to the extent HGI has been adversely affected provided that HGI has no Liability in respect of a Claim that may arise as a result of matters described in clauses 9.3 or 9.4 unless notice of the relevant Assessment, approach or request has been received by HGI within the time period described in clause 11.2.

9.4	Notice of Dealings with any Revenue Authority

Following an approach or a request for information to the Buyer or a Group Company from a Revenue Authority in respect of any matter relating to a period ending on or prior to the Accounts Date or a Straddle Period, the Buyer shall use its reasonable best efforts to:

(a)	notify HGI of such approach or request as soon as reasonably practicable;

(b)	provide copies of all relevant and material written records and written correspondence between the relevant Revenue Authority and the Buyer or the Group Company as soon as reasonably possible and in any event within fifteen Business Days of the relevant correspondence and otherwise use reasonable best efforts to keep HGI fully informed of all material matters contained in all dealings with the Revenue Authority.

Notwithstanding the foregoing, no delay on the part of the Buyer in notifying HGI or in providing relevant information shall relieve HGI from any obligation hereunder except to the extent HGI has been adversely affected by such failure and only to the extent HGI has been adversely affected provided that HGI has no Liability in respect of a Claim that may arise as a result of matters described in clauses 9.3 or 9.4 unless notice of the relevant Assessment, approach or request has been received by HGI within the time period described in clause 11.2.

9.5	Control of dealings with Revenue Authority, Disputing Action and costs

At any time following a request for information to the Buyer or a Group Company from a Revenue Authority or any Disputing Action by or against the Revenue Authority (where the request for information or Disputing Action is in respect of a matter relating to a Group Company for (i) a Tax period ending on or before the Accounts Date, (ii) solely to the portion of a Straddle Period occurring before the Accounts Date) or (iii) an RPO Transfer or an RPO Sale, HGI may by notice to the Buyer elect to control the conduct of the dealings with the Revenue Authority and the conduct of any Disputing Action in accordance with, to the extent provided in, and subject to the provisions of clause 12.3 (with which HGI must comply) as if such dealings or such Disputing Action were a Third Party Claim and following such notice the Buyer must and must ensure that the Group Company:

(a)	does not respond to the Revenue Authority with respect to such matter in terms other than as directed by HGI;

(b)	permits HGI to draft any response to the Revenue Authority provided that HGI shall permit the Buyer to review and comment on such response and HGI shall consider such comments in good faith;

(c)	appoints a person nominated by HGI to deal with the Revenue Authority on behalf of the Buyer or the Group Company. The appointment in this clause 9.5(c) authorises the person nominated by HGI to respond to any position taken by the Revenue Authority, make an objection against any Assessment and respond to any proceedings (including any form of appeal) commenced by any Revenue Authority;

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(d)	takes or joins any Disputing Action in the name of the Buyer or the Group Company and comply with clause 12.3 as if each reference in that clause to “Third Party Claim” were a reference to “Disputing Action”; and

(e)	conduct any such Disputing Action or other proceedings as directed by HGI (and HGI may take such action in relation to the Disputing Action as HGI determines, including the right to negotiate, defend and/or compromise the Disputing Action and to recover costs incurred as a consequence of the Disputing Action from any Person).

HGI is liable for reasonable external costs (including any penalties or interest imposed by a Revenue Authority) incurred by the Buyer or the Group Company in complying with this clause 9.5 (including any reasonable external costs in respect of any Disputing Action).

Notwithstanding the foregoing:

(f)	the Buyer and the Group Company shall not be required to take any action that could increase the Tax Liability of the Buyer Group in a period (or portion thereof) following the Completion Date;

(g)	if HGI does not actually and in good faith conduct such dealings or Disputing Action then the Buyer may take over control of such conduct (at the sole cost of HGI); and

(h)	HGI shall in no event settle or compromise any issue or Disputing Action without the Buyer’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

9.6	Payment of overprovisions or refunds

The Buyer must pay to HGI, or procure that the relevant Group Company pays to HGI, an amount equal to any Income Tax refund, offset or credit actually received by a Group Company in cash after the Accounts Date for a period before the Accounts Date which has not reduced or offset an amount otherwise payable to the Buyer in respect of a Claim or Loss or indemnity or been paid by the Buyer to the Seller Group but only to the extent such refund, offset or credit was not included in the Accounts, provided that the foregoing amounts payable to HGI shall be reduced by the amount of any Taxes attributable to such refund, offset or credit and by costs associated with obtaining such refunds, offsets or credits. To the extent amounts are paid to HGI, such amounts shall not subsequently be taken into account under any other clause of this Agreement, it being the intent of the parties that Tax refunds, credits and offsets will not be taken into account more than once pursuant to this Agreement.

9.7	Refund including interest

If a refund includes interest on overpaid Tax, the Buyer (or relevant Group Company) may deduct from any payment to HGI under clause 9.6 a reasonable estimate of the Tax on that interest payable by the recipient of the refund.

9.8	Tax returns

(a)	The Sellers and the Buyer will co-operate in connection with the preparation and filing of any Tax return, form or statement relating to a Group Company with respect to a period ending on or before the Accounts Date or a Straddle Period and any administrative proceeding involving any such Tax return, form or statement.

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(b)	The Sellers will, at their own cost and expense, have the sole conduct and control of the preparation and filing of all Tax returns, forms or statements in a manner consistent with the requirements of any Law and the past practice of the relevant Group Company (except as required by Law) relating to each Group Company to the extent they relate to a period ending on or before the Accounts Date (Pre Accounts Date Returns).

(c)	A representative from the Sellers (Seller’s Representative) must deliver each Pre Accounts Date Return to the Buyer as soon as it is available but no later than 20 Business Days before it is due to be filed (taking into account any extension of time to file the Pre Accounts Date Return which has been properly obtained) for the Buyer’s review and comment. The Sellers must consider in good faith any reasonable objections of the Buyer in relation to any items set forth in the Pre Accounts Date Return and the Sellers must make all necessary associated changes to the Pre Accounts Date Return. The Buyer must notify the Seller’s Representative of the objection as soon as it is aware of the objection but no later than 10 Business Days before the Pre Accounts Date Return is due to be filed.

(d)	The Seller’s Representative must ensure that each Pre Accounts Date Return is filed by the due date for filing and must deliver a copy of each Pre Accounts Date Return as filed no later than 5 Business Days after that Pre Accounts Date Return has been lodged.

(e)	The Buyer will, at its own cost and expense, have the sole conduct and control of the preparation and filing of all Tax returns, forms or statements of each Group Company:

(i)	for any Straddle Period or, with respect to an RPO Transfer or RPO Sale, any Tax period that includes, but does not end on, the Completion Date (Straddle Returns); and

(ii)	for any period commencing on or after the Accounts Date.

(f)	The Buyer must procure that each Straddle Return is prepared in a manner consistent with the requirements of any Law and the past practice of the relevant Group Company (except as required by Law) and must deliver each Straddle Return to the Seller’s Representative as soon as it is available, but no later than 20 Business Days before it is due to be filed, for the Seller’s Representative’s review and comment.

(g)	The Buyer must consider in good faith any reasonable objections of the Seller’s Representative in relation to any items set forth in a Straddle Return and the Buyer must make all necessary associated changes to the Straddle Return. The Seller’s Representative must notify the Buyer of the objection as soon as it is aware of the objection but no later than 10 Business Days before the Straddle Return is due to be filed.

(h)	If the Seller’s Representative or the Buyer notify the other of an objection to a Pre Accounts Date Return or Straddle Return, as applicable, the Sellers and the Buyer must attempt in good faith to resolve the dispute. If the Sellers and the Buyer cannot resolve any such dispute within 5 Business Days of the objection being notified, then:

(i)	the Sellers and the Buyer must appoint a Tax Reviewer to determine the proper amounts for the items remaining in dispute;

(ii)	the Tax Reviewer appointed under this clause 9.8(h) acts as an expert and not as an arbitrator and the Tax Reviewer’s determination is, in the absence of fraud or manifest error, final and binding on the Sellers and the Buyer and a party must not commence court proceedings or arbitration in relation to the dispute;

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(iii)	the Tax Reviewer’s costs and expenses in connection with the dispute resolution proceedings will be borne by the Sellers and the Buyer in a manner determined by the Tax Reviewer (and either party may request that determination) and in the absence of such a determination will be borne 50% by the Sellers and 50% by the Buyer.

(i)	The Buyer must procure that each Straddle Return is filed by the due date for filing.

(j)	If a Pre Accounts Date Return or Straddle Return is due before the date a disputed item is resolved under clause 9.8(h), the Buyer or the Seller’s Representative (as the case may be) must procure that the Tax return is filed as prepared and must procure that an amended Tax return, which reflects the resolution of the disputed items (either as resolved by agreement or by the Tax Reviewer), is filed immediately after the disputed items are resolved.

(k)	For purposes of this Agreement, in the case of any Straddle Period, the amount of any Taxes of the Company based upon or measured by net income or gain which relate to the portion of a Tax period including the Accounts Date that ends on the Accounts Date will be determined based on an interim closing of the books as of the close of business on the Accounts Date. Where the amount of Taxes for a Straddle Period is calculated by reference to acts, taxable supplies, taxable importations, creditable acquisitions, creditable importations or other transactions or events, the amount of such Taxes which relate to the portion of the Straddle Period that ends on the Accounts Date will be the portion of such Taxes calculated by reference to acts, taxable supplies, taxable importations, creditable acquisitions, creditable importations and other transactions or events that occur in the portion of the Straddle Period that ends on the Accounts Date. Where the amount of Taxes is not covered by the preceding two sentences, the amount of Taxes for a Straddle Period which relate to the portion of the Straddle Period that ends on the Accounts Date will be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction, the numerator of which is the number of days in the portion of the Straddle Period ending on the Accounts Date and the denominator of which is the number of days in such Straddle Period.

(l)	The Buyer will (and cause its Affiliates to) not make any election under Section 338 of the U.S. Internal Revenue Code with respect to the acquisition of the shares of any Group Company pursuant to this Agreement, and not make any other election for U.S. federal income tax purposes that is made after the Completion Date with respect to a Group Company but that would have effect on or prior to the Completion Date.

9.9	Changes to Purchase Price

If HGI pays any sum to the Buyer under the Tax Indemnity, the indemnity in clause 10.1 or the indemnity in clause 8.1(c), that sum will be treated as a reduction in the Purchase Price (so far as possible if and only to the extent permitted by applicable Law).

9.10	Restricted Conduct

Until Completion, the Sellers must ensure that no Group Company, except as required, permitted or contemplated by this Agreement or with the prior written consent of the Buyer:

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(a)	makes, revokes, or changes any Tax election or changes (or requests a change of) any accounting period, method, any accounting policy or practice unless that change is required by Law; or

(b)	consents to enter into any compromise or settlement with respect to any Tax liability or Tax claim, files any amended Tax return, enters into any agreement with any Revenue Authority or Government Agency or surrenders any claim of refund of any Taxes.

10	Other Indemnities

10.1	Global Vendor Contracts

Subject to clause 11, HGI must indemnify and hold harmless the Buyer from, against, and in respect of any and all Losses that a Buyer Group member suffers or incurs in connection with any Liability arising under a Global Vendor Contract to the extent the Liability (i) relates to the period prior to Completion, (ii) is not provided for in the balance sheets of the Group Companies prior to the Completion and (iii) did not arise directly from actions taken by management of the applicable Group Companies of which management of HGI had no knowledge.

10.2	The RPO Business

HGI must indemnify and hold harmless the Buyer from, against, and in respect of any and all Losses that a Buyer Group member suffers or incurs as a result of any Third Party Claim brought at any time against a Buyer Group member in connection with the RPO Business or the RPO Transfer or the RPO Sale and whether arising in respect of the period before, at or after Completion.

11	Liability for certain Claims

11.1	Financial limits

(a)	HGI has no Liability in respect of a Claim under the Tax Indemnity, the indemnity in clause 10.1 or the indemnity in clause 8.1(c) unless the aggregate amount that the Buyer would be entitled to recover in relation to that Claim is US$75,000 or more, in which event the Buyer may make a Claim for the whole amount and not only the excess above US$75,000.

(b)	The maximum aggregate amount that the Buyer may recover from HGI in relation to all Claims under the Tax Indemnity or the indemnity in clause 10.1 is limited to US$500,000. The maximum aggregate amount that the Buyer may recover from HGI in relation to all Claims under the indemnity in clause 8.1(c) is limited to the amount equal to the Purchase Price.

(c)	The indemnity in clause 8.1(c), subject to the limitations set forth in this Agreement, is the Buyer’s sole and exclusive remedy with respect to all Claims for any inaccuracy in or breach of the Seller Warranties.

(d)	The maximum aggregate amount that the Sellers may recover from the Buyer in relation to claims under the indemnity in clause 8.4(c) relating to a breach of clause 1.5 of Schedule 4 is limited to the Buyer Break Fee of US$300,000. The maximum aggregate amount that the Sellers may recover from the Buyer in relation to all other claims under the indemnity in clause 8.4(c) is limited to an amount equal to the Purchase Price.

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11.2	Time limit

HGI has no Liability in respect of a Claim under the Tax Indemnity, the indemnity in clause 10.1 or the indemnity in clause 8.1(c) unless the Buyer gives HGI a notice describing in reasonable detail each fact, matter or circumstance giving rise to the Claim and stating why such fact, matter or circumstance gives rise to a Claim and including an estimate of the amount of the Claim (or, in the case of a Claim that may arise as a result of matters described in clause 9.3 or 9.4, notice of the relevant Assessment, approach or request) (collectively, Claim Notice) and the Claim Notice is received by HGI by no later than the date that is 24 months after the Completion Date.

11.3	Exception for certain Tax Claims

The limitations in clause 11.1 shall not apply to a Claim under the Tax Indemnity to the extent that Claim arises or is brought under clause 9.1(b).

11.4	Tax Benefits

All indemnification payments under this Agreement shall be paid by the indemnifying party net of any Tax benefits actually received (or receivable) in cash by the indemnified party in connection with the Losses in respect of which the indemnification payments are made.

12	Third Party Claims

12.1	Notice

If after Completion the Buyer becomes aware of any Third Party Claim against the Buyer Group that, if established, would entitle the Buyer to bring a Claim against HGI under this Agreement, the Buyer must promptly give HGI notice of the Third Party Claim (including reasonable detail of the facts, matters or circumstances giving rise to the Third Party Claim, the basis of the Third Party Claim and an estimate of the amount of the Third Party Claim, in each case to the extent known by the Buyer) provided that no delay on the part of the Buyer in notifying HGI shall relieve HGI from any obligation hereunder except to the extent HGI has been adversely affected by such failure and only to the extent HGI has been adversely affected.

12.2	Preconditions to HGI’s assumption of conduct of Third Party Claims

If the Buyer gives HGI a notice under clause 12.1, HGI may by notice to the Buyer within 30 days of receipt of the notice elect, by notice to the Buyer, to take over the conduct of the Third Party Claim so long as:

(a)	HGI confirms in writing its indemnity of the Buyer under clause 12.3;

(b)	HGI provides the Buyer with evidence reasonably acceptable to the Buyer that HGI has and will have, assuming the maximum potential exposure in the event of an adverse outcome, adequate financial resources to defend against the Third Party Claim and fulfil its indemnification obligations under clause 12.3 and, if applicable, clause 8.1(c) (on the assumption that the Third Party Claim is established);

(c)	the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief against the Buyer; and

(d)	the Third Party Claim does not relate to or otherwise arise in connection with any criminal or regulatory enforcement action and is not a Third Party Claim covered by clause 9 of this Agreement.

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12.3	Conduct of Third Party Claims

Upon assumption of a Third Party Claim by HGI in accordance with clause 12.2:

(a)	HGI may take such action in relation to the Third Party Claim as HGI determines, including the right to negotiate, defend and/or compromise the Third Party Claim and to recover costs incurred as a consequence of the Third Party Claim from any person; provided that HGI shall not, without the prior written consent of the Buyer, enter into any settlement that does not include as a term thereof the giving by the person(s) asserting such Third Party Claim an unconditional release of the Buyer Group from all liability with respect to such claim;

(b)	HGI shall indemnify the Buyer, on demand, against any Loss incurred by the Buyer Group as a result of the Third Party Claim or arising out of any action taken by the Buyer Group at the request of HGI under clause 12.4; and

(c)	HGI must consult with the Buyer on all matters of significance for the goodwill and reputation of the Business and must not take or omit to take any action that would reasonably be considered to adversely affect the reputation of the Buyer Group or any of its brands;

(d)	HGI must at reasonable and regular intervals provide the Buyer with written reports concerning the conduct, negotiation, control, defence and outcome or compromise of the Third Party Claim; and

(e)	HGI must permit the Buyer to participate in the defence or the negotiation of any settlement of any Third Party Claim through counsel chosen by Buyer at its own expense.

12.4	Effect of assumption of Third Party Claim

If HGI gives a notice under clause 12.2 assuming conduct of a Third Party Claim the Buyer must, and must procure that each relevant Group Company will:

(a)	provide HGI and its professional advisers with such access to the pre-Completion Records directly related to the Third Party Claim and to its officers and employees during normal business hours, as HGI may reasonably require and allow HGI and its professional advisers to take copies of, or extracts from, the relevant Records;

(b)	use reasonable commercial endeavours to procure that its officers and employees provide such witness statements and other evidence as HGI may reasonably request to avoid, dispute, resist, defend, appeal, compromise or mitigate the Third Party Claim, provided that neither the Buyer nor any Group Company shall be obligated to incur any out of pocket costs or expenses in connection therewith; provided further that HGI agrees to take reasonable commercial endeavours to seek any confidentiality protections reasonably requested by the Buyer;

(c)	use reasonable commercial endeavours to take all other action that HGI may reasonably request to avoid, dispute, resist, defend, appeal, compromise or mitigate the Third Party Claim; and

(d)	not make any admission of liability, agreement, compromise or settlement, or provide the third party with any assistance, in relation the Third Party Claim without the prior written consent of the Sellers.

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12.5	Rights of the Buyer

If the Buyer gives HGI a notice under clause 12.1, and HGI does not give a notice within the required time period under clause 12.2 assuming conduct of a Third Party Claim, the Buyer may take such action in relation to the Third Party Claim as the Buyer determines, including the right to negotiate, defend and/or compromise the Third Party Claim and to recover costs incurred as a consequence of the Third Party Claim from any person, subject to the limits on indemnity set forth in this Agreement.

13	Sellers’ Restraint

13.1	Non-competition

Each Seller must not, and must procure that each other Seller Restricted Person does not:

(a)	carry on any Seller Restricted Business as principal or on its own account or as agent for any other person;

(b)	have any direct or indirect financial interest in any Seller Restricted Business including as shareholder, member, unitholder, beneficiary, partner, guarantor, lender or financier; or

(c)	provide services in relation to any Seller Restricted Business including as partner of, or adviser or consultant to, any person referred to in clauses 13.1(a) or 13.1(b).

13.2	Non-solicitation

Each Seller must not, and must procure that each other Seller Restricted Person does not:

(a)	approach any person who is at Completion or was at any time during the 2 year period before Completion a customer of the Recruitment Business or the Talent Management Business for the purpose of obtaining that person as a customer for goods or services of the type provided by the Recruitment Business or the Talent Management Business at Completion;

(b)	induce or encourage any person who was at any time during the 12 month period before Completion an employee of any Group Company with respect to the Recruitment Business or the Talent Management Business to leave the employment of any Group Company; or

(c)	interfere with the relationship between any Group Company and any of its customers, employees or suppliers with respect to the Recruitment Business or the Talent Management Business.

13.3	Restraint period

The undertakings in clauses 13.1 and 13.2 are given for each of the periods commencing on the Completion Date and ending:

(a)	on the date that is 5 years after the Completion Date;

(b)	on the date that is 4 years after the Completion Date;

(c)	on the date that is 3 years after the Completion Date;

(d)	on the date that is 2 years after the Completion Date;

(e)	on the date that is one year after the Completion Date.

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13.4	Restraint area

The undertakings in clause 13.1 apply only if the Seller Restricted Business in relation to which the activity prohibited by clause 13.1 occurs is within:

(a)	the area set out in Part 1 of Schedule 6;

(b)	the area set out in Part 2 of Schedule 6;

(c)	the area set out in Part 3 of Schedule 6;

(d)	the area set out in Part 4 of Schedule 6.

13.5	Separate restrictions

The parties agree that:

(a)	clauses 13.1, 13.3 and 13.4 have effect together as if they consisted of separate restrictions, each resulting from combining an undertaking in clause 13.1 with a period in clause 13.3 and an area in clause 13.4, and each being severable from each other restriction;

(b)	clauses 13.2 and 13.3 have effect together as if they consisted of separate restrictions, each resulting from combining an undertaking in clause 13.2 with a period in clause 13.3 and each being severable from each other restriction; and

(c)	if any of those restrictions is invalid or otherwise unenforceable for any reason, the invalidity or unenforceability does not affect the validity or enforceability of any of the other restrictions.

13.6	Exceptions

Clauses 13.1 and 13.2 do not prevent any Seller Restricted Person from:

(a)	holding securities in any listed corporation, limited liability company, unit trust or other corporate entity which in aggregate carry not more than 5% of the votes which could be cast at a general meeting of that entity or a meeting of holders of units in that unit trust;

(b)	acquiring any entity or business partially engaged in a Seller Restricted Business; provided that such activities do not exceed 5% of the revenues or net equity of the acquired entity or business and that the Seller Restricted Person shall use commercially reasonable efforts to divest the Seller Restricted Business as soon as reasonably practicable;

(c)	on its own behalf, advertising employment vacancies in any newspaper, website or other publication or through a recruitment agency (except where the recruitment agency targets employees of any Group Company) and interviewing and negotiating with any person responding to that advertisement; or

(d)	on behalf of or as agent for a client of a Seller Restricted Person, advertising employment vacancies in any newspaper, website or other publication and interviewing, negotiating and placing with a client any person responding to that advertisement or who approaches a Seller Restricted Person of their own free will whether or not in response to an advertisement.

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13.7	Assignment

Notwithstanding any other provision of this Agreement, the Buyer is entitled to assign the benefit of this clause 13 to any purchaser of the Sale Shares or the shares of any Group Company or the business of any Group Company.

13.8	Acknowledgement

The Sellers acknowledge that all the prohibitions and restrictions in this clause 13 are reasonable in the circumstances and necessary to protect the goodwill of the businesses of the Group Companies.

13.9	Proceedings

The Sellers acknowledges that damages alone would not be adequate to compensate the Buyer for any breach by the Sellers of this clause 13 and agree that:

(a)	without limiting the relief that the Buyer is entitled to seek, the Buyer may seek an injunction if a Seller is in breach or threatens to breach, or if the Buyer reasonably believes that a Seller will breach the provisions of this clause 13; and

(b)	no Seller will make any submission or contention in any proceeding at which the Buyer seek an injunction in relation to any breach, or any alleged, threatened or apprehended breach, of this clause 13 to the effect that granting an injunction is not appropriate because the payment of damages alone would be adequate to compensate the Buyer.

14	Buyer’s Restraint

14.1	Non-competition

The Buyer must not, and must procure that each other Buyer Restricted Person does not:

(a)	carry on any Buyer Restricted Business as principal or on its own account or as agent for any other person;

(b)	have any direct or indirect financial interest in any Buyer Restricted Business including as shareholder, member, unitholder, beneficiary, partner, guarantor, lender or financier; or

(c)	provide services in relation to any Buyer Restricted Business including as partner of, or adviser or consultant to, any person referred to in clauses 14.1(a) or 14.1(b).

14.2	Non-solicitation

The Buyer must not, and must procure that each other Buyer Restricted Person does not:

(a)	approach any person who is at Completion or was at any time during the 2 year period before Completion a customer of the RPO Business for the purpose of obtaining that person as a customer for goods or services of the type provided by the RPO Business at Completion;

(b)	induce or encourage any person who was at any time during the 12 month period before Completion an employee of the RPO Business to leave the employment of the RPO Business; or

(c)	interfere with the relationship between the RPO Business and any of its customers, employees or suppliers.

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14.3	Restraint period

The undertakings in clauses 14.1 and 14.2 are given for each of the periods commending on the Completion Date and ending:

(a)	on the date that is 5 years after the Completion Date;

(b)	on the date that is 4 years after the Completion Date;

(c)	on the date that is 3 years after the Completion Date;

(d)	on the date that is 2 years after the Completion Date;

(e)	on the date that is one year after the Completion Date.

14.4	Restraint area

The undertakings in clause 14.1 apply only if the Buyer Restricted Business in relation to which the activity prohibited by clause 14.1 occurs is within:

(a)	the area set out in Part 1 of Schedule 6;

(b)	the area set out in Part 2 of Schedule 6;

(c)	the area set out in Part 3 of Schedule 6;

(d)	the area set out in Part 4 of Schedule 6.

14.5	Separate restrictions

The parties agree that:

(a)	clauses 14.1, 14.3 and 14.4 have effect together as if they consisted of separate restrictions, each resulting from combining an undertaking in clause 14.1 with a period in clause 14.3 and an area in clause 14.4, and each being severable from each other restriction;

(b)	clauses 14.2 and 14.3 have effect together as if they consisted of separate restrictions, each resulting from combining an undertaking in clause 14.2 with a period in clause 14.3 and each being severable from each other restriction; and

(c)	if any of those restrictions is invalid or otherwise unenforceable for any reason, the invalidity or unenforceability does not affect the validity or enforceability of any of the other restrictions.

14.6	Exceptions

Clauses 14.1 and 14.2 do not prevent any Buyer Restricted Person from:

(a)	holding securities in any listed corporation, limited liability company, unit trust or other corporate entity which in aggregate carry not more than 5% of the votes which could be cast at a general meeting of that entity or a meeting of holders of units in that unit trust;

(b)	acquiring any entity or business partially engaged in a Buyer Restricted Business; provided that such activities do not exceed 25% of the revenues or net equity of the acquired entity or business and that the Buyer Restricted Person shall use commercially reasonable efforts to divest the Buyer Restricted Business as soon as reasonably practicable;

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(c)	on its own behalf, advertising employment vacancies in any newspaper, website or other publication or through a recruitment agency (except where the recruitment agency targets employees of the Seller Group) and interviewing and negotiating with any person responding to that advertisement; or

(d)	on behalf of or as agent for a client of a Buyer Restricted Person, advertising employment vacancies in any newspaper, website or other publication and interviewing, negotiating and placing with a client any person responding to that advertisement or who approaches a Buyer Restricted Person of their own free will whether or not in response to an advertisement.

14.7	Assignment

Notwithstanding any other provision of this Agreement, the Sellers are entitled to assign the benefit of this clause 14 to any RPO Transferee.

14.8	Acknowledgement

The Buyer acknowledges that all the prohibitions and restrictions in this clause 14 are reasonable in the circumstances and necessary to protect the goodwill of the businesses of the Seller Group.

14.9	Proceedings

The Buyer acknowledges that damages alone would not be adequate to compensate the Sellers for any breach by the Buyer of this clause 14 and agree that:

(a)	without limiting the relief that the Sellers are entitled to seek, the Sellers may seek an injunction if the Buyer is in breach or threatens to breach, or if the Sellers reasonably believes that a Buyer will breach the provisions of this clause 14; and

(b)	the Buyer will not make any submission or contention in any proceeding at which the Sellers seek an injunction in relation to any breach, or any alleged, threatened or apprehended breach, of this clause 14 to the effect that granting an injunction is not appropriate because the payment of damages alone would be adequate to compensate the Sellers.

15	HGI guarantee of HHG’s obligations

15.1	Consideration

HGI acknowledges that the Buyer is acting in reliance on HGI incurring obligations and giving rights under the guarantee given in this clause 15.

15.2	Guarantee

(a)	HGI unconditionally and irrevocably guarantees to the Buyer the due and punctual performance by HHG of all its obligations under this Agreement (the Guaranteed Obligations).

(b)	If HHG fails to perform the Guaranteed Obligations in full and on time, HGI agrees to comply with the Guaranteed Obligations on demand from the Buyer. A demand may be made whether or not the Buyer has made demand on HHG.

(c)	HGI hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights and remedies, including, without limitation:

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(i)	any right to require Buyer to proceed against HHG or any other person or to proceed against or exhaust any security held by Buyer at any time or to pursue any other remedy in Buyer’s power before proceeding against HGI, or to marshal collateral;

(ii)	any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or the failure of Buyer to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person;

(iii)	demand, presentment, protest and notice of any kind, including, without limitation, (i) notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of HHG, Buyer, any creditor of HHG or HGI or on the part of any other person under this or any other instrument in connection with any obligation or evidence of indebtedness held by Buyer as collateral or in connection with any Guaranteed Obligations hereby guaranteed, (ii) notice of nonpayment, protest or notice of nonpayment or (iii) notice of default or breach of the Share Sale Agreement;

(iv)	any defense based upon an election of remedies by Buyer which destroys or otherwise impairs the subrogation rights of HGI, the right of HGI to proceed against HHG for reimbursement, or both;

(v)	any duty on the part of Buyer to disclose to HGI any facts Buyer may now or hereafter know about HHG, regardless of whether Buyer has reason to believe that any such facts materially increase the risk beyond that which HGI intends to assume, or has reason to believe that such facts are unknown to HGI, or has a reasonable opportunity to communicate such facts to HGI, since HGI acknowledges that HGI is fully responsible for being and keeping informed of the financial condition of HHG and of all circumstances bearing on the risk of non-payment of any Guaranteed Obligations hereby guaranteed;

(vi)	any defense arising because of Buyer’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; and

(vii)	any defense based upon any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code.

Bankruptcy Code means Section 101 of Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

15.3	Indemnity

(a)	As a separate and independent obligation from that contained in clause 15.2, HGI:

(i)	unconditionally and irrevocably indemnifies the Buyer against any Loss, Liability or Claim which may be incurred or sustained by the Buyer or any member of the Buyer Group which arises out of or is in connection with any default or delay by HHG in the due and punctual performance of any of the Guaranteed Obligations, including any Loss, Liability or Claim incurred or sustained by the Buyer in connection with the enforcement of the guarantee given in this clause 15; and

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(ii)	agrees to pay amounts due under this clause 15.3 on demand from the Buyer.

(b)	The Buyer need not incur expense or make payment before enforcing this right of indemnity.

15.4	Payments

HGI agrees to make payments under this clause 15:

(a)	in full without set-off or counterclaim, and without any deduction in respect of Tax except to the extent such deduction is required by Law; and

(b)	in Australian dollars.

15.5	Continuing guarantee and indemnity

This clause 15:

(a)	extends to cover this Agreement as amended, varied or replaced, provided that HGI has consented to such amendment, variation or replacement;

(b)	is a principal obligation and is not to be treated as ancillary or collateral to another right or obligation;

(c)	is independent of and not in substitution for or affected by any other security interest or guarantee or other document or agreement which the Buyer may hold concerning the Guaranteed Obligations; and

(d)	is a continuing guarantee and indemnity despite any intervening payment, settlement or other thing and extends to all of HHG’s obligations in connection with this Agreement and, despite Completion, remains in full force and effect for so long as HHG has any liability or obligation to the Buyer under this Agreement and until all of those liabilities or obligations have been fully discharged.

15.6	Enforcement against HGI

Except as expressly provided for under this Agreement, HGI waives any right it has of first requiring the Buyer to commence proceedings or enforce any other right against HHG or any other person before claiming from HGI under the guarantee in this clause 15.

16	Termination

16.1	Mutual right to terminate

This Agreement may be terminated at any time prior to Completion by a party in accordance with clause 4.4 or 6.7.

16.2	Termination by Buyer

If at any time before Completion:

(a)	a Seller is in material breach of clause 5.1; or

(b)	the Buyer becomes aware of any fact, matter or circumstance which results in or is reasonably likely to result in a material breach of a Seller Warranty,

and in either case the breach (if rectifiable) is not rectified in all material respects within 10 Business Days after the Buyer gives notice of the breach to the Sellers, then the Buyer may:

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(c)	by notice to the Sellers at any time before Completion terminate this Agreement; or

(d)	proceed to Completion, provided, that doing so shall in no way constitute a waiver by the Buyer of any breach of this Agreement or limit the Buyer’s right to indemnification hereunder.

16.3	Termination by Sellers

If at any time before Completion:

(a)	the Buyer is in material breach of clause 5.5; or

(b)	a Seller becomes aware of any fact, matter or circumstance which results in or is reasonably likely to result in a material breach of a Buyer Warranty,

and in either case the breach (if rectifiable) is not rectified in all material respects within 10 Business Days after a Seller gives notice of the breach to the Buyer, then either Seller may:

(c)	by notice to the Buyer at any time before Completion terminate this Agreement; or

(d)	proceed to Completion, provided, that doing so shall in no way constitute a waiver by the Sellers of any breach of this Agreement or limit the Sellers’ right to indemnification hereunder.

16.4	Effect of termination

If this Agreement is terminated before Completion then, in addition to any other rights, powers or remedies provided by Law:

(a)	each party is released from its obligations under this Agreement other than in relation to clause 1 (Definitions and interpretation), clause 15 (HGI guarantee of HHG’s obligations), clause 16 (Termination), clause 17 (GST), clause 18 (Confidentiality), clause 19 (Costs and stamp duty), clause 20 (Notices), clause 21 (Governing law) and clause 22 (General);

(b)	each party retains any rights that it has against each other party in connection with any breach or Claim that has arisen before termination; and

(c)	the Buyer must, at the Sellers’ option, either return to (or procure the return to) the Sellers or destroy any Records or any other Confidential Information that it or its Representatives have obtained from the Sellers or its Representatives in connection with the Buyer’s Due Diligence Investigations.

16.5	Seller break fee

Without limiting clause 16.4, if this Agreement is terminated:

(a)	under clause 4.4 as a result of the nonsatisfaction of either of the following Conditions:

(i)	the Condition in paragraph 2 of clause 4.1 (HGI Shareholder Approval); or

(ii)	the Condition in paragraph 4 of clause 4.1 (Completion of the RPO Transfer); or

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(b)	by the Buyer under clause 6.7,

then, without limiting any other remedy available to the Buyer, the Sellers must upon demand by the Buyer reimburse the Buyer for all of the reasonable and documented third party professional fees incurred by the Buyer Group in connection with its Due Diligence Investigations and the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated under this Agreement, up to an amount in the aggregate of US$300,000 (Seller Break Fee). Upon the Sellers paying the Buyer the Seller Break Fee as required by this clause 16.5, the receipt of such fee shall be deemed to be liquidated damages for any and all losses suffered by the Buyer, any of its affiliates or any other person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of the Buyer, any of its affiliates or any other person shall be entitled to bring or maintain any other claim, action or proceeding against the Sellers or any of their affiliates arising out of this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination.

16.6	Buyer break fee

Without limiting clause 16.4, if this Agreement is terminated:

(a)	under clause 4.4 as a result of the nonsatisfaction of the Condition in paragraph 1 of clause 4.1 (Bank Financing Agreements); or

(b)	by the Sellers under clause 6.7 or clause 16.3(a),

then, without limiting any other remedy available to the Sellers, the Buyer must upon demand by the Sellers pay to the Sellers a fee in the amount equal to US$300,000 (Buyer Break Fee) and the Buyer shall cause its Equity Investors to fund the Buyer for such amount. Upon the Buyer paying the Sellers the Buyer Break Fee as required by this clause 16.6, the receipt of such fee shall be deemed to be liquidated damages for any and all losses suffered by the Sellers, any of their affiliates or any other person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of the Sellers, any of their affiliates or any other person shall be entitled to bring or maintain any other claim, action or proceeding against the Buyer or any of its affiliates arising out of this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination.

17	GST

17.1	GST gross-up

If a party (the supplier) is required to pay GST in respect of a supply made under or in connection with (including by reason of a breach of) this document, except to the extent this document provides otherwise (for example, where a price is expressed to be inclusive of GST), the recipient of the supply must (in addition to any other payment for, or in connection with, the supply) pay to the supplier an amount equal to such GST (GST gross-up).

17.2	GST invoice

If a GST gross-up is payable, then the supplier must give the recipient a tax invoice for the supply.

17.3	Payment

Provided a tax invoice has been given, the GST gross-up must be paid by the recipient:

(a)	if any monetary consideration is payable for the supply, at the same time and in the same manner as that monetary consideration; or

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(b)	if no monetary consideration is payable for the supply, within 10 Business Days after the day on which the tax invoice is given.

17.4	Reimbursements

If any payment to be made to a party under or in connection with this document is a reimbursement or indemnification of an expense or other liability incurred or to be incurred by that party, then the amount of the payment must be reduced by the amount of any input tax credit to which that party is entitled for that expense or other liability, such reduction to be effected before any increase in accordance with clause 17.1.

17.5	Adjustments

If an adjustment event has occurred in respect of a supply made under or in connection with this document, any party that becomes aware of the occurrence of that adjustment event must notify the other party as soon as practicable, and the parties agree to take whatever steps are necessary (including to issue an adjustment note), and to make whatever adjustments are required, to ensure that any GST or additional GST on that supply, or any refund of GST, is paid no later than one month after the supplier first becomes aware that the adjustment event has occurred.

17.6	Definitions

For the purposes of this document:

(a)	terms used in this clause 17 that are defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) have the meaning given to them in that Act;

(b)	a reference to a payment in this clause 17 includes any payment of money and any form of consideration other than payment of money; and

(c)	all references to payments and obligations to make payments, including all references to compensation (including by way of reimbursement or indemnity), are, but for the operation of this clause 17.6(c), exclusive of GST.

18	Confidentiality

18.1	This document is confidential

Subject to clause 18.2, each party must keep confidential:

(a)	all negotiations between it and each other party in connection with, and all information given to it under, this document; and

(b)	all information in connection with this document of the kind mentioned in section 275(1) of the Personal Property Securities Act 2009 (Cth); provided, however, that Buyer acknowledges the Sellers may file this Agreement with the United States Securities and Exchange Commission.

18.2	Exceptions

A party may disclose information referred to in clause 18.1:

(a)	to those of its officers, employees, professional advisers, insurers and financiers to whom it considers disclosure is necessary for the purposes of this document and who undertake, or are otherwise under a legal obligation, to keep that information confidential;

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(b)	if the information has entered the public domain otherwise than as a result of a breach of confidence by the party or any of its officers, employees, professional advisers, insurers or financiers;

(c)	to the extent reasonably necessary to perform its obligations, or enforce its rights, under this document;

(d)	in any proceedings brought in connection with this document;

(e)	to a bona fide prospective purchaser of the party or of a business carried on by the party who undertakes to keep that information confidential;

(f)	to the extent it is required to do so by Law or the rules of a financial market, securities exchange or Government Agency, provided that the party promptly notifies each other party of the requirement, and provides all assistance reasonably required by a party who wishes to object to or limit the required disclosure; or

(g)	with the consent of each other party.

19	Costs and duty and transfer taxes

19.1	Costs

Each party is responsible for its own costs in relation to the negotiation, preparation, execution and performance of this document, except to the extent this document provides otherwise.

19.2	Duty and transfer taxes

The Buyer must pay any duty or transfer, documentary, sales, use, stamp, registration and other such Taxes and all conveyance fees and recording charges (including interest and, to the extent permitted by law, any fine or penalty) payable in respect of this document, any share transfer or contract note executed under it or any dutiable transaction evidenced, effected or required in connection with such documents. If a party other than the Buyer pays any duty or any of the aforementioned Taxes, fees or charges payable by the Buyer under this clause 19.2, the Buyer must pay that amount to the paying party on demand.

20	Notices

20.1	How to give notices

Any notice or other communication of a party contemplated by this document (including any agreement, request, demand, consent, waiver or approval) must be:

(a)	in writing in English, legible and signed by the party or its agent; and

(b)	sent by express or registered post (with delivery confirmation), email, or delivered, to the recipient, attention the recipient’s contact, in each case using the relevant details set out in the Parties section of this document or any new details later notified by the recipient.

If a party sends a communication contemplated by this document other than by email, it must use all reasonable endeavours to send a copy of the communication promptly by email.

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20.2	Time of receipt

A communication contemplated by this document is taken to be received:

(a)	if hand-delivered, at the time of delivery;

(b)	if sent by express or registered post (with delivery confirmation), on the last day of the delivery period published by the relevant postal authority for delivery by that method to the recipient’s location; and

(c)	if sent by email, the earlier of:

(i)	when the sender receives a delivery confirmation report that records the time that the email was delivered to the recipient’s email address (unless the sender receives a delivery failure notification indicating that the email has not been delivered to the recipient’s email address, or the sender knows or reasonably ought to know that the email was not delivered to the recipient’s email address or the recipient could not open the communication due to its format);

(ii)	the time the email becomes capable of being retrieved by the recipient’s email address; and

(iii)	the time it is otherwise established that the email (including any attachment) came to the attention of the recipient.

If due to this clause 20.2 a communication would be taken to be received on a day that is not, or after 5.00 pm on, a Business Day in the place of receipt, the communication is taken to have been received at 9.00 am on the first Business Day in the place of receipt after that day. The place of receipt of an email is the address of the recipient contemplated by clause 20.1(b).

20.3	Service of process

(a)	Without limiting any other method of service, any document in any legal proceeding or action (including any writ of summons or other originating process or any third party or other notice) may be served on any party by being delivered to, or left at, the party’s address for service of notices under clause 20.1(b).

(b)	The Buyer irrevocably appoints CT Corporation System of 111 Eighth Avenue, 13th Floor, New York, New York 10011 (Service Agent) as its agent for the service of process in New York in relation to any matter arising out of this Agreement. If the Service Agent ceases to be able to act as such or have an address in New York, the Buyer must first agree to appoint a new process agent in New York and deliver to the Sellers, prior to the existing agent ceasing to act, a copy of a written acceptance of the appointment by the process agent. The Buyer must inform the Sellers in writing of any change in address of its process agent within 10 Business Days of the change.

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21	Governing law

(a)	THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. The Buyer and the Sellers hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the State, City and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby. Each of the Buyer and the Sellers irrevocably agree that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, or with respect to any such action or proceeding, shall be heard and determined in such a New York State or federal court, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. Each of the Buyer and the Sellers hereby waives, and agrees not to assert, as a defence in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction. Each of the Buyer and the Sellers hereby waives, and agrees not to assert, to the maximum extent permitted by law, as a defence in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The Buyer and the Sellers hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in clause 20.1 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(b)	EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

22	General

22.1	Entire agreement

This document embodies the entire agreement between the parties in respect of its subject matter.

22.2	Variation

This document can only be varied by a document signed by all of the parties.

22.3	Further acts

Each party must, at its own expense, do all things (including the execution and delivery of documents) required by law or reasonably requested by another party to give effect to this document and the transactions contemplated by it.

22.4	No assignment

A party cannot assign or otherwise deal with its rights under this Agreement without the consent of each other party.

22.5	Exercise of rights

A party may exercise a right or a remedy, or give or withhold a consent, waiver or approval, in its absolute discretion (including by imposing conditions), unless this document expressly provides otherwise.

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22.6	Waiver

A party is only bound by a waiver that it gives or confirms in writing. A waiver is limited to the specific instance to which it relates and to the specific purpose for which it is given. No other conduct of a party (including a failure to exercise, or delay in exercising, a right) operates as a waiver of a right or otherwise prevents the exercise of a right.

22.7	Indemnities

Unless this document provides otherwise:

(a)	each indemnity in this document is a continuing obligation, separate and independent from the other obligations of the parties, and survives termination, completion or expiration of this document;

(b)	it is not necessary for a party to incur expense or make any payment before enforcing a right of indemnity conferred by this document; and

(c)	the making of a claim by a party under an indemnity contained in this document in respect of a particular event does not preclude that party from subsequently making further claims under that indemnity in respect of the same event.

22.8	No merger

The warranties, undertakings and indemnities in this document do not merge on completion of any transaction under or contemplated by this document.

22.9	Severance

If a provision of this document would, but for this clause 22.9, be void, unenforceable or illegal in a jurisdiction:

(a)	the provision is read down to the extent necessary to avoid that result; and

(b)	if the provision cannot be read down, to that extent, it is severed in that jurisdiction,

without affecting the validity and enforceability of that provision in any other jurisdiction or any other provisions of this document. This clause 22.9 has no effect if its operation alters the basic nature of this document or is contrary to public policy.

22.10	Remedies cumulative

The rights and remedies provided in this document are in addition to other rights and remedies given by law independently of this document, unless this document expressly provides otherwise.

22.11	Accrued rights

Termination or expiry of this document for any reason does not affect the accrued rights of the parties under it.

22.12	Counterparts

This document may be executed in counterparts which together constitute one instrument but is not effective until each party has executed at least one counterpart and the counterparts have been exchanged. Each party consents to the exchange of counterparts by facsimile, email or other electronic means.

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22.13	Authority of signatory

Each person, who executes this document on behalf of a party under a power of attorney or other authority, declares and warrants that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that authority.

22.14	Capacity

If the Buyer (Trustee) enters into this Agreement in the capacity as trustee of any trust (Trust) under any trust deed, deed or settlement or other instrument (Trust Deed), and whether or not any other party has notice of the Trust, then the Trustee enters into this Agreement both as trustee of the Trust and in its personal capacity.

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Execution

EXECUTED as an agreement

Executed by Hudson Highland Group Holdings International, Inc. by its duly authorised officer in the presence of:

/s/ Philip A. Skalski	/s/ Stephen A. Nolan
Witness signature	Officer signature

Philip A. Skalski	Stephen A. Nolan, Assistant Treasurer
Witness full name (BLOCK LETTERS)	Officer full name and title (BLOCK LETTERS)

Executed by Hudson Global, Inc. by its duly authorised officer in the presence of:

/s/ Philip A. Skalski	/s/ Stephen A. Nolan
Witness signature	Officer signature

Philip A. Skalski	Stephen A. Nolan, Chief Executive Officer
Witness full name (BLOCK LETTERS)	Officer full name and title (BLOCK LETTERS)

Executed by Apache Group Holdings Pty Limited ACN 620 721 306 in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Mark Steyn	/s/ Robert Moran
Director signature	Director signature

MARK STEYN	ROBERT MORAN
Director full name (BLOCK LETTERS)	Director full name (BLOCK LETTERS)

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Schedule 3 – Seller Warranties

1	The Sellers

1.1	Capacity and authorisation

Each Seller:

(a)	is a company properly incorporated and validly existing under the laws of the country or jurisdiction of its incorporation; and

(b)	subject in each case to the satisfaction of the Condition in paragraph 2 of clause 4.1 (HGI Shareholder Approval), has the legal right and full power and capacity to:

(i)	execute and deliver this agreement; and

(ii)	perform its obligations under this agreement and each transaction effected by or made under this agreement,

and has obtained all necessary authorisations and consents and taken all other actions necessary to enable it to do so.

1.2	Valid obligations

This Agreement constitutes (or will when executed constitute) valid legal and binding obligations of each Seller and is enforceable against the Sellers in accordance with its terms.

1.3	Breach or default

The execution, delivery and performance of this agreement by the Sellers does not and will not result in a breach of or constitute a default under:

(a)	any agreement to which any Seller is party;

(b)	subject in each case to the satisfaction of the Condition in paragraph 2 of clause 4.1 (HGI Shareholder Approval), any provision of the constitution of any Seller; or

(c)	any law or regulation or any order, judgment or determination of any court or Government Agency by which any Seller is bound.

1.4	Not trustee

Neither Seller is entering into this Agreement as trustee of any trust or settlement.

1.5	Solvency

No Insolvency Event has occurred in relation to any Seller and each Seller is able to pay its debts as and when they fall due.

2	Sale Shares and share capital

2.1	Ownership of the Sale Shares

(a)	HHG is the sole legal and beneficial owner of the HHA Shares and has complete and unrestricted power and authority to sell the HHA Shares to the Buyer.

(b)	HGI is the sole legal and beneficial owner of the HHHK Shares and has complete and unrestricted power and authority to sell the HHHK Shares to the Buyer.

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2.2	Ownership of shares in the Company Subsidiaries

All of the shares in the Company Subsidiaries are legally and beneficially owned by a Group Company.

2.3	Share capital

(a)	The HHA Shares constitute the whole of the issued share capital of HHA and have been validly issued and fully paid up.

(b)	The HHHK Shares constitute the whole of the issued share capital of HHHK and have been validly issued and fully paid up.

(c)	The shares in each Company Subsidiary details of which are set out in Schedule 2 constitute the whole of the issued share capital of the relevant Group Company and have been validly issued and fully paid up.

2.4	Issue of further securities or transfer of securities

No person has any right to require the issue or transfer of any shares or other securities in any Group Company and no Seller or Group Company has made any offer that may result in any person having a right of this type.

2.5	Third party rights

There is no Encumbrance, option, right of pre-emption, right of first or last refusal or other third party right over any of the Sale Shares or any of the shares or other securities in the Company Subsidiaries, other than Permitted Encumbrances.

3	Group Companies

3.1	Incorporation

Each Group Company is a company properly incorporated and validly existing under the laws of the country or jurisdiction of its incorporation and has the legal right and full corporate power to own its assets and to carry on its business as conducted at the date of this agreement.

3.2	Details of Group Companies

(a)	Schedule 1 sets out accurate details in respect of the Companies.

(b)	Schedule 2 sets out accurate details in respect of the Company Subsidiaries.

3.3	Constitutions

A true and complete copy of the constitution, articles of association or equivalent constituent document of each Group Company has been disclosed to the Buyer prior to the date of this Agreement.

3.4	Other interests

No Group Company:

(a)	has any legal or beneficial right in, or has agreed to acquire, subscribe for or take up, any shares or other securities in any company, any units in any unit trust or any other ownership interests in any other entity other than another Group Company;

(b)	controls (within the meaning of section 50AA of the Corporations Act) any company or other entity other than another Group Company;

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(c)	is a member of or party to any joint venture, consortium, partnership or unincorporated association, other than a recognised trade association; or

(d)	is party to any agreement for participation with any other person in any business activity deriving profits, commissions or other income.

3.5	Solvency

No Insolvency Event has occurred in relation to any Group Company and each Group Company is able to pay its debts as and when they fall due, except in each case for any Group Company for which a letter of financial support will be terminated pursuant to clause 5.7.

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Schedule 4 – Buyer Warranties

1	The Buyer

1.1	Capacity and authorisation

The Buyer:

(a)	is a company properly incorporated and validly existing under the laws of the country or jurisdiction of its incorporation; and

(b)	has the legal right and full power and capacity to:

(i)	execute and deliver this agreement; and

(ii)	perform its obligations under this agreement and each transaction effected by or made under this agreement,

and has obtained all necessary authorisations and consents and taken all other actions necessary to enable it to do so.

1.2	Valid obligations

This Agreement constitutes (or will when executed constitute) valid legal and binding obligations of the Buyer and is enforceable against the Buyer in accordance with its terms.

1.3	Breach or default

The execution, delivery and performance of this agreement by the Buyer does not and will not result in a breach of or constitute a default under:

(a)	any agreement to which the Buyer is party;

(b)	any provision of the constitution of the Buyer; or

(c)	any law or regulation or any order, judgment or determination of any court or Government Agency by which the Buyer is bound.

1.4	Solvency

No Insolvency Event has occurred in relation to the Buyer and the Buyer is able to pay its debts as and when they fall due.

1.5	Financial ability

(a)	The Buyer has received and accepted executed commitment letters dated 29 November 2017 (with Credit-Approved Term Sheet) and 12 December 2017 (Debt Commitment Letters) from National Australia Bank (Lenders), relating to the commitment of the Lenders to provide, subject to the terms and conditions thereof, the full amount of the debt financing stated therein (Debt Financing).

(b)	The Buyer has received and accepted executed commitment deeds dated 8 December 2017 and 12 December 2017 (Equity Commitment Letters and, together with the Debt Commitment Letters, the Commitment Letters) from various parties (Equity Investors), relating to the commitment of the Equity Investors, subject to the terms and conditions thereof, to invest in the Buyer the full amount of the cash equity financing stated therein (Equity Financing and, together with the Debt Financing, the Financing).

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(c)	The Buyer has delivered to the Sellers true, complete and correct copies of the executed Commitment Letters, attached hereto as Annexure 6.

(d)	Except as set forth in or as contemplated by the Commitment Letters, there are no conditions precedent to the obligations of the Lenders or the Equity Investors to provide the Financing or any contingencies that would permit the Lenders or the Equity Investors to reduce the total amount of the Financing. Other than the Commitment Letters and the Fee Letters, there are no side letters or other agreements, contracts or arrangements (except for customary engagement letters) relating to the funding or investing, as applicable, of the full amount of the Financing.

(e)	The Financing, when funded in accordance with the Commitment Letters, will provide the Buyer with cash proceeds on the Completion Date in an amount sufficient to consummate the transactions contemplated by this Agreement on the terms contemplated hereby, including the payment of the Purchase Price, and to pay related fees and expenses.

(f)	Assuming the satisfaction of the conditions in clause 4.1 and the finalisation and satisfaction of the terms and conditions of the Commitment Letters, to the knowledge of the Buyer there is no fact or occurrence as of the Execution Date that would cause the conditions to funding of the Financing not to be satisfied at or before the Closing, and the Buyer has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of the Completion to be satisfied by it contained in the Commitment Letters.

(g)	The Commitment Letters are in the opinion of the Buyer valid, binding and enforceable in accordance with their respective terms and are in full force and effect, and to the Buyer’s knowledge no event has occurred that, with or without notice, lapse of time, or both, would reasonably to the knowledge of the Buyer be expected to constitute a default or breach or a failure to satisfy a condition precedent on the part of the Buyer under the terms and conditions of the Commitment Letters. As of the Execution Date, no Commitment Letter or Fee Letter has been amended, restated or otherwise modified or waived, and the respective commitments contained in the Commitment Letters have not been withdrawn, modified or rescinded. The Buyer has paid in full any and all commitment fees or other fees or expenses required to be paid pursuant to the terms of the Commitment Letters on or before the date the Execution Date.

1.6	Trustee

(a)	The Buyer is the only trustee of the Trust and no action has been taken or is proposed to remove it as trustee of the Trust;

(b)	The Trustee has power under the Trust Deed and, in the case of a corporation, under its constitution, to enter into and execute this Agreement and to perform the obligations imposed under this Agreement as trustee;

(c)	All necessary resolutions have been passed as required by the Trust Deed and, in the case of a corporate Trustee, by its constitution, in order to make this Agreement fully binding on the Trustee;

(d)	The execution of this Agreement is for the benefit of the beneficiaries of the Trust;

(e)	The Trustee is not, and has never been, in default under the Trust Deed;

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(f)	The Trustee has a right to be fully indemnified out of the Trust assets in respect of obligations incurred by it under this Agreement and the assets of the Trust are sufficient to satisfy that right of indemnity;

(g)	There is not now, and the Trustee will not do anything by virtue of which there will be in the future, any restriction or limitation on the right of the Trustee to be indemnified out of the assets of the Trust; and

There is no material fact or circumstance relating to the assets, matters or affairs of the Trust that might, if disclosed, be expected to affect the decision of the other parties, acting reasonably, to enter into this Agreement.

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Annex D
Consolidated financial Statement of Hudson Global, Inc. (Audited)
for the years ended december 31, 2016 and 2015

D-1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Hudson Global, Inc.:

We have audited the accompanying consolidated balance sheets of Hudson Global, Inc. and subsidiaries (Hudson Global, Inc.) as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and stockholders’ equity for each of the years in the two-year period ended December 31, 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hudson Global, Inc. as of December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2016, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Hudson Global, Inc.’s internal control over financial reporting as of December 31, 2016, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 3, 2017 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ KPMG LLP

New York, New York

March 3, 2017

D-2

HUDSON GLOBAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Year Ended December 31,
	2016	2015
Revenue	$422,744	$463,197
Direct costs	248,327	275,487
Gross margin	174,417	187,710
Operating expenses:
Salaries and related	139,848	149,442
Office and general	33,457	40,921
Marketing and promotion	4,029	4,268
Depreciation and amortization	3,090	3,845
Business reorganization	1,580	5,828
Impairment of long-lived assets	—	—
Total operating expenses	182,004	204,304
Gain (loss) on sale and exit of businesses	—	19,835
Operating income (loss)	(7,587)	3,241
Non-operating income (expense):
Interest income (expense), net	(357)	(722)
Other income (expense), net	(247)	(266)
Income (loss) from continuing operations before provision for income taxes	(8,191)	2,253
Provision for (benefit from) income taxes from continuing operations	742	646
Income (loss) from continuing operations	(8,933)	1,607
Income (loss) from discontinued operations, net of income taxes	143	722
Net income (loss)	$(8,790)	$2,329
Earnings (loss) per share:
Basic and diluted
Income (loss) from continuing operations	$(0.27)	$0.05
Income (loss) from discontinued operations	0.01	0.02
Net income (loss)	$(0.26)	$0.07
Weighted-average shares outstanding:
Basic	33,174	33,869
Diluted	33,174	34,084

See accompanying notes to consolidated financial statements.

D-3

HUDSON GLOBAL, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands)

	Year Ended December 31,
	2016	2015
Comprehensive income (loss):
Net income (loss)	$(8,790)	$2,329
Other comprehensive income (loss):
Foreign currency translation adjustment, net of income taxes	(3,333)	(3,326)
Defined benefit pension plans - unrecognized net actuarial gain (loss) and prior service costs (credit), net of income taxes	(28)	5
Total other comprehensive income (loss), net of income taxes	(3,361)	(3,321)
Comprehensive income (loss)	$(12,151)	$(992)

See accompanying notes to consolidated financial statements.

D-4

HUDSON GLOBAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$21,322	$37,663
Accounts receivable, less allowance for doubtful accounts of $799 and $860, respectively	58,517	62,420
Prepaid and other	4,265	5,979
Current assets of discontinued operations	38	81
Total current assets	84,142	106,143
Property and equipment, net	7,041	7,928
Deferred tax assets, non-current	6,494	6,724
Other assets	4,135	4,154
Total assets	$101,812	$124,949
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,666	$5,184
Accrued expenses and other current liabilities	36,154	40,344
Short-term borrowings	7,770	2,368
Accrued business reorganization	1,756	2,252
Current liabilities of discontinued operations	233	1,443
Total current liabilities	50,579	51,591
Deferred rent	2,968	4,244
Income tax payable, non-current	2,211	2,279
Other non-current liabilities	4,169	5,655
Total liabilities	59,927	63,769
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 34,910 and 35,260 shares, respectively	34	34
Additional paid-in capital	482,265	480,816
Accumulated deficit	(440,478)	(428,287)
Accumulated other comprehensive income	6,931	10,292
Treasury stock, 3,145 and 646 shares, respectively, at cost	(6,867)	(1,675)
Total stockholders’ equity	41,885	61,180
Total liabilities and stockholders' equity	$101,812	$124,949

See accompanying notes to consolidated financial statements.

D-5

HUDSON GLOBAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$(8,790)	$2,329
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,090	3,845
Impairment of long-lived assets	—	—
Provision for (recovery of) doubtful accounts	226	178
Provision for (benefit from) deferred income taxes	(208)	189
Stock-based compensation	1,449	4,231
Gain on sale and exit of businesses	—	(21,245)
Other, net	211	194
Changes in operating assets and liabilities, net of effect of dispositions:
Decrease (increase) in accounts receivable	(582)	(1,254)
Decrease (increase) in prepaid and other assets	1,053	2,763
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(3,317)	(7,902)
Increase (decrease) in accrued business reorganization	(2,552)	(679)
Net cash provided by (used in) operating activities	(9,420)	(17,351)
Cash flows from investing activities:
Capital expenditures	(2,766)	(3,061)
Proceeds from sale of consolidated subsidiary, net of cash sold	—	7,894
Proceeds from sale of assets, net of disposal costs	42	16,815
Net cash provided by (used in) investing activities	(2,724)	21,648
Cash flows from financing activities:
Borrowings under credit agreements	118,583	147,429
Repayments under credit agreements	(112,835)	(144,994)
Repayment of capital lease obligations	(85)	(104)
Dividend payments	(3,401)	—
Payments for deferred financing costs	—	(57)
Purchases of treasury stock	(5,127)	(1,386)
Purchase of restricted stock from employees	(65)	(244)
Net cash provided by (used in) financing activities	(2,930)	644
Effect of exchange rates on cash and cash equivalents	(1,267)	(1,267)
Net increase (decrease) in cash and cash equivalents	(16,341)	3,674
Cash and cash equivalents, beginning of the period	37,663	33,989
Cash and cash equivalents, end of the period	$21,322	$37,663
Supplemental disclosures of cash flow information:
Cash payments during the period for interest	$336	$381
Cash payments during the period for income taxes, net of refunds	$918	$89

See accompanying notes to consolidated financial statements.

D-6

HUDSON GLOBAL, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(in thousands)

	Common stock		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income (loss)	Treasury stock	Total
	Shares	Value
Balance at January 1, 2015	33,542	$34	$476,689	$(430,616)	$13,613	$(463)	$59,257
Net income (loss)	—	—	—	2,329	—	—	2,329
Other comprehensive income (loss), translation adjustments	—	—	—	—	(3,326)	—	(3,326)
Other comprehensive income (loss), pension liability adjustment	—	—	—	—	5	—	5
Purchase of treasury stock	(528)					(1,386)	(1,386)
Purchase of restricted stock from employees	(108)	—	—	—	—	(244)	(244)
Issuance of shares for 401(k) plan contribution	116	—	(104)	—	—	418	314
Stock-based compensation	1,589	—	4,231	—	—	—	4,231
Balance at December 31, 2015	34,611	$34	$480,816	$(428,287)	$10,292	$(1,675)	$61,180
Net income (loss)	—	—	—	(8,790)	—	—	(8,790)
Other comprehensive income (loss), translation adjustments	—	—	—	—	(3,333)	—	(3,333)
Other comprehensive income (loss), pension liability adjustment	—	—	—	—	(28)	—	(28)
Cash Dividends ($.10 per share)	—	—	—	(3,401)	—	—	(3,401)
Purchase of treasury stock	(2,461)	—	—	—	—	(5,127)	(5,127)
Purchase of restricted stock from employees	(35)	—	—	—	—	(65)	(65)
Stock-based compensation	(350)	—	1,449	—	—	—	1,449
Balance at December 31, 2016	31,765	$34	$482,265	$(440,478)	$6,931	$(6,867)	$41,885

See accompanying notes to consolidated financial statements.

D-7

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 1 – DESCRIPTION OF BUSINESS

Hudson Global, Inc. and its subsidiaries (the “Company”) are comprised of the operations, assets and liabilities of the three Hudson regional businesses of Hudson Americas, Hudson Asia Pacific, and Hudson Europe (“Hudson regional businesses” or “Hudson”). The Company provides specialized professional-level recruitment and related talent solutions worldwide. The Company’s core service offerings include Permanent Recruitment, Contracting, Recruitment Process Outsourcing (“RPO”) and Talent Management Solutions. As of December 31, 2016, the Company had approximately 1,600 employees operating in 13 countries with three reportable geographic business segments: Hudson Americas, Hudson Asia Pacific, and Hudson Europe.

The Company’s core service offerings include:

Permanent Recruitment: Offered on both a retained and contingent basis, Hudson’s Permanent Recruitment services leverage its consultants, psychologists and other professionals in the development and delivery of its proprietary methods to identify, select and engage the best-fit talent for critical client roles.

Contracting: In Contracting, Hudson provides a range of project management, interim management and professional contract staffing services. These services draw upon a combination of specialized recruiting and project management competencies to deliver a wide range of solutions. Hudson-employed professionals - either individually or as a team - are placed with client organizations for a defined period of time based on a client's specific business need.

RPO: Hudson RPO delivers both permanent recruitment and contracting outsourced recruitment solutions tailored to the individual needs of primarily mid-to-large-cap multinational companies. Hudson RPO's delivery teams utilize state-of-the-art recruitment process methodologies and project management expertise in their flexible, turnkey solutions to meet clients' ongoing business needs. Hudson RPO services include complete recruitment outsourcing, project-based outsourcing, contingent workforce solutions and recruitment consulting.

Talent Management Solutions: Featuring embedded proprietary talent assessment and selection methodologies, Hudson’s Talent Management capability encompasses services such as talent assessment (utilizing a variety of competency, attitude and experiential testing), interview training, executive coaching, employee development and outplacement.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Unless otherwise stated, amounts are presented in United States of America (“U.S.”) dollars and all amounts are in thousands, except for number of shares and per share amounts.

Certain prior year amounts have been reclassified to conform to the current year presentation for discontinued operations. See Note 4 for further details regarding the discontinued operations reclassification.

Recently Adopted Accounting Standards

In March 2016, the Financial Accounting Standards Board (the "FASB") issued Accounting Standards Update ("ASU") No. 2016-09, "Compensation - Stock Compensation (Topic 718)" ("ASU 2016-09") which is intended to simplify several aspects of the accounting for share-based payment awards transactions. ASU 2016-09 will be effective for annual periods beginning after December 15, 2016 and interim periods within those annual periods, and early adoption is permitted. The Company has elected to early adopt ASU 2016-09 as of January 1, 2016. The Company elected to account for forfeitures as they occur. The adoption of ASU 2016-09 did not have a material effect on the Company's financial statements and related disclosures.

In August 2014, the FASB issued ASU No. 2014-15, "Presentation of Financial Statements - Going Concern (subtopic 205-40)" ("ASU 2014-15"), which requires management to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern. Management will be required to perform this assessment for both interim and annual reporting periods and must make certain disclosures if it concludes that substantial doubt exists. ASU 2014-15 is effective for annual periods ending after December 15, 2016 and for interim periods thereafter. The Company adopted ASU 2014-15 effective December 31, 2016. The adoption did not have a material impact on its consolidated financial statements.

D-8

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Principles of Consolidation

The Consolidated Financial Statements include the accounts of the Company and all of its wholly-owned and majority-owned subsidiaries. All significant inter-company accounts and transactions between and among the Company and its subsidiaries have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the reported amounts of assets and liabilities, the disclosures about contingent assets and liabilities, and the reported amounts of revenue and expenses. Such estimates include the value of allowances for doubtful accounts, insurance recovery receivable, goodwill, intangible assets, and other long-lived assets, legal reserve and provision, estimated self-insured liabilities, assumptions used in the fair value of stock-based compensation and the valuation of deferred tax assets. These estimates and assumptions are based on management's best estimates and judgment. Management evaluates the estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from those estimates.

Instability in the global credit markets puts pressure on global economic conditions and may in turn impact the aforementioned estimates and assumptions.

Nature of Business and Credit Risk

The Company's revenue is earned from professional placement services, mid-level employee professional staffing and contracting services and human capital services. These services are provided to a large number of customers in many different industries. The Company operates throughout North America, the United Kingdom ("U.K."), Continental Europe, Australia, New Zealand and Asia. During 2016, no single client accounted for more than 10% of the Company's total revenue. As of December 31, 2016, no single client accounted for more than 10% of the Company's outstanding accounts receivable.

Financial instruments, which potentially subject the Company to concentrations of credit risk, are primarily cash and accounts receivable. The Company performs continuing credit evaluations of its customers and does not require collateral. The Company has not experienced significant losses related to receivables.

Revenue Recognition

The Company recognizes revenue for temporary services at the time services are provided and revenue is recorded on a time and materials basis. Contracting revenue is reported on a gross basis when the Company acts as the principal in the transaction and is at risk for collection in accordance with FASB Accounting Standards Codification Topic (“ASC”) 605-45, “Overall Considerations of Reporting Revenue Gross as a Principal versus Net as an Agent.” The Company's revenues are derived from its gross billings, which are based on (i) the payroll cost of its worksite employees; and (ii) a markup computed as a percentage of the payroll cost.

The Company recognizes revenue for permanent placements based on the nature of the fee arrangement. Revenue generated when the Company permanently places an individual with a client on a contingent basis is recorded at the time of acceptance of employment, net of an allowance for estimated fee reversals. Revenue generated when the Company permanently places an individual with a client on a retained basis is recorded ratably over the period services are rendered, net of an allowance for estimated fee reversals.

ASC 605-45-50-3 and ASC 605-45-50-4, “Taxes Collected from Customers and Remitted to Governmental Authorities,” provide that the presentation of taxes on either a gross basis (included in revenue and expense) or net basis (excluded from revenue) is an accounting policy decision. The Company collects various taxes assessed by governmental authorities and records these amounts on a net basis.

D-9

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Operating Expenses

Salaries and related expenses include the salaries, commissions, payroll taxes and employee benefits related to recruitment professionals, executive level employees, administrative staff and other employees of the Company who are not temporary contractors. Office and general expenses include occupancy, equipment leasing and maintenance, utilities, travel expenses, professional fees and provision for doubtful accounts. The Company expenses the costs of advertising and legal costs as incurred.

Stock-Based Compensation

The Company applies the fair value recognition provisions of ASC 718, "Compensation - Stock Compensation." The Company determines the fair value as of the grant date. For awards with graded vesting conditions, the values of the awards are determined by valuing each tranche separately and expensing each tranche over the required service period. The service period is the period over which the related service is performed, which is generally the same as the vesting period. Prior to the adoption of ASU 2016-09, the Company recorded stock-based compensation expense net of estimated forfeitures.

For stock options, the Black-Scholes option pricing model considers, among other factors, the expected volatility of the Company's stock price, risk-free interest rates, dividend rate and the expected life of the award. Expected volatilities are calculated based on the historical volatility of the Company's common stock. Volatility is determined using historical prices to estimate the expected future fluctuations in the Company's share price. The risk-free interest rate is based on the U.S. Treasury, the term of which is consistent with the expected term of the option.

When the Company estimates the expected life of stock options, the Company determines its assumptions for the Black-Scholes option-pricing model in accordance with ASC 718 and Staff Accounting Bulletin ("SAB") No. 107. Significant assumptions used in the valuation of stock options include:

•	The expected term of stock options is estimated using the simplified method since the Company currently does not have sufficient stock option exercise history.
•	The expected risk free interest rate is based on the U.S. Treasury constant maturity interest rate which term is consistent with the expected term of the stock options.
•	The expected volatility is based on the historic volatility.

In December 2007, the Securities and Exchange Commission (“SEC”) staff issued SAB No. 110, “Certain Assumptions Used In Valuation Methods - Expected Term". SAB No. 110 allows companies to continue to use the simplified method, as defined in SAB No. 107, to estimate the expected term of stock options under certain circumstances. The simplified method for estimating expected term uses the mid-point between the vesting term and the contractual term of the stock option. The Company has analyzed the circumstances in which the use of the simplified method is allowed. The Company has opted to use the simplified method for stock options the Company granted because management believes that the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term.

In accordance with ASC 718, the Company reflects the tax savings resulting from tax deductions in excess of income tax benefits as a financing cash flow in its Consolidated Statement of Cash Flows, when applicable.

Income Taxes

Earnings from the Company's global operations are subject to tax in various jurisdictions both within and outside the United States. The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”. This standard establishes financial accounting and reporting standards for the effects of income taxes that result from an enterprise's activities. It requires an asset and liability approach for financial accounting and reporting of income taxes.

The calculation of net deferred tax assets assumes sufficient future earnings for the realization of such assets as well as the continued application of currently anticipated tax rates. Included in net deferred tax assets is a valuation allowance for deferred tax assets where management believes it is more likely than not that the deferred tax assets will not be realized in the relevant jurisdiction. If we determine that a deferred tax asset will not be realizable, an adjustment to the deferred tax asset will result in a reduction of earnings at that time. See Note 7 to the Consolidated Financial Statements for further information regarding deferred tax assets and valuation allowance.

D-10

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

ASC 740-10-55-3, “Recognition and Measurement of Tax Positions - a Two Step Process,” provides implementation guidance related to the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a two-step evaluation process for a tax position taken or expected to be taken in a tax return. The first step is recognition and the second is measurement. ASC 740 also provides guidance on derecognition, measurement, classification, disclosures, transition and accounting for interim periods. The Company provides tax reserves for U.S. Federal, state and local and international unrecognized tax benefits for all periods subject to audit. The development of reserves for these exposures requires judgments about tax issues, potential outcomes and timing, and is a subjective critical estimate. The Company assesses its tax positions and records tax benefits for all years subject to examination based upon management's evaluation of the facts, circumstances, and information available at the reporting dates. For those tax positions where it is more likely than not that a tax benefit will be sustained, the Company has recorded the largest amount of tax benefit with a greater than 50% likelihood of being realized upon settlement with a tax authority that has full knowledge of all relevant information. For those tax positions where it is not more likely than not that a tax benefit will be sustained, no tax benefit has been recognized in the financial statements. Where applicable, associated interest and penalties have also been recognized as a component of income tax expense. Although the outcome related to these exposures is uncertain, in management's opinion, adequate provisions for income taxes have been made for estimable potential liabilities emanating from these exposures. In certain circumstances, the ultimate outcome for exposures and risks involve significant uncertainties which render them inestimable. If actual outcomes differ materially from these estimates, including those that cannot be quantified, they could have material impact on the Company's results of operations.

U.S. Federal income and foreign withholding taxes have not been provided on the undistributed earnings of foreign subsidiaries. The Company intends to reinvest these earnings in its foreign operations indefinitely, except where it is able to repatriate these earnings to the United States without a material incremental tax provision. The determination and estimation of the future income tax consequences in all relevant taxing jurisdictions involves the application of highly complex tax laws in the countries involved, particularly in the United States, and is based on the tax profile of the Company in the year of earnings repatriation. Accordingly, it is not practicable to determine the amount of tax associated with such undistributed earnings.

Earnings (Loss) Per Share

Basic earnings (loss) per share (“EPS”) is computed by dividing the Company’s net income (loss) by the weighted average number of shares outstanding during the period. When the effects are not anti-dilutive, diluted earnings (loss) per share is computed by dividing the Company’s net income (loss) by the weighted average number of shares outstanding and the impact of all dilutive potential common shares, primarily stock options “in-the-money” and unvested restricted stock. The dilutive impact of stock options and unvested restricted stock is determined by applying the “treasury stock” method. Performance-based restricted stock awards are included in the computation of diluted earnings per share only to the extent that the underlying performance conditions: (i) are satisfied prior to the end of the reporting period, or (ii) would be satisfied if the end of the reporting period were the end of the related performance period and the result would be dilutive under the treasury stock method. Stock awards subject to vesting or exercisability based on the achievement of market conditions are included in the computation of diluted earnings per share only when the market conditions are met.

Income (loss) per share calculations for each quarter include the weighted average effect for the quarter; therefore, the sum of quarterly income (loss) per share amounts may not equal year-to-date income (loss) per share amounts, which reflect the weighted average effect on a year-to-date basis.

Fair Value of Financial Instruments

The carrying amounts reported in the Consolidated Balance Sheets for cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings approximate fair value because of the immediate or short-term maturity of these financial instruments.

D-11

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers all highly liquid investments having an original maturity of three months or less as cash equivalents.

Accounts Receivable

The Company's accounts receivable balances are composed of trade and unbilled receivables. The Company maintains an allowance for doubtful accounts and makes ongoing estimates as to the ability to collect on the various receivables. If the Company determines that the allowance for doubtful accounts is not adequate to cover estimated losses, an expense to provide for doubtful accounts is recorded in office and general expenses. If an account is determined to be uncollectible, it is written off against the allowance for doubtful accounts. Management's assessment and judgment are vital requirements in assessing the ultimate realization of these receivables, including the current credit-worthiness, financial stability and effect of market conditions on each customer.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed primarily using the straight line method over the following estimated useful lives:

Years
Furniture and equipment	3 - 8
Capitalized software costs	3 - 5
Computer equipment	2 - 5

Leasehold improvements are amortized over the shorter of their estimated useful lives or the lease term. The amortization periods of material leasehold improvements are estimated at the inception of the lease term.

Capitalized Software Costs

Capitalized software costs consist of costs to purchase and develop software for internal use. The Company capitalizes certain incurred software development costs in accordance with ASC 350-40, “Intangibles Goodwill and Other: Internal-Use Software.” Costs incurred during the application-development stage for software purchased and further customized by outside vendors for the Company's use and software developed by a vendor for the Company's proprietary use have been capitalized. Costs incurred for the Company's own personnel who are directly associated with software development are capitalized as appropriate. Capitalized software costs are included in property and equipment.

Impairment of Long-Lived Assets

The Company periodically evaluates whether events or changes in circumstances have occurred that indicate long-lived assets may not be recoverable. When such circumstances are present, the Company assesses whether the carrying value will be recovered through the expected undiscounted future cash flows resulting from the use and eventual disposition of the long-lived asset. In the event the sum of the expected undiscounted future cash flows is less than the carrying value of the long-lived asset, an impairment loss equal to the excess of the long-lived asset's carrying value over its fair value is recorded. The fair values of long-lived assets are based on the Company's own judgments about the assumptions that market participants would use in pricing the asset or on observable market data, when available.

Goodwill Impairment

ASC 350-20-35,“Intangibles-Goodwill and Other, Goodwill Subsequent Measurement,” requires that goodwill not be amortized but be tested for impairment on an annual basis, or more frequently if circumstances warrant. The Company tests goodwill for impairment annually as of October 1, or more frequently if circumstances indicate that its carrying value might exceed its current fair value. Per the provisions of ASC 350, the Company may elect to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. In the qualitative assessment, the Company considers events and circumstances such as macroeconomic conditions, industry and market considerations, cost factors, overall financial performance and the trend of cash flows, other relevant company-specific events and the ''cushion'' between a reporting unit's fair value and carrying amount in the recent fair value calculation. If it is concluded that it is more likely than not that the fair value of a reporting unit is less than its carrying value, it is necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required.

D-12

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of a reporting unit with its carrying amount, including goodwill. The Company tests goodwill for impairment at the reporting unit level. A reporting unit is an operating segment or one level below an operating segment (referred to as a component). A component of an operating segment is a reporting unit if the component constitutes a business for which discrete financial information is available and segment management regularly reviews the operating results of that component. The Company's reporting units are the components within the reportable segments identified in Note 19.

If the fair value of a reporting unit exceeds its carrying amount, the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. Step two compares the implied fair value of the reporting unit's goodwill with the current carrying amount of that goodwill. If the carrying value of a reporting unit's goodwill exceeds its implied fair value, an impairment amount equal to the difference is recorded.

Foreign Currency Translation

The financial position and results of operations of the Company's international subsidiaries are determined using local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect at each year-end. Statements of Operations accounts are translated at the average rate of exchange prevailing during each period. Translation adjustments arising from the use of differing exchange rates from period to period are included in the accumulated other comprehensive income (loss) account in stockholders' equity, other than translation adjustments on short-term intercompany balances, which are included in other income (expense). Gains and losses resulting from other foreign currency transactions are included in other income (expense). Intercompany receivable balances of a long-term investment nature are considered part of the Company's permanent investment in a foreign jurisdiction and the gains or losses on these balances are reported in other comprehensive income.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. The Company's other comprehensive income (loss) is primarily comprised of foreign currency translation adjustments, which relate to investments that are permanent in nature, and changes in unrecognized pension and post-retirement benefit costs.

Recent Accounting Standard Updates Not Yet Adopted

In November 2016, the FASB issued ASU No. 2016-18 "Statement of Cash Flows (Topic 230): Restricted Cash" ("ASU 2016-18"), which requires the inclusion of restricted cash with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The ASU is effective for public business entities for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company is currently evaluating the impact to its consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15, "Statement of Cash Flows (Topic 230) - Classification of Certain Cash Receipts and Cash Payments" ("ASU 2016-15"), which provides clarification on how companies present and classify certain cash receipts and cash payments in the statement of cash flows. ASU 2016-15 will be effective for fiscal periods beginning after December 15, 2017 and interim periods within those fiscal years. Early adoption is permitted. If an entity early adopts the amendments in an interim period, any adjustments must be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period. The Company is currently evaluating the impact to its consolidated financial statements.

D-13

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

In February 2016, the FASB issued ASU No. 2016-02, "Leases (Topic 842)" ("ASU 2016-02"), which amends the existing standards for lease accounting. This new standard requires the recognition of lease assets and lease liabilities on the balance sheet and the disclosure of key information about leasing arrangements including the amounts, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 will be effective for the Company on January 1, 2019 and will require modified retrospective application as of the beginning of the earliest year presented in the financial statements. Early adoption is permitted. We plan to adopt this ASU on January 1, 2019, and are currently evaluating the impact to our consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, "Revenue from Contracts with Customers (Topic 606)." This ASU is a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In July 2015, the FASB amended the effective date of this ASU to fiscal years beginning after December 15, 2017 and early adoption is permitted only for fiscal years beginning after December 15, 2016. In March, April and May 2016, the FASB issued ASU 2016-08 “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net),” ASU 2016-10 “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing,” and ASU 2016-12 "Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients" which provide further clarifications to be considered when implementing this ASU. The two permitted transition methods under the new standard are the full retrospective method, in which case the standard would be applied to each prior reporting period presented, or the modified retrospective method, in which case the cumulative effect of applying the standard would be recognized at the date of initial application. We have started evaluating the impact of this ASU as it relates to our revenue streams, as well as certain associated expenses, however, are unable at this time to assess whether the application of this ASU has a material impact on the recognition of our revenues. Depending on the results of our review, there could be changes to the classification and timing of recognition of revenues and expenses. We expect to complete our assessment process, including selecting a transition method for adoption, by the end of the third quarter of 2017 along with our implementation process prior to the adoption of this ASU on January 1, 2018.

There have been no other new accounting pronouncements not yet effective that have significance, or potential significance, to the Company's Consolidated Financial Statements.

NOTE 3 – DIVESTITURES

Hudson Information Technology (US) business (the "US IT business")

On June 15, 2015, the Company completed the sale (the "US IT Business Sale") of substantially all of the assets (excluding working capital) of its US IT business to Mastech, Inc. (the "Purchaser"). The completion of the US IT Business Sale was effective June 14, 2015. The US IT Business Sale was pursuant to an Asset Purchase Agreement, dated as of May 8, 2015, by and among the Company, Hudson Global Resources Management, Inc., a wholly owned subsidiary of the Company, and the Purchaser. At the closing of the Sale, the Company received from the Purchaser pursuant to the Asset Purchase Agreement the purchase price of $16,977 in cash. The US IT business pre-tax loss in accordance with ASC No. 205 "Reporting Discontinued Operations" ("ASC 205") for the year ended December 31, 2015 was $130.

On the US IT Business Sale, for the year ended December 31, 2015, the Company recognized a pre-tax gain of $15,918, net of closing and other direct transaction costs. Income tax on the gain of the US IT business sale was $11. For U.S. Federal income tax purposes, the gain is offset in full by net operating loss carryforwards. For state and local income tax purposes, the gain is mostly offset by net operating loss carryforwards. As the divestiture did not meet the requirements for classification as discontinued operations, the gain on sale is presented as a component of income (loss) from operations.

D-14

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Netherlands business

On May 7, 2015, the Company entered into a Share Purchase Agreement and completed the sale (the "Netherlands Business Sale") of its Netherlands business, to InterBalance Group B.V., effective April 30, 2015, in a management buyout for $9,029, which included cash retained of $1,135. As a result, for the year ended December 31, 2015 the Company recognized a gain of $2,841 on the divestiture of the Netherlands Business Sale, which included $2,799 of non-cash accumulated foreign currency translation losses. Income tax on the gain was $0 because the gain is exempt from Netherlands tax. As the divestiture did not meet the requirements for classification as discontinued operations, the gain on sale is presented as a component of income (loss) from operations. The Netherlands pre-tax profit in accordance with ASC 205 for the year ended December 31, 2015 was $373.

Exit of Businesses in Central and Eastern Europe

In February 2015, the Company's Board of Directors approved the exit of operations in certain countries within Central and Eastern Europe (Ukraine, Czech Republic and Slovakia). During the second quarter of 2015, the Company deemed the liquidation of its Central and Eastern Europe businesses to be substantially complete. In accordance with ASC 830, "Foreign Currency Matters," ("ASC 830") for the year ended December 31, 2015 the Company transferred $1,208 of accumulated foreign currency translation gains from accumulated other comprehensive income to the statement of operations within gain on sale and exit of businesses.

Luxembourg

In March 2015, the Company's management approved the exit of operations in Luxembourg. In the third quarter of 2015, the Company deemed the liquidation of its Luxembourg business to be substantially complete. In accordance with ASC 830, for the year ended December 31, 2015, the Company transferred $132 of accumulated foreign currency translation losses from accumulated other comprehensive income to the statement of operations within gain on sale and exit of businesses.

NOTE 4 – DISCONTINUED OPERATIONS

Effective November 9, 2014, the Company completed the sale of substantially all of the assets and certain liabilities of its Legal eDiscovery business in the U.S. and U.K. to Document Technologies, LLC and DTI of London Limited for $23,000 in cash, and recorded a gain of $11,333 in connection with the sale excluding customary working capital adjustments. Based on the terms of the asset purchase agreement, the Company had no significant continuing involvement in the operations of the Legal eDiscovery business after the disposal transaction.

The Company concluded that the divestiture of the Legal eDiscovery business and the cessation of operations in Sweden met the criteria for discontinued operations set forth in ASC No. 205, "Presentation of Financial Statements." The Company reclassified its discontinued operations for all periods presented and has excluded the results of its discontinued operations from continuing operations and from segment results for all periods presented.

The carrying amounts of the major classes of assets and liabilities from the Legal eDiscovery business and Sweden operations included as part of the discontinued operations were as follows:

	December 31, 2016			December 31, 2015
	eDiscovery	Sweden	Total	eDiscovery	Sweden	Total
Total assets	$38	$—	$38	$49	$32	$81
Total liabilities (a)	$291	$—	$291	$1,439	$4	$1,443

a.	Total liabilities primarily consisted of restructuring liabilities for lease termination payments and severance.

D-15

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Reported results for the discontinued operations by period were as follows:

	For The Year Ended December 31,
	2016
	eDiscovery	Sweden	Total
Revenue	$30	$—	$30
Gross margin	130	—	130
Business reorganization	(111)	—	(111)
Operating income (loss), excluding gain (loss) from sale of business	187	(19)	168
Other non-operating income (loss), including interest	—	—	—
Gain (loss) from sale of discontinued operations	—	—	—
Income (loss) from discontinued operations before income taxes	187	(19)	168
Provision (benefit) for income taxes (a)	25	—	25
Income (loss) from discontinued operations	$162	$(19)	$143

	For The Year Ended December 31,
	2015
	eDiscovery	Sweden	Total
Revenue	$(1)	$30	$29
Gross margin	(30)	30	—
Business reorganization	501	(29)	472
Operating income (loss), excluding gain (loss) from sale of business	(731)	14	(717)
Other non-operating income (loss), including interest	(8)	—	(8)
Gain (loss) from sale of discontinued operations	137	1,273	1,410
Income (loss) from discontinued operations before income taxes	(602)	1,287	685
Provision (benefit) for income taxes (a)	(37)	—	(37)
Income (loss) from discontinued operations	$(565)	$1,287	$722

a.	Income tax expense is provided at the effective tax rate by taxing jurisdiction and differs from the U.S. statutory tax rate of 35% due to the inability of the Company to recognize tax benefits on losses in the U.S. and certain foreign jurisdictions, variations from the U.S. tax rate in foreign jurisdictions, non-deductible expenses and other miscellaneous taxes.

NOTE 5 – REVENUE, DIRECT COSTS AND GROSS MARGIN

The Company’s revenue, direct costs and gross margin were as follows:

	For The Year Ended December 31, 2016
	Contracting	Permanent Recruitment	Talent Management	Other	Total
Revenue	$270,777	$112,582	$37,204	$2,181	$422,744
Direct costs (1)	236,654	2,429	7,216	2,028	248,327
Gross margin	$34,123	$110,153	$29,988	$153	$174,417

	For The Year Ended December 31, 2015
	Contracting	Permanent Recruitment	Talent Management (2)	Other	Total
Revenue	$305,052	$118,934	$37,425	$1,786	$463,197
Direct costs (1)	262,322	2,733	8,681	1,751	275,487
Gross margin	$42,730	$116,201	$28,744	$35	$187,710

D-16

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(1)	Direct costs include the direct staffing costs of salaries, payroll taxes, employee benefits, travel expenses and insurance costs for the Company’s contractors and reimbursed out-of-pocket expenses and other direct costs. Other than reimbursed out-of-pocket expenses, there are no other direct costs associated with the Permanent Recruitment and Other categories. Gross margin represents revenue less direct costs. The region where services are provided, the mix of contracting and permanent recruitment, and the functional nature of the staffing services provided can affect gross margin.

(2)	Talent Management has been recast from Other in this disclosure.

D-17

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 6 – STOCK-BASED COMPENSATION

Equity Compensation Plans

The Company maintains the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan, as amended and restated on May 24, 2016 (the “ISAP”), pursuant to which it can issue equity-based compensation incentives to eligible participants. The ISAP permits the granting of stock options, restricted stock, and restricted stock units as well as other types of equity-based awards. The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) will establish such conditions as it deems appropriate on the granting or vesting of stock options, restricted stock, restricted stock units and other types of equity-based awards. As determined by the Compensation Committee, equity awards may also be subject to immediate vesting upon the occurrence of certain events following a change in control of the Company. The Company primarily grants restricted stock and restricted stock units to its employees. A restricted stock unit is equivalent to one share of the Company’s common stock and is payable only in common stock of the Company issued under the ISAP.

The Compensation Committee administers the ISAP and may designate any of the following as a participant under the ISAP: any officer or other employee of the Company or its affiliates or individuals engaged to become an officer or employee, consultants or other independent contractors who provide services to the Company or its affiliates and non-employee directors of the Company. On May 24, 2016, the Company's stockholders approved an amendment and restatement of the ISAP to, among other things, increase the number of shares of the Company's common stock that are reserved for issuance by 2,400,000 shares. As of December 31, 2016, there were 2,834,298 shares of the Company’s common stock available for future issuance.

All share issuances related to stock compensation plans are issued from the aforementioned stock available for future issuance under stockholder approved compensation plans.

The Company’s stock plan agreements provided that a change in control of the Company will occur if, among other things, individuals who were directors as of the date of the agreement and any new director whose appointment or election was approved or recommended by a vote of at least two-thirds of the directors then in office who were either directors on the date of the agreement or whose appointment or election was previously so approved or recommended (each, a “continuing director”) cease to constitute a majority of the Company’s directors. A change in control occurred as of the Company's 2015 annual meeting of stockholders on June 15, 2015 under these agreements because continuing directors ceased to constitute a majority of the Company's directors. As a result, certain equity awards vested resulting in an accelerated stock-based compensation expense of $2,541 for the year ended December 31, 2015.

A summary of the quantity and vesting conditions for stock-based units granted to the Company's employees for the year ended December 31, 2016 was as follows:

Vesting conditions	Number of Restricted Stock Units Granted
Performance and service conditions (1) (2)	500,000

(1)	The performance conditions with respect to restricted stock units may be satisfied as follows:

(a)	For employees from the Americas, Asia Pacific and Europe 80% of the restricted stock units may be earned on the basis of performance as measured by "regional adjusted EBITDA," and 20% of the restricted stock units may be earned on the basis of performance as measured by "group adjusted EBITDA"; and

(b)	For employees from the Corporate office 100% of the restricted stock units may be earned on the basis of performance as measured by "group adjusted EBITDA."

(2)	To the extent restricted stock units are earned on the basis of performance, such restricted stock units will vest on the basis of service as follows:

(a)	33% of the restricted stock units will vest on the first anniversary of the grant date;

(b)	33% of the restricted stock units will vest on the second anniversary of the grant date; and

D-18

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(c)	34% of the restricted stock units will vest on the third anniversary of the grant date; provided that, in each case, the employee remains employed by the Company from the grant date through the applicable service vesting date.

The Company also maintains the Director Deferred Share Plan (the “Director Plan”) pursuant to which it can issue restricted stock units to its non-employee directors. A restricted stock unit is equivalent to one share of the Company’s common stock and is payable only in common stock issued under the ISAP upon a director ceasing service as a member of the Board of Directors of the Company. The restricted stock units vest immediately upon grant and are credited to each of the non-employee director's retirement accounts under the Director Plan. Restricted stock units issued under the Director Plan contain the right to a dividend equivalent award in the form of additional restricted stock units. The dividend equivalent award is calculated using the same rate as the cash dividend paid on a share of the Company's common stock, and then divided by the closing price of the Company’s common stock on the date the dividend is paid to determine the number of additional restricted stock units to grant. Dividend equivalent awards have the same vesting terms as the underlying awards. During the year ended December 31, 2016, the Company granted 263,477 restricted stock units to its non-employee directors pursuant to the Director Plan. As of December 31, 2016, non-employee directors held 459,656 deferred restricted stock units.

For the years ended December 31, 2016 and 2015, the Company’s stock-based compensation expense related to stock options, restricted stock and restricted stock units, which are included in the accompanying Consolidated Statements of Operations, were as follows:

	For The Year Ended December 31,
	2016	2015
Stock options	$17	$23
Restricted stock	678	3,188
Restricted stock units	754	1,020
Total	$1,449	$4,231
Tax benefits recognized in jurisdictions where the Company has taxable income	$90	$362

As of December 31, 2016 and 2015, unrecognized compensation expense and weighted average period over which the compensation expense is expected to be recognized relating to the unvested portion of the Company's stock options, restricted stock, and restricted stock unit awards, in each case, based on the Company's historical valuation treatment, were as follows:

	As of December 31,
	2016		2015
	Unrecognized Expense	Weighted Average Period in Years	Unrecognized Expense	Weighted Average Period in Years
Stock options	$—	0.00	$17	0.85
Restricted stock	$—	0.00	$701	0.75
Restricted stock units	$195	1.55	$—	0.00

D-19

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Stock Options

Stock options granted by the Company generally expire between five and ten years after the date of grant and have an exercise price of at least 100% of the fair market value of the underlying share of common stock on the date of grant and generally vest ratably over a four-year period.

The following were the weighted average assumptions used to determine the fair value of stock options granted by the Company and the details of option activity as of and for the respective periods:

	As of December 31,
	2016	2015
Volatility	(a)	48.9%
Risk free interest rate	(a)	1.1%
Dividends	(a)	—
Expected life (years)	(a)	2.75
Weighted average fair value of options granted during the period	(a)	$0.81

(a)	Stock option assumptions are not provided above because there were no options granted during the year ended December 31, 2016.

Changes in the Company’s stock options for the years ended December 31, 2016 and 2015 were as follows:

	For The Year Ended December 31,
	2016		2015
	Number of Options	Weighted Average Exercise Price per Share	Number of Options	Weighted Average Exercise Price per Share
Options outstanding at January 1,	206,000	$8.13	756,800	$8.78
Granted	—	—	50,000	2.49
Forfeited	—	—	(485,000)	7.32
Expired	(82,500)	11.09	(115,800)	13.35
Options outstanding at December 31,	123,500	$6.16	206,000	$8.13
Options exercisable at December 31,	123,500	$6.16	181,000	$8.91

The cash proceeds from the exercise of stock options, associated income tax benefits, and total intrinsic value for stock options exercised based on the closing price of the Company's common stock were nil for the years ended December 31, 2016 and 2015.

The weighted average remaining contractual term and the aggregated intrinsic value for stock options outstanding and exercisable as of December 31, 2016 and 2015 were as follows:

	As of December 31,
	2016		2015
	Remaining Contractual Term in Years	Aggregated Intrinsic Value	Remaining Contractual Term in Years	Aggregated Intrinsic Value
Stock options outstanding	2.35	$—	2.22	$22
Stock options exercisable	2.35	$—	1.86	$11

D-20

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Restricted Stock

Changes in the Company’s restricted stock for the years ended December 31, 2016 and 2015 were as follows:

	For The Year Ended December 31,
	2016		2015
	Number of Shares of Restricted Stock	Weighted Average Grant Date Fair Value	Number of Shares of Restricted Stock	Weighted Average Grant Date Fair Value
Unvested restricted stock at January 1,	680,000	$1.60	803,999	$3.00
Granted	—	—	1,270,500	2.17
Vested	(330,000)	2.45	(1,204,798)	2.90
Forfeited	(350,000)	0.85	(189,701)	3.14
Unvested restricted stock at December 31,	—	$—	680,000	$1.60

The total fair value of restricted stock vested during the years ended December 31, 2016 and 2015 were as follows:

	For The Year Ended December 31,
	2016	2015
Fair value of restricted stock vested	$553	$2,675

Restricted Stock Units

Changes in the Company’s restricted stock units arising from grants to certain employees and non-employee directors for the years ended December 31, 2016 and 2015 were as follows:

	For The Year Ended December 31,
	2016		2015
	Number of Shares of Restricted Stock Unit	Weighted Average Grant-Date Fair Value	Number of Shares of Restricted Stock Unit	Weighted Average Grant-Date Fair Value
Unvested restricted stock units at January 1,	—	$—	119,940	$3.57
Granted	763,477	2.56	372,739	2.47
Vested	(263,477)	2.12	(450,179)	2.70
Forfeited	(20,000)	2.79	(42,500)	3.21
Unvested restricted stock units at December 31,	480,000	$2.79	—	$—

The total fair value of restricted stock units vested during the years ended December 31, 2016 and 2015 were as follows:

	For The Year Ended December 31,
	2016	2015
Fair value of restricted stock units vested	$558	$1,022

D-21

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Defined Contribution Plan and Employer-matching contributions

The Company maintains the Hudson Global, Inc. 401(k) Savings Plan (the “401(k) plan”). The 401(k) plan allows eligible employees to contribute up to 15% of their earnings to the 401(k) plan. The Company has the discretion to match employees’ contributions up to 3% of the employees' earnings through a contribution of the Company’s common stock or cash. Vesting of the Company’s contribution occurs over a five-year period. For the years ended December 31, 2016 and 2015, the Company’s expenses and contributions to satisfy the prior years’ employer-matching liability for the 401(k) plan were as follows:

	For The Year Ended December 31,
($ in thousands, except otherwise stated)	2016	2015
Expense recognized for the 401(k) plan	$155	$193
Contributions to satisfy prior years' employer-matching liability
Number of shares of the Company's common stock issued (in thousands)	—	116

Market value per share of the Company's common stock on contribution date (in dollars)	$—	$2.71
Non-cash contribution made for employer matching liability	$—	$314
Additional cash contribution made for employer-matching liability	162	—
Total contribution made for employer-matching liability	$162	$314

D-22

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 7 – INCOME TAXES

Income Tax Provision

The domestic and foreign components of income (loss) before income taxes from continuing operations were as follows:

	Year ended December 31,
	2016	2015
Domestic	$(5,768)	$3,607
Foreign	(2,423)	(1,354)
Income (loss) from continuing operations before provision for income taxes	$(8,191)	$2,253

The provision for (benefit from) income taxes from continuing operations were as follows:

	Year ended December 31,
	2016	2015
Current tax provision (benefit):
U.S. Federal	$—	$—
State and local	(11)	18
Foreign	981	439
Total current provision for (benefit from) income taxes	970	457
Deferred tax provision (benefit):
U.S. Federal	—	—
State and local	—	—
Foreign	(228)	189
Total deferred provision for (benefit from) income taxes	(228)	189
Total provision for (benefit from) income taxes from continuing operations	$742	$646

Tax Rate Reconciliation

The effective tax rates for the years ended December 31, 2016 and 2015 were negative 9.1% and 28.7%, respectively. These effective tax rates differ from the U.S. Federal statutory rate of 35% due to state income taxes, changes in valuation allowances in the U.S. and certain foreign jurisdictions which reduces or eliminates the effective tax rate on current year profits or losses, variations from the U.S. Federal statutory rate in foreign jurisdictions, taxes on repatriations of foreign profits, and non-deductible expenses. The effect of state tax rate changes in 2015 on deferred tax assets was offset by an increase in valuation allowance and has no net impact on effective tax rate.

D-23

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

The following is a reconciliation of the effective tax rate from continuing operations for the years ended December 31, 2016 and 2015 to the U.S. Federal statutory rate of 35%:

	Year ended December 31,
	2016	2015
Provision for (benefit from) continuing operations at Federal statutory rate of 35%	$(2,867)	$787
State income taxes, net of Federal income tax effect	(7)	11
Change in valuation allowance	(5,045)	447
Taxes related to foreign income	8,901	2,140
Effect of state tax rate changes on deferred tax assets	—	(6,834)
Non-deductible expenses	399	1,375
Others	(639)	2,720
Provision for (benefit from) income taxes	$742	$646

Deferred Taxes Assets (Liabilities)

Deferred income taxes are provided for the tax effect of temporary differences between the financial reporting basis and the tax basis of assets and liabilities. As of December 31, 2015 the Company adopted ASU No. 2015-17, "Balance Sheet Classification of Deferred Taxes" on a prospective basis, which required that deferred tax assets and liabilities be classified as noncurrent in a classified statement of financial position. Accordingly, net deferred tax assets as of December 31, 2016 and 2015, have been classified as non-current in the accompanying Consolidated Balance Sheets. Significant temporary differences at December 31, 2016 and 2015 were as follows:

	As of December 31,
	2016	2015
Deferred tax assets (liabilities):
Allowance for doubtful accounts	$157	$122
Property and equipment	1,024	321
Goodwill and intangibles	3,879	5,381
Accrued compensation	3,011	2,666
Accrued liabilities and other	2,311	3,244
Tax loss carry-forwards	152,197	154,028
Deferred tax assets (liabilities) gross, total	162,579	165,762
Valuation allowance	(156,343)	(159,298)
Deferred tax assets (liabilities), net of valuation allowance, total	$6,236	$6,464

Net Operating Losses (“NOLs”) and Valuation Allowance

At December 31, 2016, the Company had net NOLs for U.S. Federal tax purposes of approximately $326,295. This total includes approximately $16,584 of tax losses that were not absorbed by Monster Worldwide, Inc. ("Monster") on its consolidated U.S. Federal tax returns through the spin off of the Company on April 1, 2003. NOLs expire at various dates through 2036. As December 31, 2015, the NOL balance did not include a deduction in the amount of $5,222 attributable to stock options and restricted stock until such time as the Company recognizes the deferred tax asset associated with such deduction. During 2016, the Company adopted ASU 2016-09, as a result the NOL balance was increased by the $5,222 previously unrecognized deductions related to stock options and restricted stock and the valuation allowance was increased resulting in a net tax impact of $0. The Company's utilization of NOLs is subject to an annual limitation imposed by Section 382 of the Internal Revenue Code, which may limit our ability to utilize all of the existing NOLs before the expiration dates. As of December 31, 2016, certain international subsidiaries had NOLs for local tax purposes of $82,355. With the exception of $75,273 of NOLs with an indefinite carry forward period as of December 31, 2016, these losses will expire at various dates through 2036, with $42 scheduled to expire during 2017. The deferred tax recognized for NOLs are presented net of unrecognized tax benefits, where applicable.

D-24

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

ASC 740-10-30-5 requires that a valuation allowance be established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. In making this assessment, management considers the level of historical taxable income, scheduled reversals of deferred tax liabilities, tax planning strategies, and projected future taxable income. The provision for income tax includes a net tax benefit of $887, resulting from changes in judgment regarding the realizability of deferred tax assets in future years. As of December 31, 2016, $147,941 of the valuation allowance relates to the deferred tax asset for NOLs, $130,518 of which is U.S. Federal and state, and $17,423 of which is foreign, that management has determined will more likely than not expire prior to realization. The remaining valuation allowance of $8,402 relates to deferred tax assets on U.S. and foreign temporary differences that management estimates will not be realized due to the Company's U.S. and foreign tax losses.

Uncertain Tax Positions

As of December 31, 2016 and 2015, the Company's unrecognized tax benefits, including interest and penalties, which would lower the Company’s annual effective income tax rate if recognized in the future, were as follows:

	As of December 31,
	2016	2015
Gross unrecognized tax benefits excluding interest and penalties	$2,039	$2,190
Less: amount presented as a reduction to a deferred tax asset	438	447
Unrecognized tax benefits, excluding interest and penalties	$1,601	$1,743
Accrued interest and penalties	610	536
Total unrecognized tax benefits that would impact the effective tax rate	$2,211	$2,279

The following table shows a reconciliation of the beginning and ending amounts of unrecognized tax benefits, exclusive of interest and penalties:

Balance at January 1, 2016	$2,190
Additions based on tax positions related to the current year	87
Additions for tax positions of prior years	7
Lapse of statute of limitations	(162)
Currency Translation	(83)
Balance at December 31, 2016	$2,039

Estimated interest and penalties classified as part of the provision for income taxes in the Company’s Consolidated Statements of Operations for the years ended December 31, 2016 and 2015 were as follows:

	Year ended December 31,
	2016	2015
Expense for (benefit of) estimated interest and penalties related to unrecognized tax benefits	$77	$50

Based on information available as of December 31, 2016, it is reasonably possible that the total amount of unrecognized tax benefits could decrease in the range of $200 to $400 over the next 12 months as a result of projected resolutions of global tax examinations and controversies and potential lapses of the applicable statutes of limitations.

D-25

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

In many cases, the Company’s unrecognized tax benefits are related to tax years that remain subject to examination by the relevant tax authorities. Tax years with NOLs remain open until such losses expire or the statutes of limitations for those years when the NOLs are used or expire. As of December 31, 2016, the Company's open tax years remain subject to examination by the relevant tax authorities and currently under income tax examination were principally as follows:

Year
Earliest tax years remain subject to examination by the relevant tax authorities:
U.S. Federal	2013
Other U.S. state and local jurisdictions	2012
U.K.	2015
Australia	2012
Majority of other foreign jurisdictions	2011

The Company believes that its tax reserves are adequate for all years subject to examination above.

NOTE 8 – EARNINGS (LOSS) PER SHARE

A reconciliation of the numerators and denominators of the basic and diluted earnings (loss) per share calculations were as follows:

	For The Year Ended December 31,
	2016	2015
Earnings (loss) per share ("EPS"):
EPS - basic and diluted
Income (loss) from continuing operations	$(0.27)	$0.05
Income (loss) from discontinued operations	0.01	0.02
Net income (loss)	$(0.26)	$0.07
EPS numerator - basic and diluted:
Income (loss) from continuing operations	$(8,933)	$1,607
Income (loss) from discontinued operations, net of income taxes	143	722
Net income (loss)	$(8,790)	$2,329
EPS denominator (in thousands):
Weighted average common stock outstanding - basic	33,174	33,869
Common stock equivalents: stock options and other stock-based awards (a)	—	215
Weighted average number of common stock outstanding - diluted	33,174	34,084

(a)	For the periods in which net losses are presented, the diluted weighted average number of shares of common stock outstanding did not differ from the basic weighted average number of shares of common stock outstanding because the effects of any potential common stock equivalents (see Note 6 for further details on outstanding stock options, unvested restricted stock units and unvested restricted stock) were anti-dilutive and therefore not included in the calculation of the denominator of dilutive earnings per share.

D-26

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

The weighted average number of shares outstanding used in the computation of diluted net income (loss) per share for the years ended December 31, 2016 and 2015 did not include the effect of the following potentially outstanding shares of common stock because the effect would have been anti-dilutive or market conditions have not been achieved:

	For The Year Ended December 31,
	2016	2015
Unvested restricted stock	—	350,000
Unvested restricted stock units	480,000	—
Stock options	123,500	206,000
Total	603,500	556,000

NOTE 9 – RESTRICTED CASH

A summary of the Company’s restricted cash included in the accompanying Consolidated Balance Sheets as of December 31, 2016 and 2015 was as follows:

	As of December 31,
	2016	2015
Included under the caption "Other assets":
Collateral accounts	$557	$229
Rental deposits	385	480
Total amount under the caption "Other assets":	$942	$709
Included under the caption "Prepaid and other":
Client guarantees	$139	$118
Other	108	110
Total amount under the caption "Prepaid and other"	$247	$228
Total restricted cash	$1,189	$937

Collateral accounts primarily include deposits held under a collateral trust agreement, which supports the Company’s workers’ compensation policy and an outstanding letter of credit in the U.S. The rental deposits with banks include amounts held as guarantees from subtenants in the U.K. Client guarantees were held in banks in Belgium as deposits for various client projects. Other primarily includes bank guarantee for licensing in Switzerland.

D-27

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 10 – PROPERTY AND EQUIPMENT, NET

As of December 31, 2016 and 2015, property and equipment, net were as follows:

	As of December 31,
	2016	2015
Computer equipment	$5,888	$5,911
Furniture and equipment	2,244	2,668
Capitalized software costs	17,010	17,946
Leasehold and building improvements	13,699	15,522
	38,841	42,047
Less: accumulated depreciation and amortization	31,800	34,119
Property and equipment, net	$7,041	$7,928

The Company had expenditures of approximately $235 and $513 for acquired property and equipment, mainly consisting of software development, fixtures, computer equipment and leasehold improvements, which had not been placed in service as of December 31, 2016 and 2015, respectively. Depreciation expense is not recorded for such assets until they are placed in service.

Impairment of Long-Lived Assets

During the fourth quarter of 2016, the Company experienced continued declines in the operating results within certain markets. These events were deemed to be triggering events that required the Company to perform an impairment assessment with respect to long-lived assets, primarily property and equipment. The Company estimated the expected undiscounted future cash flows resulting from the long-lived assets' use and eventual disposition, and compared it to their carrying value. The undiscounted future cash flows exceeded the asset group's carrying value, indicating the Company's long-lived assets were not impaired.

Non-Cash Capital Expenditures

The Company has acquired certain computer equipment under capital lease agreements. The current portion of the capital lease obligations are included under the caption “Accrued expenses and other current liabilities” in the Consolidated Balance Sheets and the non-current portion of the capital lease obligations are included under the caption “Other non-current liabilities” in the Consolidated Balance Sheets as of December 31, 2016 and 2015. A summary of the Company’s equipment acquired under capital lease agreements was as follows:

	As of December 31,
	2016	2015
Capital lease obligation, current	$65	$62
Capital lease obligation, non-current	$140	$229

The Company acquired $0 and $0 of property and equipment under capital lease agreements for the years ended December 31, 2016 and 2015, respectively.

D-28

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 11 – GOODWILL

The following is a summary of the changes in the carrying value of the Company’s goodwill, which was included under the caption of Other Assets in the accompanying Consolidated Balance Sheets, for the years ended December 31, 2016 and 2015. The goodwill is related to the Company’s acquisition of the businesses of Tong Zhi (Beijing) Consulting Service Ltd and Guangzhou Dong Li Consulting Service Ltd.

	Carrying Value
	2016	2015
Goodwill, January 1,	$1,938	$2,029
Currency translation	(126)	(91)
Goodwill, December 31,	$1,812	$1,938

On October 1, 2016 and 2015, the Company applied ASC 350-20-35, and performed quantitative assessments to determine whether it was more likely than not that the fair value of its China reporting unit was less than its carrying value. At the conclusion of its assessment, the Company determined the fair value of the reporting unit exceeded its carrying value. As such, the Company determined that no impairment of goodwill had taken place.

At December 31 2016, the Company performed additional assessment with respect to goodwill and determined that no impairment existed at its China reporting unit as of December 31, 2016.

NOTE 12 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

As of December 31, 2016 and 2015, the Company's accrued expenses and other current liabilities consisted of the following:

	December 31,
	2016	2015
Salaries, commissions and benefits	$21,843	$23,684
Sales, use, transaction and income taxes	7,438	7,876
Fees for professional services	1,148	1,760
Rent	1,920	1,218
Deferred revenue	1,024	1,722
Other accruals	2,781	4,084
Total accrued expenses and other current liabilities	$36,154	$40,344

D-29

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 13 – BUSINESS REORGANIZATION

The Company initiated and executed certain strategic actions requiring business reorganization ("2016 Exit Plan"). Business exit costs associated with the 2016 Exit Plan primarily consisted of employee termination benefits, lease termination payments and costs for elimination of contracts for certain discontinued services and locations.

The Board previously approved other reorganization plans in prior years (the "Previous Plans"). Business exit costs associated with Previous Plans primarily consisted of employee termination benefits, lease termination payments and costs for elimination of contracts for certain discontinued services and locations.

For the year ended December 31, 2016, restructuring charges associated with these initiatives primarily included employee separation costs in Europe and Asia Pacific and lease termination payments for rationalized offices and professional fees in Europe under the 2016 Exit Plan and Previous Plans.

Business reorganization from continuing operations for the years ended December 31, 2016 and 2015 for the 2016 Exit Plan and the Previous Plans, collectively, were as follows:

	Year Ended December 31,
	2016	2015
Business reorganization from continuing operations
Previous Plans	$482	$5,828
2016 Plan	1,098	—
Total business reorganization from continuing operations	$1,580	$5,828

The following table contains amounts for Changes in Estimate, Additional Charges, and Payments related to prior restructuring plans that were incurred or recovered during the year ended December 31, 2016. The amounts for Changes in Estimate and Additional Charges are classified as business reorganization in the Company’s Consolidated Statements of Operations. Amounts in the “Payments” column represent primarily the cash payments associated with the reorganization plans. Changes in the accrued business reorganization for the year ended December 31, 2016 were as follows:

	December 31, 2015	Changes in Estimate	Additional Charges	Payments	December 31, 2016
Lease termination payments	$2,970	$301	$691	$(1,689)	$2,273
Employee termination benefits	1,186	(144)	460	(1,236)	266
Other associated costs	208	22	250	(448)	32
Total	$4,364	$179	$1,401	$(3,373)	$2,571

Lease Termination Payments

The business reorganization incurred for lease termination for the years ended December 31, 2016 and 2015 by segment were as follows:

Lease termination payments for the year	Hudson	Hudson	Hudson
ended December 31,	Americas	Asia Pacific	Europe	Corporate	Total
2016	$(16)	$(24)	$1,022	$10	$992
2015	$503	$625	$1,358	$181	$2,667

D-30

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Employee Termination Benefits

The business reorganization incurred for employee termination benefits for the years ended December 31, 2016 and 2015 by segment were as follows:

Employee termination benefits for the year	Hudson	Hudson	Hudson
ended December 31,	Americas	Asia Pacific	Europe	Corporate	Total
2016	$(8)	$273	$77	$(26)	$316
2015	$350	$(2)	$792	$969	$2,109

Other Associated Costs

Other associated business reorganization incurred for contract cancellation costs and professional fees for the years ended December 31, 2016 and 2015 by segment were as follows:

Other Associated Costs for the year ended	Hudson	Hudson	Hudson
December 31,	Americas	Asia Pacific	Europe	Corporate	Total
2016	$(15)	$—	$287	$—	$272
2015	$255	$47	$733	$17	$1,052

D-31

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Leases

The Company leases facilities and equipment under operating leases that expire at various dates through 2027. Some of the operating leases provide for increasing rents over the term of the lease. Total rent expense under these leases is recognized ratably over the lease terms. As of December 31, 2016, future minimum lease commitments under non-cancelable operating leases, which will be expensed as primarily in office and general expenses, were as follows:

2017	$15,355
2018	13,181
2019	8,758
2020	5,506
2021	1,615
Thereafter	1,027
$45,442

Rent and related expenses for operating leases of facilities and equipment recorded under the caption “Office and general” in the accompanying Consolidated Statements of Operations were $8,931 and $10,540 for the years ended December 31, 2016 and 2015, respectively. Future minimum lease commitments have not been offset by expected future minimum sublease rental income of $5,893, due in the future through 2020 under subleases with third parties. Commitments and sublease rentals based in currencies other than U.S. dollars were translated using exchange rates as of December 31, 2016.

Asset Retirement Obligations

The Company has certain asset retirement obligations that are primarily the result of legal obligations for the removal of leasehold improvements and restoration of premises to their original condition upon termination of leases. The current portion of asset retirement obligations are included under the caption “Accrued expenses and other current liabilities” in the Consolidated Balance Sheets. The non-current portion of asset retirement obligations are included under the caption “Other non-current liabilities” in the Consolidated Balance Sheets. The Company’s asset retirement obligations that are included in the Consolidated Balance Sheets as of December 31, 2016 and 2015 were as follows:

	As of December 31,
	2016	2015
Current portion of asset retirement obligations	$78	$142
Non-current portion of asset retirement obligations	1,693	1,820
Total asset retirement obligations	$1,771	$1,962

Consulting, Employment and Non-compete Agreements

The Company has entered into various consulting, and employment agreements with certain key members of management. These agreements generally (i) are one year in length, (ii) contain restrictive covenants, (iii) under certain circumstances, provide for compensation and subject to providing the Company with a release, severance payments, and (iv) are automatically renewed annually unless either party gives sufficient notice of termination.

Litigation and Complaints

The Company is subject, from time to time, to various claims, lawsuits, contracts disputes and other complaints from, for example, clients, candidates, suppliers, landlords for both leased and subleased properties, former and current employees, and regulators or tax authorities arising in the ordinary course of business. The Company routinely monitors claims such as these, and records provisions for losses when the claim becomes probable and the amount due is estimable. Although the outcome of these claims cannot be determined, the Company believes that the final resolution of these matters will not have a material adverse effect on the Company’s financial condition, results of operations or liquidity.

D-32

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

For matters that have reached the threshold of probable and estimable, the Company has established reserves for legal, regulatory and other contingent liabilities. The Company’s reserves were $105 and $109 as of December 31, 2016 and 2015, respectively.

Costs Associated with Termination

As previously disclosed, in May 2015, the Company incurred compensation and benefits obligations to its former Chairman and Chief Executive Officer, Manuel Marquez, under his employment agreement, dated March 7, 2011, in connection with the Company providing Mr. Marquez notice of non-renewal of his employment agreement, which is treated as a termination without cause. The Company had accrued $747 as of March 31, 2016 in connection with compensation and benefits Mr. Marquez was entitled to upon a termination without cause, subject to his execution of a release. Mr. Marquez did not agree with the Company’s treatment of compensation and benefits under his employment agreement and, in August 2015, filed an arbitration claim against the Company for additional amounts of up to approximately $2,000 and reimbursement of his legal fees.

On May 27, 2016, the arbitrator issued his decision on Mr. Marquez’s claim and awarded Mr. Marquez approximately $1,800 in additional compensation and benefits and approximately $700 toward the reimbursement of a portion of his legal fees incurred pursuing his claim. For the year ended December 31, 2016, the Company recorded an additional charge of $3,025 for the resolution of this arbitration.

D-33

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 15 – CREDIT AGREEMENTS

Receivables Finance Agreement with Lloyds Bank Commercial Finance Limited and Lloyds Bank PLC

On August 1, 2014, the Company’s U.K. subsidiary (“U.K. Borrower”) entered into a receivables finance agreement for an asset-based lending funding facility (the “Lloyds Agreement”) with Lloyds Bank PLC and Lloyds Bank Commercial Finance Limited (together, “Lloyds”). Until September 15, 2016, the Lloyds Agreement provided the U.K. Borrower with the ability to borrow up to $18,518 (£15,000), at which time the U.K. Borrower entered into an amendment to the Lloyds Agreement that reduced the borrowing limit to $14,814 (£12,000). Extensions of credit are based on a percentage of the eligible accounts receivable less required reserves from the Company's U.K. operations. The initial term was two years with renewal periods every three months thereafter. Borrowings under this facility are secured by substantially all of the assets of the U.K. Borrower.

The credit facility under the Lloyds Agreement contains two tranches. The first tranche is a revolving facility based on the billed contracting and permanent recruitment activities in the U.K. operation ("Lloyds Tranche A"). The borrowing limit of Lloyds Tranche A is $14,197 (£11,500) based on 83% of eligible billed contracting and permanent recruitment receivables. The second tranche is a revolving facility that is based on the unbilled work-in-progress (as defined under the receivables finance agreement) activities in the U.K. operation ("Lloyds Tranche B"). The borrowing limit of Lloyds Tranche B is $617 (£500) based on 25% of eligible work-in-progress from the permanent recruitment. For both tranches, borrowings may be made with an interest rate based on a base rate as determined by Lloyds Bank PLC, based on the Bank of England base rate, plus 1.75%.

The Lloyds Agreement contains various restrictions and covenants including (1) that true credit note dilution may not exceed 5%, measured at audit on a regular basis; (2) debt turn may not exceed 55 days over a three month rolling period; (3) dividends by the U.K. Borrower to the Company are restricted to the value of post tax profits; and (4) at the end of each month, there must be a minimum excess availability of $2,469 (£2,000).

The details of the Lloyds Agreement as of December 31, 2016 were as follows:

December 31, 2016
Borrowing capacity	$7,380
Less: outstanding borrowing	(19)
Additional borrowing availability	$7,361
Interest rates on outstanding borrowing	2.00%

The Company was in compliance with all financial covenants under the Lloyds Agreement as of December 31, 2016.

Facility Agreement with National Australia Bank Limited

On October 30, 2015, Hudson Global Resources (Aust) Pty Limited (“Hudson Australia”) and Hudson Global Resources (NZ) Limited (“Hudson New Zealand”), both subsidiaries of Hudson Global, Inc., entered into a Finance Agreement, dated as of October 27, 2015 (the “Finance Agreement”), with National Australia Bank Limited (“NAB”), a NAB Corporate Receivables Facility Agreement, dated as of October 27, 2015 (the “Australian Receivables Agreement”), with NAB and a BNZ Corporate Receivables Facility Agreement, dated as of October 27, 2015 (the “New Zealand Receivables Agreement”), with Bank of New Zealand (“BNZ”).

The Finance Agreement provides a bank guarantee facility of up to $2,161 (AUD3,000) for Hudson Australia and Hudson New Zealand. The Finance Agreement matures and becomes due and payable on October 27, 2018. A fee equal to 1.5% per annum will be charged on each bank guarantee issued under the Finance Agreement. The Finance Agreement bears a fee, payable semiannually in arrears, equal to 0.3% per annum of NAB’s commitment under the Finance Agreement.

The Australian Receivables Agreement provides a receivables facility of up to $18,005 (AUD25,000) for Hudson Australia, which is based on an agreed percentage of eligible accounts receivable, and of which up to $2,881 (AUD4,000) may be used to support the working capital requirements of operations in China, Hong Kong and Singapore. The Australian Receivables Agreement does not have a stated maturity date and can be terminated by Hudson Australia or NAB upon 90 days written notice. Borrowings under the Australian Receivables Agreement may be made with an interest rate based on a market rate plus a margin of 1.5% per annum. The Australian Receivable Agreement bears a fee, payable monthly in advance, equal to $5 (AUD6) per month.

D-34

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

The New Zealand Receivables Agreement provides a receivables facility of up to $3,463 (NZD5,000) for Hudson New Zealand, which is based on an agreed percentage of eligible accounts receivable. The New Zealand Receivables Agreement does not have a stated maturity date and can be terminated by Hudson New Zealand or BNZ upon 90 days written notice. Borrowings under the New Zealand Receivables Agreement may be made with an interest rate based on a market rate. The New Zealand Receivables Agreement bears a fee, payable monthly in advance, equal to $1 (NZD1) per month.

The details of the NAB Finance and Facility Agreements as of December 31, 2016 were as follows:

December 31, 2016
Finance Agreement:
Borrowing capacity	$2,161
Less: outstanding borrowing	(1,901)
Additional borrowing availability	$260
Interest rates on outstanding borrowing	1.50%

Australian Receivables Agreement:
Borrowing capacity	$15,606
Less: outstanding borrowing	(7,751)
Additional borrowing availability	$7,855
Interest rates on outstanding borrowing	3.17%

New Zealand Receivables Agreement:
Borrowing capacity	$2,231
Less: outstanding borrowing	—
Additional borrowing availability	$2,231
Interest rates on outstanding borrowing	4.00%

Amounts owing under the Finance Agreement, the Australian Receivables Agreement and the New Zealand Receivables Agreement are secured by substantially all of the assets of Hudson Australia and Hudson New Zealand. Each of the Finance Agreement, the Australian Receivables Agreement and the New Zealand Receivables Agreement contains various restrictions and covenants applicable to the Obligors, including: a requirement that the Obligors maintain (1) a minimum Fixed Charge Coverage Ratio (as defined in the NAB Facility Agreement) of 1.50x as of the last day of each calendar quarter; and (2) a minimum Receivables Ratio (as defined by the NAB Facility Agreement) of 1.20x.

The Company was in compliance with all financial covenants under the NAB Facility Agreement as of December 31, 2016.

D-35

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Other Credit Agreements

The Company also has lending arrangements with local banks through its subsidiaries in Belgium and Singapore. The Belgium subsidiary had a $1,052 (€1,000) overdraft facility as of December 31, 2016. Borrowings under the Belgium lending arrangement may be made using an interest rate based on the one month EURIBOR plus a margin, and the interest rate under each of these arrangements was 2.75% as of December 31, 2016. The lending arrangement in Belgium has no expiration date and can be terminated with a 15-day notice period. In Singapore, the Company’s subsidiary can borrow up to $138 (SGD200) for working capital purposes. Interest on borrowings under this overdraft facility is based on the Singapore Prime Rate plus a margin of 1.75%, which was 6.0% on December 31, 2016. The Singapore overdraft facility expires annually each August but can be renewed for one year periods at that time. The outstanding borrowings under the Belgium and Singapore lending agreements were $0 as of December 31, 2016.

Excluding the NAB Finance Agreement, the average monthly outstanding borrowings and weighted average interest rate for all the credit agreements above was $7,385 and 3.37%, respectively, for the year ended December 31, 2016.

The Company continues to use the aforementioned credit to support its ongoing global working capital requirements, capital expenditures and other corporate purposes and to support letters of credit. Letters of credit and bank guarantees are used primarily to support office leases.

NOTE 16 – STOCKHOLDERS' EQUITY

The Company paid a cash dividend of $0.05 per share paid on June 24, 2016 to shareholders of record as of June 14, 2016. The Company also paid a cash dividend of $0.05 per share on March 25, 2016 to shareholders of record as of March 15, 2016. As a result, for the year ended December 31, 2016, the Company paid $3,401 in dividends to shareholders. The cash dividend payments are applied to accumulated deficit.

On July 30, 2015, the Company announced that its Board of Directors authorized the repurchase of up to $10,000 of the Company's common stock. The Company intends to make purchases from time to time as market conditions warrant. This authorization does not expire. During the year ended December 31, 2016 and 2015, the Company had repurchased 1,361,493 and 527,634 shares in the open market for a total cost of $3,147 and $1,386, respectively. During the year ended December 31, 2016, the Company also purchased 1,100,000 shares from Sagard Capital Partners, L.P. in a private transaction pursuant to a securities purchase agreement for a total cost of $1,980 or $1.80 per share. As of December 31, 2016, under the July 30, 2015 authorization, the Company had repurchased 2,989,127 shares for a total cost of $6,513.

NOTE 17 – ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Accumulated other comprehensive income (loss), net of tax, consisted of the following:

	December 31,
	2016	2015
Foreign currency translation adjustments	$6,826	$10,159
Pension plan obligations	105	133
Accumulated other comprehensive income (loss)	$6,931	$10,292

As a result of the sale of the Netherlands business and substantially complete liquidation of certain foreign owned entities, the net foreign currency translation loss transferred from accumulated other comprehensive income and included in determining net income (loss) was $450 for year ended December 31, 2015. No such adjustment was recorded in the current year. See Note 3 and 4 regarding the substantially complete liquidation of certain foreign owned entities and the sale of the Netherlands business.

For the years ended December 31, 2016 and 2015, the amounts of accumulated other comprehensive income (loss), which primarily pertained to pension plan obligations, were $22 and $19, respectively, and reclassified to the Consolidated Statement of Operations under the caption "Salaries and related" expenses.

D-36

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 18 – SHELF REGISTRATION AND STOCKHOLDER RIGHTS PLAN

Acquisition Shelf Registration Statement

The Company has a shelf registration on file with the SEC to enable it to issue up to 1,350,000 shares of its common stock from time to time in connection with acquisitions of businesses, assets or securities of other companies, whether by purchase, merger or any other form of acquisition or business combination. If any shares are issued using this shelf registration, the Company will not receive any proceeds from these offerings other than the assets, businesses or securities acquired. As of December 31, 2016, all of the 1,350,000 shares were available for issuance.

Stockholder Rights Plan

On February 5, 2005, the Board adopted a Rights Agreement between the Company and a rights agent (the "2005 Rights Agreement") and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock of the Company. The dividend was paid upon the close of business on February 28, 2005 to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.001 (“Preferred Shares”), of the Company, at a price of $8.50 per one one-hundredth of a Preferred Share, subject to adjustment. On January 15, 2015, the Board approved an amendment and restatement of the 2005 Rights Agreement by adopting an Amended and Restated Rights Agreement (the “Rights Agreement”) between the Company and a rights agent. The Board adopted the Rights Agreement in an effort to protect stockholder value by attempting to diminish the risk that the Company’s ability to use its net operating losses (“NOLs”) to reduce potential future federal income tax obligations may become substantially limited. If any person becomes a 4.99% or more stockholder of the Company, then each Right (subject to certain limitations) will entitle its holder to purchase, at the Right's then current exercise price, a number of shares of common stock of the Company or of the acquirer having a market value at the time of twice the Right's per share exercise price. The Company's Board of Directors may redeem the Rights for $0.001 per Right at any time prior to the time when the Rights become exercisable. The Rights will expire on the earliest of (i) January 15, 2018, (ii) the time at which the Rights are redeemed as described above, (iii) the time at which the Rights are exchanged as described in the Rights Agreement, (iv) the repeal of Section 382 of the Internal Revenue Code if the Board determines that the Rights Agreement is no longer necessary for the preservation of the Company’s NOLs, and (v) the beginning of a taxable year of the Company to which the Board determines that no NOLs may be carried forward.

NOTE 19 – SEGMENT AND GEOGRAPHIC DATA

Segment Reporting

The Company operates in three reportable segments: the Hudson regional businesses of Hudson Americas, Hudson Asia Pacific, and Hudson Europe. Corporate expenses are reported separately from the three reportable segments and pertain to certain functions, such as executive management, corporate governance, human resources, accounting, administration, tax and treasury, and have been allocated to the reportable segments to the extent which the costs are attributable to the reportable segments. Segment information is presented in accordance with ASC 280, “Segments Reporting.” This standard is based on a management approach that requires segmentation based upon the Company’s internal organization and disclosure of revenue and certain expenses based upon internal accounting methods. The Company’s financial reporting systems present various data for management to run the business, including internal profit and loss statements prepared on a basis not consistent with U.S. GAAP. Accounts receivable, net and long-lived assets are the only significant assets separated by segment for internal reporting purposes.

D-37

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Inter- segment elimination	Total
For the Year Ended December 31, 2016
Revenue, from external customers	$15,561	$236,839	$170,344	$—	$—	$422,744
Inter-segment revenue	20	—	314	—	(334)	—
Total revenue	$15,581	$236,839	$170,658	$—	$(334)	$422,744
Gross margin, from external customers	$13,609	$84,126	$76,682	$—	$—	$174,417
Inter-segment gross margin	(14)	(271)	285	—	—	—
Total gross margin	$13,595	$83,855	$76,967	$—	$—	$174,417
Business reorganization	$(39)	$248	$1,387	$(16)	$—	$1,580
EBITDA (loss) (a)	$770	$(338)	$1,064	$(6,240)	$—	$(4,744)
Depreciation and amortization	49	1,744	892	405	—	3,090
Intercompany interest income (expense), net	—	—	(204)	204	—	—
Interest income (expense), net	—	(318)	(32)	(7)	—	(357)
Income (loss) from continuing operations before income taxes	$721	$(2,400)	$(64)	$(6,448)	$—	$(8,191)
Provision for (benefit from) income taxes	$30	$(2,040)	$2,761	$(9)	$—	$742
As of December 31, 2016
Accounts receivable, net	$2,507	$32,271	$23,739	$—	$—	$58,517
Long-lived assets, net of accumulated depreciation and amortization	$2	$7,049	$1,528	$359	$—	$8,938
Total assets	$5,880	$51,331	$40,790	$3,811	$—	$101,812

	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Inter- segment elimination	Total
For the Year Ended December 31, 2015
Revenue, from external customers	$28,627	$219,391	$215,179	$—	$—	$463,197
Inter-segment revenue	41	—	498	—	(539)	—
Total revenue	$28,668	$219,391	$215,677	$—	$(539)	$463,197
Gross margin, from external customers	$16,111	$89,682	$81,917	$—	$—	$187,710
Inter-segment gross margin	25	(477)	451	—	1	—
Total gross margin	$16,136	$89,205	$82,368	$—	$1	$187,710
Gain (loss) on sale and exit of businesses	$15,918	$—	$3,917	$—	$—	$19,835
Business reorganization	$1,108	$669	$2,883	$1,168	$—	$5,828
EBITDA (loss) (a)	$13,354	$2,851	$(207)	$(9,178)	$—	$6,820
Depreciation and amortization	604	1,951	802	488	—	3,845
Intercompany interest income (expense), net	—	—	(526)	526	—	—
Interest income (expense), net	(342)	(276)	(94)	(10)	—	(722)
Income (loss) from continuing operations before income taxes	$12,408	$624	$(1,629)	$(9,150)	$—	$2,253
Provision for (benefit from) income taxes	58	776	(176)	(12)	—	646
As of December 31, 2015
Accounts receivable, net	$3,155	$29,824	$29,441	$—	$—	$62,420
Long-lived assets, net of accumulated depreciation and amortization	$36	$7,382	$1,859	$674	$—	$9,951
Total assets	$7,766	$49,246	$53,557	$14,380	$—	$124,949

(a)	SEC Regulation S-K 229.10(e)1(ii)(A) defines EBITDA as earnings before interest, taxes, depreciation and amortization. EBITDA is presented to provide additional information to investors about the Company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses this measurement to evaluate working capital requirements. EBITDA should not be considered in isolation or as a substitute for operating income and net income prepared in accordance with U.S. GAAP or as a measure of the Company's profitability.

D-38

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Geographic Data Reporting

A summary of revenues for the years ended December 31, 2016 and 2015 and long-lived assets and net assets by geographic area as of December 31, 2016 and 2015 were as follows:

Information by geographic region	United Kingdom	Australia	China	United States	Continental Europe	Other Asia Pacific	Other Americas	Total
For the Year Ended December 31, 2016
Revenue (a)	$116,508	$181,899	$16,203	$14,690	$53,837	$38,737	$870	$422,744
For the Year Ended December 31, 2015
Revenue (a)	$154,931	$159,539	$25,401	$27,965	$60,248	$34,451	$662	$463,197
As of December 31, 2016
Long-lived assets, net (b)	$1,259	$4,023	$2,381	$369	$261	$645	$—	$8,938
Net assets	$9,101	$10,732	$5,762	$4,854	$7,284	$4,279	$(127)	$41,885
As of December 31, 2015
Long-lived assets, net (b)	$1,707	$4,115	$2,835	$718	$144	$432	$—	$9,951
Net assets	$17,371	$9,920	$9,386	$13,467	$7,176	$3,875	$(15)	$61,180

(a)	Revenue by geographic region disclosed above is net of any inter-segment revenue and, therefore, represents only revenue from external customers according to the location of the operating subsidiary.

(b)	Comprised of property and equipment and goodwill, net of accumulated depreciation and amortization. Corporate assets are included in the United States.

D-39

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 20 – SELECTED QUARTERLY FINANCIAL DATA (unaudited)

	For The Year Ended December 31, 2016
	First quarter	Second quarter	Third quarter	Fourth quarter
Revenue	$101,227	$113,067	$108,136	$100,314
Gross margin	$41,262	$46,839	$43,542	$42,774
Operating income (loss)	$(3,705)	$(2,425)	$(786)	$(671)
Income (loss) from continuing operations	$(3,570)	$(3,347)	$(1,908)	$(108)
Income (loss) from discontinued operations	$83	$209	$35	$(184)
Net income (loss)	$(3,487)	$(3,138)	$(1,873)	$(292)
Basic and diluted earnings (loss) per share from continuing operations	$(0.10)	$(0.10)	$(0.06)	$—
Basic and diluted earnings (loss) per share from discontinued operations	$—	$0.01	$—	$(0.01)
Basic and diluted earnings (loss) per share	$(0.10)	$(0.09)	$(0.06)	$(0.01)
Basic and diluted weighted average shares outstanding (in thousands)	34,631	33,252	33,572	32,227
Common stock equivalents and outstanding stock options excluded from the calculation of diluted earnings (loss) per share (in thousands)	1,345	548	299	604

	For The Year Ended December 31, 2015
	First quarter	Second quarter	Third quarter	Fourth quarter
Revenue	$124,317	$122,743	$110,028	$106,109
Gross margin	$47,904	$50,222	$45,145	$44,439
Operating income (loss)	$(6,716)	$13,643	$(3,826)	$140
Income (loss) from continuing operations	$(6,654)	$12,774	$(2,029)	$(2,484)
Income (loss) from discontinued operations	$(184)	$1,103	$(55)	$(142)
Net income (loss)	$(6,838)	$13,877	$(2,084)	$(2,626)
Basic and diluted earnings (loss) per share from continuing operations	$(0.20)	$0.38	$(0.06)	$(0.07)
Basic and diluted earnings (loss) per share from discontinued operations	$(0.01)	$0.03	$—	$—
Basic and diluted earnings (loss) per share	$(0.21)	$0.41	$(0.06)	$(0.08)
Basic weighted average shares outstanding (in thousands)	33,053	33,525	34,687	34,274
Diluted weighted average shares outstanding (in thousands)	33,053	34,007	34,687	34,274
Common stock equivalents and outstanding stock options excluded from the calculation of diluted earnings (loss) per share (in thousands)	1,903	979	1,124	886

Earnings (loss) per share calculations for each quarter include the weighted average effect for the quarter; therefore, the sum of quarterly earnings (loss) per share amounts may not equal year-to-date earnings (loss) per share amounts, which reflect the weighted average effect on a year-to-date basis.

D-40

HUDSON GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 21 – EVENT (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITOR'S REPORT

On December 17, 2017, the Company, entered into three agreements with different buyers relating to the sale of the Company’s Recruitment and Talent Management businesses. The sales, taken together, constitutes a sale of substantially all of the Company’s assets under the Delaware General Corporation Law, and, as such, the Company will be seeking stockholder approval of the sale of substantially all of the Company’s assets pursuant to the agreements.

D-41

ANNEX E

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF HUDSON GLOBAL, INC.

(UNAUDITED) FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

E-1

HUDSON GLOBAL, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Nine Months Ended September 30,
	2017	2016
Revenue	$335,104	$322,430
Direct costs	197,101	190,787
Gross margin	138,003	131,643
Operating expenses:
Salaries and related	105,978	106,282
Other selling, general and administrative	27,888	29,019
Depreciation and amortization	2,050	2,294
Business reorganization	636	964
Operating income (loss)	1,451	(6,916)
Non-operating income (expense):
Interest income (expense), net	(317)	(264)
Other income (expense), net	(511)	(445)
Income (loss) from continuing operations before provision for income taxes	623	(7,625)
Provision for income taxes from continuing operations	1,525	1,200
Income (loss) from continuing operations	(902)	(8,825)
Income (loss) from discontinued operations, net of income taxes	(34)	327
Net income (loss)	$(936)	$(8,498)
Basic and diluted earnings (loss) per share:
Basic and diluted earnings (loss) per share from continuing operations	$(0.03)	$(0.26)
Basic and diluted earnings (loss) per share from discontinued operations	—	0.01
Basic and diluted earnings (loss) per share	$(0.03)	$(0.25)
Weighted-average shares outstanding:
Basic	32,120	34,121
Diluted	32,120	34,121
Dividends declared per common share	$—	$0.10

See accompanying notes to condensed consolidated financial statements.

E-2

HUDSON GLOBAL, INC.

CONDENSED CONSOLIDATED STATEMENT OF OTHER COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share amounts)

(unaudited)

	Nine Months Ended September 30,
	2017	2016
Comprehensive income (loss):
Net income (loss)	$(936)	$(8,498)
Other comprehensive income (loss):
Foreign currency translation adjustment, net of applicable income taxes	3,594	(864)
Pension liability adjustment, net of income taxes	4	(11)
Total other comprehensive income (loss), net of income taxes	3,598	(875)
Comprehensive income (loss)	$2,662	$(9,373)

See accompanying notes to condensed consolidated financial statements.

E-3

HUDSON GLOBAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$16,835	$21,322
Accounts receivable, less allowance for doubtful accounts of $778 and $799, respectively	71,325	58,517
Prepaid and other	4,962	4,265
Current assets of discontinued operations	—	38
Total current assets	93,122	84,142
Property and equipment, net	6,173	7,041
Deferred tax assets, non-current	6,698	6,494
Other assets, non-current	3,814	4,135
Total assets	$109,807	$101,812
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,688	$4,666
Accrued expenses and other current liabilities	42,179	36,154
Short-term borrowings	8,206	7,770
Accrued business reorganization	1,523	1,756
Current liabilities of discontinued operations	29	233
Total current liabilities	56,625	50,579
Deferred rent and tenant improvement contributions	2,198	2,968
Income tax payable, non-current	2,204	2,211
Other non-current liabilities	4,004	4,169
Total liabilities	65,031	59,927
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 34,959 and 34,910 shares, respectively	34	34
Additional paid-in capital	483,202	482,265
Accumulated deficit	(441,414)	(440,478)
Accumulated other comprehensive income, net of applicable tax	10,529	6,931
Treasury stock, 3,694 and 3,145 shares, respectively, at cost	(7,575)	(6,867)
Total stockholders' equity	44,776	41,885
Total liabilities and stockholders' equity	$109,807	$101,812

See accompanying notes to condensed consolidated financial statements.

E-4

HUDSON GLOBAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$(936)	$(8,498)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,050	2,294
Provision for (recovery of) doubtful accounts	78	224
Provision for (benefit from) deferred income taxes	345	690
Stock-based compensation	937	1,278
Other, net	—	190
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	(7,596)	(3,542)
Decrease (increase) in prepaid and other assets	268	502
Increase (decrease) in accounts payable, accrued expenses and other liabilities	2,438	(5,627)
Increase (decrease) in accrued business reorganization	(1,129)	(2,566)
Net cash used in operating activities	(3,545)	(15,055)
Cash flows from investing activities:
Capital expenditures	(679)	(1,820)
Proceeds from sale of assets	—	42
Net cash used in investing activities	(679)	(1,778)
Cash flows from financing activities:
Borrowings under credit agreements	133,404	89,804
Repayments under credit agreements	(133,935)	(84,280)
Repayment of capital lease obligations	(69)	(63)
Dividend payments	—	(3,401)
Purchase of treasury stock	(703)	(4,917)
Purchase of restricted stock from employees	(5)	(65)
Net cash used in financing activities	(1,308)	(2,922)
Effect of exchange rates on cash and cash equivalents	1,045	(506)
Net decrease in cash and cash equivalents	(4,487)	(20,261)
Cash and cash equivalents, beginning of the period	21,322	37,663
Cash and cash equivalents, end of the period	$16,835	$17,402
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$312	$249
Net cash payments during the period for income taxes	$1,543	$731

See accompanying notes to condensed consolidated financial statements.

E-5

HUDSON GLOBAL, INC.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(in thousands)

(unaudited)

	Common stock		Additional paid-in	Accumulated	Accumulated other comprehensive	Treasury
	Shares	Value	capital	deficit	income (loss)	stock	Total
Balance at December 31, 2016	31,765	$34	$482,265	$(440,478)	$6,931	$(6,867)	$41,885
Net income (loss)	—	—	—	(936)	—	—	(936)
Other comprehensive income (loss), currency translation adjustments, net of applicable tax	—	—	—	—	3,594	—	3,594
Other comprehensive income (loss), pension liability adjustment, net of income tax	—	—	—	—	4	—	4
Purchase of treasury stock	(544)	—	—	—	—	(703)	(703)
Purchase of restricted stock from employees	(5)	—	—	—	—	(5)	(5)
Stock-based compensation	49		937	—	—	—	937
Balance at September 30, 2017	31,265	$34	$483,202	$(441,414)	$10,529	$(7,575)	$44,776

See accompanying notes to condensed consolidated financial statements.

E-6

HUDSON GLOBAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(unaudited)

NOTE 1 – BASIS OF PRESENTATION

These interim unaudited condensed consolidated financial statements have been prepared in accordance with United States of America ("U.S.") generally accepted accounting principles ("U.S. GAAP") for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”) for interim financial reporting, and should be read in conjunction with the consolidated financial statements and related notes of Hudson Global, Inc. and its subsidiaries (the "Company") attached to the proxy statement as Annex D for the year ended December 31, 2016.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of operating revenues and expenses. These estimates are based on management’s knowledge and judgments. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows at the dates and for the periods presented have been included. The results of operations for interim periods are not necessarily indicative of the results of operations for the full year. The Condensed Consolidated Financial Statements include the accounts of the Company and all of its wholly-owned and majority-owned subsidiaries. All significant intra-entity balances and transactions between and among the Company and its subsidiaries have been eliminated in consolidation. Certain prior period amounts have been reclassified to conform to the current year presentation with no material impact on the condensed consolidated financial statements.

NOTE 2 – DESCRIPTION OF BUSINESS

The Company is comprised of the operations, assets and liabilities of the three Hudson regional businesses of Hudson Americas, Hudson Asia Pacific, and Hudson Europe ("Hudson regional businesses" or "Hudson"). The Company provides specialized professional-level recruitment and related talent solutions. The Company’s core service offerings include Permanent Recruitment, Contracting, Recruitment Process Outsourcing ("RPO") and Talent Management Solutions.

The Company operates in 13 countries with three reportable geographic business segments: Hudson Americas, Hudson Asia Pacific, and Hudson Europe. See Note 17 for further details regarding the reportable segments.

Corporate expenses are reported separately from the reportable segments and pertain to certain functions, such as executive management, corporate governance, human resources, accounting, tax, marketing, information technology and treasury. A portion of these expenses are attributed to the reportable segments for providing the above services to them and have been allocated to the segments as management service fees and are included in the segments’ non-operating other income (expense).

The Company’s core service offerings include:

Permanent Recruitment: Offered on both a retained and contingent basis, Hudson’s Permanent Recruitment services leverage its consultants, psychologists and other professionals in the development and delivery of its proprietary methods to identify, select and engage the best-fit talent for critical client roles.

Contracting: In Contracting, Hudson provides a range of project management, interim management and professional contract staffing services. These services draw upon a combination of specialized recruiting and project management competencies to deliver a wide range of solutions. Hudson-employed professionals - either individually or as a team - are placed with client organizations for a defined period of time based on a client's specific business need.

RPO: Hudson RPO delivers permanent recruitment and contracting outsourced recruitment solutions tailored to the individual needs of primarily mid-to-large-cap multinational companies. Hudson RPO's delivery teams utilize state-of-the-art recruitment process methodologies and project management expertise in their flexible, turnkey solutions to meet clients' ongoing business needs. Hudson RPO services include complete recruitment outsourcing, project-based outsourcing, contingent workforce solutions and recruitment consulting.

Talent Management Solutions: Featuring embedded proprietary talent assessment and selection methodologies, Hudson’s Talent Management capability encompasses services such as talent assessment (utilizing a variety of competency, attitude and experiential testing), interview training, executive coaching, employee development and outplacement.

E-7

HUDSON GLOBAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(unaudited)

NOTE 3 – RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In May 2017, the Financial Accounting Standards Board (the "FASB") issued Accounting Standards Update ("ASU") No. 2017-09, "Compensation - Stock Compensation: Scope of Modification Accounting," which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. An entity will account for the effects of a modification unless the fair value of the modified award is the same as the original award, the vesting conditions of the modified award are the same as the original award and the classification of the modified award as an equity instrument or liability instrument is the same as the original award. ASU 2017-09 is effective for all annual periods, and interim periods within those annual periods, beginning after December 15, 2017, with early adoption permitted. The Company is currently evaluating the effect of this update but does not believe it will have a material impact on its financial statements and related disclosures.

In January 2017, the FASB issued ASU 2017-04, "Intangibles-Goodwill and Other (Topic 350) Simplifying the Test for Goodwill Impairment." ASU 2017-04 eliminates the previous two-step process that required identification of potential impairment and a separate measure of the actual impairment. The annual assessment of goodwill impairment will be determined by using the difference between the carrying amount and the fair value of the reporting unit. ASU 2017-04 is effective for fiscal years beginning after December 15, 2019, including interim periods within that reporting period. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the effect of this update but does not believe it will have a material impact on its consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, "Statement of Cash Flows (Topic 230): Restricted Cash" ("ASU 2016-18"), which requires the inclusion of restricted cash with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. ASU 2016-18 is effective for public business entities for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company is currently evaluating the effect of this update but does not believe it will have a material impact on its consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15, "Statement of Cash Flows (Topic 230) - Classification of Certain Cash Receipts and Cash Payments" ("ASU 2016-15"), which provides clarification on how companies present and classify certain cash receipts and cash payments in the statement of cash flows. ASU 2016-15 will be effective for fiscal years beginning after December 15, 2017 and interim periods within those fiscal years. Early adoption is permitted. An entity that elects early adoption must adopt all of the amendments in the same period. The Company is currently evaluating the impact to its consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, "Leases (Topic 842)" ("ASU 2016-02"), which amends the existing standards for lease accounting. This new standard requires the recognition of lease assets and lease liabilities on the balance sheet and the disclosure of key information about leasing arrangements including the amounts, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 will be effective for the Company on January 1, 2019 and will require modified retrospective application as of the beginning of the earliest year presented in the financial statements. Early adoption is permitted. The Company is currently evaluating the impact to its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, "Revenue from Contracts with Customers (Topic 606)." ASU 2014-09 is a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. ASU 2014-09 also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In July 2015, the FASB amended the effective date of ASU 2014-09 to fiscal years beginning after December 15, 2017 and early adoption is permitted only for fiscal years beginning after December 15, 2016. In March, April and May 2016, the FASB issued ASU 2016-08 “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net),” ASU 2016-10 “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing,” and ASU 2016-12 "Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients" which provide further clarifications to be considered when implementing ASU 2014-09. The two permitted transition methods under the new standard are the full retrospective method, in which case the standard would be applied to each prior reporting period presented, or the modified retrospective method, in which case the cumulative effect of applying the standard would be recognized at the date of initial application. We are evaluating the impact of this ASU as it relates to our revenue streams, as well as certain associated expenses. In the third quarter we have made progress in evaluating the impact of this ASU. Based on our assessment (which has not yet been completed), we do not expect our adoption of the standard to have a material impact to our revenue and net income. During the fourth quarter of 2017, we will complete our assessment and implementation process prior to the adoption of ASU 2014-09 on January 1, 2018. We expect to adopt the guidance using the modified retrospective approach.

There are no other recently issued accounting pronouncements that have had, or that the Company believes will have, a material impact on the Company's consolidated financial statements.

E-8

HUDSON GLOBAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(unaudited)

NOTE 4 – DISCONTINUED OPERATIONS

Effective November 9, 2014, the Company completed the sale of substantially all of the assets and certain liabilities of its Legal eDiscovery business in the U.S. and United Kingdom ("U.K.") to Document Technologies, LLC and DTI of London Limited. The Company concluded that the divestiture of the Legal eDiscovery business meets the criteria for discontinued operations set forth in ASC 205. The Company reclassified its discontinued operations for all periods presented and has excluded the results of its discontinued operations from continuing operations and from segment results for all periods presented.

The carrying amounts of the classes of assets and liabilities from the Legal eDiscovery business included in discontinued operations were as follows:

	September 30, 2017	December 31, 2016
Total current assets	$—	$38
Total liabilities (a)	$59	$291

(a) Total liabilities primarily consisted of restructuring liabilities for lease termination payments.

Reported results for the discontinued operations were as follows:

	Nine Months Ended September 30,
	2017	2016
Revenue	$—	$30
Gross margin	—	130
Reorganization	34	(309)
Operating income (loss), excluding gain (loss) from sale of business	(34)	385
Income (loss) from discontinued operations before income taxes	(34)	385
Provision (benefit) for income taxes	—	58
Income (loss) from discontinued operations	$(34)	$327

E-9

HUDSON GLOBAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(unaudited)

NOTE 5 – REVENUE, DIRECT COSTS AND GROSS MARGIN

The Company’s revenue, direct costs and gross margin were as follows:

	Nine Months Ended September 30, 2017
	Contracting	Permanent Recruitment	Talent Management	Other	Total
Revenue	$213,813	$91,991	$27,656	$1,644	$335,104
Direct costs (1)	188,778	1,751	4,915	1,657	197,101
Gross margin	$25,035	$90,240	$22,741	$(13)	$138,003

	Nine Months Ended September 30, 2016
	Contracting	Permanent Recruitment	Talent Management (2)	Other	Total
Revenue	$208,330	$84,499	$27,989	$1,612	$322,430
Direct costs (1)	181,797	1,812	5,555	1,623	190,787
Gross margin	$26,533	$82,687	$22,434	$(11)	$131,643

(1)	Direct costs in Contracting include the direct staffing costs of salaries, payroll taxes, employee benefits, travel expenses, rent and insurance costs for the Company’s contractors and reimbursed out-of-pocket expenses and other direct costs. Permanent Recruitment, Talent Management and Other category include direct costs for out-of-pocket expenses and third party suppliers. The region where services are provided, the mix of contracting and permanent recruitment, and the functional nature of the staffing services provided can affect gross margin. The salaries, commissions, payroll taxes and employee benefits related to recruitment professionals are included under the caption "Salaries and related" in the Condensed Consolidated Statement of Operations.

(2)	Talent Management has been recast from Other in this disclosure.

E-10

HUDSON GLOBAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(unaudited)

NOTE 6 – STOCK-BASED COMPENSATION

Incentive Compensation Plan

The Company maintains the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan, as amended and restated May 24, 2016 (the "ISAP"), pursuant to which it can issue equity-based compensation incentives to eligible participants. The ISAP permits the granting of stock options, restricted stock, restricted stock units, and other types of equity-based awards. The Compensation Committee of the Company’s Board of Directors (the "Compensation Committee") will establish such conditions as it deems appropriate on the granting or vesting of stock options, restricted stock, restricted stock units and other types of equity-based awards. As determined by the Compensation Committee, equity awards also may be subject to immediate vesting upon the occurrence of certain events following a change in control of the Company. The Company primarily grants restricted stock and restricted stock units to its employees. A restricted stock unit is equivalent to one share of the Company’s common stock and is payable only in common stock of the Company issued under the ISAP.

The Compensation Committee administers the ISAP and may designate any of the following as a participant under the ISAP: any officer or other employee of the Company or its affiliates or individuals engaged to become an officer or employee; consultants or other independent contractors who provide services to the Company or its affiliates; and non-employee directors of the Company. On May 24, 2016, the Company's stockholders approved an amendment and restatement of the ISAP to, among other things, increase the number of shares of the Company's common stock that are reserved for issuance by 2,400,000 shares. As of September 30, 2017, there were 1,814,807 shares of the Company’s common stock available for future issuance under the ISAP.

A summary of the quantity and vesting conditions for stock-based units granted to the Company's employees for the nine months ended September 30, 2017 was as follows:

Vesting conditions	Number of Restricted Stock Units Granted
Performance and service conditions (1) (2)	990,000

(1)	The performance conditions with respect to restricted stock units may be satisfied as follows:

(a)	For employees from the Americas, Asia Pacific and Europe 80% of the restricted stock units may be earned on the basis of performance as measured by a "regional adjusted EBITDA," and 20% of the restricted stock units may be earned on the basis of performance as measured by a "group adjusted EBITDA"; and

(b)	For employees from the Corporate office 100% of the restricted stock units may be earned on the basis of performance as measured by a "group adjusted EBITDA."

(2)	To the extent restricted stock units are earned on the basis of performance, such restricted stock units will vest on the basis of service as follows:

(a)	33% of the restricted stock units will vest on the first anniversary of the grant date;

(b)	33% of the restricted stock units will vest on the second anniversary of the grant date; and

(c)	34% of the restricted stock units will vest on the third anniversary of the grant date; provided that, in each case, the employee remains employed by the Company from the grant date through the applicable service vesting date.

The Company also maintains the Director Deferred Share Plan (the "Director Plan") pursuant to which it can issue restricted stock units to its non-employee directors. A restricted stock unit is equivalent to one share of the Company’s common stock and is payable only in common stock issued under the ISAP upon a director ceasing service as a member of the Board of Directors of the Company. The restricted stock units vest immediately upon grant and are credited to each of the non-employee director's retirement accounts under the Director Plan. Restricted stock units issued under the Director Plan contain the right to a dividend equivalent award in the form of additional restricted stock units. The dividend equivalent award is calculated using the same rate as the cash dividend paid on a share of the Company's common stock, and then divided by the closing price of the Company’s common stock on the date the dividend is paid to determine the number of additional restricted stock units to grant. Dividend equivalent awards have the same vesting terms as the underlying awards. During the nine months ended September 30, 2017, the Company granted 366,828 restricted stock units to its non-employee directors pursuant to the Director Plan. As of September 30, 2017, non-employee directors held a total of 826,484 deferred restricted stock units.

E-11

HUDSON GLOBAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(unaudited)

For the nine months ended September 30, 2017 and 2016, the Company’s stock-based compensation expense related to stock options, restricted stock and restricted stock units were as follows:

	Nine Months Ended September 30,
	2017	2016
Stock options	$—	$15
Restricted stock	—	632
Restricted stock units	937	631
Total	$937	$1,278

Stock Options

Stock options granted by the Company generally expire between five and ten years after the date of grant and have an exercise price of at least 100% of the fair market value of the underlying share of common stock on the date of grant.

As of September 30, 2017, the Company had no unrecognized stock-based compensation expense related to outstanding unvested stock options.

Changes in the Company’s stock options for the nine months ended September 30, 2017 and 2016 were as follows:

	Nine Months Ended September 30,
	2017		2016
	Number of Options	Weighted Average Exercise Price per Share	Number of Options	Weighted Average Exercise Price per Share
Options outstanding at January 1,	123,500	$6.16	206,000	$8.13
Expired/forfeited	(23,500)	15.97	(82,500)	11.09
Options outstanding at September 30,	100,000	$3.86	123,500	$6.16
Options exercisable at September 30,	100,000	$3.86	98,500	$7.09

Restricted Stock

As of September 30, 2017, the Company had no unrecognized stock-based compensation expense related to outstanding unvested restricted stock. Restricted stock awards have voting and dividend rights as of the grant date.

Changes in the Company’s restricted stock for the nine months ended September 30, 2017 and 2016 were as follows:

	Nine Months Ended September 30,
	2017		2016
	Number of Shares of Restricted Stock	Weighted Average Grant Date Fair Value	Number of Shares of Restricted Stock	Weighted Average Grant Date Fair Value
Unvested restricted stock at January 1,	—	$—	680,000	$1.60
Granted	—	—	—	—
Vested	—	—	(180,000)	2.49
Forfeited	—	—	(51,800)	0.79
Unvested restricted stock at September 30,	—	$—	448,200	$1.38

E-12

HUDSON GLOBAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(unaudited)

Restricted Stock Units

As of September 30, 2017, the Company had approximately $748 of unrecognized stock-based compensation expense related to outstanding unvested restricted stock units. The Company expects to recognize that cost over a weighted average service period of 1.57 years. Restricted stock units have no voting or dividend rights until the awards are vested.

Changes in the Company’s restricted stock units for the nine months ended September 30, 2017 and 2016 were as follows:

	Nine Months Ended September 30,
	2017		2016
	Number of Restricted Stock Units	Weighted Average Grant-Date Fair Value	Number of Restricted Stock Units	Weighted Average Grant-Date Fair Value
Unvested restricted stock units at January 1,	480,000	$2.79	—	$—
Granted	1,356,828	1.08	712,440	2.64
Vested	(415,555)	1.47	(212,440)	2.28
Forfeited	(332,340)	2.79	—	—
Unvested restricted stock units at September 30,	1,088,933	$1.16	500,000	$2.79

E-13

HUDSON GLOBAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(unaudited)

NOTE 7 – INCOME TAXES

Under ASC 270, "Interim Reporting", and ASC 740-270, "Income Taxes – Intra Period Tax Allocation", the Company is required to adjust its effective tax rate for each quarter to be consistent with the estimated annual effective tax rate. Jurisdictions with a projected loss for the full year where no tax benefit can be recognized are excluded from the calculation of the estimated annual effective tax rate. Applying the provisions of ASC 270 and ASC 740-270 could result in a higher or lower effective tax rate during a particular quarter, based upon the mix and timing of actual earnings versus annual projections.

Effective Tax Rate

The provision for income taxes for the nine months ended September 30, 2017 was $1,525 on a pre-tax income from continuing operations of $623, compared to a provision for income taxes of $1,200 on pre-tax loss from continuing operations of $7,625 for the same period in 2016. The Company’s effective income tax rate was positive 244.8% and negative 15.7% for the nine months ended September 30, 2017 and 2016, respectively. For the nine months ended September 30, 2017, the effective tax rate differed from the U.S. Federal statutory rate of 35% primarily due to the inability of the Company to recognize tax benefits on certain losses until positive earnings are achieved in the U.S. and certain other foreign jurisdictions, non-deductible expenses, and variations from the U.S. tax rate in foreign jurisdictions. For the nine months ended September 30, 2016, the effective tax rate differed from the U.S. Federal statutory rate of 35% primarily due to the inability of the Company to recognize tax benefits on certain losses until positive earnings are achieved in the U.S. and certain other foreign jurisdictions, a decrease in tax benefits that were previously recognized, non-deductible expenses, and variations from the U.S. tax rate in foreign jurisdictions.

Uncertain Tax Positions

As of September 30, 2017 and December 31, 2016, the Company had $2,204 and $2,211, respectively, of unrecognized tax benefits, including interest and penalties, which if recognized in the future, would lower the Company’s annual effective income tax rate. Accrued interest and penalties were $671 and $610 as of September 30, 2017 and December 31, 2016, respectively. Estimated interest and penalties are classified as part of the provision for income taxes in the Company’s Condensed Consolidated Statement of Operations and totaled to a provision of $29 and $31 for the nine months ended September 30, 2017 and 2016, respectively.

In many cases, the Company’s unrecognized tax benefits are related to tax years that remain subject to examination by the relevant tax authorities. Tax years with net operating losses ("NOLs") remain open until such losses expire or until the statutes of limitations for those years when the NOLs are used expire. As of September 30, 2017, the Company's open tax years, which remain subject to examination by the relevant tax authorities, were principally as follows:

Year
Earliest tax years which remain subject to examination by the relevant tax authorities:
U.S. Federal	2014
Majority of U.S. state and local jurisdictions	2012
United Kingdom	2015
Australia	2013
Majority of other non-U.S. jurisdictions	2012

The Company believes that its tax reserves are adequate for all years that remain subject to examination or are currently under examination.

Based on information available as of September 30, 2017, it is reasonably possible that the total amount of unrecognized tax benefits could decrease in the range of $200 to $500 over the next 12 months as a result of projected resolutions of global tax examinations and controversies and potential expirations of the applicable statutes of limitations.

E-14

HUDSON GLOBAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(unaudited)

NOTE 8 – EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per share is computed by dividing the Company’s net income (loss) by the weighted average number of shares outstanding during the period. When the effects are not anti-dilutive, diluted earnings (loss) per share is computed by dividing the Company’s net income (loss) by the weighted average number of shares outstanding and the impact of all dilutive potential common shares, primarily stock options "in-the-money", unvested restricted stock and unvested restricted stock units. The dilutive impact of stock options, unvested restricted stock, and unvested restricted stock units is determined by applying the "treasury stock" method. Performance-based restricted stock awards are included in the computation of diluted earnings per share only to the extent that the underlying performance conditions: (i) are satisfied prior to the end of the reporting period; or (ii) would be satisfied if the end of the reporting period were the end of the related performance period and the result would be dilutive under the treasury stock method. Stock awards subject to vesting or exercisability based on the achievement of market conditions are included in the computation of diluted earnings per share only when the market conditions are met.

A reconciliation of the numerators and denominators of the basic and diluted earnings (loss) per share calculations for the nine months ended September 30, 2017 and 2016 were as follows:

	Nine Months Ended September 30,
	2017	2016
Earnings (loss) per share ("EPS"):
EPS - basic and diluted:
Income (loss) from continuing operations	$(0.03)	$(0.26)
Income (loss) from discontinued operations	—	0.01
Net income (loss)	$(0.03)	$(0.25)
EPS numerator - basic and diluted:
Income (loss) from continuing operations	$(902)	$(8,825)
Income (loss) from discontinued operations	(34)	327
Net income (loss)	$(936)	$(8,498)
EPS denominator (in thousands):
Weighted average common stock outstanding - basic	32,120	34,121
Common stock equivalents: stock options and other stock-based awards (a)	—	—
Weighted average number of common stock outstanding - diluted	32,120	34,121

(a)	The diluted weighted average number of shares of common stock outstanding did not differ from the basic weighted average number of shares of common stock outstanding because the effects of any potential common stock equivalents (see Note 6 for further details on outstanding stock options, unvested restricted stock units and unvested restricted stock) were anti-dilutive and therefore not included in the calculation of the denominator of dilutive earnings per share.

The weighted average number of shares outstanding used in the computation of diluted net income (loss) per share for the nine months ended September 30, 2017 and 2016 did not include the effect of the following potentially outstanding shares of common stock because the effect would have been anti-dilutive:

	Nine Months Ended September 30,
	2017	2016
Unvested restricted stock	—	150,000
Unvested restricted stock units	1,088,933	50,769
Stock options	100,000	98,500
Total	1,188,933	299,269

E-15

HUDSON GLOBAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(unaudited)

NOTE 9 – RESTRICTED CASH

A summary of the Company’s restricted cash included in the accompanying Condensed Consolidated Balance Sheets as of September 30, 2017 and December 31, 2016 was as follows:

	September 30, 2017	December 31, 2016
Included under the caption "Prepaid and other":
Client guarantees	$190	$139
Other	114	108
Total amount under the caption "Prepaid and other"	$304	$247
Included under the caption "Other assets":
Collateral accounts	$132	$557
Rental deposits	553	385
Total amount under the caption "Other assets"	$685	$942
Total restricted cash	$989	$1,189

Client guarantees were held in banks in Belgium as deposits for various client projects. Other primarily includes a bank guarantee for licensing in Switzerland. Collateral accounts under the caption "Other assets" primarily include deposits held under a collateral trust agreement, which supports the Company’s workers’ compensation policy. The rental deposits with banks include amounts held as guarantees from subtenants in the U.K.

E-16

HUDSON GLOBAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(unaudited)

NOTE 10 – PROPERTY AND EQUIPMENT, NET

As of September 30, 2017 and December 31, 2016, property and equipment, net, was as follows:

	September 30, 2017	December 31, 2016
Computer equipment	$6,180	$5,888
Furniture and equipment	2,506	2,244
Capitalized software costs	18,532	17,010
Leasehold improvements	14,745	13,699
	41,963	38,841
Less: accumulated depreciation and amortization	35,790	31,800
Property and equipment, net	$6,173	$7,041

The Company had expenditures of approximately $160 and $235 for acquired property and equipment, mainly consisting of software, that had not been placed in service as of September 30, 2017 and December 31, 2016, respectively. Depreciation expense is not recorded for such assets until they are placed in service.

Non-Cash Capital Expenditures

The Company has acquired certain computer equipment under capital lease agreements. The current portion of the capital lease obligations are included under the caption "Accrued expenses and other current liabilities" in the Condensed Consolidated Balance Sheets as of September 30, 2017 and December 31, 2016 and the non-current portion of the capital lease obligations are included under the caption "Other non-current liabilities" in the Condensed Consolidated Balance Sheets as of September 30, 2017 and December 31, 2016. A summary of the Company’s lease obligations for equipment acquired under capital lease agreements were as follows:

	September 30, 2017	December 31, 2016
Capital lease obligation, current	$74	$65
Capital lease obligation, non-current	$78	$140

NOTE 11 – GOODWILL

The following is a summary of the changes in the carrying value of the Company’s goodwill, which was included under the caption "Other Assets" in the accompanying Condensed Consolidated Balance Sheets, as of September 30, 2017 and December 31, 2016. The goodwill related to the earn-out payment made in 2010 for the Company’s 2007 acquisition of the businesses of Tong Zhi (Beijing) Consulting Service Ltd and Guangzhou Dong Li Consulting Service Ltd. The goodwill is recorded in the Asia Pacific segment.

Carrying Value
2017
Goodwill, January 1,	$1,812
Currency translation	84
Goodwill, September 30,	$1,896

E-17

HUDSON GLOBAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(unaudited)

NOTE 12 – BUSINESS REORGANIZATION

The Board approved reorganization plans in prior years (the "Previous Plans"). Business exit costs associated with Previous Plans primarily consisted of employee termination benefits, lease termination payments and costs for elimination of contracts for certain discontinued services and locations.

For the nine months ended September 30, 2017, restructuring charges associated with these initiatives primarily included changes in estimates for lease termination payments for rationalized offices in Europe under the Previous Plans. Business reorganization for the nine months ended September 30, 2017 and 2016 by plan were as follows:

	Nine Months Ended September 30,
	2017	2016
Previous Plans	$636	$964
Total reorganization in continuing operations	$636	$964

The following table contains amounts for Changes in Estimate and Payments related to the Previous Plans that were incurred or recovered during the nine months ended September 30, 2017 in continuing operations. The amounts in the "Changes in Estimate" and "Additional Charges" columns are classified as business reorganization in the Company’s Condensed Consolidated Statement of Operations. Changes in the accrued business reorganization for the nine months ended September 30, 2017 were as follows:

	December 31, 2016	Changes in Estimate	Additional Charges	Payments	September 30, 2017
Lease termination payments	$2,273	$613	$—	$(1,183)	$1,703
Employee termination benefits	266	(8)	—	(132)	126
Other associated costs	32	31	—	(33)	30
Total	$2,571	$636	$—	$(1,348)	$1,859

E-18

HUDSON GLOBAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(unaudited)

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Consulting, Employment and Non-compete Agreements

The Company has entered into various consulting and employment agreements with certain key members of management. These agreements generally (i) are one year in length, (ii) contain restrictive covenants, (iii) under certain circumstances, provide for compensation and, subject to providing the Company with a release, severance payments, and (iv) are automatically renewed annually unless either party gives sufficient notice of termination.

Litigation and Complaints

The Company is subject, from time to time, to various claims, lawsuits, contracts disputes and other complaints from, for example, clients, candidates, suppliers, landlords for both leased and subleased properties, former and current employees, and regulators or tax authorities arising in the ordinary course of business. The Company routinely monitors claims such as these, and records provisions for losses when the claim becomes probable and the amount due is estimable. Although the outcome of these claims cannot be determined, the Company believes that the final resolution of these matters will not have a material adverse effect on the Company’s financial condition, results of operations or liquidity.

For matters that have reached the threshold of probable and estimable, the Company has established reserves for legal, regulatory and other contingent liabilities. The legal reserves are included under the caption "Other non-current liabilities" in the Condensed Consolidated Balance Sheets. The Company’s reserves were $118 and $105 as of September 30, 2017 and December 31, 2016, respectively.

Costs Associated with Termination

As previously disclosed, in May 2015, the Company incurred compensation and benefits obligations to its former Chairman and Chief Executive Officer, Manuel Marquez, under his employment agreement, dated March 7, 2011, in connection with the Company providing Mr. Marquez notice of non-renewal of his employment agreement, which was treated as a termination without cause. The Company had accrued $747 as of March 31, 2016 in connection with compensation and benefits Mr. Marquez was entitled to upon a termination without cause, subject to his execution of a release. Mr. Marquez did not agree with the Company’s treatment of compensation and benefits under his employment agreement and, in August 2015, filed an arbitration claim against the Company for additional amounts of up to approximately $2,000 and reimbursement of his legal fees.

On May 27, 2016, the arbitrator issued his decision on Mr. Marquez’s claim and awarded Mr. Marquez approximately $1,800 in additional compensation and benefits and approximately $700 toward the reimbursement of a portion of his legal fees incurred pursuing his claim. For the nine months ended September 30, 2016, the Company recorded an additional charge of $3,025 for the resolution of this arbitration.

Asset Retirement Obligations

The Company has certain asset retirement obligations that are primarily the result of legal obligations for the removal of leasehold improvements and restoration of premises to their original condition upon termination of leases. The non-current asset retirement obligations are included under the caption "Other non-current liabilities" in the Condensed Consolidated Balance Sheets. The Company’s asset retirement obligations that are included in the Condensed Consolidated Balance Sheets as of September 30, 2017 and December 31, 2016 were as follows:

	September 30, 2017	December 31, 2016
Current portion of asset retirement obligations	$65	$78
Non-current portion of asset retirement obligations	1,912	1,693
Total asset retirement obligations	$1,977	$1,771

E-19

HUDSON GLOBAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(unaudited)

NOTE 14 – CREDIT AGREEMENTS

Receivables Finance Agreement with Lloyds Bank Commercial Finance Limited and Lloyds Bank PLC

On August 1, 2014, the Company’s U.K. subsidiary ("U.K. Borrower") entered into a receivables finance agreement for an asset-based lending funding facility (the "Lloyds Agreement") with Lloyds Bank PLC and Lloyds Bank Commercial Finance Limited (together, "Lloyds"). Until September 15, 2016, the Lloyds Agreement provided the U.K. Borrower with the ability to borrow up to $20,099 (£15,000), at which time the U.K. Borrower entered into an amendment to the Lloyds Agreement that reduced the borrowing limit to $16,079 (£12,000). Extensions of credit are based on a percentage of the eligible accounts receivable less required reserves from the Company's U.K. operations. Borrowings under this facility are secured by substantially all of the assets of the U.K. Borrower. The initial term was two years with renewal periods every three months thereafter.

On September 15, 2017, the Lloyds Agreement was further amended to (1) reduce the maximum core facility borrowing to $12,729 (£9,500) from $15,409 (£11,500), which as a result, reduced the maximum borrowings to $13,399 (£10,000) from $16,079 (£12,000), (2) extend the term by 12 months from the date of the amendment, and (3) reduce the month end minimum excess availability to $2,010 (£1,500) from $2,680 (£2,000).

The credit facility under the Lloyds Agreement contains two tranches. The first tranche is a revolving facility based on the billed contracting and permanent recruitment activities in the U.K. operations ("Lloyds Tranche A"). The borrowing limit of Lloyds Tranche A is $12,729 (£9,500) and is based on 83% of eligible billed contracting and permanent recruitment receivables. The second tranche is a revolving facility that is based on the unbilled work-in-progress (as defined under the receivables finance agreement) activities in the Company's U.K. operations ("Lloyds Tranche B"). The borrowing limit of Lloyds Tranche B is $670 (£500) and is based on 25% of eligible work-in-progress from permanent recruitment activities. For both tranches, borrowings may be made with an interest rate based on a base rate as determined by Lloyds Bank PLC, based on the Bank of England base rate, plus 1.75%.

The Lloyds Agreement contains various restrictions and covenants including (1) that true credit note dilution may not exceed 5%, measured at audit on a regular basis; (2) debt turn may not exceed 55 days over a three month rolling period; (3) dividends by the U.K. Borrower to the Company are restricted to the value of post-tax profits; and (4) at the end of each month, there must be a minimum excess availability of $2,010 (£1,500).

The details of the Lloyds Agreement as of September 30, 2017 were as follows:

September 30, 2017
Borrowing capacity	$7,149
Less: outstanding borrowing	(1,873)
Additional borrowing availability	$5,276
Interest rates on outstanding borrowing	2.00%

The Company was in compliance with all financial covenants under the Lloyds Agreement as of September 30, 2017.

Facility Agreement with National Australia Bank Limited

On October 30, 2015, Hudson Global Resources (Aust) Pty Limited ("Hudson Australia") and Hudson Global Resources (NZ) Limited ("Hudson New Zealand"), both subsidiaries of Hudson Global, Inc., entered into a Finance Agreement, dated as of October 27, 2015 (the "Finance Agreement"), with National Australia Bank Limited ("NAB"), a NAB Corporate Receivables Facility Agreement, dated as of October 27, 2015 (the "Australian Receivables Agreement"), with NAB and a BNZ Corporate Receivables Facility Agreement, dated as of October 27, 2015 (the "New Zealand Receivables Agreement"), with Bank of New Zealand ("BNZ").

The Finance Agreement provides a bank guarantee facility of up to $2,350 (AUD 3,000) for Hudson Australia and Hudson New Zealand. The Finance Agreement matures and becomes due and payable on October 27, 2018. A fee equal to 1.5% per annum will be charged on each bank guarantee issued under the Finance Agreement. The Finance Agreement bears a fee, payable semiannually in arrears, equal to 0.3% per annum of NAB’s commitment under the Finance Agreement.

E-20

HUDSON GLOBAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(unaudited)

The Australian Receivables Agreement provides a receivables facility of up to $19,583 (AUD 25,000) for Hudson Australia, which is based on an agreed percentage of eligible accounts receivable, and of which up to $3,133 (AUD 4,000) may be used to support the working capital requirements of operations in China, Hong Kong and Singapore. The Australian Receivables Agreement does not have a stated maturity date and can be terminated by Hudson Australia or NAB upon 90 days written notice. Borrowings under the Australian Receivables Agreement may be made with an interest rate based on a market rate plus a margin of 1.5% per annum. The Australian Receivable Agreement bears a fee, payable monthly in advance, equal to $5 (AUD 6) per month.

The New Zealand Receivables Agreement provides a receivables facility of up to $3,605 (NZD 5,000) for Hudson New Zealand, which is based on an agreed percentage of eligible accounts receivable. The New Zealand Receivables Agreement does not have a stated maturity date and can be terminated by Hudson New Zealand or BNZ upon 90 days written notice. Borrowings under the New Zealand Receivables Agreement may be made with an interest rate based on a market rate. The New Zealand Receivables Agreement bears a fee, payable monthly in advance, equal to $1 (NZD 1) per month.

The details of the Finance Agreement, Australian Receivables Agreement and New Zealand Receivables Agreement as of September 30, 2017 were as follows:

September 30, 2017
Finance Agreement:
Financial guarantee capacity	$2,350
Less: outstanding financial guarantees	(2,055)
Additional availability for financial guarantees	$295
Interest rates on outstanding financial guarantees	1.50%

Australian Receivables Agreement:
Borrowing capacity	$17,753
Less: outstanding borrowing	(6,309)
Additional borrowing availability	$11,444
Interest rates on outstanding borrowing	3.15%

New Zealand Receivables Agreement:
Borrowing capacity	$2,075
Less: outstanding borrowing	—
Additional borrowing availability	$2,075
Interest rates on outstanding borrowing	3.99%

Amounts owing under the Finance Agreement, the Australian Receivables Agreement and the New Zealand Receivables Agreement are secured by substantially all of the assets of Hudson Australia and Hudson New Zealand. Each of the Finance Agreement, the Australian Receivables Agreement and the New Zealand Receivables Agreement contains various restrictions and covenants applicable to Hudson Australia and Hudson New Zealand, including: a requirement that Hudson Australia and Hudson New Zealand maintain (1) a minimum Fixed Charge Coverage Ratio (as defined in the NAB Facility Agreement) of 1.50x as of the last day of each calendar quarter; and (2) a minimum Receivables Ratio (as defined by the NAB Facility Agreement) of 1.20x.

The Company was in compliance with all financial covenants under the NAB Facility Agreement as of September 30, 2017.

E-21

HUDSON GLOBAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(unaudited)

Other Credit Agreements

The Company also has lending arrangements with local banks through its subsidiaries in Belgium and Singapore. The Belgium subsidiary has a $1,181 (€1,000) overdraft facility. Borrowings under the Belgium arrangement may be made using an interest rate based on the one-month EURIBOR plus a margin, and the interest rate was 2.75% as of September 30, 2017. The lending arrangement in Belgium has no expiration date and can be terminated with a 15-day notice period. There were no outstanding borrowings under the Belgium lending agreement as of September 30, 2017.

In Singapore, the Company’s subsidiary can borrow up to $147 (SGD 200) for working capital purposes. Interest on borrowings under the Singapore overdraft facility is based on the Singapore Prime Rate plus a margin of 1.75%, and it was 6.00% on September 30, 2017. The Singapore overdraft facility expires annually each August, but can be renewed for one year periods at that time. As of September 30, 2017, the Singapore overdraft facility had outstanding borrowings of $24(SGD 32) and additional borrowings availability of $124 (SGD 168).

The average aggregate monthly outstanding borrowings under the Lloyds Agreement, NAB Facility Agreement and the credit agreements in Belgium and Singapore were $11,771 for the nine months ended September 30, 2017. The weighted average interest rate on all outstanding borrowings for the nine months ended September 30, 2017 was 3.04%.

The Company continues to use the aforementioned credit to support its ongoing global working capital requirements, capital expenditures and other corporate purposes and to support letters of credit. Letters of credit and bank guarantees are used primarily to support office leases.

NOTE 15 – ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Accumulated other comprehensive income (loss), net of applicable tax, consisted of the following:

	September 30,	December 31,
	2017	2016
Foreign currency translation adjustments	$10,420	$6,826
Pension plan obligations	109	105
Accumulated other comprehensive income (loss)	$10,529	$6,931

NOTE 16 – STOCKHOLDERS' EQUITY

On July 30, 2015, the Company announced that its Board of Directors authorized the repurchase of up to $10,000 of the Company's common stock. The Company intends to make purchases from time to time as market conditions warrant. This authorization does not expire. During the nine months ended September 30, 2017, the Company repurchased 543,634 shares on the open market for a total cost of $703, respectively. During 2016, the Company purchased 1,100,000 shares from Sagard Capital Partners, L.P. in a private transaction pursuant to a securities purchase agreement for a total cost of $1,980 or $1.80 per share. As of September 30, 2017, under the July 30, 2015 authorization, the Company had repurchased 3,532,761 shares for a total cost of $7,217.

E-22

HUDSON GLOBAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(unaudited)

NOTE 17 – SEGMENT AND GEOGRAPHIC DATA

Segment Reporting

The Company operates in three reportable segments: the Hudson regional businesses of Hudson Americas, Hudson Asia Pacific, and Hudson Europe. Corporate expenses are reported separately from the three reportable segments and pertain to certain functions, such as executive management, corporate governance, human resources, accounting, administration, tax and treasury, the majority of which are attributable to and have been allocated to the reportable segments. Segment information is presented in accordance with ASC 280, "Segments Reporting." This standard is based on a management approach that requires segmentation based upon the Company’s internal organization and disclosure of revenue and certain expenses based upon internal accounting methods. The Company’s financial reporting systems present various data for management to run the business, including internal profit and loss statements prepared on a basis not consistent with U.S. GAAP. Accounts receivable, net and long-lived assets are the only significant assets separated by segment for internal reporting purposes.

	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Elimination	Total
For The Nine Months Ended September 30, 2017
Revenue, from external customers	$12,519	$205,483	$117,102	$—	$—	$335,104
Inter-segment revenue	47	—	206	—	(253)	—
Total revenue	$12,566	$205,483	$117,308	$—	$(253)	$335,104
Gross margin, from external customers	$11,239	$68,573	$58,191	$—	$—	$138,003
Inter-segment gross margin	35	(181)	146	—	—	—
Total gross margin	$11,274	$68,392	$58,337	$—	$—	$138,003
Business reorganization	$(91)	$—	$749	$(22)	$—	$636
EBITDA (loss) (a)	$1,117	$2,253	$3,117	$(3,497)	$—	$2,990
Depreciation and amortization	2	1,311	501	236	—	2,050
Intercompany interest income (expense), net	—	—	(136)	136	—	—
Interest income (expense), net	—	(314)	3	(6)	—	(317)
Income (loss) from continuing operations before income taxes	$1,115	$628	$2,483	$(3,603)	$—	$623

As of September 30, 2017
Accounts receivable, net	$2,436	$40,793	$28,096	$—	$—	$71,325
Long-lived assets, net of accumulated depreciation and amortization	$—	$6,587	$1,446	$122	$—	$8,155
Total assets	$6,317	$58,638	$42,662	$2,190	$—	$109,807

E-23

HUDSON GLOBAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(unaudited)

	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Inter- segment elimination	Total
For The Nine Months Ended September 30, 2016
Revenue, from external customers	$11,660	$177,717	$133,053	$—	$—	$322,430
Inter-segment revenue	21	(1)	220	—	(240)	—
Total revenue	$11,681	$177,716	$133,273	$—	$(240)	$322,430
Gross margin, from external customers	$10,210	$63,601	$57,832	$—	$—	$131,643
Inter-segment gross margin	(11)	(182)	193	—	—	—
Total gross margin	$10,199	$63,419	$58,025	$—	$—	$131,643
Business reorganization	$(41)	$273	$781	$(49)	$—	$964
EBITDA (loss) (a)	$313	$(370)	$761	$(5,771)	$—	$(5,067)
Depreciation and amortization	43	1,296	629	326	—	2,294
Intercompany interest income (expense), net	—	—	(163)	163	—	—
Interest income (expense), net	—	(230)	(28)	(6)	—	(264)
Income (loss) from continuing operations before income taxes	$270	$(1,896)	$(59)	$(5,940)	$—	$(7,625)

As of September 30, 2016
Accounts receivable, net	$2,937	$34,806	$27,187	$—	$—	$64,930
Long-lived assets, net of accumulated depreciation and amortization	$8	$7,364	$1,431	$445	$—	$9,248
Total assets	$5,383	$53,778	$42,978	$2,802	$—	$104,941

(a)	SEC Regulation S-K Item 229.10(e)1(ii)(A) defines EBITDA as earnings before interest, taxes, depreciation and amortization. EBITDA is presented to provide additional information to investors about the Company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses this measurement to evaluate working capital requirements. EBITDA should not be considered in isolation or as a substitute for operating income and net income prepared in accordance with U.S. GAAP or as a measure of the Company's profitability.

E-24

HUDSON GLOBAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(unaudited)

Geographic Data Reporting

A summary of revenues for the nine months ended September 30, 2017 and 2016 and long-lived assets and net assets by geographic area as of September 30, 2017 and 2016 were as follows:

	United Kingdom	Australia	China	United States	Continental Europe	Other Asia Pacific	Other Americas	Total
For The Nine Months Ended September 30, 2017
Revenue (a)	$73,751	$158,845	$12,891	$11,907	$43,351	$33,747	$612	$335,104
For The Nine Months Ended September 30, 2016
Revenue (a)	$93,671	$136,813	$12,362	$11,016	$39,382	$28,542	$644	$322,430
As of September 30, 2017
Long-lived assets, net of accumulated depreciation and amortization (b)	$1,114	$3,712	$2,355	$130	$323	$521	$—	$8,155
Net assets	$9,025	$13,542	$6,592	$2,762	$9,176	$3,900	$(221)	$44,776
As of September 30, 2016
Long-lived assets, net of accumulated depreciation and amortization (b)	$1,235	$4,457	$2,523	$445	$196	$384	$8	$9,248
Net assets	$11,962	$8,601	$7,143	$2,954	$8,777	$5,321	$(56)	$44,702

(a)	Revenue by geographic region disclosed above is net of any inter-segment revenue and, therefore, represents only revenue from external customers according to the location of the operating subsidiary.

(b)	Comprised of property and equipment and goodwill. Corporate assets are included in the United States.

E-25

Annex F

unaudited Pro Forma condenSed consolidated Financial Statements

Hudson Global, Inc. (the "Company") has prepared unaudited pro forma condensed consolidated financial statements ("unaudited pro forma statements") to assist readers in understanding the nature and effects of the sales of the Company's recruitment and talent management businesses (the "Businesses") in Europe, Belgium and Asia Pacific (the "Sale Transactions") as discussed in the Notes to the unaudited pro forma statements. The unaudited pro forma statements are based on the Company’s historical consolidated financial statements adjusted to give effect to the Sale Transactions. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2017, and for the years ended December 31, 2016 and 2015, have been prepared with the assumption that the Sale Transactions occurred as of January 1, 2015. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2017 has been prepared with the assumption that the Sale Transactions were completed as of the balance sheet date.

The unaudited pro forma statements do not necessarily reflect what the Company’s financial condition or results of operations would have been had the Sale Transactions occurred on the dates indicated, or which may result in the future. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma statements have been prepared by the Company based upon assumptions deemed appropriate by the Company's management. An explanation of certain assumptions is set forth under the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

The unaudited pro forma statements should be read in conjunction with the (i) audited financial statements for the Company for the fiscal years ended December 31, 2016 and 2015 included in this proxy statement as Annex D; (ii) unaudited consolidated financial statements for the Company as of and for the nine months ended September 30, 2017 and September 30, 2016 included in this proxy statement as Annex E, and (iii) the Combined Financial Statements of Sale Subsidiaries (Unaudited) for the European, Belgium, and Asia Pacific Businesses of Hudson Global Inc., which are the businesses the Company is proposing to sell through the Sale Transactions, included in this proxy statement as Annex G.

Capitalized terms not otherwise defined herein shall have the meaning as set forth in this proxy statement.

F-1

HUDSON GLOBAL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2017

(in thousands, except per share data)

		Pro Forma Adjustments
	As Reported	Disposition of the Businesses (2a)	Other Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$16,835	$(10,593)	$41,751	(2b)	$47,993
Accounts receivable, net	71,325	(60,176)			11,149
Prepaid and other	4,962	(4,308)			654
Total current assets	93,122	(75,077)	41,751		59,796
Property and equipment, net	6,173	(6,050)			123
Deferred tax assets, non-current	6,698	(6,696)	156	(2c)	158
Other assets, non-current	3,814	(3,442)			372
Total assets	$109,807	$(91,265)	$41,907		$60,449
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,688	$(3,607)			$1,081
Accrued expenses and other current liabilities	42,179	(35,452)			6,727
Short-term borrowings	8,206	(8,206)			—
Accrued business reorganization	1,523	(1,474)			49
Current liabilities of discontinued operations	29	(29)			—
Total current liabilities	56,625	(48,768)			7,857
Deferred rent and tenant improvement contributions	2,198	(2,198)			—
Income tax payable, non-current	2,204	(496)	82	(2d)	1,790
Other non-current liabilities	4,004	(3,737)			267
Total liabilities	65,031	(55,199)	82		9,914
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—			—
Common stock, $0.001 par value, 100,000 shares authorized; issued 34,959 and 34,910 shares, respectively	34	—			34
Additional paid-in capital	483,202	—	302	(2e)	483,504
Accumulated deficit	(441,414)	(36,066)	18,251	(2f)	(459,229)
Accumulated other comprehensive income, net of applicable tax	10,529	—	23,272	(2i)	33,801
Treasury stock, 3,694 and 3,145 shares, respectively, at cost	(7,575)	—			(7,575)
Total stockholders' equity	44,776	(36,066)	41,825		50,535
Total liabilities and stockholders' equity	$109,807	$(91,265)	$41,907		$60,449

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

F-2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2017

(in thousands, except per share data)

		Pro Forma Adjustments
	As Reported	Disposition of the Businesses (2(g))	Other Adjustments		Pro Forma
Revenue	$335,104	$(290,503)			$44,601
Direct costs	197,101	(184,488)			12,613
Gross margin	138,003	(106,015)			31,988
Operating expenses:
Salaries and related	105,978	(78,605)			27,373
Other selling, general and administrative	27,888	(22,190)			5,698
Depreciation and amortization	2,050	(1,812)			238
Business reorganization	636	(748)			(112)
Operating income (loss)	1,451	(2,660)			(1,209)
Non-operating income (expense):
Interest income (expense), net	(317)	311			(6)
Other income (expense), net	(511)	441			(70)
Net income (loss) before provision for income taxes	623	(1,908)			(1,285)
Provision for income taxes	1,525	(670)	77	(2h)	932
Net income (loss)	$(902)	$(1,238)	$(77)		$(2,217)
Basic and diluted earnings (loss) per share:
Basic and diluted earnings (loss) per share	$(0.03)				$(0.07)
Weighted-average shares outstanding:
Basic	32,120				32,120
Diluted	32,120				32,120

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

F-3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2016

(in thousands, except per share data)

		Pro Forma Adjustments
	As Reported	Disposition of the Businesses (2(g))	Other Adjustments		Pro Forma
Revenue	$422,744	$(359,071)			$63,673
Direct costs	248,327	(225,253)			23,074
Gross margin	174,417	(133,818)			40,599
Operating expenses:
Salaries and related	139,848	(103,581)			36,267
Other selling, general and administrative	37,486	(29,744)			7,742
Depreciation and amortization	3,090	(2,636)			454
Business reorganization	1,580	(1,508)			72
Operating income (loss)	(7,587)	3,651			(3,936)
Non-operating income (expense):
Interest income (expense), net	(357)	348			(9)
Other income (expense), net	(247)	180			(67)
Net income (loss) before provision for income taxes	(8,191)	4,179			(4,012)
Provision for income taxes	742	(759)	1,351	(2h)	1,334
Net income (loss)	$(8,933)	$4,938	$(1,351)		$(5,346)
Basic and diluted earnings (loss) per share:
Basic and diluted earnings (loss) per share	$(0.27)				$(0.16)
Weighted-average shares outstanding:
Basic	33,174				33,174
Diluted	33,174				33,174

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

F-4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2015

(in thousands, except per share data)

		Pro Forma Adjustments
	As Reported	Disposition of the Businesses (2(g))	Other Adjustments		Pro Forma
Revenue	$463,197	$(365,205)			$97,992
Direct costs	275,487	(223,518)			51,969
Gross margin	187,710	(141,687)			46,023
Operating expenses:
Salaries and related	149,442	(106,785)			42,657
Other selling, general and administrative	45,189	(33,722)			11,467
Depreciation and amortization	3,845	(2,698)			1,147
Business reorganization	5,828	(2,842)			2,986
Total Operating expenses	204,304	(146,047)			58,257
Gain (loss) on sale and exit of businesses	19,835	132			19,967
Operating income (loss)	3,241	4,492			7,733
Non-operating income (expense):
Interest income (expense), net	(722)	364			(358)
Other income (expense), net	(266)	261			(5)
Net income (loss) before provision for income taxes	2,253	5,117			7,370
Provision for income taxes	646	(606)	1,339	(2h)	1,379
Net income (loss)	$1,607	$5,723	$(1,339)		$5,991
Basic and diluted earnings (loss) per share:
Basic and diluted earnings (loss) per share	$0.05				$0.18
Weighted-average shares outstanding:
Basic	33,869				33,174
Diluted	34,084				33,174

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

F-5

HUDSON GLOBAL, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

1. PLANNED TRANSACTIONS OVERVIEW

On December 17, 2017, Hudson Global, Inc., a Delaware corporation (the "Company"), entered into the agreements described below, each relating to the sale of certain of the Company’s subsidiaries. The sales, taken together, constitute a sale of substantially all of the Company’s assets under the Delaware General Corporation Law, and, as such, the Company will be seeking stockholder approval (the "Stockholder Approval") to sell substantially all of the Company’s assets pursuant to the agreements described below (the "Sale Agreements"). The Company obtaining the Stockholder Approval is a closing condition to each of the Sale Transactions and the closing of each Sale Transaction will be contingent upon the closing of each other Sale Transaction.

The information below is a summary of the Sale Agreements; however, the following summary of the transactions' significant terms and expected accounting treatments should be read in conjunction with the "Summary Term Sheet," "Proposal No. 1 The Sale Resolution" and "The Sale Agreements" sections of this proxy statement, along with Annexes A, B and C thereto, which include copies of the Sale Agreements (composite as amended).

Europe Sale Agreement

The Europe Sale Agreement relates to the sale of the Company's European operations and is dated as of December 17, 2017 and was amended on January 25, 2018. This transaction excludes the Company's operations in Belgium and Recruitment Process Outsourcing ("RPO") business in Europe.

Under the terms of the Europe Sale Agreement, Europe Purchaser will make a cash payment at closing of the Europe Purchase Price, which is $10,500 and subject to the adjustments described below. As of the date of this proxy statement, the payment is expected to result in estimated proceeds to Europe Sellers of $10,500. At closing, the $10,500 amount will be adjusted by adding the amount of the closing cash balance of the Europe Subsidiaries, subtracting the amount of the closing debt balance of the Europe Subsidiaries and adding the amount of the difference (which may be positive or negative) between the closing working capital (effectively the current assets minus the current liabilities but excluding cash and debt) and the trailing twelve month average of the working capital of the Europe Subsidiaries.

The Europe Sale Agreement sets out conditions to obligations of the Europe Sellers and the Europe Purchaser to close the transaction. See "The Sale Agreements - Europe Sale Agreement - Conditions to Closing of the Europe Sale Transaction" within this proxy statement for a more in-depth discussion of all material conditions to the closing of the Europe Sale Transaction.

Belgium Sale Agreement

The Belgium Sale Agreement relates to the sale of the Company's Belgium operations and is, dated as of December 17, 2017 and was amended on January 25, 2018. This transaction, excludes the Company's RPO business in Belgium.

Under the terms of the Belgium Sale Agreement, Belgium Purchaser will make a cash payment at closing of the Belgium Purchase Price, which is $28,250 minus the items listed below from December 31, 2016 through the closing date.

•	The declaration or payment of any dividend or other distribution of profits, reverses or assets to, or reduction of share capital or redemption or purchase of any shares from the Non-Belgium Hudson Group.

•	The payment of any management, monitoring, service or other stockholder or director’s fees (excluding recurring information technology allocations) to Belgium Sellers.

•	The payment of any costs by any of Belgium Purchaser or the Belgium Subsidiary to Hudson in connection with Hudson’s incentive stock and awards plan, whether payable before or after closing.

•	Any taxation, interest or penalties paid or becoming payable as a consequence of any of the foregoing.

•	Any agreement or arrangement made or entered into by the Belgium Group Companies to do or give effect to any matter referred to in the first two bullet points.

As of the date of this proxy statement, the payment is expected to result in estimated proceeds to Belgium Sellers of $24,700.

F-6

HUDSON GLOBAL, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

The Belgium Sale Agreement sets out conditions to obligations of the Belgium Purchaser and Belgium Sellers to close the transaction. See "The Sale Agreements - Belgium Sale Agreement - Conditions to Closing of the Belgium Sale Transaction" of this proxy statement for a more in-depth discussion of all material conditions to the closing of the Belgium Sale Transaction.

APAC Sale Agreement

The APAC Sale Agreement relates to the sale of the Company's APAC operations and is dated as of December 17, 2017 and was amended on January 25, 2018. This transaction excludes the Company's RPO business in the APAC region.

Under the terms of the APAC Sale Agreement, APAC Purchaser will make a cash payment at closing of the APAC Purchase Price, which is $7,500 minus the items listed below from July 18, 2017 through the closing date. As of the date of this proxy statement, the payment is expected to result in estimated proceeds to APAC Sellers of $6,000. The $7,500 base purchase price will be reduced to account for the aggregate of all dividends, distributions and management fees paid by an APAC Subsidiary to APAC Sellers, other than (1) management fees that are invoiced but unpaid as of July 31, 2017 and (2) any dividend or distribution of the proceeds from and on closing of the transfer of the RPO Business held by an APAC Subsidiary.

The APAC Sale Agreement sets outs conditions to obligations of the APAC Purchaser and APAC Sellers to close the APAC Sale Transaction. See "The Sale Agreements - APAC Sale Agreement - Conditions to Closing of the APAC Sale Transaction" within this proxy statement for a more in-depth discussion of all material conditions to the closing of the APAC Sale Transaction.

2. UNAUDITED PRO FORMA ADJUSTMENTS (in thousands)

The following notes describe the basis for and/or assumptions regarding the pro forma adjustments included in the Company’s unaudited pro forma statements:

(a) Recording of the disposition of the Businesses. The amounts include the assets and liabilities attributable to the businesses being sold and/or specifically included in the Sale Agreements.

(b) Recording of the sale proceeds, net of estimated transaction related expenses:

Cash proceeds	$42,251
Less: estimated transaction costs to be incurred at closing	(500)
Net adjustment to cash and cash equivalents	$41,751

(c) Adjustment for deferred tax asset allocated to entities retained by the Company engaged in the RPO business.

(d) Adjustment for estimated tax expense on the gain (loss) recognized on the sale of the businesses.

(e) Additional compensation expense related to the acceleration of vesting of stock-based compensation awards based on a change of control event.

(f) Adjustments to accumulated deficit are comprised of:

Net sales consideration (Note (b))	$41,751
Deferred tax asset allocated to RPO (Note (c))	156
Estimated tax expense on gain (loss) (Note (d))	(82)
Change in control stock-based compensation expense (Note (e))	(302)
Release of cumulative translation adjustment (Note (i))	(23,272)
Net adjustment to accumulated deficit	$18,251

(g) The amounts being eliminated represent the revenues, direct costs, operating and other expenses that are attributable to the sale of the Businesses.

F-7

HUDSON GLOBAL, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(h) The provision for income taxes presented is adjusted for the retained RPO business applicable statutory rates

(i) The estimated gain (loss) on the sale of businesses to be recorded as an adjustment to stockholder’s equity is as follows:

Net sales consideration (Note (b))	$41,751
Assets and liabilities of the disposed businesses (Note (a))	(36,066)
Release of cumulative translation adjustment	(23,272)
Change in control stock-based compensation expense (Note (e))	(302)
Pre-tax loss on sale of businesses	(17,889)
Tax expense (Note (d))	82
After tax loss on sale of businesses	$(17,971)

This estimated loss has not been reflected in the pro forma condensed consolidated statement of operations as it is considered to be nonrecurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the Sale Transactions.

Transition Services Agreement

As part of the sale of the Company’s recruitment and talent management businesses in Europe the Company entered into a transitional services agreement ("TSA") with a subsidiary to be acquired by the Europe Purchaser, pursuant to which such subsidiary of the Europe Purchaser will provide temporary office space, IT infrastructure and other support services, as outlined in the TSA, for a period of less than 12 months to help ensure an orderly transition following the completion of the sale. Due to the short-term nature of the services adjustments have not been made to the pro-forma consolidated statement of operations.

As part of the sale of the Company’s recruitment and talent management businesses in APAC the Company entered into a TSA with a subsidiary to be acquired by the APAC Purchaser, pursuant to which such subsidiary of the APAC Purchaser will provide temporary office space, IT infrastructure and other support services, as outlined in the TSA, for a period of less than 12 months to help ensure an orderly transition following the completion of the sale. Due to the short-term nature of the services adjustments have not been made to the pro-forma consolidated statement of operations.

The TSAs may be amended by mutual agreement and the length of the TSAs depends on the date the transactions are closed and how quickly the transition of such services is completed.

F-8

Annex G

combined CARVE-OUT Financial Statements of Sale Subsidiaries (unaudited)

G-1

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

UNAUDITED COMBINED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2017	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$10,593	$14,950	$20,135
Accounts receivable, net	60,176	49,584	51,114
Prepaid and other	3,665	3,004	3,707
Total current assets	74,434	67,538	74,956
Property and equipment, net	4,903	5,414	5,974
Deferred tax assets, non-current	12	38	2,456
Other assets	3,359	3,122	3,486
Total assets	$82,709	$76,112	$86,872

LIABILITIES AND NET PARENT INVESTMENT
Current liabilities:
Accounts payable	$3,416	$3,570	$3,785
Accrued expenses and other current liabilities	34,319	29,771	31,832
Short-term borrowings	8,206	7,770	2,368
Due to parent	661	89	1,308
Accrued business reorganization	1,306	1,481	834
Total current liabilities	47,908	42,681	40,127
Deferred rent	1,894	2,582	3,751
Income tax payable, non-current	496	596	835
Other non-current liabilities	3,356	3,544	4,904
Total liabilities	53,654	49,403	49,617
Commitments and contingencies
Net Parent Investment
Accumulated other comprehensive income	(23,271)	(25,998)	(24,392)
Parent investment	52,326	52,707	61,647
Total liabilities and net parent investment	$82,709	$76,112	$86,872

The accompanying notes are an integral part of these combined carve-out financial statements.

G-2

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

UNAUDITED COMBINED STATEMENT OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)

(in thousands)

	Nine Months Ended September 30,		Year Ended December 31,
	2017	2016	2016	2015
Revenue	$290,503	$272,616	$359,071	$365,205
Direct costs	184,488	171,876	225,253	223,518
Gross margin	106,015	100,740	133,818	141,687
Operating expenses:
Salaries and related	77,796	77,275	102,376	106,162
Other selling, general and administrative	22,089	22,132	29,336	34,532
Depreciation and amortization	1,493	1,575	2,162	2,235
Business reorganization	647	919	1,443	2,808
Operating income (loss)	3,990	(1,161)	(1,499)	(4,050)
Non-operating expense:
Interest income (expense), net	(311)	(264)	(348)	(364)
Other income (expense), net	(370)	(159)	(55)	(75)
Income (loss) before provision for income taxes	3,309	(1,584)	(1,902)	(4,489)
Provision for income taxes	1,091	1,022	2,798	1,089
Net income (loss)	$2,218	$(2,606)	$(4,700)	$(5,578)

Other comprehensive income (loss), net of tax
Foreign currency translation adjustment	$2,723	$360	$(1,578)	$(3,295)
Pension liability adjustment	4	(11)	(28)	5
Total other comprehensive income (loss), net of tax	2,727	349	(1,606)	(3,290)
Total comprehensive income (loss)	$4,945	$(2,257)	$(6,306)	$(8,868)

The accompanying notes are an integral part of these combined carve-out financial statements.

G-3

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

UNAUDITED STATEMENT OF NET PARENT INVESTMENT IN DIVISION

(in thousands)

	Parent Investment	Accumulated Other Comprehensive Loss	Net Parent Investment
Net Parent investment in division, January 1, 2015	$62,236	$(21,102)	$41,134
Net income (loss)	(5,578)	—	(5,578)
Foreign currency translation adjustment	—	(3,295)	(3,295)
Pension liability adjustment	—	5	5
Net investment from parent	4,989	—	4,989
Net Parent investment in division, December 31, 2015	$61,647	$(24,392)	$37,255
Net income (loss)	(4,700)	—	(4,700)
Foreign currency translation adjustment	—	(1,578)	(1,578)
Pension liability adjustment	—	(28)	(28)
Net distribution to parent	(4,240)	—	(4,240)
Net Parent investment in division, December 31, 2016	$52,707	$(25,998)	$26,719
Net income (loss)	2,218	—	2,218
Foreign currency translation adjustment	—	2,723	2,723
Pension liability adjustment	—	4	4
Net distribution to parent	(2,599)	—	(2,599)
Net Parent investment in division, September 30, 2017	$52,326	$(23,271)	$29,055

The accompanying notes are an integral part of these combined carve-out financial statements.

G-4

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

UNAUDITED COMBINED STATEMENT OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,		Year Ended December 31,
	2017	2016	2016	2015
Cash flows from operating activities:
Net income (loss)	$2,218	$(2,606)	$(4,700)	$(5,578)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,493	1,575	2,162	2,235
Provision for doubtful accounts	78	205	205	146
Provision for deferred income taxes	50	268	1,690	1,054
Stock-based compensation	186	320	360	1,594
Other, net	146	206	24	14
Changes in operating assets and liabilities:
Increase in accounts receivable	(6,054)	(3,413)	(2,126)	(2,328)
Decrease (increase) in prepaid and other assets	(542)	121	551	551
Decrease (increase) in due from affiliates	1,984	(5,192)	(4,697)	1,627
Increase (decrease) in accounts payable, accruals and other liabilities	(1,059)	(6,426)	453	156
Increase (decrease) in due to affiliates	(32)	2,792	1,639	2,041
Increase (decrease) in accrued business reorganization	(477)	39	236	(844)
Net cash used in operating activities	(2,009)	(12,111)	(4,203)	668
Cash flows from investing activities:
Capital expenditures	(572)	(1,341)	(2,005)	(2,265)
Proceeds from sale of assets	—	42	34	1
Net cash used in investing activities	(572)	(1,299)	(1,971)	(2,264)
Cash flows from financing activities:
Borrowings under credit agreements	133,404	86,679	111,008	90,906
Repayments under credit agreements	(133,935)	(81,127)	(105,282)	(88,419)
Repayment of capital lease obligations	(59)	(54)	(73)	—
Distribution from (to) parent, net	(2,347)	1,374	(3,025)	(1,915)
Net cash provided by (used in) financing activities	(2,937)	6,872	2,628	572
Effect of exchange rates on cash and cash equivalents	1,161	(238)	(1,639)	(1,600)
Net decrease in cash and cash equivalents	(4,357)	(6,776)	(5,185)	(2,624)
Cash and cash equivalents, beginning of the period	14,950	20,135	20,135	22,759
Cash and cash equivalents, end of the period	$10,593	$13,359	$14,950	$20,135

The accompanying notes are an integral part of these combined carve-out financial statements.

G-5

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

NOTES TO UNAUDITED COMBINED CARVE-OUT FINANCIAL STATEMENTS

(in thousands)

NOTE 1 – THE BUSINESS

On December 17, 2017, Hudson Global, Inc. ("Hudson" or the "Parent") a Delaware corporation, entered into agreements to sell subsidiary businesses in Europe, Belgium and Asia Pacific ("APAC"). These combined subsidiaries to be sold represent global divisions of Hudson specializing in providing recruitment and talent management services to customers (the "recruitment and talent management business" or the "Division"). The Division's Recruitment services include both Permanent Recruitment and Temporary Contracting solutions. Offered on both a retained and contingent basis, the Division's Permanent Recruitment services leverage its consultants, psychologists and other professionals in the development and delivery of its proprietary methods to identify, select and engage the best-fit talent for critical client roles. Featuring embedded proprietary talent assessment and selection methodologies, the Division’s Talent Management capability encompasses services such as talent assessment (utilizing a variety of competency, attitude and experiential testing), interview training, executive coaching, employee development and outplacement. The sales exclude the assets of the subsidiaries Recruitment Process Outsourcing Business, which will be transferred to Hudson or other subsidiaries retained by Hudson prior to closing the sale transactions.

NOTE 2 – BASIS OF PRESENTATION

The combined carve-out financial statements of the Division have been prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission. The combined financial statements have been prepared on a "carve-out" basis from Hudson’s accounts and reflect the historical accounts directly attributable to the recruitment and talent management business, together with allocations of costs and expenses from Hudson. The combined carve-out financial statements include allocations that management believes are reasonable and appropriate. These allocations may not be indicative of the actual costs that would have been incurred during the periods presented had the Division historically operated as a separate, stand-alone entity. All divisional intercompany transactions and balances have been eliminated in the combined carve-out financial statements.

The Division has historically been managed and operated on a consolidated basis with certain shared administrative support functions including executive management, human resources, information technology, accounting, tax and treasury services. Where specific identification of expenses was not practicable, a reasonable method of allocation was applied to those expenses based on the underlying activity drivers as a basis of allocation, including management estimates of the proportion of shared employees’ time spent supporting the Division and the corresponding application of such percentages to compensation and other applicable shared costs. Management believes such allocations are reasonable; however, these allocations may not be indicative of the actual costs that would have been incurred during the periods presented had Europe, Belgium, and APAC businesses historically operated as a separate, stand-alone entity. See Note 3 for further information regarding general corporate overhead allocations.

Hudson's net investment is the Division ("Net parent investment") is shown in lieu of stockholders' equity in the combined carve-out financial statements, and represent the excess of the carrying value of total assets over total liabilities, including the transactions between the Division and the Parent. Net parent investment is primarily impacted by changes distributions to or contributions from the Parent, which are the result of treasury activities and net funding provided by or distributed to the Parent.

The combined carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Unless otherwise stated, amounts are presented in United States of America ("U.S.") dollars and all amounts are in thousands, except for number of shares.

G-6

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

NOTES TO UNAUDITED COMBINED CARVE-OUT FINANCIAL STATEMENTS

(in thousands)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Allocation of Indirect Expenses

The Division has been allocated expenses from Hudson of $2,369 and $2,345 for the nine months ended September 30, 2017 and 2016 and $3,061 and $4,070 for the years ended December 31, 2016 and 2015, respectively, which are recorded under the caption "Other selling, general and administrative" in the accompanying Combined Statement of Operations and Comprehensive Income (Loss). Theses allocated costs are primarily related to executive management, corporate governance, human resources, accounting, administration, tax and treasury services. The costs associated with these services and support functions have been allocated by management using the most meaningful respective allocation methodologies which were primarily based on proportionate headcount and relative gross margin. Additionally, certain services and support functions are performed by the Division for the benefit of Hudson's Recruitment Process Outsourcing business. The costs associated with such services, totaled $4,470 and $4,756 for the nine months ended September 30, 2017 and 2016 and $6,252 and $5,635 for the years ended December 31, 2016 and 2015, respectively, have been allocated out of the Division in the accompanying Combined Statement of Operations and Comprehensive Income (Loss).

Use of Estimates

The preparation of combined carve-out financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the reported amounts of assets and liabilities, the disclosures about contingent assets and liabilities, and the reported amounts of revenue and expenses. Such estimates include the value of allowances for doubtful accounts, insurance recovery receivable, goodwill, intangible assets, and other long-lived assets, legal reserve and provision, estimated self-insured liabilities, assumptions used in the fair value of stock-based compensation and the valuation of deferred tax assets. These estimates and assumptions are based on management's best estimates and judgment. Management evaluates the estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Division adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from those estimates.

Nature of Business and Credit Risk

The Division's revenue is earned from professional placement services, mid-level employee professional staffing and contracting services and human capital services. These services are provided to a large number of customers in many different industries. The Division operates throughout the United Kingdom ("U.K."), Continental Europe, Australia, New Zealand and Asia. During the nine months ended September 30, 2017 and 2016 and years ended December 31, 2016 and 2015 no single client accounted for more than 10% of the Division's total revenue. As of December 31, 2017 and December 31, 2016 no single client accounted for more than 10% of the Division's outstanding accounts receivable.

Financial instruments, which potentially subject the Division to concentrations of credit risk, are primarily cash and accounts receivable. The Division performs continuing credit evaluations of its customers and does not require collateral. The Division has not experienced significant losses related to receivables.

Revenue Recognition

The Division recognizes revenue for temporary services at the time services are provided and revenue is recorded on a time and materials basis. Contracting revenue is reported on a gross basis when the Division acts as the principal in the transaction and is at risk for collection in accordance with the Financial Accounting Standards Board (the "FASB") Accounting Standards Codification Topic ("ASC") 605-45, "Overall Considerations of Reporting Revenue Gross as a Principal versus Net as an Agent." The Division's revenues are derived from its gross billings, which are based on (i) the payroll cost of its worksite employees; and (ii) a markup computed as a percentage of the payroll cost.

The Division recognizes revenue for permanent placements based on the nature of the fee arrangement. Revenue generated when the Division permanently places an individual with a client on a contingent basis is recorded at the time of acceptance of employment, net of an allowance for estimated fee reversals. Revenue generated when the Division permanently places an individual with a client on a retained basis is recorded ratably over the period services are rendered, net of an allowance for estimated fee reversals.

G-7

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

NOTES TO UNAUDITED COMBINED CARVE-OUT FINANCIAL STATEMENTS

(in thousands)

ASC 605-45-50-3 and ASC 605-45-50-4, "Taxes Collected from Customers and Remitted to Governmental Authorities," provide that the presentation of taxes on either a gross basis (included in revenue and expense) or net basis (excluded from revenue) is an accounting policy decision. In accordance with a policy election made by Management, the Division collects various taxes assessed by governmental authorities and records these amounts on a net basis.

Operating Expenses

Salaries and related expenses include the salaries, commissions, payroll taxes and employee benefits related to recruitment professionals, executive level employees, administrative staff and other employees of the Division who are not temporary contractors. Office and general expenses include occupancy, equipment leasing and maintenance, utilities, travel expenses, professional fees and provision for doubtful accounts. The Division expenses the costs of advertising and legal costs as incurred.

Stock-Based Compensation

The Division applies the fair value recognition provisions of ASC 718, "Compensation - Stock Compensation." The Division determines the fair value as of the grant date. For awards with graded vesting conditions, the values of the awards are determined by valuing each tranche separately and expensing each tranche over the required service period. The service period is the period over which the related service is performed, which is generally the same as the vesting period. Prior to the adoption of ASU 2016-09, the Division recorded stock-based compensation expense net of estimated forfeitures.

In accordance with ASC 718, the Division reflects the tax savings resulting from tax deductions in excess of income tax benefits as a financing cash flow in its Combined Statement of Cash Flows, when applicable.

See Note 5 for further information regarding stock based compensation.

Income Taxes

The Division’s provision for income taxes and deferred tax balances as presented in the combined carve-out financial statements are calculated on a separate tax return basis. Under the separate return method, income taxes for each subsidiary of the Division are calculated as if the subsidiary was a separate taxpayer as a standalone entity.

Earnings from the Division's global operations are subject to tax in various jurisdictions both within and outside the United States. The Division accounts for income taxes in accordance with ASC 740, "Income Taxes". This standard establishes financial accounting and reporting standards for the effects of income taxes that result from an enterprise's activities. It requires an asset and liability approach for financial accounting and reporting of income taxes.

The calculation of net deferred tax assets assumes sufficient future earnings for the realization of such assets as well as the continued application of currently anticipated tax rates. Included in net deferred tax assets is a valuation allowance for deferred tax assets where management believes it is more likely than not that the deferred tax assets will not be realized in the relevant jurisdiction. If we determine that a deferred tax asset will not be realizable, an adjustment to the deferred tax asset will result in a reduction of earnings at that time. See Note 6 to the combined carve-out financial statements for further information regarding deferred tax assets and valuation allowance.

G-8

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

NOTES TO UNAUDITED COMBINED CARVE-OUT FINANCIAL STATEMENTS

(in thousands)

ASC 740-10-55-3, "Recognition and Measurement of Tax Positions - a Two Step Process," provides implementation guidance related to the accounting for uncertainty in income taxes recognized in an enterprise's combined carve-out financial statements and prescribes a two-step evaluation process for a tax position taken or expected to be taken in a tax return. The first step is recognition and the second is measurement. ASC 740 also provides guidance on derecognition, measurement, classification, disclosures, transition and accounting for interim periods. The Division provides tax reserves for international unrecognized tax benefits for all periods subject to audit. The development of reserves for these exposures requires judgments about tax issues, potential outcomes and timing, and is a subjective critical estimate. The Division assesses its tax positions and records tax benefits for all years subject to examination based upon management's evaluation of the facts, circumstances, and information available at the reporting dates. For those tax positions where it is more likely than not that a tax benefit will be sustained, the Division has recorded the largest amount of tax benefit with a greater than 50% likelihood of being realized upon settlement with a tax authority that has full knowledge of all relevant information. For those tax positions where it is not more likely than not that a tax benefit will be sustained, no tax benefit has been recognized in the combined carve-out financial statements. Where applicable, associated interest and penalties have also been recognized as a component of income tax expense. Although the outcome related to these exposures is uncertain, in management's opinion, adequate provisions for income taxes have been made for estimable potential liabilities emanating from these exposures. In certain circumstances, the ultimate outcome for exposures and risks involve significant uncertainties which render them inestimable. If actual outcomes differ materially from these estimates, including those that cannot be quantified, they could have material impact on the Division's results of operations.

See Note 6 for further information regarding Income Taxes.

Fair Value of Financial Instruments

The carrying amounts reported in the Combined Balance Sheets for cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings approximate fair value because of the immediate or short-term maturity of these financial instruments.

Cash and Cash Equivalents

For financial statement presentation purposes, the Division considers all highly liquid investments having an original maturity of three months or less as cash equivalents.

Accounts Receivable

The Division's accounts receivable balances are composed of trade and unbilled receivables. The Division maintains an allowance for doubtful accounts and makes ongoing estimates as to the ability to collect on the various receivables. If the Division determines that the allowance for doubtful accounts is not adequate to cover estimated losses, an expense to provide for doubtful accounts is recorded in the caption "Other selling, general and administrative" in the accompanying Combined Statement of Operations. If an account is determined to be uncollectible, it is written off against the allowance for doubtful accounts. Management's assessment and judgment are vital requirements in assessing the ultimate realization of these receivables, including the current credit-worthiness, financial stability and effect of market conditions on each customer.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed primarily using the straight line method over the following estimated useful lives:

Years
Furniture and equipment	3 - 8
Capitalized software costs	3 - 5
Computer equipment	2 - 5

Leasehold improvements are amortized over the shorter of their estimated useful lives or the lease term. The amortization periods of material leasehold improvements are estimated at the inception of the lease term.

Capitalized Software Costs

Capitalized software costs consist of costs to purchase and develop software for internal use. The Division capitalizes certain incurred software development costs in accordance with ASC 350-40, "Intangibles Goodwill and Other: Internal-Use Software." Costs incurred during the application-development stage for software purchased and further customized by outside vendors for the Division's use and software developed by a vendor for the Division's proprietary use have been capitalized. Costs incurred for the Division's own personnel who are directly associated with software development are capitalized as appropriate. Capitalized software costs are included in property and equipment. See Note 8 for further information regarding Property, Plant, and Equipment.

G-9

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

NOTES TO UNAUDITED COMBINED CARVE-OUT FINANCIAL STATEMENTS

(in thousands)

Impairment of Long-Lived Assets

The Division periodically evaluates whether events or changes in circumstances have occurred that indicate long-lived assets may not be recoverable. When such circumstances are present, the Division assesses whether the carrying value will be recovered through the expected undiscounted future cash flows resulting from the use and eventual disposition of the long-lived asset. In the event the sum of the expected undiscounted future cash flows is less than the carrying value of the long-lived asset, an impairment loss equal to the excess of the long-lived asset's carrying value over its fair value is recorded. The fair values of long-lived assets are based on the Division's own judgments about the assumptions that market participants would use in pricing the asset or on observable market data, when available.

Goodwill Impairment

ASC 350-20-35, “Intangibles-Goodwill and Other, Goodwill Subsequent Measurement,” requires that goodwill not be amortized but be tested for impairment on an annual basis, or more frequently if circumstances warrant. The Division tests goodwill for impairment annually as of October 1, or more frequently if circumstances indicate that its carrying value might exceed its current fair value.

Foreign Currency Translation

The financial position and results of operations of the Division are determined using local currency as the functional currency. Assets and liabilities are translated at the exchange rate in effect at each reporting period. Statements of Operations accounts are translated at the average rate of exchange prevailing during each period. Translation adjustments arising from the use of differing exchange rates from period to period are included in the accumulated other comprehensive income (loss) account in net parent investment, other than translation adjustments on short-term intercompany balances, which are included in other income (expense). Gains and losses resulting from other foreign currency transactions are included in other income (expense).

Comprehensive Income (Loss)

Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. The Division's other comprehensive income (loss) is primarily comprised of foreign currency translation adjustments, which relate to investments that are permanent in nature, and changes in unrecognized pension and post-retirement benefit costs.

Recent Accounting Standard Updates Not Yet Adopted

In May 2014, the FASB issued ASU No. 2014-09, "Revenue from Contracts with Customers (Topic 606)." This ASU is a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In July 2015, the FASB amended the effective date of this ASU to fiscal years beginning after December 15, 2017 and early adoption is permitted only for fiscal years beginning after December 15, 2016. In March, April and May 2016, the FASB issued ASU 2016-08 "Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)," ASU 2016-10 "Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing," and ASU 2016-12 "Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients" which provide further clarifications to be considered when implementing this ASU. The two permitted transition methods under the new standard are the full retrospective method, in which case the standard would be applied to each prior reporting period presented, or the modified retrospective method, in which case the cumulative effect of applying the standard would be recognized at the date of initial application. We have started evaluating the impact of this ASU as it relates to our revenue streams, as well as certain associated expenses, however, are unable at this time to assess whether the application of this ASU has a material impact on the recognition of our revenues. Depending on the results of our review, there could be changes to the classification and timing of recognition of revenues and expenses. We expect to complete our assessment process, including selecting a transition method for adoption, by the end of the third quarter of 2017 along with our implementation process prior to the adoption of this ASU on January 1, 2018.

G-10

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

NOTES TO UNAUDITED COMBINED CARVE-OUT FINANCIAL STATEMENTS

(in thousands)

There have been no other new accounting pronouncements not yet effective that have significance, or potential significance, to the Division's combined carve-out financial statements.

NOTE 4 – REVENUE, DIRECT COSTS AND GROSS MARGIN

The Division’s revenue, direct costs and gross margin were as follows:

	For the Nine Months Ended September 30, 2017
	Contracting	Permanent Recruitment	Talent Management	Other	Total
Revenue	$201,691	$59,512	$27,655	$1,645	$290,503
Direct costs (1)	177,848	77	4,907	1,656	184,488
Gross margin	$23,843	$59,435	$22,748	$(11)	$106,015

	For the Nine Months Ended September 30, 2016
	Contracting	Permanent Recruitment	Talent Management	Other	Total
Revenue	$189,196	$53,818	$27,990	$1,612	$272,616
Direct costs (1)	164,411	293	5,550	1,622	171,876
Gross margin	$24,785	$53,525	$22,440	$(10)	$100,740

	For the Year Ended December 31, 2016
	Contracting	Permanent Recruitment	Talent Management	Other	Total
Revenue	$247,713	$71,972	$37,204	$2,182	$359,071
Direct costs (1)	215,727	291	7,207	2,028	225,253
Gross margin	$31,986	$71,681	$29,997	$154	$133,818

	For the Year Ended December 31, 2015
	Contracting	Permanent Recruitment	Talent Management	Other	Total
Revenue	$246,204	$80,003	$37,217	$1,781	$365,205
Direct costs (1)	212,274	855	8,632	1,757	223,518
Gross margin	$33,930	$79,148	$28,585	$24	$141,687

(1)	Direct costs include the direct staffing costs of salaries, payroll taxes, employee benefits, travel expenses and insurance costs for the Division’s contractors and reimbursed out-of-pocket expenses and other direct costs. Other than reimbursed out-of-pocket expenses, there are no other direct costs associated with the Permanent Recruitment and Other categories. Gross margin represents revenue less direct costs. The region where services are provided, the mix of contracting and permanent recruitment, and the functional nature of the staffing services provided can affect gross margin.

G-11

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

NOTES TO UNAUDITED COMBINED CARVE-OUT FINANCIAL STATEMENTS

(in thousands)

NOTE 5– STOCK-BASED COMPENSATION

Equity Compensation Plans

Hudson maintains the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan, as amended and restated on May 24, 2016 (the "ISAP"), pursuant to which it can issue equity-based compensation incentives to eligible participants. The ISAP permits the granting of stock options, restricted stock, and restricted stock units as well as other types of equity-based awards. The Compensation Committee of Hudson's Board of Directors (the "Compensation Committee") will establish such conditions as it deems appropriate on the granting or vesting of stock options, restricted stock, restricted stock units and other types of equity-based awards. As determined by the Compensation Committee, equity awards may also be subject to immediate vesting upon the occurrence of certain events following a change in control of Hudson. Hudson primarily grants restricted stock and restricted stock units to its employees. A restricted stock unit is equivalent to one share of Hudson’s common stock and is payable only in common stock of Hudson issued under the ISAP.

The Compensation Committee administers the ISAP and may designate any of the following as a participant under the ISAP: any officer or other employee of Hudson or its affiliates or individuals engaged to become an officer or employee, consultants or other independent contractors who provide services to Hudson or its affiliates and non-employee directors of Hudson.

Hudson's stock plan agreements provided that a change in control of Hudson will occur if, among other things, individuals who were directors as of the date of the agreement and any new director whose appointment or election was approved or recommended by a vote of at least two-thirds of the directors then in office who were either directors on the date of the agreement or whose appointment or election was previously so approved or recommended (each, a "continuing director") cease to constitute a majority of Hudson’s directors. A change in control occurred as of Hudson's 2015 annual meeting of stockholders on June 15, 2015 under these agreements because continuing directors ceased to constitute a majority of Hudson's directors. As a result, certain equity awards vested resulting in an accelerated stock-based compensation expense of $1,328 for the year ended December 31, 2015.

A summary of the quantity and vesting conditions for stock-based units granted to the Division's employees for the nine-months ended September 30, 2017 were as follows:

Vesting conditions	Number of Restricted Stock Units Granted
Performance and service conditions (1) (2)	305,000

(1)	The performance conditions with respect to restricted stock units may be satisfied as follows: 80% of the restricted stock units may be earned on the basis of performance as measured by "regional adjusted EBITDA," and 20% of the restricted stock units may be earned on the basis of performance as measured by "group adjusted EBITDA"

(2)	To the extent restricted stock units are earned on the basis of performance, such restricted stock units will vest on the basis of service as follows:

(a)	33% of the restricted stock units will vest on the first anniversary of the grant date;

(b)	33% of the restricted stock units will vest on the second anniversary of the grant date; and

(c)	34% of the restricted stock units will vest on the third anniversary of the grant date; provided that, in each case, the employee remains employed by the Division from the grant date through the applicable service vesting date.

For the nine-months ended September 30, 2017 and 2016 and for the years ended December 31, 2016 and 2015, the Division’s stock-based compensation expense related to restricted stock and restricted stock units were as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2017	2016	2016	2015
Total	$186	$321	$360	$1,594

G-12

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

NOTES TO UNAUDITED COMBINED CARVE-OUT FINANCIAL STATEMENTS

(in thousands)

For the nine-months ended September 30, 2017 and 2016 and for the years ended December 31, 2016 and 2015, unrecognized compensation expense and weighted average period over which the compensation expense is expected to be recognized relating to the unvested portion of the Division's restricted stock and restricted stock unit awards, in each case, based on the Division's historical valuation treatment, were as follows:

	Nine Months Ended September 30,				Year Ended December 31,
	2017		2016		2016		2015
	Unrecognized Expense	Weighted Average Period in Years	Unrecognized Expense	Weighted Average Period in Years	Unrecognized Expense	Weighted Average Period in Years	Unrecognized Expense	Weighted Average Period in Years
Restricted stock	$—	—	$—	—	$—	—	$235	0.62
Restricted stock units	$266	1.57	$254	1.57	$141	1.55	$—	—

Restricted Stock

Changes in the Division’s restricted stock for the nine months ended September 30, 2017 and 2016 and the years ended December 31, 2016 and 2015 were as follows:

	For The Nine Months Ended September 30,				For The Year Ended December 31,
	2017		2016		2016		2015
	Number of Shares of Restricted Stock	Weighted Average Grant Date Fair Value	Number of Shares of Restricted Stock	Weighted Average Grant Date Fair Value	Number of Shares of Restricted Stock	Weighted Average Grant Date Fair Value	Number of Shares of Restricted Stock	Weighted Average Grant Date Fair Value
Unvested restricted stock at beginning of period	—	$—	120,000	$2.49	120,000	$2.49	332,040	$3.12
Granted	—	—	—	—	—	—	380,400	2.73
Vested	—	—	(120,000)	2.49	(120,000)	2.49	(481,855)	2.96
Forfeited	—	—	—	—	—	—	(110,585)	3.14
Unvested restricted stock at end of period	—	$—	—	$—	—	$—	120,000	$2.49

The total fair value of restricted stock vested for the nine months ended September 30, 2017 and 2016 and for the years ended December 31, 2016 and 2015 were as follows:

	For The Nine Months Ended September 30,		For The Year Ended December 31,
	2017	2016	2016	2015
Fair value of restricted stock vested	$—	$221	$221	$1,068

G-13

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

NOTES TO UNAUDITED COMBINED CARVE-OUT FINANCIAL STATEMENTS

(in thousands)

Restricted Stock Units

Changes in the Division’s restricted stock units arising from grants to certain employees for the nine months ended September 30, 2017 and 2016 and the years ended December 31, 2016 and 2015 were as follows:

	For The Nine Months Ended September 30,				For The Year Ended December 31,
	2017		2016		2016		2015
	Number of Shares of Restricted Stock	Weighted Average Grant Date Fair Value	Number of Shares of Restricted Stock	Weighted Average Grant Date Fair Value	Number of Shares of Restricted Stock Unit	Weighted Average Grant-Date Fair Value	Number of Shares of Restricted Stock Unit	Weighted Average Grant-Date Fair Value
Unvested restricted stock units at beginning of period	302,500	$2.79	—	$—	—	$—	119,940	$3.57
Granted	305,000	1.00	322,500	2.79	322,500	2.79	105,500	2.84
Vested	(33,032)	2.79	—	—	—	—	(182,940)	3.23
Forfeited	(202,400)	2.79	—	—	(20,000)	2.79	(42,500)	3.21
Unvested restricted stock units at end of period	372,068	$1.32	322,500	$2.79	302,500	$2.79	—	$—

The total fair value of restricted stock units vested during the nine months ended September 30, 2017 and 2016 and the years ended December 31, 2016 and 2015 were as follows:

	For The Nine Months Ended September 30,		For The Year Ended December 31,
	2017	2016	2016	2015
Fair value of restricted stock units vested	$34	$—	$—	$409

NOTE 6 – INCOME TAXES

Income Tax Provision

The foreign income (loss) before income taxes were as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2017	2016	2016	2015
Foreign	$3,309	$(1,584)	$(1,902)	$(4,489)

The provision for (benefit from) income taxes were as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2017	2016	2016	2015
Current tax provision (benefit):
Foreign	$1,088	$697	$1,008	$674
Total current provision for income taxes	1,088	697	1,008	674
Deferred tax provision:
Foreign	3	325	1,790	415
Total deferred provision for income taxes	3	325	1,790	415
Total provision for income taxes	$1,091	$1,022	$2,798	$1,089

G-14

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

NOTES TO UNAUDITED COMBINED CARVE-OUT FINANCIAL STATEMENTS

(in thousands)

Tax Rate Reconciliation

The effective tax rates for the years ended December 31, 2016 and 2015 were negative 147.1%, and 24.3% respectively. These effective tax rates differ from the U.S. Federal statutory rate of 35% due to changes in valuation allowances in certain foreign jurisdictions, which reduce or eliminate the effective tax rate on current year profits or losses, variations from the U.S. Federal statutory rate in foreign jurisdictions, and non-deductible expenses.

The following is a reconciliation of the effective tax rate for the years ended December 31, 2016 and 2015 to the U.S. Federal statutory rate of 35%:

	Year ended December 31,
	2016	2015
Provision for (benefit from) operations at Federal statutory rate of 35%	$(666)	$(1,571)
Change in valuation allowance	(49)	(1,877)
Taxes related to foreign income	2,935	3,861
Nondeductible expenses	578	676
Provision for income taxes	$2,798	$1,089

Deferred Taxes Assets (Liabilities)

Deferred income taxes are provided for the tax effect of temporary differences between the financial reporting basis and the tax basis of assets and liabilities. Net deferred tax assets have been classified as non-current in the accompanying Combined Balance Sheets. Significant temporary differences at December 31, 2016 and 2015 were as follows:

	As of December 31,
	2016	2015
Deferred tax assets (liabilities):
Allowance for doubtful accounts	$103	$62
Property and equipment	(200)	292
Accrued compensation	1,910	1,411
Accrued liabilities and other	1,883	2,181
Tax loss carry-forwards	18,824	21,040
Deferred tax assets (liabilities) gross, total	22,520	24,986
Valuation allowance	(22,482)	(22,530)
Deferred tax assets (liabilities), net of valuation allowance, total	$38	$2,456

Net Operating Losses ("NOLs") and Valuation Allowance

As of December 31, 2016, certain subsidiaries of the Division had NOLs for local tax purposes of $71,335. With the exception of $69,600 of NOLs with an indefinite carry forward period as of December 31, 2016, these losses will expire at various dates through 2036, with $36 scheduled to expire during 2017. The deferred tax recognized for NOLs are presented net of unrecognized tax benefits, where applicable.

ASC 740-10-30-5 requires that a valuation allowance be established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. In making this assessment, management considers the level of historical taxable income, scheduled reversals of deferred tax liabilities, tax planning strategies, and projected future taxable income. The provision for income tax includes a net tax benefit of $1,981, resulting from changes in judgment regarding the realizability of deferred tax assets in future years. As of December 31, 2016, $18,824 of the valuation allowance relates to the deferred tax asset for NOLs, all of which is foreign, that management has determined will more likely than not expire prior to realization. The remaining valuation allowance of $3,657 relates to deferred tax assets on foreign temporary differences that management estimates will not be realized due to the Division's foreign tax losses.

G-15

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

NOTES TO UNAUDITED COMBINED CARVE-OUT FINANCIAL STATEMENTS

(in thousands)

Uncertain Tax Positions

As of December 31, 2016 and 2015, the Division's unrecognized tax benefits, including interest and penalties, which would lower the Division’s annual effective income tax rate if recognized in the future, were as follows:

	As of December 31,
	2016	2015
Gross unrecognized tax benefits excluding interest and penalties	$734	$827
Less: amount presented as a reduction to a deferred tax asset	(256)	(91)
Unrecognized tax benefits, excluding interest and penalties	$478	$736
Accrued interest and penalties	118	99
Total unrecognized tax benefits that would impact the effective tax rate	$596	$835

The following table shows a reconciliation of the beginning and ending amounts of unrecognized tax benefits, exclusive of interest and penalties:

Balance at January 1, 2016	$827
Additions based on tax positions related to the current year	88
Additions for tax positions of prior years	5
Lapse of statute of limitations	(138)
Currency Translation	(48)
Balance at December 31, 2016	$734

Estimated interest and penalties classified as part of the provision for income taxes in the Division's Combined Statement of Operations and Other Comprehensive Income (Loss) for the years ended December 31, 2016 and 2015 were as follows:

	Year ended December 31,
	2016	2015
Expense for (benefit of) estimated interest and penalties related to unrecognized tax benefits	$24	$12

Based on information available as of September 30, 2017, it is reasonably possible that the total amount of unrecognized tax benefits could decrease in the range of $100 to $200 over the next 12 months as a result of projected resolutions of global tax examinations and controversies and potential lapses of the applicable statutes of limitations.

In many cases, the Division’s unrecognized tax benefits are related to tax years that remain subject to examination by the relevant tax authorities. Tax years with NOLs remain open until such losses expire or the statutes of limitations for those years when the NOLs are used or expire. As of September 30, 2017, the Division's open tax years remain subject to examination by the relevant tax authorities and currently under income tax examination were principally as follows:

Year
Earliest tax years remain subject to examination by the relevant tax authorities:
U.K.	2015
Australia	2012
Majority of other jurisdictions	2011

The Division believes that its tax reserves are adequate for all years subject to examination above.

G-16

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

NOTES TO UNAUDITED COMBINED CARVE-OUT FINANCIAL STATEMENTS

(in thousands)

NOTE 7 – RESTRICTED CASH

A summary of the Division’s restricted cash included in the accompanying Combined Balance Sheets as of September 30, 2017, December 31, 2016 and December 31, 2015 was as follows:

	As of September 30,	As of December 31,
	2017	2016	2015
Included under the caption "Prepaid and other":
Client guarantees	$191	$139	$118
Total amount under the caption "Prepaid and other"	191	139	118
Included under the caption "Other assets":
Rental deposits	553	385	480
Other	29	28	28
Total amount under the caption "Other assets"	582	413	508
Total restricted cash	$773	$552	$626

The rental deposits with banks include amounts held as guarantees from subtenants in the U.K. Client guarantees were held in banks in Belgium as deposits for various client projects. Other primarily includes a bank guarantee for licensing in Singapore.

NOTE 8 – PROPERTY AND EQUIPMENT, NET

As of September 30, 2017, December 31, 2016 and December 31, 2015, property and equipment, net were as follows:

	As of September 30,	As of December 31,
	2017	2016	2015
Computer equipment	$4,980	$4,861	$5,343
Furniture and equipment	1,962	1,777	2,267
Capitalized software costs	12,877	11,732	11,982
Leasehold and building improvements	11,203	10,406	12,194
	31,022	28,776	31,786
Less: accumulated depreciation and amortization	26,119	23,362	25,812
Property and equipment, net	$4,903	$5,414	$5,974

The Division had expenditures of approximately $160, $231 and $503 for acquired property and equipment, mainly consisting of software development, computer equipment and leasehold improvements, which had not been placed in service as of September 30, 2017, December 31, 2016 and December 31, 2015, respectively. Depreciation expense is not recorded for such assets until they are placed in service.

Impairment of Long-Lived Assets

During the fourth quarter of 2016, the Division experienced continued declines in the operating results within certain markets. These events were deemed to be triggering events that required the Division to perform an impairment assessment with respect to long-lived assets, primarily property and equipment. The Division estimated the expected undiscounted future cash flows resulting from the long-lived assets' use and eventual disposition, and compared it to their carrying value. The undiscounted future cash flows exceeded the asset group's carrying value, indicating the Division's long-lived assets were not impaired.

G-17

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

NOTES TO UNAUDITED COMBINED CARVE-OUT FINANCIAL STATEMENTS

(in thousands)

Non-Cash Capital Expenditures

The Division has acquired certain computer equipment under capital lease agreements. The current portion of the capital lease obligations are included under the caption "Accrued expenses and other current liabilities" in the Combined Balance Sheets and the non-current portion of the capital lease obligations are included under the caption "Other non-current liabilities" in the Combined Balance Sheets as of December 31, 2016 and 2015. A summary of the Division’s equipment acquired under capital lease agreements was as follows:

	As of September 30,	As of December 31,
	2017	2016	2015
Capital lease obligation, current	$74	$65	$62
Capital lease obligation, non-current	$78	$140	$229

The Division acquired no property and equipment under capital lease agreements for the nine months ended September 30, 2017 and years ended December 31, 2016 and 2015, respectively.

NOTE 9 – GOODWILL

The following is a summary of the changes in the carrying value of the Division’s goodwill, which was included under the caption of Other Assets in the accompanying Combined Balance Sheets, as of September 30, 2017, December 31, 2016 and December 31, 2015. The goodwill is related to the Division’s acquisition of the businesses of Tong Zhi (Beijing) Consulting Service Ltd and Guangzhou Dong Li Consulting Service Ltd.

	As of September 30,	As of December 31,
	2017	2016	2015
Goodwill, January 1,	$1,812	$1,938	$2,029
Currency translation	84	(126)	(91)
Goodwill, end of period,	$1,896	$1,812	$1,938

On October 1, 2016 and 2015, the Division applied ASC 350-20-35, and performed quantitative assessments to determine whether it was more likely than not that the fair value of its China reporting unit was less than its carrying value. At the conclusion of its assessment, the Division determined the fair value of the reporting unit exceeded its carrying value. As such, the Division determined that no impairment of goodwill had taken place.

NOTE 10 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

As of September 30, 2017, December 31, 2016 and December 31, 2015, the Division's accrued expenses and other current liabilities consisted of the following:

	As of September 30,	As of December 31,
	2017	2016	2015
Salaries, commissions and benefits	$21,279	$18,094	$18,606
Sales, use, transaction and income taxes	5,463	4,652	5,554
Fees for professional services	831	516	610
Rent	1,520	1,619	950
Deferred revenue	1,230	959	1,722
Other accruals	3,996	3,931	4,390
Total accrued expenses and other current liabilities	$34,319	$29,771	$31,832

G-18

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

NOTES TO UNAUDITED COMBINED CARVE-OUT FINANCIAL STATEMENTS

(in thousands)

NOTE 11 – BUSINESS REORGANIZATION

The Division initiated and executed certain strategic actions requiring business reorganization ("2016 Exit Plan"). Business exit costs associated with the 2016 Exit Plan primarily consisted of employee termination benefits, lease termination payments and costs for elimination of contracts for certain discontinued services and locations.

Hudson's board of directors previously approved other reorganization plans in prior years (the "Previous Plans"). Business exit costs associated with Previous Plans primarily consisted of employee termination benefits, lease termination payments and costs for elimination of contracts for certain discontinued services and locations.

For the year ended December 31, 2016, restructuring charges associated with these initiatives primarily included employee separation costs in Europe and APAC and lease termination payments for rationalized offices and professional fees in Europe under the 2016 Exit Plan and Previous Plans.

Business reorganization for the nine months ended September 30, 2017 and 2016, and for the years ended December 31, 2016 and 2015 for the 2016 Exit Plan and the Previous Plans, collectively, were as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2017	2016	2016	2015
Business reorganization
Previous Plans	$507	$422	$390	$2,808
2016 Plan	140	497	1,053	—
Total business reorganization	$647	$919	$1,443	$2,808

The following table contains amounts for Changes in Estimate, Additional Charges, and Payments related to prior restructuring plans that were incurred or recovered during the year ended December 31, 2016. The amounts for Changes in Estimate and Additional Charges are classified as business reorganization in the Division’s Combined Statement of Operations. Amounts in the "Payments" column represent primarily the cash payments associated with the reorganization plans. Changes in the accrued business reorganization for the nine months ended September 30, 2017, and years ended December 31, 2016 and 2015 were as follows:

	December 31, 2016	Changes in Estimate	Additional Charges	Payments	September 30, 2017
Lease termination payments	$1,933	$629	$—	$(1,122)	$1,440
Employee termination benefits	244	(9)	—	(109)	126
Other associated costs	32	27	—	(28)	31
Total	$2,209	$647	$—	$(1,259)	$1,597

	December 31, 2015	Changes in Estimate	Additional Charges	Payments	December 31, 2016
Lease termination payments	$2,398	$310	$646	$(1,421)	$1,933
Employee termination benefits	212	(12)	398	(354)	244
Other associated costs	49	92	9	(118)	32
Total	$2,659	$390	$1,053	$(1,893)	$2,209

	January 1, 2014	Changes in Estimate	Additional Charges	Payments	December 31, 2015
Lease termination payments	$1,852	$—	$1,897	$(1,351)	$2,398
Employee termination benefits	689	—	506	(983)	212
Other associated costs	—	—	405	(356)	49
Total	$2,541	$—	$2,808	$(2,690)	$2,659

G-19

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

NOTES TO UNAUDITED COMBINED CARVE-OUT FINANCIAL STATEMENTS

(in thousands)

Lease Termination Payments

The business reorganization incurred for lease termination for the years ended December 31, 2016 and 2015 by segment were as follows:

	Hudson	Hudson
Lease termination payments for the year ended December 31,	Europe	Asia Pacific	Total
2016	$968	$(24)	$944
2015	$1,289	$607	$1,896

Employee Termination Benefits

The business reorganization incurred for employee termination benefits for the years ended December 31, 2016 and 2015 by segment were as follows:

	Hudson	Hudson
Employee termination benefits for the year ended December 31,	Europe	Asia Pacific	Total
2016	$126	$273	$399
2015	$507	$—	$507

Other Associated Costs

Other associated business reorganization incurred for contract cancellation costs and professional fees for the years ended December 31, 2016 and 2015 by segment were as follows:

	Hudson	Hudson
Other Associated Costs for the year ended December 31,	Europe	Asia Pacific	Total
2016	$100	$—	$100
2015	$358	$47	$405

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Leases

The Division leases facilities and equipment under operating leases that expire at various dates through 2027. Some of the operating leases provide for increasing rents over the term of the lease. Total rent expense under these leases is recognized ratably over the lease terms. As of September 30, 2017, future minimum lease commitments under non-cancelable operating leases, which will be expensed as primarily in office and general expenses, were as follows:

Less than 1 year	$10,177
1-2 years	5,916
2-3 years	3,568
3-4 years	1,618
4-5 years	268
Thereafter	355
$21,902

G-20

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

NOTES TO UNAUDITED COMBINED CARVE-OUT FINANCIAL STATEMENTS

(in thousands)

Rent and related expenses for operating leases of facilities and equipment recorded under the caption "Other selling, general and administrative" in the accompanying Combined Statement of Operations and Other Comprehensive Income (Loss) were $8,250 and $9,060 for the nine months ended September 30, 2017 and 2016, respectively and $11,849 and $13,198 for the years ended December 31, 2016 and 2015, respectively. Future minimum lease commitments have not been offset by expected future minimum sublease rental income of $6,189, due in the future through 2027 under subleases with third parties. Commitments and sublease rentals based in currencies other than U.S. dollars were translated using exchange rates as of September 30, 2017.

Asset Retirement Obligations

The Division has certain asset retirement obligations that are primarily the result of legal obligations for the removal of leasehold improvements and restoration of premises to their original condition upon termination of leases. The current portion of asset retirement obligations are included under the caption "Accrued expenses and other current liabilities" in the Combined Balance Sheets. The non-current portion of asset retirement obligations are included under the caption "Other non-current liabilities" in the Combined Balance Sheets. The Division’s asset retirement obligations that are included in the Combined Balance Sheets as of September 30, 2017 and December 31, 2016 and 2015 were as follows:

	As of September 30,	As of December 31,
	2017	2016	2015
Current portion of asset retirement obligations	$65	$78	$142
Non-current portion of asset retirement obligations	1,912	1,693	1,820
Total asset retirement obligations	$1,977	$1,771	$1,962

Consulting, Employment and Non-compete Agreements

The Division has entered into various consulting, and employment agreements with certain key members of management. These agreements generally (i) are one year in length, (ii) contain restrictive covenants, (iii) under certain circumstances, provide for compensation and subject to providing the Division with a release, severance payments, and (iv) are automatically renewed annually unless either party gives sufficient notice of termination.

Litigation and Complaints

The Division is subject, from time to time, to various claims, lawsuits, contracts disputes and other complaints from, for example, clients, candidates, suppliers, landlords for both leased and subleased properties, former and current employees, and regulators or tax authorities arising in the ordinary course of business. The Division routinely monitors claims such as these, and records provisions for losses when the claim becomes probable and the amount due is estimable. Although the outcome of these claims cannot be determined, the Division believes that the final resolution of these matters will not have a material adverse effect on the Division’s financial condition, results of operations or liquidity.

For matters that have reached the threshold of probable and estimable, the Division has established reserves for legal, regulatory and other contingent liabilities. The Division’s reserves were $118 as of September 30, 2017 and $105 and $109 as of December 31, 2016 and 2015, respectively.

NOTE 13 – CREDIT AGREEMENTS

Receivables Finance Agreement with Lloyds Bank Commercial Finance Limited and Lloyds Bank PLC

On August 1, 2014, the Division’s U.K. subsidiary ("U.K. Borrower") entered into a receivables finance agreement for an asset-based lending funding facility (the "Lloyds Agreement") with Lloyds Bank PLC and Lloyds Bank Commercial Finance Limited (together, "Lloyds"). Until September 15, 2016, the Lloyds Agreement provided the U.K. Borrower with the ability to borrow up to $20,099 (£15,000), at which time the U.K. Borrower entered into an amendment to the Lloyds Agreement that reduced the borrowing limit to $16,079 (£12,000). Extensions of credit are based on a percentage of the eligible accounts receivable less required reserves from the Division's U.K. operations. Borrowings under this facility are secured by substantially all of the assets of the U.K. Borrower. The initial term was two years with renewal periods every three months thereafter.

G-21

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

NOTES TO UNAUDITED COMBINED CARVE-OUT FINANCIAL STATEMENTS

(in thousands)

On September 15, 2017, the Lloyds Agreement was further amended to (1) reduce the maximum core facility borrowing to $12,729 (£9,500) from $15,409 (£11,500), which as a result, reduced the maximum borrowings to $13,399 (£10,000) from $16,079 (£12,000), (2) extend the term by 12 months from the date of the amendment, and (3) reduce the month end minimum excess availability to $2,010 (£1,500) from $2,680 (£2,000).

The credit facility under the Lloyds Agreement contains two tranches. The first tranche is a revolving facility based on the billed contracting and permanent recruitment activities in the U.K. operations ("Lloyds Tranche A"). The borrowing limit of Lloyds Tranche A is $12,729 (£9,500) and is based on 83% of eligible billed contracting and permanent recruitment receivables. The second tranche is a revolving facility that is based on the unbilled work-in-progress (as defined under the receivables finance agreement) activities in the Division's U.K. operations ("Lloyds Tranche B"). The borrowing limit of Lloyds Tranche B is $670 (£500) and is based on 25% of eligible work-in-progress from permanent recruitment activities. For both tranches, borrowings may be made with an interest rate based on a base rate as determined by Lloyds Bank PLC, based on the Bank of England base rate, plus 1.75%.

The Lloyds Agreement contains various restrictions and covenants including (1) that true credit note dilution may not exceed 5%, measured at audit on a regular basis; (2) debt turn may not exceed 55 days over a three month rolling period; (3) dividends by the U.K. Borrower to the Division are restricted to the value of post-tax profits; and (4) at the end of each month, there must be a minimum excess availability of $2,010 (£1,500).

The details of the Lloyds Agreement as of September 30, 2017 were as follows:

September 30, 2017
Borrowing capacity	$7,149
Less: outstanding borrowing	(1,873)
Additional borrowing availability	$5,276
Interest rates on outstanding borrowing	2.00%

The Division was in compliance with all financial covenants under the Lloyds Agreement as of September 30, 2017, December 31, 2016 and 2015.

Facility Agreement with National Australia Bank Limited

On October 30, 2015, Hudson Global Resources (Aust) Pty Limited ("Hudson Australia") and Hudson Global Resources (NZ) Limited ("Hudson New Zealand"), both subsidiaries of Hudson, entered into a Finance Agreement, dated as of October 27, 2015 (the "Finance Agreement"), with National Australia Bank Limited ("NAB"), a NAB Corporate Receivables Facility Agreement, dated as of October 27, 2015 (the "Australian Receivables Agreement"), with NAB and a BNZ Corporate Receivables Facility Agreement, dated as of October 27, 2015 (the "New Zealand Receivables Agreement"), with Bank of New Zealand ("BNZ").

The Finance Agreement provides a bank guarantee facility of up to $2,350 (AUD 3,000) for Hudson Australia and Hudson New Zealand. The Finance Agreement matures and becomes due and payable on October 27, 2018. A fee equal to 1.5% per annum will be charged on each bank guarantee issued under the Finance Agreement. The Finance Agreement bears a fee, payable semiannually in arrears, equal to 0.3% per annum of NAB’s commitment under the Finance Agreement.

The Australian Receivables Agreement provides a receivables facility of up to $19,583 (AUD 25,000) for Hudson Australia, which is based on an agreed percentage of eligible accounts receivable, and of which up to $3,133 (AUD 4,000) may be used to support the working capital requirements of operations in China, Hong Kong and Singapore. The Australian Receivables Agreement does not have a stated maturity date and can be terminated by Hudson Australia or NAB upon 90 days written notice. Borrowings under the Australian Receivables Agreement may be made with an interest rate based on a market rate plus a margin of 1.5% per annum. The Australian Receivable Agreement bears a fee, payable monthly in advance, equal to $5 (AUD 6) per month.

The New Zealand Receivables Agreement provides a receivables facility of up to $3,605 (NZD 5,000) for Hudson New Zealand, which is based on an agreed percentage of eligible accounts receivable. The New Zealand Receivables Agreement does not have a stated maturity date and can be terminated by Hudson New Zealand or BNZ upon 90 days written notice. Borrowings under the New Zealand Receivables Agreement may be made with an interest rate based on a market rate. The New Zealand Receivables Agreement bears a fee, payable monthly in advance, equal to $1 (NZD 1) per month.

G-22

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

NOTES TO UNAUDITED COMBINED CARVE-OUT FINANCIAL STATEMENTS

(in thousands)

The details of the Finance Agreement, Australian Receivables Agreement and New Zealand Receivables Agreement as of September 30, 2017 were as follows:

September 30, 2017
Finance Agreement:
Financial guarantee capacity	$2,350
Less: outstanding financial guarantees	(2,055)
Additional availability for financial guarantees	$295
Interest rates on outstanding financial guarantees	1.50%

Australian Receivables Agreement:
Borrowing capacity	$17,753
Less: outstanding borrowing	(6,309)
Additional borrowing availability	$11,444
Interest rates on outstanding borrowing	3.15%

New Zealand Receivables Agreement:
Borrowing capacity	$2,075
Less: outstanding borrowing	—
Additional borrowing availability	$2,075
Interest rates on outstanding borrowing	3.99%

Amounts owing under the Finance Agreement, the Australian Receivables Agreement and the New Zealand Receivables Agreement are secured by substantially all of the assets of Hudson Australia and Hudson New Zealand. Each of the Finance Agreement, the Australian Receivables Agreement and the New Zealand Receivables Agreement contains various restrictions and covenants applicable to Hudson Australia and Hudson New Zealand, including: a requirement that Hudson Australia and Hudson New Zealand maintain (1) a minimum Fixed Charge Coverage Ratio (as defined in the NAB Facility Agreement) of 1.50x as of the last day of each calendar quarter; and (2) a minimum Receivables Ratio (as defined by the NAB Facility Agreement) of 1.20x.

The Division was in compliance with all financial covenants under the NAB Facility Agreement as of September 30, 2017, December 31, 2016 and 2015.

Other Credit Agreements

The Division also has lending arrangements with local banks through its subsidiaries in Belgium and Singapore. The Belgium subsidiary has a $1,181 (€1,000) overdraft facility. Borrowings under the Belgium arrangement may be made using an interest rate based on the one-month EURIBOR plus a margin, and the interest rate was 2.75% as of September 30, 2017. The lending arrangement in Belgium has no expiration date and can be terminated with a 15-day notice period. There were no outstanding borrowings under the Belgium lending agreement as of September 30, 2017.

In Singapore, the Division’s subsidiary can borrow up to $147 (SGD 200) for working capital purposes. Interest on borrowings under the Singapore overdraft facility is based on the Singapore Prime Rate plus a margin of 1.75%, and it was 6.00% on September 30, 2017. The Singapore overdraft facility expires annually each August, but can be renewed for one year periods at that time. As of September 30, 2017, the Singapore overdraft facility had outstanding borrowings of $24(SGD 32) and additional borrowings availability of $124 (SGD 168).

G-23

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

NOTES TO UNAUDITED COMBINED CARVE-OUT FINANCIAL STATEMENTS

(in thousands)

The average aggregate monthly outstanding borrowings under the Lloyds Agreement, NAB Facility Agreement and the credit agreements in Belgium and Singapore were $11,771 for the nine months ended September 30, 2017. The weighted average interest rate on all outstanding borrowings for the nine months ended September 30, 2017 was 3.04%.

The Division continues to use the aforementioned credit to support its ongoing global working capital requirements, capital expenditures and other corporate purposes and to support letters of credit. Letters of credit and bank guarantees are used primarily to support office leases.

NOTE 14 – SEGMENT AND GEOGRAPHIC DATA

Segment Reporting

The Division operates in two reportable segments: the Hudson recruitment and talent management businesses of Hudson APAC and Hudson Europe. Segment information is presented in accordance with ASC 280, "Segments Reporting." This standard is based on a management approach that requires segmentation based upon the Division’s internal organization and disclosure of revenue and certain expenses based upon internal accounting methods. The Division’s financial reporting systems present various data for management to run the business, including internal profit and loss statements prepared on a basis not consistent with U.S. GAAP. Accounts receivable, net and long-lived assets are the only significant assets separated by segment for internal reporting purposes.

	Hudson Asia Pacific	Hudson Europe	Inter-segment Elimination	Total
For the Nine Months Ended September 30, 2017
Total revenue	$184,174	$106,582	$(253)	$290,503
Total gross margin	$54,239	$51,776	$—	$106,015
EBITDA (loss) (a)	$1,848	$3,265	$—	$5,113
Depreciation and amortization	1,063	430	—	1,493
Interest income (expense), net	(314)	3	—	(311)
Income (loss) before income taxes	$471	$2,838	$—	$3,309
Provision for (benefit from) income taxes	$20	$1,071	$—	$1,091
As of September 30, 2017
Accounts receivable, net	$35,841	$24,335	$—	$60,176
Long-lived assets, net of accumulated depreciation and amortization	$5,641	$1,192	$—	$6,833
Total assets	$45,681	$37,028	$—	$82,709

G-24

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

NOTES TO UNAUDITED COMBINED CARVE-OUT FINANCIAL STATEMENTS

(in thousands)

	Hudson Asia Pacific	Hudson Europe	Inter-segment Elimination	Total
For the Nine Months Ended September 30, 2016
Total revenue	$150,039	$122,817	$(240)	$272,616
Total gross margin	$49,070	$51,670	$—	$100,740
EBITDA (loss) (a)	$(1,124)	$1,379	$—	$255
Depreciation and amortization	1,029	546	—	1,575
Interest income (expense), net	(230)	(34)	—	(264)
Income (loss) before income taxes	$(2,383)	$799	$—	$(1,584)
Provision for (benefit from) income taxes	$364	$658	$—	$1,022
As of September 30, 2016
Accounts receivable, net	$29,748	$24,011	$—	$53,759
Long-lived assets, net of accumulated depreciation and amortization	$6,171	$1,211	$—	$7,382
Total assets	$43,152	$38,817	$—	$81,969

	Hudson Asia Pacific	Hudson Europe	Inter-segment Elimination	Total
For the Year Ended December 31, 2016
Total revenue	$202,036	$157,368	$(333)	$359,071
Total gross margin	$65,053	$68,765	$—	$133,818
EBITDA (loss) (a)	$(1,220)	$1,828	$—	$608
Depreciation and amortization	1,388	774	—	2,162
Interest income (expense), net	(317)	(31)	—	(348)
Income (loss) before income taxes	$(2,925)	$1,023	$—	$(1,902)
Provision for (benefit from) income taxes	$99	$2,699	$—	$2,798
As of December 31, 2016
Accounts receivable, net	$28,603	$20,981	$—	$49,584
Long-lived assets, net of accumulated depreciation and amortization	$5,963	$1,297	$—	$7,260
Total assets	$39,932	$36,180	$—	$76,112

	Hudson Asia Pacific	Hudson Europe	Inter-segment Elimination	Total
For the Year Ended December 31, 2015
Total revenue	$177,792	$187,952	$(539)	$365,205
Total gross margin	$70,453	$71,234	$—	$141,687
EBITDA (loss) (a)	$1,532	$(3,422)	$—	$(1,890)
Depreciation and amortization	1,584	651	—	2,235
Interest income (expense), net	(275)	(89)	—	(364)
Income (loss) before income taxes	$(327)	$(4,162)	$—	$(4,489)
Provision for (benefit from) income taxes	$1,134	$(45)	$—	$1,089
As of December 31, 2015
Accounts receivable, net	$24,453	$26,661	$—	$51,114
Long-lived assets, net of accumulated depreciation and amortization	$6,362	$1,583	$—	$7,945
Total assets	$38,536	$48,336	$—	$86,872

G-25

HUDSON RECRUITMENT AND TALENT MANAGEMENT

(A DIVISION OF HUDSON GLOBAL, INC.)

NOTES TO UNAUDITED COMBINED CARVE-OUT FINANCIAL STATEMENTS

(in thousands)

(a)	SEC Regulation S-K 229.10(e)1(ii)(A) defines EBITDA as earnings before interest, taxes, depreciation and amortization. EBITDA is presented to provide additional information to investors about the Division's operations on a basis consistent with the measures that the Division uses to manage its operations and evaluate its performance. Management also uses this measurement to evaluate working capital requirements. EBITDA should not be considered in isolation or as a substitute for operating income and net income prepared in accordance with U.S. GAAP or as a measure of the Division's profitability.

NOTE 15 – SUBSEQUENT EVENTS

Management of the Division has evaluated its September 30 ,2017 combined carve-out financial statements for subsequent events though January 15, 2018, the date the unaudited financial statements were available to be issued. Management is not aware of any subsequent events that would require recognition or disclosure in the combined carve-out financial statements, except for the agreements to sell the Division. See Note 1 for further details.

G-26

ANNEX H

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information in this Annex H includes historical information taken from (i) Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Hudson’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed on November 2, 2017 and (ii) Part II, Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Hudson’s Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 3, 2017, which in each case has not been updated since the dates of such filings.

Page
Management's Discussion and Analysis of Financial Condition and Results of Operations for the Nine Months Ended September 30, 2017 and 2016	H-2
Management's Discussion and Analysis of Financial Condition and Results of Operations for the Years Ended December 31, 2016 and 2015	H-21

H-1

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

This Management’s Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") should be read in conjunction with the Condensed Consolidated Financial Statements and the notes thereto, attached to the proxy statement as Annex E. The reader should also refer to the Consolidated Financial Statements and notes of Hudson Global, Inc. and its subsidiaries (the "Company") attached to the proxy statement as Annex D for the year ended December 31, 2016. This MD&A contains forward-looking statements. Please see "FORWARD-LOOKING STATEMENTS" for a discussion of the uncertainties, risks and assumptions associated with these statements. This MD&A also uses the non-generally accepted accounting principle measure of earnings before interest, taxes, depreciation and amortization ("EBITDA"). See Note 17 to the Condensed Consolidated Financial Statements attached to the proxy statement as Annex E for EBITDA segment reconciliation information. The tables and information in this "Management's Discussion and Analysis of Financial Conditions and Results of Operations" were derived from exact numbers and may have immaterial rounding differences.

This MD&A includes the following sections:

•	Executive Overview

•	Results of Operations

•	Liquidity and Capital Resources

•	Contingencies

•	Recent Accounting Pronouncements

•	Critical Accounting Policies

•	Forward-Looking Statements

Executive Overview

Hudson Global, Inc. (the “Company” or “Hudson”, “we”, “us” and “our”) has expertise in recruiting mid-level professional talent across all management disciplines in a wide range of industries. The Company matches clients and candidates to address client needs on a part time, full time and interim basis. Part of that expertise is derived from research on hiring trends and the Company's clients’ current successes and challenges with their staff. This research has helped enhance the Company's understanding about the number of new hires that do not meet its clients’ long-term goals, the reasons why, and the resulting costs to the Company's clients. With operations in 13 countries and relationships with specialized professionals around the globe, the Company brings a strong ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for the Company's clients. The Company combines broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve maximum performance. The Company's focus is to continually upgrade its service offerings, delivery capability and assessment tools to make candidates more successful in achieving its clients' business requirements.

The Company’s proprietary frameworks, assessment tools and leadership development programs, coupled with its broad geographic footprint, have allowed the Company to design and implement regional and global recruitment solutions that the Company believes greatly enhance the quality of its clients' hiring.

To accelerate the implementation of the Company's strategy, the Company engaged in the following initiatives:

•	Investing in the core businesses and practices that present the greatest potential for profitable growth.

•	Facilitating growth and development of the global RPO business.

•	Building and differentiating the Company's brand through its unique talent solutions offerings.

H-2

•	Improving further the Company’s cost structure and efficiency of its support functions and infrastructure.

Current Market Conditions

Economic conditions in most of the world's major markets remain mixed. In the U.K., the referendum to exit the European Union (commonly referred to as “Brexit”) adversely impacted global markets, including currencies, and resulted in a decline in the value of the British pound as compared to the U.S. dollar. A weaker British pound compared to the U.S. dollar during a reporting period causes local currency results of the Company's U.K. operations to be translated into fewer U.S. dollars. The Company's U.K. operations, future financial performance and translation of results may be affected, in part, by the outcome of tariff, trade, regulatory, and other negotiations as the U.K. negotiates its exit from the European Union.

Conditions in Continental Europe have shown improvement with GDP growth in most of the major markets, as well as forecasted GDP growth for the remainder of 2017, although the political situation in Spain could negatively impact GDP growth in the short term. Australia faces a modest GDP growth outlook for the remainder of 2017, and the outlook for Asia is improving as China's growth outlook has stabilized.

The Company closely monitors the economic environment and business climate in its markets and responds accordingly. At this time, the Company is unable to accurately predict the outcome of these events or changes in general economic and political conditions and their effect on the demand for the Company's services.

Financial Performance

The Company achieved positive financial performance for the third quarter of 2017 in most of the markets in which it operates.

The following is a summary of the highlights for the nine months ended September 30, 2017 and 2016. This summary should be considered in the context of the additional disclosures in this MD&A which further highlight the results by segment.

•	Revenue was $335.1 million for the nine months ended September 30, 2017, compared to $322.4 million for the same period in 2016, an increase of $12.7 million, or 3.9%.

◦	On a constant currency basis, the Company's revenue increased $16.5 million, or 5.2%, mainly due to an increase of $8.4 million in permanent recruitment revenue (up 10.0% compared to the same period in 2016) and $8.3 million in contracting revenue (up 4.1% compared to the same period in 2016).

•	Gross margin was $138.0 million for the nine months ended September 30, 2017, compared to $131.6 million for the same period in 2016, an increase of $6.4 million, or 4.8%.

◦	On a constant currency basis, gross margin increased $7.7 million, or 5.9%, mainly due to an increase of $8.4 million in permanent recruitment gross margin (up 10.3% compared to the same period in 2016) partially offset by a decrease of $1.0 million in contracting gross margin (down 4.0% compared to the same period in 2016).

•	SG&A and Non-Op were $134.4 million for the nine months ended September 30, 2017, compared to $135.7 million for the same period in 2016, a decrease of $1.4 million, or 1.0%.

◦	On a constant currency basis, SG&A and Non-Op increased $0.2 million, or 0.1%. SG&A and Non-Op, as a percentage of revenue, were 40.1% for the nine months ended September 30, 2017, compared to 42.1% for the same period in 2016.

•	Business reorganization was $0.6 million for the nine months ended September 30, 2017, compared to $1.0 million for the same period in 2016, a decrease of approximately $0.3 million. On a constant currency basis, business reorganization decreased $0.3 million.

•	EBITDA was $3.0 million for the nine months ended September 30, 2017, compared to EBITDA loss of $5.1 million for the same period in 2016, an increase in EBITDA of $8.1 million. On a constant currency basis, EBITDA increased $7.8 million.

H-3

•	Net loss was $0.9 million for the nine months ended September 30, 2017, compared to net loss of $8.5 million for the same period in 2016, a decrease in net loss of $7.6 million. On a constant currency basis, net loss decreased $7.4 million.

Constant Currency

The Company operates on a global basis, with the majority of its gross margin generated outside of the U.S. Accordingly, fluctuations in foreign currency exchange rates can affect the Company's results of operations. For the discussion of reportable segment results of operations, the Company uses constant currency information. Constant currency compares financial results between periods as if exchange rates had remained constant period-over-period. The Company defines the term "constant currency" to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. The Company’s management reviews and analyzes business results in constant currency and believes these results better represent the Company’s underlying business trends. Changes in foreign currency exchange rates generally impact only reported earnings.

Changes in revenue, gross margin, SG&A and Non-Op, business reorganization, operating income (loss), net income (loss) and EBITDA (loss) from continuing operations include the effect of changes in foreign currency exchange rates. The tables below summarize the impact of foreign currency exchange adjustments on the Company’s operating results for the nine months ended September 30, 2017 and 2016.

H-4

	Nine Months Ended September 30,
	2017	2016
	As	As	Currency	Constant
$ in thousands	reported	reported	translation	currency
Revenue:
Hudson Americas	$12,519	$11,660	$11	$11,671
Hudson Asia Pacific	205,483	177,717	4,518	182,235
Hudson Europe	117,102	133,053	(8,307)	124,746
Total	$335,104	$322,430	$(3,778)	$318,652
Gross margin:
Hudson Americas	$11,239	$10,210	$9	$10,219
Hudson Asia Pacific	68,573	63,601	966	64,567
Hudson Europe	58,191	57,832	(2,318)	55,514
Total	$138,003	$131,643	$(1,343)	$130,300
SG&A and Non-Op (a):
Hudson Americas	$10,248	$9,928	$5	$9,933
Hudson Asia Pacific	66,095	63,521	783	64,304
Hudson Europe	54,525	56,475	(2,335)	54,140
Corporate	3,509	5,822	—	5,822
Total	$134,377	$135,746	$(1,547)	$134,199
Business Reorganization:
Hudson Americas	$(91)	$(41)	$—	$(41)
Hudson Asia Pacific	—	273	(2)	271
Hudson Europe	749	781	(45)	736
Corporate	(22)	(49)	—	(49)
Total	$636	$964	$(47)	$917
Operating income (loss):
Hudson Americas	$1,333	$538	$3	$541
Hudson Asia Pacific	2,961	507	174	681
Hudson Europe	3,811	1,289	129	1,418
Corporate	(6,654)	(9,250)	—	(9,250)
Total	$1,451	$(6,916)	$306	$(6,610)
Net income (loss), consolidated	$(936)	$(8,498)	$169	$(8,329)
EBITDA (loss) from continuing operations(b):
Hudson Americas	$1,117	$313	$5	$318
Hudson Asia Pacific	2,253	(370)	175	(195)
Hudson Europe	3,117	761	81	842
Corporate	(3,497)	(5,771)	—	(5,771)
Total	$2,990	$(5,067)	$261	$(4,806)

(a)	SG&A and Non-Op is a measure that management uses to evaluate the segments’ expenses, which include the following captions on the Condensed Consolidated Statement of Operations, attached to the proxy statement as Annex E: Salaries and related, Other selling, general and administrative, and other income (expense), net. Corporate management service allocations are included in the segments’ other income (expense).

(b)	See EBITDA reconciliation in the following section.

H-5

Use of EBITDA (Non-GAAP measure)

Management believes EBITDA is a meaningful indicator of the Company’s performance that provides useful information to investors regarding the Company’s financial condition and results of operations. Management also considers EBITDA to be the best indicator of operating performance and most comparable measure across the regions in which the Company operates. Management also uses this measure to evaluate capital needs and working capital requirements. EBITDA should not be considered in isolation or as a substitute for operating income, or net income prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") or as a measure of the Company’s profitability. EBITDA is derived from net income (loss) adjusted for the provision for (benefit from) income taxes, interest expense (income), and depreciation and amortization.

The reconciliation of EBITDA to the most directly comparable GAAP financial measure is provided in the table below:

	Nine Months Ended
	September 30,
$ in thousands	2017	2016
Net income (loss)	$(936)	$(8,498)
Adjustment for income (loss) from discontinued operations, net of income taxes	(34)	327
Income (loss) from continuing operations	$(902)	$(8,825)
Adjustments to net income (loss) from continuing operations
Provision for (benefit from) income taxes	1,525	1,200
Interest expense, net	317	264
Depreciation and amortization expense	2,050	2,294
Total adjustments from net income (loss) to EBITDA (loss)	3,892	3,758
EBITDA (loss) from continuing operations	$2,990	$(5,067)

H-6

Contracting Data

The following table sets forth the Company’s contracting revenue, gross margin, and gross margin as a percentage of revenue for the nine months ended September 30, 2017 and 2016.

	Nine Months Ended September 30,
	2017	2016
$ in thousands	As reported	As reported	Currency translation	Constant currency
CONTRACTING DATA (a):
Revenue:
Hudson Americas	$961	$1,093	$1	$1,094
Hudson Asia Pacific	149,929	125,995	3,939	129,934
Hudson Europe	62,923	81,242	(6,795)	74,447
Total	$213,813	$208,330	$(2,855)	$205,475
Gross margin:
Hudson Americas	$84	$165	$—	$165
Hudson Asia Pacific	16,556	15,150	467	15,617
Hudson Europe	8,395	11,218	(926)	10,292
Total	$25,035	$26,533	$(459)	$26,074
Gross margin as a percentage of revenue:
Hudson Americas	8.7%	15.1%	N/A	15.1%
Hudson Asia Pacific	11.0%	12.0%	N/A	12.0%
Hudson Europe	13.3%	13.8%	N/A	13.8%
Total	11.7%	12.7%	N/A	12.7%

(a)	Contracting gross margin and gross margin as a percentage of revenue are shown to provide further comparability relative to the Company's peers. Contracting gross margin is derived by deducting the direct costs of contracting from contracting revenue. The Company’s calculation of gross margin may differ from that of other companies. See Note 5 to the Condensed Consolidated Financial Statements, attached to the proxy statement as Annex E for direct costs and gross margin information.

H-7

Results of Operations

Hudson Americas (reported currency)

Revenue

	Nine Months Ended September 30,
	2017	2016
$ in millions	As reported	As reported	Change in amount	Change in %
Hudson Americas
Revenue	$12.5	$11.7	$0.9	7.4%

For the nine months ended September 30, 2017, permanent recruitment revenue increased $1.0 million, or 9.6%, as compared to the same period in 2016. The increase was attributable to growth of existing RPO clients and new business implementations.

Gross Margin

	Nine Months Ended September 30,
	2017	2016
$ in millions	As reported	As reported	Change in amount	Change in %
Hudson Americas
Gross margin	$11.2	$10.2	$1.0	10.1%
Gross margin as a percentage of revenue	89.8%	87.6%	N/A	N/A
Contracting gross margin as a percentage of contracting revenue	8.7%	15.1%	N/A	N/A

For the nine months ended September 30, 2017, permanent recruitment gross margin increased $1.2 million, or 11.5%, as a result of growth in RPO, as compared to the same period in 2016.

For the nine months ended September 30, 2017, total gross margin as a percentage of revenue was 89.8%, as compared to 87.6% for the same period in 2016. The increase in total gross margin as a percentage of revenue was attributed to the higher mix of permanent recruitment in 2017 compared to 2016.

SG&A and Non-Op

	Nine Months Ended September 30,
	2017	2016
$ in millions	As reported	As reported	Change in amount	Change in %
Hudson Americas
SG&A and Non-Op	$10.2	$9.9	$0.3	3.2%
SG&A and Non-Op as a percentage of revenue	81.9%	85.1%	N/A	N/A

For the nine months ended September 30, 2017, SG&A and Non-Op increased $0.3 million, or 3.2%, as compared to the same period in 2016 due to higher costs of service delivery teams attributable to the growth in RPO.

Business Reorganization

For the nine months ended September 30, 2017, business reorganization was a credit of $0.1 million as compared to $0.0 million for the same period in 2016.

H-8

Operating Income and EBITDA

	Nine Months Ended September 30,
	2017	2016
$ in millions	As reported	As reported	Change in amount	Change in %
Hudson Americas
Operating income (loss)	$1.3	$0.5	$0.8	(a)
EBITDA (loss)	$1.1	$0.3	$0.8	(a)
EBITDA (loss) as a percentage of revenue	8.9%	2.7%	N/A	N/A

(a)	Information was not provided because the Company did not consider the change in percentage a meaningful measure for the periods in comparison.

For the nine months ended September 30, 2017, EBITDA was $1.1 million, or 8.9% of revenue, as compared to EBITDA of $0.3 million, or 2.7% of revenue, for the same period in 2016. The increase in EBITDA for the nine months ended September 30, 2017 was principally due to the increase in gross margin partially offset by the increase in SG&A and Non-Op.

H-9

Hudson Asia Pacific (constant currency)

Revenue

	Nine Months Ended September 30,
	2017	2016
$ in millions	As reported	Constant currency	Change in amount	Change in %

Revenue	$205.5	$182.2	$23.2	12.8%

For the nine months ended September 30, 2017, contracting and permanent recruitment revenue increased $20.0 million and $2.8 million, or 15.4% and 6.6%, respectively, as compared to the same period in 2016.

In Australia and New Zealand, revenue increased $20.8 million, or 12.7%, for the nine months ended September 30, 2017, as compared to the same period in 2016. The increase was primarily in contracting revenue and talent management, which increased $19.8 million and $0.9 million, or 15.3% and 10.1%, respectively, for the nine months ended September 30, 2017, as compared to the same period in 2016. The increases in contracting revenue for the nine months ended September 30, 2017 was in the Company's public sector practice partially offset by declines in the financial services and technical and engineering practices.

In Asia, revenue increased $2.5 million, or 13.1%, for the nine months ended September 30, 2017, as compared to the same period in 2016. The increase in Asia was primarily in Hong Kong and China.

Gross Margin

	Nine Months Ended September 30,
	2017	2016
$ in millions	As reported	Constant currency	Change in amount	Change in %
Hudson Asia Pacific
Gross margin	$68.6	$64.6	$4.0	6.2%
Gross margin as a percentage of revenue	33.4%	35.4%	N/A	N/A
Contracting gross margin as a percentage of contracting revenue	11.0%	12.0%	N/A	N/A

For the nine months ended September 30, 2017, permanent recruitment and contracting gross margin increased $2.6 million and $0.9 million, or 6.1% and 6.0%, respectively, as compared to the same period in 2016.

In Australia and New Zealand, gross margin increased $1.8 million, or 3.8%, for the nine months ended September 30, 2017, as compared to the same period in 2016. The increase was primarily in contracting and talent management increasing $0.9 million and $0.8 million or 6.1% and 13.3%, respectively, for the nine months ended September 30, 2017, as compared to the same period in 2016.

In Asia, gross margin increased $2.2 million, or 12.4%, for the nine months ended September 30, 2017, as compared to the same period in 2016. The increase in Asia was primarily in Hong Kong and China.

Total gross margin as a percentage of revenue was 33.4% for the nine months ended September 30, 2017, as compared to 35.4% for the same period in 2016. The decrease in total gross margin as a percentage of revenue for the nine months ended September 30, 2017 resulted from a decline in the contracting gross margin percentage as compared to the same periods in 2016.

H-10

SG&A and Non-Op

	Nine Months Ended September 30,
	2017	2016
$ in millions	As reported	Constant currency	Change in amount	Change in %
Hudson Asia Pacific
SG&A and Non-Op	$66.1	$64.3	$1.8	2.8%
SG&A and Non-Op as a percentage of revenue	32.2%	35.3%	N/A	N/A

For the nine months ended September 30, 2017, SG&A and Non-Op increased $1.8 million, or 2.8%, as compared to the same period in 2016. The increase was primarily due to higher selling costs and higher overhead costs associated with the growth in the business.

For the nine months ended September 30, 2017, SG&A and Non-Op, as a percentage of revenue, were 32.2%, as compared to 35.3% for the same period in 2016. The decrease in SG&A and Non-Op, as a percentage of revenue, was principally due to revenue growing at a faster rate than SG&A and Non-op.

Business Reorganization

For the nine months ended September 30, 2017, there was no business reorganization, as compared to $0.3 million for the same period in 2016. Business reorganization in 2016 was primarily due to severance costs.

Operating Income and EBITDA

	Nine Months Ended September 30,
	2017	2016
$ in millions	As reported	Constant currency	Change in amount	Change in %
Hudson Asia Pacific
Operating income (loss)	$3.0	$0.7	$2.3	(a)
EBITDA (loss)	$2.3	$(0.2)	$2.4	(a)
EBITDA (loss) as a percentage of revenue	1.1%	(0.1)%	N/A	N/A

(a)	Information was not provided because the Company did not consider the change in percentage a meaningful measure for the periods in comparison.

For the nine months ended September 30, 2017, EBITDA was $2.3 million, or 1.1% of revenue, as compared to EBITDA loss of $0.2 million, or 0.1% of revenue, for the same period in 2016. The increase in EBITDA for the nine months ended September 30, 2017 was principally due to the increase in gross margin and decline in business reorganization partially offset by an increase in SG&A and Non-Op.

For the nine months ended September 30, 2017, operating income was $3.0 million, as compared to operating income of $0.7 million for the same period in 2016. The difference between operating income (loss) and EBITDA (loss) for the nine months ended September 30, 2017 and 2016 was principally due to corporate management fees, foreign currency gains and losses and depreciation.

H-11

Hudson Europe (constant currency)

Revenue

	Nine Months Ended September 30,
	2017	2016
$ in millions	As reported	Constant currency	Change in amount	Change in %
Hudson Europe
Revenue	$117.1	$124.7	$(7.6)	(6.1)%

For the nine months ended September 30, 2017, contracting and talent management revenue decreased $11.5 million and $0.9 million, or 15.5% and 5.0%, respectively, as compared to the same period in 2016. The decline was partially offset by an increase in permanent recruitment revenue of $4.6 million, or 15.0%, as compared to the same period in 2016.

In the U.K., for the nine months ended September 30, 2017, revenue decreased by $11.7 million, or 13.7%, to $73.8 million, from $85.5 million for the same period in 2016. For the nine months ended September 30, 2017, the decrease in the U.K. was driven by a decline in contracting revenue of $12.4 million, or 17.6%, as compared to the same period in 2016, partially offset by an increase in permanent recruitment revenue of $0.9 million, or 7.0%, as compared to the same period in 2016. The decline in contracting revenue is primarily a result of reduced demand from large financial services and public sector clients.

In Continental Europe, for the nine months ended September 30, 2017, total revenue was $43.4 million, as compared to $39.3 million for the same period in 2016, an increase of $4.1 million, or 10.4%.

Gross Margin

	Nine Months Ended September 30,
	2017	2016
$ in millions	As reported	Constant currency	Change in amount	Change in %
Hudson Europe
Gross margin	$58.2	$55.5	$2.7	4.8%
Gross margin as a percentage of revenue	49.7%	44.5%	N/A	N/A
Contracting gross margin as a percentage of contracting revenue	13.3%	13.8%	N/A	N/A

For the nine months ended September 30, 2017, permanent recruitment gross margin increased $4.7 million, or 15.7%, partially offset by declines in contracting and talent management gross margins of $1.9 million and $0.4 million, or 18.4% and 2.4%, respectively, as compared to the same period in 2016.

In the U.K., total gross margin for the nine months ended September 30, 2017 decreased $1.2 million, or 5.4%, as compared to the same period in 2016. The decrease in the U.K. was driven by a decline in contracting gross margin of $2.2 million, or 23.1%, as compared to the same period in 2016, partially offset by an increase in permanent recruitment gross margin of $1.0 million, or 7.6%, as compared to the same period in 2016.

In Continental Europe, for the nine months ended September 30, 2017, total gross margin increased $3.9 million, or 12.1%, as compared to the same period in 2016.

For the nine months ended September 30, 2017, gross margin, as a percentage of revenue, was 49.7%, as compared to 44.5% for 2016. The increase in gross margin, as a percentage of revenue, resulted from an increase in the relative mix of higher margin permanent recruitment compared to lower margin contracting revenues. For the nine months ended September 30, 2017, the contracting gross margin, as a percentage of revenue, was 13.3%, as compared to 13.8% for the same period in 2016.

H-12

SG&A and Non-Op

	Nine Months Ended September 30,
	2017	2016
$ in millions	As reported	Constant currency	Change in amount	Change in %
Hudson Europe
SG&A and Non-Op	$54.5	$54.1	$0.4	0.7%
SG&A and Non-Op as a percentage of revenue	46.6%	43.4%	N/A	N/A

For the nine months ended September 30, 2017, SG&A and Non-Op increased $0.4 million, or 0.7%, as compared to the same period in 2016. The increase in SG&A and Non-Op were a result of higher staff costs partially offset by lower occupancy costs.

For the nine months ended September 30, 2017, SG&A and Non-Op, as a percentage of revenue, was 46.6%, as compared to 43.4% for the same period in 2016. The increase in SG&A and Non-Op, as a percentage of revenue, for the nine months ended September 30, 2017 were primarily due to the decline in lower margin contracting revenue.

Business Reorganization

For the nine months ended September 30, 2017, business reorganization was $0.7 million as compared to $0.7 million for the same period in 2016. The business reorganization for the nine months ended September 30, 2017 was primarily due to changes in lease exit cost estimates in the U.K.

Operating Income and EBITDA

	Nine Months Ended September 30,
	2017	2016
$ in millions	As reported	Constant currency	Change in amount	Change in %
Hudson Europe
Operating income (loss)	$3.8	$1.4	$2.4	(a)
EBITDA (loss)	$3.1	$0.8	$2.3	(a)
EBITDA (loss) as a percentage of revenue	2.7%	0.7%	N/A	N/A

For the nine months ended September 30, 2017, EBITDA was $3.1 million, or 2.7% of revenue, as compared to EBITDA of $0.8 million, or 0.7% of revenue, for the same period in 2016. The increase in EBITDA for the nine months ended September 30, 2017, as compared to the same period in 2016, was principally due to an increase in gross margin partially offset by higher SG&A and Non-Op.

For the nine months ended September 30, 2017 and 2016, operating income was $3.8 million and $1.4 million, respectively. The differences between operating income and EBITDA for the nine months ended September 30, 2017 and 2016 were principally due to corporate management fees, foreign currency gains and losses and depreciation.

H-13

The following are discussed in reported currency

Corporate Expenses, Net of Corporate Management Fee Allocations

For the nine months ended September 30, 2017, corporate expenses were $3.5 million as compared to $5.8 million for the same period in 2016, a decrease of $2.3 million. The decrease for the nine months ended September 30, 2017 was principally due to legal settlement costs associated with an arbitration claim to the condensed consolidated financial statements during 2016 (see Note 13 to the Condensed Consolidated Financial Statements, attached to the proxy statement as Annex E), partially offset by higher incentive compensation accruals resulting from improved financial performance and higher professional fees as compared to the same period in 2016.

Depreciation and Amortization Expense

For the nine months ended September 30, 2017, depreciation and amortization expense was $2.1 million, as compared to $2.3 million for the same period in 2016, a decrease of $0.2 million, or 10.6%. The decrease was due to the lower level of capital expenditures incurred by the company in recent years.

Interest Expense, Net of Interest Income

Interest expense remained flat at $0.3 million for the nine months ended September 30, 2017 and 2016.

Provision for (Benefit from) Income Taxes

The provision for income taxes for the nine months ended September 30, 2017 was $1.5 million on $0.6 million of pre-tax income from continuing operations, as compared to a provision for income tax of $1.2 million on $7.6 million of pre-tax loss from continuing operations for the same period in 2016. The effective tax rate for the nine months ended September 30, 2017 was 244.8%, as compared to beneficial rate of 15.7% for the same period in 2016. For the nine months ended September 30, 2017, the effective tax rate differed from the U.S. Federal statutory rate of 35% primarily due to the inability of the Company to recognize tax benefits on certain losses until positive earnings are achieved in the U.S. and certain other foreign jurisdictions, non-deductible expenses, and variations from the U.S. tax rate in foreign jurisdictions. For the nine months ended September 30, 2016, the effective tax rate differed from the U.S. Federal statutory rate of 35% primarily due to the inability of the Company to recognize tax benefits on certain losses until positive earnings are achieved in the U.S. and certain other foreign jurisdictions, a decrease in tax benefits that were previously recognized, non-deductible expenses, and variations from the U.S. tax rate in foreign jurisdictions.

Net Income (Loss)

Net loss was $0.9 million for the nine months ended September 30, 2017, as compared to net loss of $8.5 million for the same period in 2016, a decrease in net loss of $7.6 million. Basic and diluted loss per share were $0.03 for the nine months ended September 30, 2017, as compared to basic and diluted loss per share of $0.25 for the same period in 2016.

H-14

Liquidity and Capital Resources

As of September 30, 2017, cash and cash equivalents totaled $16.8 million, as compared to $21.3 million as of December 31, 2016. The following table summarizes the Company's cash flow activities for the nine months ended September 30, 2017 and 2016:

	For the Nine Months Ended September 30,
$ in millions	2017	2016
Net cash provided by (used in) operating activities	$(3.5)	$(15.1)
Net cash provided by (used in) investing activities	(0.7)	(1.8)
Net cash provided by (used in) financing activities	(1.3)	(2.9)
Effect of exchange rates on cash and cash equivalents	1.0	(0.5)
Net increase (decrease) in cash and cash equivalents	$(4.5)	$(20.3)

Cash Flows from Operating Activities

For the nine months ended September 30, 2017, net cash used in operating activities was $3.5 million, as compared to $15.1 million net cash used in operating activities for the same period in 2016, a decrease in net cash used in operating activities of $11.5 million. The decline in net cash used in operating activities resulted principally from a decrease in net loss partially offset by an increase in working capital. For the nine months ended September 30, 2017, net cash used in operating activities from discontinued operations was $0.2 million, as compared to $0.7 million for the same period in 2016.

Cash Flows from Investing Activities

For the nine months ended September 30, 2017, net cash used in investing activities was $0.7 million, as compared to $1.8 million of net cash used in investing activities for the same period in 2016. The decrease in net cash used in investing activities was due to a decrease in capital expenditures.

Cash Flows from Financing Activities

For the nine months ended September 30, 2017, net cash used in financing activities was $1.3 million, as compared to net cash used in financing activities of $2.9 million for the same period in 2016, an decrease in net cash used in financing activities of $1.6 million. The decrease in net cash used in financing activities was primarily attributable to a decrease in net borrowings, treasury stock purchases and dividend payments.

Credit Agreements

Receivables Finance Agreement with Lloyds Bank Commercial Finance Limited and Lloyds Bank PLC

On August 1, 2014, the Company’s U.K. subsidiary ("U.K. Borrower") entered into a receivables finance agreement for an asset-based lending funding facility (the "Lloyds Agreement") with Lloyds Bank PLC and Lloyds Bank Commercial Finance Limited (together, "Lloyds"). Until September 15, 2016, the Lloyds Agreement provided the U.K. Borrower with the ability to borrow up to $20.1 million (£15.0 million), at which time the U.K. Borrower entered into an amendment to the Lloyds Agreement that reduced the borrowing limit to $16.1 million (£12.0 million). Extensions of credit are based on a percentage of the eligible accounts receivable less required reserves from the Company's U.K. operations. The initial term was two years with renewal periods every three months thereafter. Borrowings under this facility are secured by substantially all of the assets of the U.K. Borrower.

On September 15, 2017, the Lloyds Agreement was further amended to (1) reduce the maximum core facility borrowing to $12.7 million (£9.5 million) from $15,409 (£11.5 million), which as a result, reduced the maximum borrowings to $13.4 million (£10.0 million) from $16.1 million (£12.0 million), (2) extend the term by 12 months from the date of the amendment, and (3) reduce the month end minimum excess availability to $2.0 million (£1.5 million) from $2.7 million (£2.0 million).

H-15

The credit facility under the Lloyds Agreement contains two tranches. The first tranche is a revolving facility based on the billed contracting and permanent recruitment activities in the U.K. operations ("Lloyds Tranche A"). The borrowing limit of Lloyds Tranche A is $12.7 million (£9.5 million) and is based on 83% of eligible billed contracting and permanent recruitment receivables. The second tranche is a revolving facility that is based on the unbilled work-in-progress (as defined under the receivables finance agreement) activities in the Company's U.K. operations ("Lloyds Tranche B"). The borrowing limit of Lloyds Tranche B is $0.7 million (£0.5 million) and is based on 25% of eligible work-in-progress from permanent recruitment activities. For both tranches, borrowings may be made with an interest rate based on a base rate as determined by Lloyds Bank PLC, based on the Bank of England base rate, plus 1.75%.

The Lloyds Agreement contains various restrictions and covenants including (1) that true credit note dilution may not exceed 5%, measured at audit on a regular basis; (2) debt turn may not exceed 55 days over a three month rolling period; (3) dividends by the U.K. Borrower to the Company are restricted to the value of post-tax profits; and (4) at the end of each month, there must be a minimum excess availability of $2.0 million (£1.5 million).

The details of the Lloyds Agreement as of September 30, 2017 were as follows:

$ in millions	September 30, 2017
Borrowing capacity	$7.1
Less: outstanding borrowing	(1.9)
Additional borrowing availability	$5.2
Interest rates on outstanding borrowing	2.00%

The Company was in compliance with all financial covenants under the Lloyds Agreement as of September 30, 2017.

Facility Agreement with National Australia Bank Limited

On October 30, 2015, Hudson Global Resources (Aust) Pty Limited ("Hudson Australia") and Hudson Global Resources (NZ) Limited ("Hudson New Zealand"), both subsidiaries of the Company, entered into a Finance Agreement, dated as of October 27, 2015 (the "Finance Agreement"), with National Australia Bank Limited ("NAB"), a NAB Corporate Receivables Facility Agreement, dated as of October 27, 2015 (the "Australian Receivables Agreement"), with NAB and a BNZ Corporate Receivables Facility Agreement, dated as of October 27, 2015 (the "New Zealand Receivables Agreement"), with Bank of New Zealand ("BNZ").

The Finance Agreement provides a bank guarantee facility of up to $2.3 million (AUD 3.0 million) for Hudson Australia and Hudson New Zealand. The Finance Agreement matures and becomes due and payable on October 27, 2018. A fee equal to 1.5% per annum will be charged on each bank guarantee issued under the Finance Agreement. The Finance Agreement bears a fee, payable semiannually in arrears, equal to 0.3% per annum of NAB’s commitment under the Finance Agreement.

The Australian Receivables Agreement provides a receivables facility of up to $19.6 million (AUD 25.0 million) for Hudson Australia, which is based on an agreed percentage of eligible accounts receivable, and of which up to $3.1 million (AUD 4.0 million) may be used to support the working capital requirements of operations in China, Hong Kong and Singapore. The Australian Receivables Agreement does not have a stated maturity date and can be terminated by Hudson Australia or NAB upon 90 days written notice. Borrowings under the Australian Receivables Agreement may be made with an interest rate based on a market rate plus a margin of 1.5% per annum. The Australian Receivable Agreement bears a fee, payable monthly in advance, equal to $5 thousand (AUD 6 thousand) per month.

H-16

The New Zealand Receivables Agreement provides a receivables facility of up to $3.6 million (NZD 5.0 million) for Hudson New Zealand, which is based on an agreed percentage of eligible accounts receivable. The New Zealand Receivables Agreement does not have a stated maturity date and can be terminated by Hudson New Zealand or BNZ upon 90 days written notice. Borrowings under the New Zealand Receivables Agreement may be made with an interest rate based on a market rate. The New Zealand Receivables Agreement bears a fee, payable monthly in advance, equal to $1 thousand (NZD 1 thousand) per month.

The details of the Finance Agreement, Australian Receivables Agreement and New Zealand Receivables Agreement as of September 30, 2017 were as follows:

$ in millions	September 30, 2017
Finance Agreement:
Financial guarantee capacity	$2.3
Less: outstanding financial guarantees	(2.1)
Additional availability for financial guarantees	$0.3
Interest rates on outstanding financial guarantees	1.50%

Australian Receivables Agreement:
Borrowing capacity	$17.8
Less: outstanding borrowing	(6.3)
Additional borrowing availability	$11.5
Interest rates on outstanding borrowing	3.15%

New Zealand Receivables Agreement:
Borrowing capacity	$2.1
Less: outstanding borrowing	—
Additional borrowing availability	$2.1
Interest rates on outstanding borrowing	3.99%

Amounts owing under the Finance Agreement, the Australian Receivables Agreement and the New Zealand Receivables Agreement are secured by substantially all of the assets of Hudson Australia and Hudson New Zealand. Each of the Finance Agreement, the Australian Receivables Agreement and the New Zealand Receivables Agreement contains various restrictions and covenants applicable to Hudson Australia and Hudson New Zealand, including: a requirement that Hudson Australia and Hudson New Zealand maintain (1) a minimum Fixed Charge Coverage Ratio (as defined in the NAB Facility Agreement) of 1.50x as of the last day of each calendar quarter; and (2) a minimum Receivables Ratio (as defined by the NAB Facility Agreement) of 1.20x.

The Company was in compliance with all financial covenants under the NAB Facility Agreement as of September 30, 2017.

Other Credit Agreements

The Company also has lending arrangements with local banks through its subsidiaries in Belgium and Singapore. The Belgium subsidiary has a $1.2 million (€1.0 million) overdraft facility. Borrowings under the Belgium lending arrangements may be made with an interest rate based on the one-month EURIBOR plus a margin, and was 2.75% as of September 30, 2017. The lending arrangement in Belgium has no expiration date and can be terminated with a 15-day notice period. There were no outstanding borrowings under the Belgium lending agreement as of September 30, 2017.

In Singapore, the Company’s subsidiary can borrow up to $0.1 million (SGD 0.2 million) for working capital purposes. Interest on borrowings under the Singapore overdraft facility is based on the Singapore Prime Rate plus a margin of 1.75%, and it was 6.00% on September 30, 2017. The Singapore overdraft facility expires annually each August, but can be renewed for one-year periods at that time. As of September 30, 2017, the Singapore overdraft facility had outstanding borrowings of $24 thousand (SGD 32 thousand) and additional borrowings availability of $124 thousand (SGD 168 thousand).

H-17

The average aggregate monthly outstanding borrowings for the credit agreements above was $11.8 million for the nine months ended September 30, 2017. The weighted average interest rate on all outstanding borrowings for the nine months ended September 30, 2017 was 3.04%.

The Company continues to use the aforementioned credit to support its ongoing global working capital requirements, capital expenditures and other corporate purposes and to support letters of credit. Letters of credit and bank guarantees are used primarily to support office leases.

Liquidity Outlook

As of September 30, 2017, the Company had cash and cash equivalents on hand of $16.8 million, supplemented by additional borrowing availability of $20.1 million under the Lloyds Agreement, the NAB Facility Agreement and other lending arrangements in Belgium and Singapore. The Company believes that it has sufficient liquidity to satisfy its needs through at least the next 12 months, based on the Company's total liquidity as of September 30, 2017. The Company's near-term cash requirements during 2017 are primarily related to funding operations. For the full year 2017, the Company expects to make capital expenditures of approximately $1.0 million to $1.5 million and payments in connection with previous years restructuring actions of $2.0 million to $2.5 million.

As of September 30, 2017, $5.2 million of the Company's cash and cash equivalents noted above were held in the U.S. and the remainder were held outside the U.S., primarily in Belgium ($3.2 million), the U.K. ($2.1 million), Spain ($1.6 million), Mainland China ($1.5 million) and France ($1.4 million). The majority of the Company's offshore cash is available to it as a source of funds, net of any tax obligations or assessments. Unrepatriated cumulative earnings of certain foreign subsidiaries are considered to be invested indefinitely outside of the U.S., except where the Company is able to repatriate these earnings to the U.S. without a material incremental tax provision. In managing its day-to-day liquidity and its capital structure, the Company does not rely on the unrepatriated earnings as a source of funds. The Company has not provided for U.S. Federal income or foreign withholding taxes on these undistributed foreign earnings because a distribution of these foreign earnings with material incremental tax provision is unlikely to occur in the foreseeable future. It is not practicable to determine the amount of tax associated with such undistributed earnings.

The Company believes that future external market conditions remain uncertain, particularly access to credit, rates of near-term projected economic growth and levels of unemployment in the markets in which the Company operates. Due to these uncertain external market conditions, the Company cannot provide assurance that its actual cash requirements will not be greater in the future than those currently expected, especially if market conditions deteriorate substantially. If sources of liquidity are not available or if the Company cannot generate sufficient cash flow from operations, the Company could be required to obtain additional sources of funds through additional operating improvements, capital market transactions, asset sales or financing from third parties, or a combination of those sources. The Company cannot provide assurance that these additional sources of funds will be available or, if available, would have reasonable terms.

Contingencies

From time to time in the ordinary course of business, the Company is subject to compliance audits by federal, state, local and foreign government regulatory, tax and other authorities relating to a variety of regulations, including wage and hour laws, unemployment taxes, workers' compensation, immigration, and income, value-added and sales taxes. The Company is also subject to, from time to time in the ordinary course of business, various claims, lawsuits and other complaints from, for example, clients, candidates, suppliers, landlords for both leased and subleased properties, former and current employees, and regulators or tax authorities. Periodic events and management actions such as business reorganization initiatives can change the number and type of audits, claims, lawsuits, contract disputes or complaints asserted against the Company. Events can also change the likelihood of assertion and the behavior of third parties to reach resolution regarding such matters.

H-18

The economic circumstances in the recent past have given rise to many news reports and bulletins from clients, tax authorities and other parties about changes in their procedures for audits, payment, plans to challenge existing contracts and other such matters aimed at being more aggressive in the resolution of such matters in their own favor. The Company believes that it has appropriate procedures in place for identifying and communicating any matters of this type, whether asserted or likely to be asserted, and it evaluates its liabilities in light of the prevailing circumstances. Changes in the behavior of third parties could cause the Company to change its view of the likelihood of a claim and what might constitute a trend. Employment laws vary in the markets in which we operate, and in some cases, employees and former employees have extended periods during which they may bring claims against the Company.

For matters that have reached the threshold of probable and estimable, the Company has established reserves for legal, regulatory and other contingent liabilities. The Company’s reserves were $0.1 million and $0.1 million as of September 30, 2017 and December 31, 2016, respectively. Although the outcome of these matters cannot be determined, the Company believes that none of the currently pending matters, individually or in the aggregate, will have a material adverse effect on the Company’s financial condition, results of operations or liquidity.

Recent Accounting Pronouncements

See Note 3 to the Condensed Consolidated Financial Statements, attached to the proxy statement as Annex E for a full description of relevant recent accounting pronouncements, including the respective expected dates of adoption.

Critical Accounting Policies

See "Critical Accounting Policies" included in the MD&A for the fiscal years ended December 31, 2016 and 2015 in this Annex H. There were no changes to the Company’s critical accounting policies during the nine months ended September 30, 2017.

H-19

FORWARD-LOOKING STATEMENTS

This MD&A contains statements that the Company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this MD&A, including statements regarding the Company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, (1) global economic fluctuations, (2) the Company's ability to successfully execute its strategic initiatives, (3) risks related to fluctuations in the Company's operating results from quarter to quarter, (4) the ability of clients to terminate their relationship with the Company at any time, (5) competition in the Company's markets, (6) the negative cash flows and operating losses that the Company has experienced in recent periods and may experience from time to time in the future, (7) restrictions on the Company's operating flexibility due to the terms of its credit facilities, (8) risks related to international operations, including foreign currency fluctuations, (9) the Company's dependence on key management personnel, (10) the Company's ability to attract and retain highly-skilled professionals, (11) the Company's ability to collect its accounts receivable, (12) the Company's ability to achieve anticipated cost savings through the Company's cost reduction initiatives, (13) the Company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology, (14) risks related to providing uninterrupted service to clients, (15) the Company's exposure to employment-related claims from clients, employers and regulatory authorities and limits on related insurance coverage, (16) the Company's ability to utilize net operating loss carry-forwards, (17) volatility of the Company's stock price, (18) the impact of government regulations, and (19) risks related to potential acquisitions or dispositions of businesses by the Company. These forward-looking statements speak only as of the date of this MD&A. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

H-20

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with the Consolidated Financial Statements and the notes thereto, attached to the proxy statement as Annex D. This MD&A contains forward-looking statements. Please see “FORWARD-LOOKING STATEMENTS” for a discussion of the uncertainties, risks and assumptions associated with these statements. This MD&A also uses the non-generally accepted accounting principle measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). See Note 19 to the Consolidated Financial Statements, attached to the proxy statement as Annex D for EBITDA segment reconciliation information.

This MD&A includes the following sections:

•	Executive Overview

•	Results of Operations

•	Liquidity and Capital Resources

•	Contingencies

•	Critical Accounting Policies

•	Recent Accounting Pronouncements

•	Forward-Looking Statements

H-21

Executive Overview

Hudson Global, Inc. (the “Company” or “Hudson”, “we”, “us” and “our”) has expertise in recruiting mid-level professional talent across all management disciplines in a wide range of industries. The Company matches clients and candidates to address client needs on a part time, full time and interim basis. Part of that expertise is derived from research on hiring trends and the Company's clients’ current successes and challenges with their staff. This research has helped enhance the Company's understanding about the number of new hires that do not meet its clients’ long-term goals, the reasons why, and the resulting costs to the Company's clients. With operations in 13 countries and relationships with specialized professionals around the world, the Company brings a strong ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for the Company's clients. The Company combines broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve maximum performance. The Company's focus is to continually upgrade its service offerings, delivery capability and assessment tools to make candidates more successful in achieving its clients' business requirements.

The Company’s proprietary frameworks, assessment tools and leadership development programs, coupled with its broad geographic footprint, have allowed the Company to design and implement regional and global recruitment solutions that the Company believes greatly enhance the quality of its client's hiring.

To accelerate the implementation of the Company's strategy, the Company has engaged in the following initiatives:

•	Investing in the core businesses and practices that present the greatest potential for profitable growth.

•	Facilitating growth and development of the global RPO business.

•	Building and differentiating the Company's brand through its unique talent solutions offerings.

•	Improving further the Company’s cost structure and efficiency of its support functions and infrastructure.

Strategic Actions

During the year ended December 31, 2015, the Company executed on strategic actions to focus on its core business lines and growth opportunities. These actions included:

•	In February 2015, the Company's management approved the exit of operations in certain countries within Central and Eastern Europe (Ukraine, Czech Republic and Slovakia). During the second quarter of 2015, the Company deemed the liquidation of those Central and Eastern Europe businesses to be substantially complete. As such, under ASC 830, "Foreign Currency Matters," the Company transferred $1.2 million of accumulated foreign currency translation gains from accumulated other comprehensive income to the statement of operations within gain on sale and exit of businesses. See Note 3 to the Consolidated Financial Statements, attached to the proxy statement as Annex D for additional information.

•	In March 2015, the Company's management approved the exit of operations in Luxembourg. During the third quarter of 2015, the Company deemed the liquidation of its Luxembourg business to be substantially complete. As such, under ASC 830, "Foreign Currency Matters," the Company transferred $0.1 million of accumulated foreign currency translation losses from accumulated other comprehensive income to the statement of operations within gain on sale and exit of businesses. See Note 3 to the Consolidated Financial Statements, attached to the proxy statement as Annex D for additional information.

•	On May 7, 2015, the Company completed the sale of its Netherlands business to InterBalance Group B.V., effective April 30, 2015, in a management buyout for $9.0 million, including cash sold of $1.1 million. The Company recognized a gain on sale of $2.8 million, net of closing and other direct transaction costs, on the divestiture of the Netherlands business which included $2.8 million of non-cash accumulated foreign currency translation losses. See Note 3 to the Consolidated Financial Statements, attached to the proxy statement as Annex D for additional information.

H-22

•	On June 15, 2015, the Company completed the sale of its Hudson Information Technology (US) business (the "US IT business") for $17.0 million in cash. The Company retained approximately $3.0 million in net working capital associated with the US IT business. The Company recognized a gain on sale of $15.9 million, net of closing and other direct transaction costs. See Note 3 to the Consolidated Financial Statements, attached to the proxy statement as Annex D for additional information.

•	In August 2015, the Company exited its operations in Ireland.

•	In the fourth quarter of 2015, the Company substantially completed the migration of the remaining Americas business to a new, lower-cost, IT platform and shared service center and decommissioned the legacy support infrastructures.

Discontinued Operations

Effective November 9, 2014, the Company completed the sale of substantially all of the assets and certain liabilities of its Legal eDiscovery business in the U.S. and U.K. to Document Technologies, LLC and DTI of London Limited for $23.0 million in cash, and recorded a gain of $11.3 million in connection with the sale. In addition, the Company ceased its operations in Sweden within the Hudson Europe segment during the third quarter of 2014.

The Company's divestiture of its Legal eDiscovery business and exit of operations in Sweden accounted for $0.2 million of operating income and $0.0 million of operating loss for the year ended December 31, 2016, respectively, which have been reclassified to discontinued operations for all periods presented and have been excluded from continuing operations and from segment results for all periods presented in accordance with the provisions of ASC 205-20-45 “Reporting Discontinued Operations”. See Note 4 to the Consolidated Financial Statements, attached to the proxy statement as Annex D for additional information.

Current Market Conditions

Economic conditions in most of the world's major markets remain mixed. In the U.K., the June 23, 2016 referendum by British voters to exit the European Union (commonly referred to as “Brexit”) adversely impacted global markets, including currencies, and resulted in a decline in the value of the British pound as compared to the U.S. dollar. A weaker British pound compared to the U.S. dollar during a reporting period causes local currency results of the Company's U.K. operations to be translated into fewer U.S. dollars. The Company's U.K. operations, future financial performance and translation of results may be affected, in part, by the outcome of tariff, trade, regulatory, and other negotiations as the U.K. negotiates its exit from the European Union.

Conditions in Continental Europe have shown improvement with GDP growth in most of the major markets, as well as forecasted GDP growth for 2017. Australia faces a modest growth outlook for 2017, while the outlook for Asia is uncertain given China's slowing growth outlook.

The Company closely monitors the economic environment and business climate in its markets and responds accordingly. At this time, the Company is unable to accurately predict the outcome of these events or changes in general economic conditions and their effect on the demand for the Company's services.

Financial Performance

For the year ended December 31, 2016, the Company increased revenue in its retained businesses in most markets. On a constant currency basis, for the year ended December 31, 2016, revenue and gross margin declined by $20.7 million and $7.2 million, or 4.7% and 4.0%, respectively, compared to 2015. A primary driver of the decrease was attributable to the prior year divestitures of the Netherlands, US IT business, Luxembourg and Central and Eastern Europe businesses. The following table reconciles the change in reported revenue and gross margin for the year ended December 31, 2016:

H-23

	Year Ended December 31, 2016
$ in millions	Change in Revenue on a Constant Currency Basis	Change in Gross Margin on a Constant Currency Basis
Netherlands divestiture	$(12.7)	$(2.7)
US IT business divestiture	(13.7)	(3.4)
Luxembourg divestiture	(0.3)	(0.1)
Central and Eastern Europe divestitures	(0.1)	(0.1)
Retained businesses increase (decrease)	6.1	(0.9)
Reported change	$(20.7)	$(7.2)

On a constant currency basis, the Company's retained businesses experienced an overall increase in revenue for the year ended 2016, as compared to 2015. This was driven by retained revenue growth in 10 countries, led by Australia, Belgium, New Zealand, France, Hong Kong and the Americas. The increases were partially offset by declines in revenue in the U.K. and China.

The following is a summary of the highlights for the years ended December 31, 2016 and 2015. These should be considered in the context of the additional disclosures in this MD&A.

•	Revenue was $422.7 million for the year ended December 31, 2016, compared to $463.2 million for 2015, a decrease of $40.5 million, or 8.7%.

◦	On a constant currency basis, revenue decreased $20.7 million, or 4.7%. Contracting revenue decreased $18.7 million (down 6.5% compared to 2015) and permanent recruitment revenue decreased $2.6 million (down 2.2% compared to 2015). The decreases were partially offset by an increase in talent management revenue of $0.3 million (up 0.7% compared to 2015).

•	Gross margin was $174.4 million for the year ended December 31, 2016, compared to $187.7 million for 2015, a decrease of $13.3 million, or 7.1%.

◦	On a constant currency basis, gross margin decreased $7.2 million, or 4.0%. Contracting gross margin decreased $6.5 million (down 15.9% compared to 2015) and permanent recruitment gross margin decreased $2.4 million (down 2.1% compared to 2015). The decrease was partially offset by an increase in talent management gross margin of $1.5 million (up 5.4% compared to 2015).

•	Selling, general and administrative expenses and other non-operating income (expense) (“SG&A and Non-Op”) was $177.6 million for the year ended December 31, 2016, compared to $194.9 million for 2015, a decrease of $17.3 million, or 8.9%.

◦	On a constant currency basis, SG&A and Non-Op decreased $10.7 million, or 5.7%. SG&A and Non-Op, as a percentage of revenue, was 42.0% for the year ended December 31, 2016, compared to 42.5% for 2015.

•	Business reorganization was $1.6 million for the year ended December 31, 2016, compared to $5.8 million for 2015, a decrease of $4.2 million, or $4.1 million on a constant currency basis.

•	EBITDA loss was $4.7 million for the year ended December 31, 2016, compared to EBITDA of $6.8 million for 2015. On a constant currency basis, EBITDA decreased $12.1 million in 2016 compared to 2015.

•	Net loss was $8.8 million for the year ended December 31, 2016, compared to a net income of $2.3 million for 2015. On a constant currency basis, net income decreased $11.9 million in 2016 compared to 2015.

H-24

Long-lived Assets and Goodwill

Under Financial Accounting Standards Board ("FASB") Accounting Standard Codification (“ASC”) 360, “Property, Plant, and Equipment," the Company is required to test a long-lived asset for impairment if circumstances indicate that its carrying value might exceed its current fair value.

During the fourth quarter of 2016, the Company experienced continued declines in the operating results within certain markets. These events were deemed to be triggering events that required the Company to perform an impairment assessment with respect to long-lived assets, primarily property and equipment. The Company's internal projections as of the fourth quarter of 2016 anticipate improvement in its operating performance in 2017. The undiscounted future cash flows resulting from the long-lived assets use and eventual disposition, exceeded the asset groups' carrying values. Accordingly, management concluded the Company's long-lived assets were not impaired.

In addition to the Company's long-lived assets impairment testing, the Company's management also tested its goodwill for potential impairment as of October 1, 2016. At the conclusion of its goodwill impairment testing, the Company determined the fair value of its China reporting unit substantially exceeded its carrying value. As such, the Company determined that no impairment of goodwill had taken place.

Although the Company currently anticipates improvement in its operating results for 2017, if general economic conditions in certain markets in which the Company operates remain weak, or if the Company’s performance does not improve, the Company may record impairment charges related to goodwill and other long-lived assets in the future.

Constant Currency

The Company operates on a global basis, with the majority of its gross margin generated outside of the U.S. Accordingly, fluctuations in foreign currency exchange rates can affect our results of operations. For the discussion of reportable segment results of operations, the Company uses constant currency information. Constant currency compares financial results between periods as if exchange rates had remained constant period-over-period. The Company defines the term “constant currency” to mean that financial data for previously reported periods are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. The Company’s management reviews and analyzes business results in constant currency and believes these results better represent the Company’s underlying business trends.

H-25

Changes in revenue, gross margin, SG&A and Non-Op, business reorganization, operating income (loss), net income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. The tables below summarize the impact of foreign currency exchange rate adjustments on the Company’s operating results for the years ended December 31, 2016 and 2015.

	Year Ended December 31,
	2016	2015
	As	As	Currency	Constant
$ in thousands	reported	reported	translation	currency
Revenue:
Hudson Americas	$15,561	$28,627	$(22)	$28,605
Hudson Asia Pacific	236,839	219,391	(2,235)	217,156
Hudson Europe	170,344	215,179	(17,537)	197,642
Total	$422,744	$463,197	$(19,794)	$443,403
Gross margin:
Hudson Americas	$13,609	$16,111	$(22)	$16,089
Hudson Asia Pacific	84,126	89,682	(1,533)	88,149
Hudson Europe	76,682	81,917	(4,550)	77,367
Total	$174,417	$187,710	$(6,105)	$181,605
SG&A and Non-Op (a):
Hudson Americas	$12,862	$17,590	$(44)	$17,546
Hudson Asia Pacific	83,954	85,684	(1,700)	83,984
Hudson Europe	74,514	83,617	(4,836)	78,781
Corporate	6,251	8,006	—	8,006
Total	$177,581	$194,897	$(6,580)	$188,317
Business reorganization:
Hudson Americas	$(39)	$1,108	$—	$1,108
Hudson Asia Pacific	248	669	29	698
Hudson Europe	1,387	2,883	(141)	2,742
Corporate	(16)	1,168	—	1,168
Total	$1,580	$5,828	$(112)	$5,716
Operating income (loss):
Hudson Americas	$1,090	$12,931	$10	$12,941
Hudson Asia Pacific	454	3,548	119	3,667
Hudson Europe	1,709	1,743	381	2,124
Corporate	(10,840)	(14,981)	—	(14,981)
Total	$(7,587)	$3,241	$510	$3,751
Net income (loss), consolidated	$(8,790)	$2,329	$733	$3,062
EBITDA (loss) from continuing operations(b):
Hudson Americas	$770	$13,354	$27	$13,381
Hudson Asia Pacific	(338)	2,851	123	2,974
Hudson Europe	1,064	(207)	413	206
Corporate	(6,240)	(9,178)	—	(9,178)
Total	$(4,744)	$6,820	$563	$7,383

(a)	SG&A and Non-Op is a measure that management uses to evaluate the segments’ expenses, which include the following captions on the Consolidated Statements of Operations: Salaries and related, Office and general, Marketing and promotion and other income (expense), net. Corporate management fees are included in the segments’ other income (expense).

(b)	See EBITDA reconciliation in the following section.

H-26

Use of EBITDA (Non-GAAP measure)

Management believes EBITDA is a meaningful indicator of the Company’s performance that provides useful information to investors regarding the Company’s financial condition and results of operations. EBITDA is also considered by management as an indicator of operating performance and most comparable measure across the regions in which we operate. Management also uses this measurement to evaluate capital needs and working capital requirements. EBITDA should not be considered in isolation or as a substitute for operating income or net income prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”) or as a measure of the Company’s profitability. EBITDA is derived from net income (loss) adjusted for the provision for (benefit from) income taxes, interest expense (income), and depreciation and amortization.

The reconciliation of EBITDA to the most directly comparable GAAP financial measure is provided in the table below:

	Year Ended December 31,
$ in thousands	2016	2015
Net income (loss)	$(8,790)	$2,329
Adjustment for income (loss) from discontinued operations, net of income taxes	143	722
Income (loss) from continuing operations	$(8,933)	$1,607
Adjustments to income (loss) from continuing operations
Provision for (benefit from) income taxes	742	646
Interest expense (income), net	357	722
Depreciation and amortization	3,090	3,845
Total adjustments from income (loss) from continuing operations to EBITDA (loss)	4,189	5,213
EBITDA (loss)	$(4,744)	$6,820

H-27

Contracting Data

The following table sets forth the Company’s contracting revenue, gross margin and gross margin as a percentage of revenue for the years ended December 31, 2016 and 2015.

	Year Ended December 31,
	2016	2015
$ in thousands	As reported	As reported	Currency translation	Constant currency
CONTRACTING DATA (a):
Contracting revenue:
Hudson Americas	$1,459	$15,562	$—	$15,562
Hudson Asia Pacific	168,577	142,350	(769)	141,581
Hudson Europe	100,741	147,140	(14,764)	132,376
Total	$270,777	$305,052	$(15,533)	$289,519
Contracting gross margin:
Hudson Americas	$222	$3,587	$—	$3,587
Hudson Asia Pacific	20,052	17,937	(94)	17,843
Hudson Europe	13,849	21,044	(2,033)	19,011
Total	$34,123	$42,568	$(2,127)	$40,441
Contracting gross margin as a percent of contracting revenue:
Hudson Americas	15.2%	23.0%	N/A	23.0%
Hudson Asia Pacific	11.9%	12.6%	N/A	12.6%
Hudson Europe	13.7%	14.3%	N/A	14.4%
Total	12.6%	14.0%	N/A	14.0%

(a)	Contracting gross margin and gross margin as a percentage of revenue are shown to provide additional information regarding the Company’s ability to manage its cost structure and to provide further comparability relative to the Company’s peers. Contracting gross margin is derived by deducting the direct costs of contracting from contracting revenue. The Company’s calculation of gross margin may differ from those of other companies. See details in Results of Operations for further discussions of the changes in contracting revenue and gross margin.

H-28

Results of Operations (Discussion of significant matters is presented below):

Hudson Americas (reported currency)

Revenue

	Year Ended December 31,
	2016	2015	Change in
$ in millions	As reported	As reported	amount	Change in %
Hudson Americas
Revenue	$15.6	$28.6	$(13.1)	(45.6)%

For the year ended December 31, 2016, contracting revenue decreased $14.1 million, or 90.6%, partially offset by an increase in permanent recruitment revenue of $1.0 million, or 7.9%, as compared to 2015. The decline in contracting revenue was directly attributable to the divestiture of the Company's US IT business in June 2015. The increase in permanent recruitment revenue was a result of growth in RPO, as compared to 2015.

Gross margin

	Year Ended December 31,
	2016	2015	Change in
$ in millions	As reported	As reported	amount	Change in %
Hudson Americas
Gross margin	$13.6	$16.1	$(2.5)	(15.5)%
Gross margin as a percentage of revenue	87.5%	56.3%	N/A	N/A
Contracting gross margin as a percentage of contracting revenue	15.2%	23.0%	N/A	N/A

For the year ended December 31, 2016, contracting gross margin decreased $3.4 million, or 93.8%, partially offset by an increase in permanent recruitment gross margin of $0.8 million, or 6.6%, as compared to 2015. The changes in gross margin were attributable to the same factors as described above for revenue. Contracting gross margin, as a percentage of revenue, was 15.2% for the year ended December 31, 2016, as compared to 23.0% for 2015. Total gross margin, as a percentage of revenue, increased to 87.5% for 2016, as compared to 56.3% for 2015, and such increase was attributable to the same factors as described above for revenue.

Selling, general and administrative expenses and non-operating income (expense) (“SG&A and Non-Op”)

	Year Ended December 31,
	2016	2015	Change in
$ in millions	As reported	As reported	amount	Change in %
Hudson Americas
SG&A and Non-Op	$12.9	$17.6	$(4.7)	(26.9)%
SG&A and Non-Op as a percentage of revenue	82.7%	61.4%	N/A	N/A

For the year ended December 31, 2016, SG&A and Non-Op decreased $4.7 million, or 26.9%, as compared to 2015 due to lower sales and administrative costs as a result of the prior year divestiture of the US IT business. The decline was also driven by the change in control stock-based compensation expense of $0.4 million recorded in June 2015.

H-29

Business reorganization

For the year ended December 31, 2016, business reorganization was $0.0 million, as compared to $1.1 million for 2015. Business reorganization incurred in 2015 were primarily related to severance for support personnel associated with the sale of the US IT business, lease exit and contract cancellation costs.

Operating Income and EBITDA

	Year Ended December 31,
	2016	2015	Change in
$ in millions	As reported	As reported	amount	Change in %
Hudson Americas
Operating income (loss):	$1.1	$12.9	$(11.8)	(91.5)%
EBITDA (loss)	$0.8	$13.4	$(12.6)	(94.0)%
EBITDA as a percentage of revenue	4.9%	46.6%	N/A	N/A

(a) Information was not provided because the Company did not consider the change in percentage as a meaningful measure for the years in comparison.

For the year ended December 31, 2016, EBITDA was $0.8 million, or 4.9% of revenue, as compared to EBITDA of $13.4 million, or 46.6% of revenue, for 2015. The decrease in EBITDA was primarily due to the prior year gain on sale of the US IT business of $15.9 million, partially offset by a decrease in business reorganization, as compared to 2015. Operating income was $1.1 million for the year ended December 31, 2016, as compared to $12.9 million for 2015.

The difference between operating income (loss) and EBITDA (loss) for the years ended December 31, 2016 and 2015 was primarily due to corporate management fees and depreciation.

H-30

Hudson Asia Pacific (constant currency)

Revenue

	Year Ended December 31,
	2016	2015
$ in millions	As reported	Constant currency	Change in amount	Change in %
Hudson Asia Pacific
Revenue	$236.8	$217.2	$19.7	9.1%

For the year ended December 31, 2016, contracting revenue increased $27.0 million, or 19.1%, partially offset by a decrease in permanent recruitment and talent management revenue of $5.9 million and $1.5 million or 9.7% and 10.6%, respectively, as compared to 2015.

In Australia, for the year ended December 31, 2016, revenue increased $23.4 million, or 14.8%, as compared to 2015. Contracting revenue increased $23.5 million, or 19.6%, for the year ended December 31, 2016, as compared to 2015. The increase in contracting revenue was in the Company's information technology and public sector practice groups.

In Asia, revenue decreased $7.5 million, or 22.5%, for the year ended December 31, 2016, as compared to the same period in 2015. The decrease in Asia was primarily in China, as a result of weaker market conditions, leadership changes and employee turnover.

Gross margin

	Year Ended December 31,
	2016	2015
$ in millions	As reported	Constant currency	Change in amount	Change in %
Hudson Asia Pacific
Gross margin	$84.1	$88.1	$(4.0)	(4.6)%
Gross margin as a percentage of revenue	35.5%	40.6%	N/A	N/A
Contracting gross margin as a percentage of contracting revenue	11.9%	12.6%	N/A	N/A

For the year ended December 31, 2016, permanent recruitment gross margin decreased $5.7 million, or 9.4%, partially offset by an increase in contracting gross margin of $2.2 million or 12.4%, as compared to 2015.

In Australia, gross margin increased $2.8 million, or 5.7%, for the year ended December 31, 2016, as compared to the same period in 2015. The increase was primarily in permanent recruitment and contracting, which increased $1.6 million and $1.9 million, or 6.2% and 12.6%, respectively, for the year ended December 31, 2016, as compared to 2015. The increase was partially offset by a decline in talent management gross margin of $0.4 million, or 5.7%, for the year ended December 31, 2016, as compared to 2015.

In Asia, gross margin declined $7.9 million, or 24.7%, for the year ended December 31, 2016, as compared to 2015. The decrease in Asia was primarily in China.

Gross margin as a percentage of revenue, for the year ended December 31, 2016 was 35.5%, as compared to 40.6% for 2015. The decrease in total gross margin as a percentage of revenue for the year ended December 31, 2016 resulted from a decline in the permanent recruitment gross margin as a percentage of total gross margin, as compared to 2015. Contracting gross margin, as a percentage of revenue, was 11.9% for the year ended December 31, 2016, as compared to 12.6%, for 2015 due to the growth in gross margin with large public sector clients in Australia and New Zealand, where the gross margin percentage is lower than the rest of the contracting business.

H-31

SG&A and Non-Op

	Year Ended December 31,
	2016	2015
$ in millions	As reported	Constant currency	Change in amount	Change in %
Hudson Asia Pacific
SG&A and Non-Op	$84.0	$84.0	$—	—%
SG&A and Non-Op as a percentage of revenue	35.4%	38.7%	N/A	N/A

For the year ended December 31, 2016, SG&A and Non-Op remained relatively flat as compared to 2015. SG&A and Non-Op, as a percentage of revenue, was 35.4% for 2016, as compared to 38.7% for 2015.

Business reorganization

For the year ended December 31, 2016, business reorganization was $0.2 million, as compared to $0.7 million for 2015. Business reorganization incurred in the current year was primarily for employee termination benefits. Business reorganization incurred in 2015 was primarily for lease termination payments in Australia and New Zealand.

Operating Income and EBITDA

	Year Ended December 31,
	2016	2015
$ in millions	As reported	Constant currency	Change in amount	Change in %
Hudson Asia Pacific
Operating income (loss):	$0.5	$3.7	$(3.2)	(86.5)%
EBITDA (loss)	$(0.3)	$3.0	$(3.3)	(a)
EBITDA as a percentage of revenue	(0.1)%	1.4%	N/A	N/A

(a) Information was not provided because the Company did not consider the change in percentage as a meaningful measure for the years in comparison.

For the year ended December 31, 2016, EBITDA loss was $0.3 million, or 0.1% of revenue, as compared to EBITDA of $3.0 million, or 1.4% of revenue, for 2015. The decrease in EBITDA for the year ended December 31, 2016 was principally due to a decrease in gross margin. Operating income for the year ended December 31, 2016 was $0.5 million, as compared to operating income of $3.7 million, for 2015.

The difference between operating income (loss) and EBITDA (loss) for the years ended December 31, 2016 and 2015 was principally due to corporate management fees and depreciation.

H-32

Hudson Europe (constant currency)

Revenue

	Year Ended December 31,
	2016	2015
$ in millions	As reported	Constant currency	Change in amount	Change in %
Hudson Europe
Revenue	$170.3	$197.6	$(27.3)	(13.8)%

For the year ended December 31, 2016, contracting revenue decreased $31.6 million or 23.9%, as compared to 2015, partially offset by an increases in permanent recruitment and talent management revenue of $2.3 million and $1.8 million, or 5.7% and 7.6%, respectively. The decrease was driven by the sale of the Netherlands business in May 2015 and the decline in the U.K. business, partially offset by improvements in Continental Europe. Total revenue in the Netherlands for the year ended December 31, 2016 decreased $12.7 million, or 100.0%, as compared to 2015.

In the U.K., for the year ended December 31, 2016, revenue decreased $21.1 million, or 15.3%, to $116.5 million, from $137.6 million in 2015. The decrease in the U.K. was driven by a decline in contracting revenue of $20.7 million, or 17.8%, as compared to 2015, primarily a result of reduced demand and pricing pressure from large financial services contracting clients.

In Continental Europe, for the year ended December 31, 2016, total revenue was $53.8 million, as compared to $60.1 million for the same period in 2015, a decrease of $6.2 million, or 10.4%. The decline was a result of the prior year divestitures, lowering revenue for the year ended December 31, 2016 by $13.1 million, as compared to the same period in 2015. Excluding the decline from prior year divestitures, revenue in Continental Europe increased by $6.9 million, or 14.7%, for the year ended December 31, 2016, as compared to 2015.

Gross margin

	Year Ended December 31,
	2016	2015
$ in millions	As reported	Constant currency	Change in amount	Change in %
Hudson Europe
Gross margin	$76.7	$77.4	$(0.7)	(0.9)%
Gross margin as a percentage of revenue	45.0%	39.1%	N/A	N/A
Contracting gross margin as a percentage of contracting revenue	13.7%	14.4%	N/A	N/A

For the year ended December 31, 2016, contracting gross margin decreased $5.2 million, or 27.2% partially offset by increases in permanent recruitment and talent management gross margins of $2.5 million and $1.7 million, or 6.2% and 8.9%, respectively, as compared to 2015.

In the U.K., total gross margin for the year ended December 31, 2016, decreased $3.6 million or 10.1%, as compared to 2015. Contracting and permanent recruitment gross margin declined $3.0 million and $0.5 million, or 19.3% and 2.8%, respectively, for the year ended December 31, 2016, as compared to 2015.

In Continental Europe for the year ended December 31, 2016, total gross margin increased $2.9 million, or 7.1%, as compared to 2015. The divestitures in 2015 resulted in a decline in gross margin for the year ended December 31, 2016, of $3.0 million, as compared to 2015. Excluding the decline from prior year divestitures, for the year ended December 31, 2016, gross margin in Continental Europe increased $5.9 million, or 15.2%, as compared to 2015.

H-33

For the year ended December 31, 2016, gross margin as a percentage of revenue, was 45.0%, as compared to 39.1%, for 2015. The increase in gross margin, as a percentage of revenue resulted from an increase in the relative mix of higher margin permanent recruitment revenue. Contracting gross margin, as a percentage of revenue, was 13.7% as compared to 14.4%, for 2015.

SG&A and Non-Op

	Year Ended December 31,
	2016	2015
$ in millions	As reported	Constant currency	Change in amount	Change in %
Hudson Europe
SG&A and Non-Op	$74.5	$78.8	$(4.3)	(5.4)%
SG&A and Non-Op as a percentage of revenue	43.7%	39.9%	N/A	N/A

For the year ended December 31, 2016, SG&A and Non-Op decreased $4.3 million, or 5.4%, as compared to 2015. The decline is a result of the 2015 divestiture of the Netherlands business, lower stock based compensation expense and actions taken to streamline business processes in 2015, including reduced real estate, back office support functions and corporate management fees, partially offset by higher staff costs in Continental Europe. The decline in stock based compensation expense is partially attributable to the prior year June 2015 change in control stock compensation expense of $0.7 million. SG&A and Non-Op, as a percentage of revenue, was 43.7% for 2016 compared to 39.9% for 2015.

Business reorganization

For the year ended December 31, 2016, business reorganization was $1.4 million, as compared to $2.7 million in 2015. Current year business reorganization was primarily attributable to lease termination payments in France and changes in lease termination payment estimates in the U.K. Business reorganization in 2015 was primarily attributable to lease termination payments and employee termination costs in the U.K., Central and Eastern Europe and Luxembourg.

Operating Income and EBITDA

	Year Ended December 31,
	2016	2015
$ in millions	As reported	Constant currency	Change in amount	Change in %
Hudson Europe
Operating income (loss):	$1.7	$2.1	$(0.4)	(19.0)%
EBITDA (loss)	$1.1	$0.2	$0.9	(a)
EBITDA (loss) as a percentage of revenue	0.6%	0.1%	N/A	N/A

(a) Information was not provided because the Company did not consider the change in percentage as a meaningful measure for the years in comparison.

 For the year ended December 31, 2016, EBITDA was $1.1 million, or 0.6% of revenue, as compared to EBITDA of $0.2 million, or 0.1% of revenue, for 2015. The increase in EBITDA for the year ended December 31, 2016 was principally due to lower business reorganization and SG&A and Non-Op, partially offset by a decrease in gross margin. Operating income was $1.7 million for the year ended December 31, 2016, as compared to operating income of $2.1 million, for 2015.

The difference between operating income (loss) and EBITDA (loss) for the years ended December 31, 2016 and 2015 was principally due to corporate management fees and depreciation.

H-34

The following are discussed in reported currency

Corporate expenses, net of corporate management fees

For the year ended December 31, 2016, corporate expenses were $6.3 million as compared to $8.0 million for 2015, a decrease of $1.8 million, or 21.9%. The decrease was due to savings associated with business reorganization efforts launched in 2015 and a decline in stock based compensation expense, offset by legal settlement costs associated with an arbitration claim (see Note 14 to the Consolidated Financial Statements, attached to the proxy statement as Annex D) and lower corporate allocations to our regional business operations. The decline in stock based compensation expense is partially attributable to the June 2015 change in control stock compensation expense of $0.8 million.

For the years ended December 31, 2016 and 2015, business reorganization were $0.0 million and 1.2 million, respectively, and primarily consisted of lease termination payments and employee termination benefits.

Depreciation and Amortization Expense

Depreciation and amortization expense was $3.1 million and $3.8 million for the years ended December 31, 2016 and 2015, respectively.

Interest Expense

Interest expense was $0.4 million for 2016 and was $0.7 million for each of the years ended December 31, 2015.

Provision for (Benefit from) Income Taxes

The provision for income taxes for the year ended December 31, 2016 was $0.7 million, on $8.2 million of pre-tax loss, as compared to a provision for income taxes of $0.6 million on $2.3 million of pre-tax income for 2015. The effective tax rate for the year ended December 31, 2016 was negative 9.1%, as compared to 28.7% for 2015. The change in the Company's effective tax rate for the year ended December 31, 2016, as compared to 2015, was primarily attributable to the gains on the sale or exit of businesses in 2015 which were tax-exempt. For the year ended December 31, 2016, the effective tax rate difference from the U.S. Federal statutory rate of 35% was primarily attributable to the inability of the Company to recognize tax benefits on certain losses until positive earnings are achieved in the U.S. and certain other foreign jurisdictions, changes in assessment of recoverability of future tax benefits in certain foreign jurisdictions, variations from the U.S. Federal statutory rate in foreign jurisdictions, and non-deductible expenses.

Income (Loss) from Discontinued Operations

Income from discontinued operations was $0.1 million for the year ended December 31, 2016, as compared to $0.7 million in 2015.

Net Income (Loss)

Net loss was $8.8 million for the year ended December 31, 2016, as compared to net income of $2.3 million for 2015, a decrease in net income of $11.1 million. Basic and diluted loss per share were $0.26 for the year ended December 31, 2016, as compared to basic and diluted income per share of $0.07 in 2015.

H-35

Liquidity and Capital Resources

As of December 31, 2016, cash and cash equivalents totaled $21.3 million, as compared to $37.7 million as of December 31, 2015. The following table summarizes the cash flow activities for the years ended December 31, 2016 and 2015:

	For The Year Ended December 31,
$ in millions	2016	2015
Net cash provided by (used in) operating activities	$(9.4)	$(17.4)
Net cash provided by (used in) investing activities	(2.7)	21.6
Net cash provided by (used in) financing activities	(2.9)	0.6
Effect of exchange rates on cash and cash equivalents	(1.3)	(1.3)
Net increase (decrease) in cash and cash equivalents	$(16.3)	$3.7

Cash Flows from Operating Activities

For the year ended December 31, 2016, net cash used in operating activities was $9.4 million, as compared to net cash used in operating activities of $17.4 million in 2015, a decrease in net cash used in operating activities of $8.0 million. The change in net cash used in operating activities is principally due to a reduction in operating expenses, fluctuations in foreign currency, lower business restructuring outflows and the timing of cash receipts and payments to vendors and employees. For the year ended December 31, 2016, net cash used in operating activities included $4.0 million for business reorganization activities and $3.8 million for legal settlement costs associated with an arbitration claim (see note 14 to the Consolidated Financial Statements, attached to the proxy statement as Annex D). Net cash used in operating activities from discontinued operations was $1.0 million for the year ended December 31, 2016, as compared to cash used in operating activities from discontinued operation of $0.1 million in 2015.

Cash Flows from Investing Activities

For the year ended December 31, 2016, net cash used in investing activities was $2.7 million, as compared to net cash provided by investing activities of $21.6 million in 2015, a decrease in net cash provided by investing activities of $24.3 million. The decrease in net cash provided by investing activities was principally related to the net proceeds from sale of the US IT and Netherlands businesses in 2015 of $24.7 million.

Cash Flows from Financing Activities

For the year ended December 31, 2016, net cash used in financing activities was $2.9 million, as compared to net cash provided by financing activities of $0.6 million in 2015, an increase in net cash used in financing activities of $3.5 million. The increase in net cash used in financing activities was primarily attributable to current year cash dividends and repurchase of common stock, partially offset by an increase in net borrowings in the year ended December 31, 2016 as compared to 2015.

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Credit Agreements

Receivables Finance Agreement with Lloyds Bank Commercial Finance Limited and Lloyds Bank PLC

On August 1, 2014, the Company’s U.K. subsidiary (“U.K. Borrower”) entered into a receivables finance agreement for an asset-based lending funding facility (the “Lloyds Agreement”) with Lloyds Bank PLC and Lloyds Bank Commercial Finance Limited (together, “Lloyds”). Until September 15, 2016, the Lloyds Agreement provided the U.K. Borrower with the ability to borrow up to $18.5 million (£15.0 million), at which time the U.K. Borrower entered into an amendment to the Lloyds Agreement that reduced the borrowing limit to $14.8 million (£12.0 million). Extensions of credit are based on a percentage of the eligible accounts receivable less required reserves from the Company's U.K. operations. The initial term was two years with renewal periods every three months thereafter. Borrowings under this facility are secured by substantially all of the assets of the U.K. Borrower.

The credit facility under the Lloyds Agreement contains two tranches. The first tranche is a revolving facility based on the billed contracting and permanent recruitment activities in the U.K. operation ("Lloyds Tranche A"). The borrowing limit of Lloyds Tranche A is $14.2 million (£11.5 million) based on 83% of eligible billed contracting and permanent recruitment receivables. The second tranche is a revolving facility that is based on the unbilled work-in-progress (as defined under the receivables finance agreement) activities in the Company's U.K. operations ("Lloyds Tranche B"). The borrowing limit of Lloyds Tranche B is $0.6 million (£0.5 million) based on 25% of eligible work-in-progress from permanent recruitment activity. For both tranches, borrowings may be made with an interest rate based on a base rate as determined by Lloyds Bank PLC, based on the Bank of England base rate, plus 1.75%.

The Lloyds Agreement contains various restrictions and covenants including (1) that true credit note dilution may not exceed 5%, measured at audit on a regular basis; (2) debt turn may not exceed 55 days over a three month rolling period; (3) dividends by the U.K. Borrower to the Company are restricted to the value of post tax profits; and (4) at the end of each month, there must be a minimum excess availability of $2.5 million (£2.0 million).

The details of the Lloyds Agreement as of December 31, 2016 were as follows:

$ in millions	December 31, 2016
Borrowing capacity	$7.4
Less: outstanding borrowing	—
Additional borrowing availability	$7.4
Interest rates on outstanding borrowing	2.00%

The Company was in compliance with all financial covenants under the Lloyds Agreement as of December 31, 2016.

Facility Agreement with National Australia Bank Limited

On October 30, 2015, Hudson Global Resources (Aust) Pty Limited (“Hudson Australia”) and Hudson Global Resources (NZ) Limited (“Hudson New Zealand”), both subsidiaries of Hudson Global, Inc., entered into a Finance Agreement, dated as of October 27, 2015 (the “Finance Agreement”), with National Australia Bank Limited (“NAB”), a NAB Corporate Receivables Facility Agreement, dated as of October 27, 2015 (the “Australian Receivables Agreement”), with NAB and a BNZ Corporate Receivables Facility Agreement, dated as of October 27, 2015 (the “New Zealand Receivables Agreement”), with Bank of New Zealand (“BNZ”).

The Finance Agreement provides a bank guarantee facility of up to $2.2 million (AUD3.0 million) for Hudson Australia and Hudson New Zealand. The Finance Agreement matures and becomes due and payable on October 27, 2018. A fee equal to 1.5% per annum will be charged on each bank guarantee issued under the Finance Agreement. The Finance Agreement bears a fee, payable semiannually in arrears, equal to 0.3% per annum of NAB’s commitment under the Finance Agreement.

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The Australian Receivables Agreement provides a receivables facility of up to $18.0 million (AUD25.0 million) for Hudson Australia, which is based on an agreed percentage of eligible accounts receivable, and of which up to $2.9 million (AUD4.0 million) may be used to support the working capital requirements of operations in China, Hong Kong and Singapore. The Australian Receivables Agreement does not have a stated maturity date and can be terminated by Hudson Australia or NAB upon 90 days written notice. Borrowings under the Australian Receivables Agreement may be made with an interest rate based on a market rate plus a margin of 1.5% per annum. The Australian Receivable Agreement bears a fee, payable monthly in advance, equal to $5 thousand (AUD6 thousand) per month.

The New Zealand Receivables Agreement provides a receivables facility of up to $3.5 million (NZD5.0 million) for Hudson New Zealand, which is based on an agreed percentage of eligible accounts receivable. The New Zealand Receivables Agreement does not have a stated maturity date and can be terminated by Hudson New Zealand or BNZ upon 90 days written notice. Borrowings under the New Zealand Receivables Agreement may be made with an interest rate based on a market rate. The New Zealand Receivables Agreement bears a fee, payable monthly in advance, equal to $1 thousand (NZD1 thousand) per month.

The details of the NAB Finance and Facilities Agreements as of December 31, 2016 were as follows:

$ in millions	December 31, 2016
Finance Agreement:
Borrowing capacity	$2.2
Less: outstanding borrowing	(1.9)
Additional borrowing availability	$0.3
Interest rates on outstanding borrowing	1.50%

Australian Receivables Agreement:
Borrowing capacity	$15.6
Less: outstanding borrowing	(7.8)
Additional borrowing availability	$7.9
Interest rates on outstanding borrowing	3.17%

New Zealand Receivables Agreement:
Borrowing capacity	$2.2
Less: outstanding borrowing	—
Additional borrowing availability	$2.2
Interest rates on outstanding borrowing	4.00%

Amounts owing under the Finance Agreement, the Australian Receivables Agreement and the New Zealand Receivables Agreement are secured by substantially all of the assets of Hudson Australia and Hudson New Zealand. Each of the Finance Agreement, the Australian Receivables Agreement and the New Zealand Receivables Agreement contains various restrictions and covenants applicable to the Obligors, including: a requirement that the Obligors maintain (1) a minimum Fixed Charge Coverage Ratio (as defined in the NAB Facility Agreement) of 1.50x as of the last day of each calendar quarter; and (2) a minimum Receivables Ratio (as defined by the NAB Facility Agreement) of 1.20x.

The Company was in compliance with all financial covenants under the NAB Facility Agreement as of December 31, 2016.

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Other Credit Agreements

The Company also has lending arrangements with local banks through its subsidiaries in Belgium and Singapore. As of December 31, 2016, the Belgium subsidiary had a $1.1 million (€1 million) overdraft facility. Borrowings under the Belgium lending arrangement may be made with an interest rate based on the one month EURIBOR plus a margin, and was 2.75% as of December 31, 2016. The lending arrangement in Belgium has no expiration date and can be terminated with a 15 day notice period. In Singapore, the Company’s subsidiary can borrow up to $0.1 million (SGD0.2 million) for working capital purposes. Interest on borrowings under this overdraft facility is based on the Singapore Prime Rate plus 1.75%, which was 6.00% on December 31, 2016. The Singapore overdraft facility expires annually each August but can be renewed for one year periods at that time. There were no outstanding borrowings under Belgium and Singapore lending agreements as of December 31, 2016.

Excluding the NAB Finance Agreement, the average monthly outstanding borrowings and weighted average interest rate for all the credit agreements above was $7.4 million and 3.37%, respectively, for the year ended December 31, 2016.

The Company continues to use the aforementioned credit to support its ongoing global working capital requirements, capital expenditures and for other corporate purposes and to support letters of credit. Letters of credit and bank guarantees are used primarily to support office leases.

Liquidity Outlook

As of December 31, 2016, the Company had cash and cash equivalents on hand of $21.3 million supplemented by additional borrowing availability of $18.6 million under the Lloyds Agreement, the NAB Facility Agreement and other lending arrangements in Belgium and Singapore. The Company believes that it has sufficient liquidity to satisfy its needs through at least the next 12 months, based on the Company's total liquidity as of December 31, 2016. The Company's near-term cash requirements during 2017 are primarily related to funding operations, restructuring actions, investing in capital expenditures and repurchasing common stock. For 2017, the Company expects to make capital expenditures of approximately $2.5 million to $3.5 million and payments in connection with current restructuring actions of approximately $1.5 million to $2.0 million. The Company is closely managing its capital spending and will perform capital additions where economically prudent, while continuing to invest strategically for future growth.

As of December 31, 2016, $5.2 million of the Company's cash and cash equivalents noted above was held in the U.S. and the remainder was held internationally, primarily in the U.K. ($5.0 million), Belgium ($3.0 million), Mainland China ($2.0 million), Spain ($1.8 million), France ($1.3 million), Hong Kong ($0.7 million), and Australia ($0.6 million). The majority of the Company's offshore cash is available to it as a source of funds, net of any tax obligations or assessments. Unrepatriated cumulative earnings of certain foreign subsidiaries are considered to be invested indefinitely outside of the United States, except where the Company is able to repatriate these earnings to the United States without a material incremental tax provision. In managing its day-to-day liquidity and its capital structure, the Company does not rely on the unrepatriated earnings as a source of funds.  The Company has not provided for U.S. Federal income or foreign withholding taxes on these undistributed foreign earnings because a distribution of these foreign earnings with material incremental tax provision is unlikely to occur in the foreseeable future. It is not practicable to determine the amount of tax associated with such undistributed earnings.

The Company believes that future external market conditions remain uncertain, particularly access to credit, rates of near-term projected economic growth and levels of unemployment in the markets in which the Company operates. Due to these uncertain external market conditions, the Company cannot provide assurance that its actual cash requirements will not be greater in the future than those currently expected, especially if market conditions deteriorate substantially. If sources of liquidity are not available or if the Company cannot generate sufficient cash flow from operations, the Company could be required to obtain additional sources of funds through additional operating improvements, capital market transactions, asset sales or financing from third parties, or a combination of those sources. The Company cannot provide assurance that these additional sources of funds will be available or, if available, would have reasonable terms.

Off-Balance Sheet Arrangements

As of December 31, 2016, other than operating leases described below, the Company had no off-balance sheet arrangements.

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Contractual Obligations

The Company has entered into various commitments that will affect its cash generation capabilities going forward. Specifically, it has entered into a number of non-cancelable operating leases for facilities and equipment worldwide. Future contractual obligations as of December 31, 2016 were as follows (commitments based in currencies other than U.S. dollars were translated using exchange rates as of December 31, 2016):

Contractual Obligation	Less than	1 to 3	3 to 5	More than
$ in thousands	1 year	years	years	5 years	Total
Operating lease obligations (a)	$15,355	$21,939	$7,121	$1,027	$45,442
Capital lease obligations	98	147	—	—	245
Other purchase obligations	900	1,125	—	—	2,025
Other long term liabilities (b)	—	—	—	—	—
Other (c)	266	—	—	—	266
Total	$16,619	$23,211	$7,121	$1,027	$47,978

a.	Future minimum lease commitments have not been offset by expected future minimum sublease rental income of $5.9 million, due in the future through 2020 under subleases with third parties. Commitments and sublease rentals based in currencies other than U.S. dollars were translated using exchange rates as of December 31, 2016.

b.	The Company's non-current liabilities of $8.4 million in the Consolidated Balance Sheet as of December 31, 2016 are primarily comprised of income taxes, unrecognized tax benefits, deferred rent, and other various accruals. As the timing and/or amounts of any cash payment is uncertain, the related amounts have not been reflected in the table above.

c.	Represents remaining employee severance and related costs expected to be paid pursuant to the 2016 Exit Plan and Previous Plans. See Note 13 to the Consolidated Financial Statements, attached to the proxy statement as Annex D.

Contingencies

From time to time in the ordinary course of business, the Company is subject to compliance audits by U.S. federal, state, local and foreign government regulatory, tax and other authorities relating to a variety of regulations, including wage and hour laws, unemployment taxes, workers’ compensation, immigration, and income, value-added and sales taxes. The Company is also subject to, from time to time in the ordinary course of business, various claims, lawsuits and other complaints from, for example, clients, candidates, suppliers, landlords for both leased and subleased properties, former and current employees, and regulators or tax authorities. Periodic events and management actions such as business reorganization initiatives can change the number and type of audits, claims, lawsuits, contract disputes or complaints asserted against the Company. Events can also change the likelihood of assertion and the behavior of third parties to reach resolution regarding such matters.

The economic conditions in the recent past have given rise to many news reports and bulletins from clients, tax authorities and other parties about changes in their procedures for audits, payment, plans to challenge existing contracts and other such matters aimed at being more aggressive in the resolution of such matters in their own favor. The Company believes that it has appropriate procedures in place for identifying and communicating any matters of this type, whether asserted or likely to be asserted, and it evaluates its liabilities in light of the prevailing circumstances. Changes in the behavior of third parties could cause the Company to change its view of the likelihood of a claim and what might constitute a trend. Employment laws vary in the markets in which we operate, and in some cases, employees and former employees have extended periods during which they may bring claims against the Company.

For matters that have reached the threshold of probable and estimable, the Company has established reserves for legal, regulatory and other contingent liabilities. The Company’s reserves were $0.1 million and $0.1 million as of December 31, 2016 and 2015, respectively. Although the outcome of these matters cannot be determined, the Company believes that none of the currently pending matters, individually or in the aggregate, will have a material adverse effect on the Company’s financial condition, results of operations or liquidity.

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Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our Consolidated Financial Statements, attached to the proxy statement as Annex D which have been prepared in accordance with GAAP. The preparation of financial statements in accordance with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. GAAP provides the framework from which to make these estimates, assumptions and disclosures. We choose accounting policies within GAAP that our management believes are appropriate to accurately and fairly report our operating results and financial position in a consistent manner. Our management regularly assesses these policies in light of current and forecasted economic conditions. Our accounting policies are stated in Note 2 to our Consolidated Financial Statements, attached to the proxy statement as Annex D. We believe the following accounting policies are critical to understanding our results of operations and affect the more significant judgments and estimates used in the preparation of our Consolidated Financial Statements that are inherently uncertain.

Revenue Recognition

The Company recognizes revenue for temporary services at the time services are provided and revenue is recorded on a time and materials basis. Contracting revenue is reported on a gross basis when the Company acts as the principal in the transaction and is at risk for collection in accordance with ASC 605-45, “Overall Considerations of Reporting Revenue Gross as a Principal versus Net as an Agent." The Company’s revenues are derived from its gross billings, which are based on (i) the payroll cost of its worksite employees; and (ii) a markup computed as a percentage of the payroll cost.

The Company recognizes revenue for permanent placements based on the nature of the fee arrangement. Revenue generated when the Company permanently places an individual with a client on a contingent basis is recorded at the time of acceptance of employment, net of an allowance for estimated fee reversals. Revenue generated when the Company permanently places an individual with a client on a retained basis is recorded ratably over the period services are rendered, net of an allowance for estimated fee reversals.

ASC 605-45-50-3 and ASC 605-45-50-4, “Taxes Collected from Customers and Remitted to Governmental Authorities,” provide that the presentation of taxes on either a gross basis (included in revenue and expense) or net basis (excluded from revenue) is an accounting policy decision. The Company collects various taxes assessed by governmental authorities and records these amounts on a net basis.

Accounts Receivable

The Company's accounts receivable balances are composed of trade and unbilled receivables. The Company maintains an allowance for doubtful accounts and makes ongoing estimates as to the collectability of the various receivables. If the Company determines that the allowance for doubtful accounts is not adequate to cover estimated losses, an expense to provide for doubtful accounts is recorded in selling, general and administrative expenses. If an account is determined to be uncollectible, it is written off against the allowance for doubtful accounts. Management's assessment and judgment are vital requirements in assessing the ultimate realization of these receivables, including the current credit-worthiness, financial stability and effect of market conditions on each customer.

Income Taxes

We account for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes.” This standard establishes financial accounting and reporting standards for the effects of income taxes that result from an enterprise's activities. It requires an asset and liability approach for financial accounting and reporting of income taxes.

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The calculation of net deferred tax assets assumes sufficient future earnings for the realization of such assets as well as the continued application of currently anticipated tax rates. Included in net deferred tax assets is a valuation allowance for deferred tax assets where management believes it is more likely than not that the deferred tax assets will not be realized in the relevant jurisdiction. If we determine that a deferred tax asset will not be realizable, an adjustment to the deferred tax asset will result in a reduction of earnings at that time. Our assessment includes an analysis of whether deferred tax assets will be realized in the ordinary course of operations based on the available positive and negative evidence, including the scheduling of deferred tax liabilities and forecasted income from operations. The underlying assumptions we use in forecasting future taxable income require significant judgment. In the event that actual income from operations differs from forecasted amounts, or if we change our estimates of forecasted income from operations, we could record additional charges or reduce allowances in order to adjust the carrying value of deferred tax assets to their realizable amount. Such adjustments could be material to our consolidated financial statements. See Note 7 to the Consolidated Financial Statements, attached to the proxy statement as Annex D for further information regarding deferred tax assets and valuation allowance.

ASC 740-10-55-3, “Recognition and Measurement of Tax Positions - a Two Step Process,” provides implementation guidance related to the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a two-step evaluation process for a tax position taken or expected to be taken in a tax return. The first step is recognition and the second is measurement. ASC 740 also provides guidance on derecognition, measurement, classification, disclosures, transition and accounting for interim periods. In addition, ASC 740-10-25-9 provides guidance on how to determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. As of December 31, 2016, the gross liability for income taxes associated with uncertain tax positions was $2.2 million.

The Company's unrecognized tax benefits, if recognized in the future, would affect the annual effective income tax rate. See Note 7 to the Consolidated Financial Statements, attached to the proxy statement as Annex D for further information regarding unrecognized tax benefits. We elected to continue our historical practice of classifying applicable interest and penalties as a component of the provision for income taxes.

We provide tax reserves for Federal, state, local and international exposures relating to periods subject to audit. The development of reserves for these exposures requires judgments about tax issues, potential outcomes and timing, and is a subjective critical estimate. We assess our tax positions and record tax benefits for all years subject to examination based upon management's evaluation of the facts, circumstances and information available at the reporting dates. For those tax positions where it is more likely than not that a tax benefit will be sustained, we have recorded the largest amount of tax benefit with greater than 50% likelihood of being realized upon settlement with a tax authority that has full knowledge of all relevant information. For those tax positions where it is not more likely than not that a tax benefit will be sustained, no tax benefit has been recognized in the Consolidated Financial Statements. Where applicable, associated interest and penalties have also been recognized. Although the outcome relating to these exposures are uncertain, we believe that our reserves reflect the probable outcome of known tax contingencies. In certain circumstances, the ultimate outcome of exposures and risks involves significant uncertainties which render them inestimable. If actual outcomes differ materially from these estimates, including those that cannot be quantified, they could have a material impact on our results of operations.

Unrepatriated cumulative earnings of certain foreign subsidiaries are considered to be invested indefinitely outside of the United States, except where the Company is able to repatriate these earnings to the United States without a material incremental tax provision. The Company has not provided for Federal income or foreign withholding taxes on these undistributed foreign earnings because a distribution of these foreign earnings with a material incremental tax provision is unlikely to occur in the foreseeable future. It is not practicable to determine the amount of tax associated with such undistributed earnings.

Long-lived Assets

The Company periodically evaluates whether events or changes in circumstances have occurred that indicate long-lived assets may not be recoverable. When such circumstances are present, the Company assesses whether the carrying value will be recovered though the expected undiscounted future cash flows resulting from the use and eventual disposition of the long-lived asset. In the event the sum of the expected undiscounted future cash flows is less than the carrying value of the long-lived asset, an impairment loss equal to the excess of the long-lived asset's carrying value over its fair value is recorded in ASC 360-1-35.

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Goodwill

ASC 350-20-35, “Intangibles-Goodwill and Other, Goodwill Subsequent Measurement,” requires that goodwill not be amortized but be tested for impairment on an annual basis, or more frequently if circumstances warrant. The Company tests goodwill for impairment annually as of October 1, or more frequently if circumstances indicate that its carrying value might exceed its current fair value. Per the provisions of ASC 350, the Company may elect to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. In the qualitative assessment, the Company considers events and circumstances such as macroeconomic conditions, industry and market considerations, cost factors, overall financial performance and the trend of cash flows, other relevant company-specific events and the “cushion” between a reporting unit's fair value and carrying amount in a recent fair value calculation. If it is concluded that it is more likely than not that the fair value of a reporting unit is less than its carrying value, it is necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required.

The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of a reporting unit with its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, then goodwill of the reporting unit is not considered impaired and the second step of the impairment test is unnecessary. In contrast, if the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test shall be performed to measure the amount of impairment loss, if any.

Step two of the impairment test, if necessary, consists of determining the implied fair value of each reporting unit’s goodwill. In calculating the implied fair value of goodwill, the fair values of the reporting units are allocated to all of the other assets and liabilities of the reporting units based on their fair values. The excess of the fair value of each reporting unit over the amounts assigned to its other assets and liabilities is equal to the implied fair value of its goodwill. The goodwill impairment is measured as the excess of the carrying amount of goodwill over its implied fair value.

To estimate the fair value of a reporting unit, the Company utilizes the income approach, a valuation technique which indicates the fair value of the invested capital of a reporting unit based on the value of the cash flows that it is expected to generate in the future. The discounted cash flow method, an application of the income approach, estimates the future cash flows of the reporting unit and discounts these cash flows to their present value equivalents at a rate of return that considers the relative risk of achieving the cash flows and the time value of money. These cash flows indicate the fair value of the invested capital of the reporting unit on a marketable, controlling basis.

Determining the fair value of a reporting unit is judgmental in nature and involves the use of significant estimates and assumptions. These estimates and assumptions include revenue growth rates, operating margins, corporate overhead allocations, cash flow adjustments related to capital expenditures, and working capital investments and risk-adjusted discount rates used to calculate the present value of the projected future cash flows. We base our fair value estimates on assumptions we believe to be reasonable.

Stock-Based Compensation

The Company applies the fair value recognition provisions of ASC 718, "Compensation - Stock Compensation." The Company determines the fair value as of the grant date. Determining the appropriate fair value model and calculating the fair value of stock compensation awards requires the input of certain complex and subjective assumptions, including the expected life of the stock compensation award and the Company’s Common Stock price volatility. In addition, determining the appropriate amount of associated periodic expense requires management to estimate the rate of employee forfeitures and the likelihood of achievement of certain performance targets. The assumptions used in calculating the fair value of stock compensation awards and the associated periodic expense represent management’s best estimates, but these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change and the Company deems it necessary in the future to modify the assumptions it made or to use different assumptions, or if the quantity and nature of the Company’s stock-based compensation awards changes, then the amount of expense may need to be adjusted and future stock compensation expense could be different from what has been recorded in the current period.

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For awards with graded vesting conditions, the values of the awards are determined by valuing each tranche separately and expensing each tranche over the required service period. The service period is the period over which the related service is performed, which is generally the same as the vesting period. Prior to the adoption of Accounting Standards Update ("ASU") No. 2016-09 ("ASU 2016-09"), Compensation - Stock Compensation (Topic 718) on October 1, 2016, the Company recorded stock-based compensation expense net of estimated forfeitures. The Company estimated its forfeiture rate based on historical data such as stock option exercise activities and employee termination patterns. After adoption of ASU 2016-09, the Company accounts for forfeitures as they occur. There were no stock options granted during the year ended December 31, 2016.

Recent Accounting Pronouncements

See note 2 to our Consolidated Financial Statements, attached to the proxy statement as Annex D regarding the impact or potential impact of recent accounting pronouncements upon our financial position and results of operations.

Forward-Looking Statements

This MD&A contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this MD&A, including statements regarding the Company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, (1) global economic fluctuations, (2) the Company's ability to successfully execute its strategic initiatives, (3) risks related to fluctuations in the Company’s operating results from quarter to quarter, (4) the ability of clients to terminate their relationship with the Company at any time, (5) competition in the Company’s markets, (6) the negative cash flows and operating losses that the Company has experienced in recent periods and may experience from time to time in the future, (7) restrictions on the Company’s operating flexibility due to the terms of its credit facilities, (8) risks related to international operations, including foreign currency fluctuations, (9) the Company’s dependence on key management personnel, (10) the Company’s ability to attract and retain highly-skilled professionals, (11) the Company’s ability to collect its accounts receivable, (12) the Company’s ability to achieve anticipated cost savings through the Company’s cost reduction initiatives, (13) the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology, (14) risks related to providing uninterrupted service to clients, (15) the Company’s exposure to employment-related claims from clients, employers and regulatory authorities and limits on related insurance coverage, (16) the Company’s ability to utilize net operating loss carry-forwards, (17) volatility of the Company’s stock price, and (18) the impact of government regulations. These forward-looking statements speak only as of the date of this MD&A. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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ANNEX I

BUSINESS, PROPERTIES AND LEGAL PROCEEDINGS

The information in this Annex I includes historical information taken from Part I, Item 1 Business, Part I, Item 2 Properties and Part I Item 3 Legal Proceedings included in Hudson’s Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 3, 2017, which in each case has not been updated since the dates of such filing.

BUSINESS

Hudson Global, Inc. (the “Company” or “Hudson”, “we”, “us” and “our”) provides specialized professional-level recruitment and related talent solutions worldwide. Core service offerings include Permanent Recruitment, Contracting, Recruitment Process Outsourcing (“RPO”) and Talent Management Solutions. Hudson has approximately 1,600 employees and operates in 13 countries with three reportable geographic business segments: Hudson Americas, Hudson Asia Pacific, and Hudson Europe.

For the year ended December 31, 2016, the amounts and percentages of the Company’s total gross margin from the three reportable segments were as follows:

	Gross Margin
$ in thousands	Amount	Percentage
Hudson Americas	$13,609	7.8%
Hudson Asia Pacific	84,126	48.2%
Hudson Europe	76,682	44.0%
Total	$174,417	100.0%

The Company's core service offerings include:

Permanent Recruitment: Offered on both a retained and contingent basis, Hudson's Permanent Recruitment services leverage the Company's consultants, supported by the Company's specialists in the delivery of its proprietary methods to identify, select and engage the best-fit talent for critical client roles.

Contracting: In Contracting, Hudson provides a range of project management, interim management and professional contract staffing services. These services draw upon a combination of specialized recruiting and project management competencies to deliver a wide range of solutions. Hudson-employed professionals - either individually or as a team - are placed with client organizations for a defined period of time based on specific business needs.

RPO: Hudson RPO delivers both permanent recruitment and contracting outsourced recruitment solutions tailored to the individual needs of primarily mid-to-large-cap multinational companies. Hudson RPO's delivery teams utilize state-of-the-art recruitment process methodologies and project management expertise in their flexible, turnkey solutions to meet clients' ongoing business needs. Hudson RPO services include complete recruitment outsourcing, project-based outsourcing, contingent workforce solutions and recruitment consulting.

Talent Management Solutions: Featuring embedded proprietary talent assessment and selection methodologies, Hudson's Talent Management Solutions capability encompasses services such as talent assessment (utilizing a variety of competency, attitude and experiential testing), interview training, executive coaching, employee development and outplacement.

On June 15, 2015, the Company completed the sale of substantially all of the assets (excluding working capital) of its Hudson Information Technology (US) business (the "US IT business") to Mastech, Inc. As a result, the Company no longer has an Americas' Information Technology contracting practice. The Company also completed the sale of its Netherlands business to InterBalanceGroup BV effective April 30, 2015.

I-1

CLIENTS

The Company's clients include small to large-sized corporations and government agencies. For the year ended December 31, 2016, within revenue from continuing operations, there were approximately 50 Hudson Americas clients (as compared to approximately 130 in 2015), 2,800 Hudson Asia Pacific clients (as compared to 2,600 in 2015) and 3,200 Hudson Europe clients (as compared to 3,500 in 2015).

In 2015, the Company sold and exited a number of businesses in the Americas and Europe. The divested businesses in the Americas and Europe, consisted of approximately 90 and 240 clients, respectively, included in continuing operations and in the 2015 client numbers above.

For the year ended December 31, 2016, no single client accounted for more than 10% of the Company's total revenue. As of December 31, 2016, no single client accounted for more than 10% of the Company's total outstanding accounts receivable.

EMPLOYEES

The Company employs approximately 1,600 people worldwide. In most jurisdictions, the Company's employees are not represented by a labor union or covered by a collective bargaining agreement. The Company regards its relationships with its employees as satisfactory.

SALES AND MARKETING

The majority of Hudson's employees include approximately 1,200 client-facing consultants who sell its portfolio of services to its existing client base of approximately 6,100 companies and to prospective client organizations. The Company's consultant population has deep expertise in specific functional areas and industry sectors, and provides broad-based recruitment and solution services based on the needs of the client on a regional and global basis.

COMPETITION

The markets for the Company's services and products are highly competitive. There are few barriers to entry, so new entrants occur frequently, resulting in considerable market fragmentation. Companies in this industry compete on a number of parameters, including degree and quality of candidate and position knowledge, industry expertise, service quality, and efficiency in completing assignments. Typically, companies with greater strength in these parameters garner higher margins.

SEGMENT AND GEOGRAPHIC DATA

Financial information concerning the Company's reportable segments and geographic areas of operation is included in Note 19 of the Notes to Consolidated Financial Statements attached to the proxy statement as Annex D.

AVAILABLE INFORMATION

We maintain a website with the address www.hudson.com. We are not including the information contained on our website as part of, or incorporating it by reference into, this report. Through our website, we make available free of charge (other than an investor's own Internet access charges) our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to these reports in a timely manner after we provide them to the Securities and Exchange Commission.

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PROPERTIES

All of the Company's operating offices are located in leased premises. Our principal executive office is located at 1325 Avenue of the Americas, New York, New York, 10019, where we occupy space under a lease expiring in December 2017 with approximately 7,000 aggregate square feet.

Hudson Americas shares our principal executive office and maintains no other leased locations. Hudson Asia Pacific maintains 16 leased locations with approximately 130,000 aggregate square feet. Hudson Europe maintains 17 leased locations with approximately 142,000 aggregate square feet. All leased space is considered to be adequate for the operation of its business, and no difficulties are foreseen in meeting any future space requirements.

LEGAL PROCEEDINGS

The Company is involved in various legal proceedings that are incidental to the conduct of its business. The Company is not involved in any pending or threatened legal proceedings that it believes could reasonably be expected to have a material adverse effect on its financial condition or results of operations.

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Hudson Global, Inc.

IMPORTANT SPECIAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on March 19, 2018.

Vote by Internet

- Go to **www.envisionreports.com/HSON**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR BY TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3.

The Company's Board of Directors recommends a vote "FOR" Proposal 1, "FOR" Proposal 2, and "FOR" Proposal 3.

B Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give your full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR BY TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Hudson Global, Inc.

Notice of 2018 Special Meeting of Stockholders

The undersigned hereby appoints Stephen A. Nolan, Patrick Lyons and Philip A. Skalski, and each of them, with full power to act without the other, and each with the power of substitution, as proxies and attorneys-in-fact to vote, as provided on the reverse side of this proxy, all of the shares of Hudson Global, Inc. Common Stock that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of Hudson Global, Inc. to be held on March 20, 2018 at 8:00 A.M. local time or at any adjournment or postponement thereof, with all powers that the undersigned would possess if present at the Special Meeting.

(Items to be voted appear on reverse side of this proxy.)

C Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.